                            UNITED STATES OF AMERICA
                                   BEFORE THE
                      FEDERAL ENERGY REGULATORY COMMISSION


NEW ENGLAND POWER COMPANY                             )
MASSACHUSETTS ELECTRIC COMPANY                        )
THE NARRAGANSETT ELECTRIC COMPANY                     )
NEW ENGLAND ELECTRIC TRANSMISSION                     )
  CORPORATION                                         )   Docket No. EC99-70-000
NEW ENGLAND HYDRO-TRANSMISSION                        )
  CORPORATION                                         )
NEW ENGLAND HYDRO-TRANSMISSION                        )
  ELECTRIC COMPANY, INC.                              )
ALLENERGY MARKETING COMPANY, L.L.C.                   )
MONTAUP ELECTRIC COMPANY                              )
BLACKSTONE VALLEY ELECTRIC COMPANY                    )
EASTERN EDISON COMPANY                                )
NEWPORT ELECTRIC CORPORATION                          )
RESEARCH DRIVE LLC                                    )

                              JOINT APPLICATION OF
                        NEW ENGLAND POWER COMPANY, et al.
                      AND MONTAUP ELECTRIC COMPANY, et al.
                FOR APPROVAL OF MERGER AND RELATED AUTHORIZATIONS

                   APPLICATION, ATTACHMENTS AND VERIFICATIONS

Edward Berlin, Esq.                       David A. Fazzone, Esq. of
Kenneth G. Jaffe, Esq.                    David A. Fazzone, P.C., and
Scott P. Klurfeld, Esq.                   McDermott, Will & Emery
Swidler Berlin Shereff Friedman, LLP      28 State Street
3000 K Street, N.W., Suite 300            Boston, Massachusetts 02109-1775
Washington, D.C.  20007-5116              (617) 535-4000
(202) 424-7500                            Attorneys for Montaup Electric Company
                                          and Affiliated Applicants

Thomas G. Robinson, Esq.
New England Power Company
25 Research Drive
Westborough, MA 01582
(508) 389-2877
Attorneys for New England Power
  Company and Affiliated Applicants

May, 1999
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                                TABLE OF CONTENTS

                                                                            PAGE

I.        INTRODUCTION.....................................................    1

II.       EXECUTIVE SUMMARY................................................    4

               A.   The Merger will not adversely affect
                    competition............................................    5

               B.   The Merger will not subject customers to
                    increased rates........................................    6

               C.   The Merger will not impair the effectiveness
                    of federal or state regulation.........................    7

III.      DESCRIPTION OF THE PARTIES TO THE MERGER.........................    8

               A.   The NEES System of Companies...........................    8

                         1.   NEES.........................................    8
                         2.   NEP..........................................    8
                         3.   Affiliates of NEP............................    9

               B.   The EUA System of Companies............................   12

                         1.   EUA..........................................   12
                         2.   Affiliates of EUA............................   12

IV.       DESCRIPTION OF THE MERGER........................................   16

               A.   Goals and Benefits of the Merger.......................   16

               B.   Procedural Status of the Merger........................   17

V.        THE MERGER IS CONSISTENT WITH THE PUBLIC INTEREST................   19

               A.   The Merger Will Have No Adverse Effect on
                    Competition............................................   19

                         1.   The Merger Will Not Increase Market
                              Power with Respect to Generation.............   20
                         2.   The Merger Will Not Have an Adverse
                              Effect on the Transmission Market in
                              New England..................................   21
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                           TABLE OF CONTENTS (Cont'd)

                                                                            PAGE

                         3.   The Merger Does Not Raise Vertical
                              Market Power Issues..........................   22
                         4.   Conclusion Regarding Effect of the
                              Merger on Competition........................   23

               B.   The Merger Will Have No Adverse Effect on Rates........   24

                         1.   Applicants Have Proposed a Rate Plan
                              That Will Hold Transmission Ratepayers
                              Harmless.....................................   24
                         2.   No Recovery of Transaction Costs and
                              Acquisition Premium Will Be Awarded
                              Without Proof of Countervailing
                              Benefits.....................................   27
                         3.   Conclusion Regarding Effect on Rates.........   28

               C.   The Merger Will Have No Adverse Effect on Regulation...   28

                         1.   Federal Regulation...........................   29
                         2.   State Regulation.............................   30

VI.       ACCOUNTING TREATMENT.............................................   30

VII.      INFORMATION REQUIRED OF APPLICANTS BY SECTION 33.2 OF
          THE COMMISSION'S REGULATIONS.....................................   32

               A.   The exact name and address of the
                    principal business office..............................   32

               B.   Name and address of the person authorized to
                    receive notices and communications with
                    respect to application.................................   33

               C.   Designation of the territories served by
                    counties and states....................................   33

               D.   A general statement briefly describing the
                    facilities owned or operated for transmission
                    of electric energy in interstate commerce or
                    the sale of electric energy at wholesale in
                    interstate commerce....................................   35

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                    TABLE OF CONTENTS (Cont'd)

                                                                            PAGE

               E.   Whether the application is for disposition of
                    facilities by sale, lease, or otherwise, a
                    merger or consolidation of facilities, or for
                    purchase or acquisition of securities of a
                    public utility, also a description of the
                    consideration, if any, and the method of
                    arriving at the amount thereof.........................   36

               F.   A statement of facilities to be disposed of,
                    consolidated, or merged, giving a description
                    of their present use and of their proposed
                    use after disposition, consolidation, or
                    merger. State whether the proposed
                    disposition of facilities or plan for
                    consolidation or merger includes all the
                    operating facilities of the parties to the
                    transaction............................................   36

               G.   A statement (in the form prescribed by the
                    Commission's Uniform System of Accounts for
                    Public Utilities and Licensees) of the cost
                    of the facilities involved in the sale,
                    lease, or other disposition or merger or
                    consolidation. If original cost is not known,
                    an estimate of original cost based, insofar
                    as possible, upon records or data of the
                    applicant or its predecessors must be
                    furnished, together with a full explanation
                    of the manner in which such estimate has been
                    made, and a description and statement of the
                    present custody of all existing pertinent
                    data and records.......................................   37

               H.   A statement as to the effect of the proposed
                    transaction upon any contract for the
                    purchase, sale, or interchange of electric
                    energy.................................................   37

               I.   A statement as to whether or not any
                    application with respect to the transaction
                    or any part thereof is required to be filed
                    with any other Federal or State regulatory
                    body...................................................   37

               J.   The facts relied upon by applicants to show
                    that the proposed disposition, merger, or
                    consolidation of facilities or acquisition of
                    securities will be consistent with the public
                    interest...............................................   38

               K.   A brief statement of franchises held, showing
                    date of expiration if not perpetual....................   38

               L.   A form of notice suitable for publication in
                    the Federal Register, which will briefly
                    summarize the facts contained in the
                    application in such way as to acquaint the
                    public with its scope and purpose......................   40

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                    TABLE OF CONTENTS (Cont'd)

                                                                            PAGE

VIII.     EXHIBITS REQUIRED PURSUANT TO SECTION 33.3 OF THE
          COMMISSION'S REGULATIONS.........................................   40

IX.       REQUEST FOR APPROVAL OF NATIONAL GRID-NEES MERGER WITH
          RESPECT TO EUA COMPANIES AND FOR INCORPORATION BY
          REFERENCE OF REQUIRED EXPLANATIONS AND EXHIBITS..................   41

X.        PROCEDURAL MATTERS...............................................   44

XI.       CONCLUSION.......................................................   45

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                     UNITED STATES OF AMERICA
                            BEFORE THE
               FEDERAL ENERGY REGULATORY COMMISSION

                                                      )
NEW ENGLAND POWER COMPANY, et al.                     )
  and                                                 )   Docket No. EC99-70-000
MONTAUP ELECTRIC COMPANY, et al.                      )
                                                      )

                       JOINT APPLICATION OF
                NEW ENGLAND POWER COMPANY, et al.
               and MONTAUP ELECTRIC COMPANY, et al.
        FOR APPROVAL OF MERGER AND RELATED AUTHORIZATIONS


I.        INTRODUCTION

     Pursuant to Section 203 of the Federal Power Act ("FPA"),1/ and Part 33 of the Commission's Regulations,2/ New England Power Company ("NEP") and its affiliates holding jurisdictional assets3/ (collectively, the "NEES Companies"), Montaup Electric Company ("Montaup") and its affiliates holding jurisdictional assets4/ (collectively the "EUA Companies"),5/ and Research Drive LLC submit

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1/   16 U.S.C. section 824b (1994).

2/   18 C.F.R. section 33.1 et seq. (1998).

3/   These include the following: Massachusetts Electric Company ("Massachusetts
Electric"); The Narragansett Electric Company ("Narragansett"); New England Electric Transmission Corporation; New England Hydro-Transmission Corporation; New England Hydro-Transmission Electric Company, Inc.; and AllEnergy Marketing Company, L.L.C. (which holds no physical facilities for the generation or transmission of electricity but does hold a power marketing certificate (see 82 FERC P. 61,179 (1998))).

4/   These include the following: Blackstone Valley Electric Company
("Blackstone Valley"), Eastern Edison Company ("Eastern Edison"), and Newport Electric Corporation ("Newport Electric").

5/   All the applicants together are referred to jointly as "Applicants." While not applicants, the parent companies of NEP and Montaup, New England Electric System and Eastern Utilities Associates, respectively, join this Application for purposes of supporting the approvals sought by the Applicants.
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this Application seeking the Commission's approval and related waivers or authorizations to effectuate the following: (i) the merger of Eastern Utilities Associates ("EUA") with Research Drive LLC, which will make EUA a subsidiary of New England Electric System ("NEES"), with EUA subsequently being consolidated into NEES (referred to as the "HoldCo Merger"); and (ii) the subsequent mergers and consolidations of the complementary operating companies of the two systems, to the extent such mergers involve companies holding jurisdictional assets (referred to as the "OpCo Mergers").

          NEES is the existing holding company for the NEES Companies and EUA is the existing holding company for the EUA Companies. Through the HoldCo Merger, EUA will be merged so that it becomes a subsidiary of NEES, and will thereafter be consolidated into NEES. It is expected that as soon as practicable after the completion of the HoldCo Merger, Montaup will be merged into NEP, and the retail operating companies of EUA will be merged into the complementary NEES operating companies.6/ This Application seeks approval of both the HoldCo Merger and the subsequent OpCo Mergers (which together are referred to below as the "Merger").

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6/   This means that Eastern Edison will merge into Massachusetts Electric, and
Blackstone Valley and Newport Electric will be merged and consolidated into Narragansett. These mergers will be completed only after receipt of necessary regulatory approvals or other authorizations. (In Rhode Island, for example, there may be a need for a statutory change.) It is also contemplated that some of the non-jurisdictional subsidiaries of NEES and EUA (such as the service companies) will be merged and consolidated.

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          The NEES Companies currently have pending in Docket No. EC99-49-000 a request for approval of a merger that will make NEES a subsidiary of The National Grid Group plc ("National Grid"). The two mergers are not conditioned on each other and National Grid supports the merger of NEES and EUA and their operating companies.7/ It is possible that the National Grid-NEES merger will be completed before the OpCo Mergers. In that case, Commission approval would be required for the acquisition of the EUA Companies by National Grid as a result of the National Grid-NEES merger.8/ The NEES Companies and the EUA Companies believe that the most efficient means of obtaining such approval would be by having the Commission grant such approval in connection with this Application.9/ The basis and reasons for approving the National Grid-NEES merger are fully explained in the application filed in Docket No. EC99-49. Section IX of this Application summarizes the reasons why the same analysis should apply to the National Grid-NEES merger with respect to the EUA Companies. Applicants thus request that the necessary descriptions regarding the National Grid transaction, which are presented in full in the filings in Docket No. EC99-49, be incorporated by reference into this proceeding to permit the Commission to

---------------

7/   While not an applicant, National Grid also joins this Application for purposes of supporting the approvals sought by the Applicants.

8/   The reverse is not true. If the OpCo Mergers are completed before the
National Grid-NEES merger, the jurisdictional facilities at issue in this proceeding will have been fully incorporated into and become part of the facilities held by the applicants in Docket No. EC99-49. Accordingly, no further approval beyond that requested in Docket No. EC99-49 would be required to complete the National Grid merger with the then-expanded NEES operating companies.

9/   This is a slight change from the original view noted in the EC99-49 application, which indicated that an amendment would be made to that filing. Instead, National Grid, the NEES Companies and the EUA Companies believe that it is more efficient to seek the approval in this Application and are doing so. No amendment will be sought for the application seeking approval of the National Grid merger.

approve the acquisition by National Grid of the EUA Companies, which would result from the consummation of the National Grid-NEES merger.

          This Application includes all the information and exhibits required by
Part 33 of the Commission's regulations and the Commission's Merger Policy Statement.10/ As demonstrated below, the Merger easily satisfies the criteria established by the Commission. Accordingly, the Applicants respectfully request that the Commission approve this Application without condition, modification or evidentiary, trial-type hearing. The parties are attempting to close the Merger expeditiously and seek approval by July 31, 1999.

II.       EXECUTIVE SUMMARY

          The Applicants request that the Commission approve the Merger pursuant to Section 203 of the FPA. The Merger establishes a synergistic combination that brings together the resources and skills of two complementary companies, NEES and EUA, each focused on providing low-cost transmission and distribution services in the New England market. Combined, the two companies provide the size and expertise needed to allow the merged entity to take advantage of economies of scale that would permit it to increase efficiency and thereby reduce costs and improve service.

---------------

10/  Inquiry Concerning the Commission's Merger Policy Under the Federal Power
Act: Policy Statement, Order No. 592, Docket No. RM96-6-000, 61 Fed. Reg. 68,595 (Dec. 30, 1996), III FERC Stats. & Regs., Regulations Preambles P. 31,044 ("Merger Policy Statement"). The materials supporting the request for approval regarding the acquisition by National Grid of the EUA Companies resulting from the National Grid- NEES merger are incorporated by reference.

          Included with the Application are the required exhibits, as well as a declaration of Dr. Henry J. Kahwaty, Senior Managing Economist at LECG, Inc. (formerly, the Law and Economics Consulting Group) (Attachment 1), demonstrating that the Merger will not have any adverse impact on competition. The Application shows that the Merger is in the public interest, satisfying each of the three tests established in the Merger Policy Statement: (1) it does not adversely affect competition in any market; (2) it does not increase customers' rates; and
(3) it does not impair the effectiveness of regulation.

          A.   The Merger will not adversely affect competition.

          The Merger will not have an adverse effect on competition. Indeed, as demonstrated by the declaration of Dr. Kahwaty and as explained further below, the Merger creates no issues with respect to generation or transmission market power, or vertical effects. In accordance with electric restructuring legislation and settlement agreements approved by the Commission and state regulators, subsidiaries of both NEES and EUA have divested virtually all of their generation assets and power purchase contracts. As a result of these restructuring agreements, neither company has operational control over any generation resources or the ability to increase generation prices. Moreover, there will be no limitation on access to transmission facilities created by the Merger because transmission will continue to be provided under Commission-regulated open-access tariffs. Finally, both NEES' and EUA's operating affiliates provide retail access to power suppliers under open delivery tariffs.11/ As a result, the Merger presents no vertical issues.

          B. The Merger will not subject customers to increased rates.

          The Merger will not increase transmission rates to wholesale customers because Applicants are making a "hold harmless" commitment. To that end, NEP and Montaup are contemporaneously filing under Section 205 of the FPA a transmission rate plan that will assure that transmission customers' rates do not increase as a result of the Merger.12/ No other rates or contracts with wholesale customers are affected by the Merger, and the restructuring settlements terminating requirements sales between NEP or Montaup and their respective wholesale customers will continue to be honored after the Merger.

     In addition, although the Merger will generate certain costs in the form of an acquisition premium and transaction costs, to avoid any rate impact from these costs, the Applicants commit to exclude the premium and the transaction costs from Commission jurisdictional rates, unless and until permitted to include them by specific order of this Commission. In Massachusetts and Rhode Island, these costs are recoverable if offsetting benefits from the Merger are demonstrated. Accordingly, the retail operating companies intend to seek recovery of these costs as part of a comprehensive rate plan filed in those two states. The retail rate plans are subject to the jurisdiction of the state commissions in those states. Consequently, the Merger's effects on the rates

---------------

11/ NEES, through its subsidiary AllEnergy, sells electricity at retail within and outside the operating companies' combined service territories. The electricity is delivered by the affiliated operating companies at filed, non-discriminatory tariff rates and all affiliate dealings are subject to standards of conduct approved by this Commission and the state commissions in Massachusetts, Rhode Island and New Hampshire.

12/ Applicants have requested consolidation of that filing with this proceeding since the Section 205 filing is contingent upon approval of and consummation of the Merger.

paid by the retail customers of the NEES or EUA Companies will be subject to full regulatory review by the agency with jurisdiction. That regulatory review will assure that the wholesale and retail rate plans associated with the Merger are reasonable for all customers.

          C. The Merger will not impair the effectiveness of federal or state regulation.

          The Merger will not adversely affect either federal or state regulation. With respect to federal regulation, NEES and EUA are currently registered holding companies under the Public Utility Holding Company Act of 1935 ("PUHCA")13/ and consequently there will be only a very limited impact on the federal regulatory structure as a result of the Merger. To avoid any impact on federal regulation from this change, the Applicants commit to be subject to the Commission's policy regarding intra-corporate transactions for those transactions involving the sale of non-power goods and services between Montaup, NEP, and their franchised public utility affiliates.

          With respect to state regulation, Applicants believe that the states will continue to have the same jurisdiction over the operations of the utilities after the Merger as they had before. In any case, filings have been or will be made with the appropriate state regulatory commissions seeking approval of the Merger, where necessary. Each affected state will thus have a full opportunity to address any impact on state regulation in connection with those filings. The Merger, accordingly, will not impair state regulation.

          *                  *                   *                   *
---------------

13/  15 U.S.C. ss. 79 et seq. (1994).

          Because the Merger satisfies all of the requirements of Section 203 of the FPA, the Commission's regulations and the Merger Policy Statement, the Commission should find that the Merger is consistent with the public interest and approve the Application by July 31, 1999, without modification or condition and without holding a trial-type hearing.


III.      DESCRIPTION OF THE PARTIES TO THE MERGER

          A.   The NEES System of Companies

               1.   NEES

          NEES is a registered public utility holding company headquartered in Westborough, Massachusetts. Its subsidiaries are engaged in the transmission and distribution of electricity and the marketing of energy commodities and services. The electricity delivery companies serve approximately 1.3 million customers in Massachusetts, Rhode Island, and New Hampshire. Other NEES subsidiaries offer telecommunications and other services. NEES does not directly own any facilities subject to Commission jurisdiction.

               2.   NEP

          NEP, a wholly-owned subsidiary of NEES, is a Commission-regulated public utility company organized and operated under the laws of the Commonwealth of Massachusetts. It operates over 2,600 miles of transmission facilities. NEP has recently disposed of effectively all its non-nuclear generating assets,14/ but still holds minority, non-operating interests in three nuclear generating

---------------

14/ NEP continues to own a 9.3 percent share in a single oil-fired generating unit, which it is selling. See Attachment 1 at paragraph 6.

companies with retired nuclear facilities (Connecticut Yankee, Maine Yankee, and Yankee Atomic) and in three other operating nuclear units (Millstone 3, Seabrook and Vermont Yankee). NEP has agreed to attempt to divest these nuclear entitlements as required by its restructuring settlements approved by this Commission and the state commissions regulating its affiliates.

               3.   Affiliates of NEP

                    a.   Distribution Companies

                         (1)  Massachusetts Electric

          Massachusetts Electric is a wholly-owned subsidiary of NEES and delivers electric energy to approximately 980,000 retail customers in 146 cities and towns in the Commonwealth of Massachusetts. Massachusetts Electric's service area covers approximately 43 percent of the Commonwealth.

                         (2)  Narragansett

          Narragansett is a wholly-owned subsidiary of NEES. Narragansett is the largest electric utility company in Rhode Island and provides delivery service to approximately 335,000 retail customers across a service territory that covers 27 cities and towns.

                         (3)  Granite State Electric Company

          Granite State Electric Company ("Granite State") is a wholly-owned subsidiary of NEES operating in New Hampshire. It is engaged in the distribution of electric energy at retail. Granite State provides service to approximately 37,000 customers in 21 communities.

                         (4)  Nantucket Electric Company

          Nantucket Electric Company ("Nantucket Electric") is a wholly-owned subsidiary of NEES operating in the Commonwealth of Massachusetts. Nantucket

Electric is engaged in the distribution of electric energy at retail to approximately 10,000 customers on Nantucket Island. The company's service area covers the entire island.15/

                    b.   Transmission Companies

                         (1)  New England Electric Transmission Corporation

          New England Electric Transmission Corporation is a wholly-owned subsidiary of NEES and operates a direct current/alternating current converter terminal and related facilities for the first phase of the Hydro-Quebec and New England interconnection and six miles of high-voltage direct current transmission line in New Hampshire.

                         (2)  New England Hydro-Transmission Corporation

          NEES owns 50.4338 percent of the common stock of New England Hydro-Transmission Corporation. New England Hydro-Transmission Corporation operates 121 miles of high-voltage direct current transmission line in New Hampshire for the second phase of the Hydro-Quebec and New England interconnection, extending to the Massachusetts border.

                         (3)  New England Hydro-Transmission Electric
                              Company, Inc.

          NEES owns 50.4338 percent of the common stock of New England Hydro-Transmission Electric Company, Inc. which operates a direct current/alternating current terminal and related facilities for the second phase of the Hydro-Quebec and New England interconnection and 12 miles of high-voltage direct current transmission line in Massachusetts.

---------------

15/ Both Granite State and Nantucket Electric support the transaction, but are not listed as applicants because neither owns any jurisdictional facilities.

                    c.   Energy Marketer - AllEnergy Marketing
                         Company, L.L.C.

          NEES, through its subsidiary, NEES Energy, Inc., owns 100 percent of the voting securities of AllEnergy Marketing Company, L.L.C. ("AllEnergy"). AllEnergy is a power marketer operating under a Commission certificate. It is engaged in the sale of electric energy, natural gas and heating oil to commercial, industrial and residential consumers in competitive markets in the Northeast, as well as offering related value-added services. AllEnergy also markets propane, fuel oil and other liquid fuels through its subsidiary, Texas Fluids. In addition, AllEnergy sells fuel oil through its PAL and Griffith operating divisions, which were recently acquired by the Company.

                    d.   Research Drive LLC

          Research Drive LLC, a Massachusetts limited liability company, is owned by NEES and NEES Global, Inc. and was formed for the express purpose of effectuating the HoldCo Merger.

                    e.   Other Companies

          NEES owns equity in the following companies: NEES Global, which owns a 100 percent equity interest in New England Water Heater Co., Inc. (providing rental, service, sales and installation of water heaters) and which also provides consulting services to utilities in the United States, Canada and elsewhere; New England Power Service Company (providing support services to NEES and its subsidiaries); NEES Communications, Inc. (providing telecommunication and information-related products and services); Granite State Energy, Inc. (marketing electricity to New Hampshire customers participating in that state's pilot program for retail choice) and Metrowest Realty LLC (owning certain properties occupied by NEES subsidiaries).

          B.   The EUA System of Companies

               1.   EUA

          EUA is a diversified energy-services holding company organized and existing in Massachusetts. Its utility subsidiaries are engaged in the transmission and distribution of electricity in Massachusetts and Rhode Island, delivering electric service to more than 305,000 consumers in southeastern Massachusetts and northern and coastal Rhode Island. Non-utility subsidiaries market energy efficiency services nationwide and invest in other non-regulated businesses.

               2.   Affiliates of EUA

                    a.   Distribution Companies

                         (1)  Eastern Edison

          Eastern Edison is a wholly-owned subsidiary of EUA. It provides distribution service to approximately 186,000 customers in non-contiguous service territories covering the southeastern Massachusetts cities of Brockton and Fall River plus 20 surrounding towns. Together with Montaup, it owns approximately 4,600 miles of transmission and distribution lines.

                         (2)  Blackstone Valley

          Blackstone Valley is a wholly-owned subsidiary of EUA. It provides distribution service to approximately 86,000 customers in the northern Rhode Island cities of Pawtucket and Woonsocket and five neighboring communities. It owns approximately 1,700 miles of transmission and distribution lines.

                         (3)  Newport Electric

          Newport Electric is a wholly-owned subsidiary of EUA. It provides distribution service to approximately 33,000 customers in Newport, Jamestown, Middletown, and Portsmouth, Rhode Island. Newport Electric owns approximately 800 miles of transmission and distribution lines.

                    b.   Transmission Company

                         (1)  Montaup

          Montaup, which is a subsidiary of Eastern Edison, provides transmission service in interstate commerce to its retail distribution affiliates (Eastern Edison, Blackstone Valley, and Newport Electric) and to two non-affiliated municipal electric utilities.16/ Montaup previously sold significant amounts of wholesale electricity but, as part of the restructuring of the utility industry in Massachusetts and Rhode Island, Montaup has negotiated comprehensive settlement agreements with its regulators. These settlement agreements, which have been approved by the state commissions as well as by this Commission (in Docket Nos. ER97-2800-000, et al.), provide for the complete divestiture of Montaup's generating business. In conformance with those settlements, Montaup has recently sold or signed purchase and sale agreements for all its non-nuclear generation assets.17/

---------------

16/ Montaup has a very small stock ownership investment in New England Hydro-Transmission Corporation and New England Hydro-Electric Transmission Electric Company, Inc.

17/ See Attachment 1 at paragraph 8. As explained below, Montaup's affiliate, EUA Ocean State Corporation, continues to retain its ownership interest in Ocean State Power, an independent power producer.

          Montaup currently has minority, non-operating interests in the same nuclear generating companies as NEP, including those with retired nuclear facilities (Connecticut Yankee, Maine Yankee and Yankee Atomic) and those with operating units (Millstone 3, Seabrook and Vermont Yankee). Montaup has signed an agreement for the sale of its share of Seabrook, for which it is seeking regulatory approval, and it is attempting to divest its remaining nuclear ownership interests.

                    c.   Energy Providers

                         (1)  EUA Ocean State Corporation

          EUA Ocean State, wholly-owned by EUA, owns a 29.9 percent partnership interest in the Ocean State Power generating station in northern Rhode Island, a non-utility generating plant that is subject to regulation by the Commission. EUA Ocean State does not market the power produced from this plant. All rights to the power produced are committed under long term contracts.

                    d.   Other Companies18/

                         (1)  EUA Cogenex Corporation

          EUA Cogenex, a wholly-owned subsidiary of EUA, is an energy services company that utilizes energy efficient technology and equipment to reduce the energy consumption and costs of its customers.19/ EUA Cogenex has service agreements nationwide and in Canada.

---------------

18/ Besides the companies listed in this section, EUA also owns EUA Energy Services, which was created to own an interest in a limited liability company. That limited liability company has broken up, and EUA Energy Services is currently inactive.

19/ EUA Cogenex Corporation also owns EUA Day, which is primarily engaged in the business of customization, installation, and servicing of building temperature control systems for the purpose of energy conservation.

                         (2)  EUA Energy Investment Corporation

          EUA Energy Investment Corporation is a wholly-owned subsidiary of EUA. It invests in energy-related projects, including the following: Bluestone Energy Services (proposed regional water desalinization plant); EUA BIOTEN (developing biomass-fueled generating units); EUA Compression Services (joint venture being developed to market automated electric compression systems to natural gas pipeline companies); Separation Technologies, Inc. (markets and installs equipment for separating unburned carbon); Renova (provides lighting products designed to achieve an efficiency gain through the integration of various lamp, ballast, and light reflector products); and EUA TransCapacity (markets services and computer software to natural gas clients).

                         (3)  EUA Service Corporation

          EUA Service Corporation provides professional and technical services to all EUA System companies.

                         (4)  EUA Telecommunications

          EUA Telecommunications was established to provide telecommunications and information services to third-party customers.

IV.       DESCRIPTION OF THE MERGER

          A.   Goals and Benefits of the Merger

          As is explained in more detail in the attached filings with state commissions,20/ the Merger is one that produces traditional synergies from combining the resources and skills of two complementary companies focused on providing services in the same market. The two companies are organized similarly, with a holding company established over a federally regulated transmission company serving retail distribution affiliates, a service company and various unregulated affiliates. Each is a low-cost provider, has a similar philosophy of system operations, offers strong customer service and has a lean workforce. Combined, the two companies will achieve economies of scale necessary to increase efficiency and thereby reduce costs. Applicants believe that customers, employees and shareholders will all benefit from the combination.

          Customers will benefit by being served by a larger, more cost-efficient enterprise, with the same commitment to the region that each company has demonstrated in the past. Consolidation and elimination of redundant operations will help produce efficiency gains that will result in savings, which in turn will be important in maintaining low rates. Applicants have studied the potential for these efficiency gains.21/ The study identifies annual savings (after netting out costs to achieve them) of more than $27 million in 2002,

---------------

20/ See Testimony of M. Jesanis and Testimony of R.G. Powderly in New England Electric Systems and Eastern Utilities Associates, Massachusetts Department of Telecommunications and Energy, Dkt. No. D.T.E.99-47 ("Joint Massachusetts Filing"), copy included in Exhibit G.

21/ The results of the study are included in the Testimony of Hoffman and Levin in Joint Massachusetts Filing.

escalating thereafter.22/ The Applicants also believe that the combination of the two companies will enhance expertise and allow more resources to be invested in customer service and modern transmission and distribution technology.23/ This will permit the merged entity to provide better service to all customers.

          Employees will also benefit from the Merger. Although there will be an initial, small reduction in the workforce (which will be accomplished through attrition or early retirement), the new, stronger company will have both the incentive and resources to expand the business. This will offer increased opportunities for employees. Upon conclusion of NEES's merger with National Grid, these opportunities will expand to encompass the international market.

          Finally, shareholders will benefit. EUA's shareholders will receive a price for their stock that reflects a premium over value, whether compared to market (23 percent over the price on the last trading day before other mergers in this industry were announced and 5 percent over the price on the day before this Merger was announced) or book value (169 percent of book value).

          B.   Procedural Status of the Merger

          The Merger Agreement (attached as Exhibit H) establishes the procedure for the HoldCo Merger. It will be accomplished by having Research Drive LLC merge with EUA, which will make EUA a wholly-owned subsidiary of NEES. EUA will

---------------

22/  Testimony of Hoffman and Levin, supra n. 21 at 7, 26 and Exhibit DJH-1.

23/ As the applicants in Docket No. EC99-49-000 explained, National Grid has expertise in operating transmission systems in connection with ISO, Transco, and power exchange structures in the United Kingdom, Argentina and other countries. The EUA-NEES merger extends to EUA's customers the benefits that will be produced from gaining access to that expertise as a result of the National Grid-NEES merger.

then merge into NEES. EUA's shareholders will receive in return for their shares a cash payment of $31.00 per share (subject to upward adjustment). The total purchase price is approximately $634 million.

         After completion of the HoldCo Merger, Applicants intend to merge EUA's operating companies into the NEES operating companies, as well as merge certain non-regulated entities (such as the service companies). The NEES operating companies will be the surviving entities in these OpCo Mergers, which require the approval of various state regulators.24/

         The Boards of Directors of both NEES and EUA have approved the Merger, as shown in Exhibit A. The completion of the Merger is subject to certain conditions, including those involving regulatory and shareholder approval, which are now being sought.

          As the Commission is aware by the Section 203 application filed on March 10, 1999, in Docket No. EC99-49-000, NEES is seeking authority to merge with National Grid, with NEES becoming a wholly-owned subsidiary of National Grid. If the National Grid-NEES merger is completed before the OpCo Mergers, National Grid would effectively acquire the EUA Companies. That acquisition would require Commission approval, which, as explained earlier, this Application is seeking concurrently with approval of this Merger.

---------------

24/  In addition, legislative action may be required in Rhode Island.

V.        THE MERGER IS CONSISTENT WITH THE PUBLIC INTEREST

          Section 203(a) of the FPA provides, in pertinent part, that

               No public utility shall sell, lease, or otherwise dispose of . . . its facilities subject to the jurisdiction of the Commission . . . or by any means whatsoever, directly or indirectly, merge or consolidate such facilities or any part thereof with those of any other person, or purchase, acquire, or take any security of any other public utility, without first having secured an order of the Commission authorizing it to do so . . . . After notice and
               opportunity for hearing, if the Commission finds that the proposed disposition, consolidation, acquisition, or control will be consistent with the public interest, it shall approve the same.25/

          The statute thus requires the Commission to approve a merger if it finds the merger is in the public interest. In the Merger Policy Statement the Commission established that the following issues need to be examined to determine if a merger is in the public interest: (1) the effect of the merger on competition; (2) the effect of the merger on rates; and (3) the effect of the merger on regulation. As is demonstrated in this Application and supporting materials, the Merger will not have an adverse effect in any of the three areas. Consequently, the Merger is in the public interest and the Commission should approve it promptly.

          A.   The Merger Will Have No Adverse Effect on Competition.

          The declaration of Dr. Henry Kahwaty (Attachment 1) establishes that the Merger raises no competitive issues. Dr. Kahwaty examines the Merger with respect to horizontal market power concerns involving generation and transmission, and with respect to vertical issues. Dr. Kahwaty concludes that the Merger will not result in a reduction in competition in any of these areas.

---------------

25/  16 U.S.C. section 824b(a) (1994) (emphasis added).

               1. The Merger Will Not Increase Market Power with Respect to Generation

          Dr. Kahwaty explains that pursuant to electric utility restructuring legislation and settlement agreements approved by the Commission and state regulators, both NEP and Montaup have divested virtually all of their generation assets and power purchase contracts.26/ Upon conclusion of all pending sales, the combined entity will own a de minimus share of generation in the relevant market of New England, less than 2 percent.27/ Moreover, since both companies are committed to selling their few remaining generation resources, this de minimus share will decrease to zero when the resources are successfully sold.28/

          While NEP and Montaup retain ownership interests, neither has operational control over any generation resources, and thus neither has control over the output of those facilities. They cannot restrict output in an attempt

---------------

26/ Attachment 1 at paragraphs 6 and 8. Montaup also has a power purchase agreement with the buyer of the Pilgrim nuclear facility, which, upon termination of its existing life of unit contract would entitle Montaup to an 11 percent share of the plant's output, which share declines over time. Id. at paragraph 8. Both NEP and Montaup have either transferred or agreed to transfer, subject to Commission approval, the economic benefit and burden of their other power purchase contracts, although technically each may still be a party to many of them even after the transfer is complete. NEP and Montaup do sell the output from their share of the few remaining generation units (primarily nuclear) that have not been divested. Those sales are made to entities participating in the competitive wholesale market in New England.

27/  Attachment 1 at paragraphs 18 and 19.

28/  Id. at paragraph 21.

to increase prices.29/ Similarly, neither company has direct ability to increase prices, given the remaining de minimus share of generation resources they own.

          Even assuming arguendo that there were a concern with respect to de minimus generation assets held by the Applicants, Dr. Kahwaty explains that construction and expansion of generation is occurring in the New England market, and this new entry limits horizontal market power concerns with respect to generation.30/

          Finally, Dr. Kahwaty examines the generation market by applying the Department of Justice and Federal Trade Commission's Horizontal Merger Guidelines, using the Herfindahl-Hirschman Index of Concentration ("HHI"). This analysis is performed by overlaying the EUA-NEES changes on the results from three other recent studies of the market. Given that this is a moderately concentrated market, the safe-harbor screening threshold for the HHI Index is an increase of 100. In each of the three cases for the markets examined, the increase in the HHI is almost nonexistent, producing increases of less than two
(2) to less than twelve (12) at the highest.31/ Consequently, Dr. Kahwaty concludes that there will be no adverse competitive effects in the generation market from the Merger.

               2. The Merger Will Not Have an Adverse Effect on the Transmission Market in New England.

          NEP and Montaup are members of the New England Power Pool ("NEPOOL") and have committed their pool transmission facilities to the operational control of the ISO-New England. The NEPOOL tariff provides for open-access transmission

---------------

29/  Id. at paragraph 22.

30/  Id. at paragraphs 24 - 26.

31/  Id. at paragraphs 27 - 30 and Appendix.

under regulated rates.32/ In addition, NEP and Montaup provide transmission service on their local facilities under existing open-access transmission tariffs. Neither NEP nor Montaup have offered discounts under their tariffs to gain transmission customers or otherwise.33/ Moreover, none of the three transmission-dependent utilities served by Montaup is interconnected with NEP's system. As a result, these three entities do not choose between taking service from NEP or Montaup, and NEP and Montaup do not compete for the sale of transmission services.34/ Furthermore, as explained in the Section 205 application filed by NEP and Montaup contemporaneously with this Section 203 Application, after the HoldCo Merger, NEP and Montaup will provide service under a unified set of terms and conditions under a Commission-approved open-access transmission tariff.35/ Consequently, access to the combined transmission facilities of NEP and Montaup will not be restricted in any manner by the Merger, and there can be no concern regarding transmission market power.36/

               3.   The Merger Does Not Raise Vertical Issues.

          Dr. Kahwaty's declaration also considers potential vertical issues. He explains that, as a result of industry restructuring, both NEES and EUA are exiting the generation business and the operating companies provide retail

---------------

32/  Id. at paragraph 32.

33/  Id. at paragraph 33.

34/  Id.

35/ See Testimony of P. Viapiano filed in Application for Required Approvals Under Section 205 of the Federal Power Act for Merger of New England Electric System and Eastern Utilities Associates, Docket No. ER99-_____ ("Section 205 Filing").

36/  Attachment 1 at paragraph 33.

access under filed non-discriminatory transmission and distribution tariffs. The operating companies are all subject as well to standards of conduct established by the Commission and relevant state commissions. All retail customers served by NEP's and Montaup's distribution affiliates therefore have the ability and right to purchase electricity from the market and have it delivered under non-discriminatory, filed rates. Consequently, the NEES and EUA Companies no longer operate as vertically integrated concerns, and the Merger will not result in adverse vertical competitive effects.37/

          Dr. Kahwaty also concludes that, except for transmission and distribution services, which, as explained above, are provided at non-discriminatory, regulated tariff rates, the NEES and EUA Companies do not control key inputs used in the production or delivery of electric products or services to each other or to other utilities in New England.38/ Accordingly, Dr. Kahwaty concludes that the Merger is not a vertical merger, and will not impact the incentive or ability of the NEES or EUA Companies to affect competition or competitors through vertical effects.

               4.   Conclusion Regarding Effect of the Merger on Competition

          Dr. Kahwaty's analysis demonstrates that the Merger will not have any adverse effect on competition. The Merger creates no market power issues with respect to generation, transmission or vertical arrangements and the transaction easily passes the competitive screen adopted by the Commission in its Merger Policy Statement. In fact, Dr. Kahwaty concludes that the Merger will likely

---------------

37/  Id. at paragraph 34.

38/ Id. at paragraph 35. It should be noted that NEP and Montaup own land for future use that may be considered potential generation sites, but those properties will be divested.

result in significant efficiencies that will promote competition in retail electricity markets.39/ The Merger thus satisfies the first test of the Commission's Merger Policy Statement. (It should be noted that on April 30, 1999, the Federal Trade Commission granted the Applicants early termination of the pre-merger notification waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.)

          B.   The Merger Will Have No Adverse Effect on Rates.

          The Merger Policy Statement provides that the Commission's concern regarding the effect on rates is with wholesale and transmission ratepayer protection.40/ The Commission has made clear that if customers are held harmless from cost increases as a result of a merger, this second test is satisfied.41/ Applicants commit to hold their customers harmless from such rate increases.

               1. Applicants Have Proposed a Rate Plan That Will Hold Transmission Ratepayers Harmless.

          As described in the accompanying Section 205 Filing, Applicants propose a rate plan for their local transmission service charges42/ that would apply to the two phases of the Merger: (1) during the period between the conclusion of HoldCo Merger but before the conclusion of the merger of NEP and

---------------

39/ Id. at paragraphs 37-40; see Jesanis, supra note 20 and Hoffman and Levin, supra note 21 for further descriptions of the efficiencies.

40/  Merger Policy Statement at 68,599.

41/ See, e.g., id. at 68,603; MidAmerican Energy Co. and MidAmerican Energy Holdings Co., 85 FERC paragraph 61,354 (1998) (no additional protection needed for transmission customers if held harmless from costs).

42/ There will be no impact from the Merger on the rates applicable to the use of NEP's or Montaup's transmission systems for non-local service, since the NEPOOL tariff rate would continue to apply.

Montaup; and (2) after the merger and consolidation of Montaup into NEP. During the first phase, the formula rates for local transmission service on the effective date of the HoldCo Merger would continue to apply to each company's respective customers. Accordingly, during the first phase, transmission customers would see no change in the formula or the cost elements that are included in their local transmission service charge.43/

          During the second phase, a single formula transmission rate, using NEP's currently effective tariff formula, would be placed into effect. Because NEP's rates are slightly higher than Montaup's, all of NEP's customers, affiliated and non-affiliated, would experience lower rates. Montaup's existing non-affiliated customers (the municipalities of Middleborough, Taunton and Pascoag) would face a slight rate increase if no action were taken. To avoid this, the rate plan would apply special provisions to these customers that would freeze their local transmission service charges at the pre-existing Montaup rate level. As explained in the testimony in the Section 205 Filing, under the terms of a transition rate plan adopted by NEPOOL, over several years these local charges would be phased out for those customers not actually using local facilities. For those customers actually using such local facilities, the charge would remain, but would be reduced to reflect Montaup's pre-existing local facilities charges prior to the OpCo Mergers, and then locked-in for at least five years.44/

          With regard to transmission charges to NEP's and Montaup's affiliated distribution companies and the transmission components of retail rates, the analysis is similar. NEP's distribution affiliates would see lower transmission

---------------

43/  See Testimony of P. Viapiano, supra, n. 35 at 6-8.

44/  Id. at 10-11.

rates, while customers of Montaup's distribution affiliates would face a small increase in transmission rates. This small increase in the transmission component of retail rates to Montaup's affiliates, however, will be more than offset by other components of a comprehensive rate plan.

          Specifically, in Massachusetts, NEP's and Montaup's customers pay a Contract Termination Charge ("CTC"), which is a charge assessed to former requirements customers by NEP and Montaup that permits the companies to recover an allocable share of the costs each had incurred to provide service to those former requirements customers.45/ Montaup's CTC is greater than NEP's, and the blending of the two more than offsets the small increase in the transmission component of the retail rate. Moreover, the distribution component of the retail rate will be frozen, providing economic benefits to all retail customers in Massachusetts.

          A similar result will occur in Rhode Island, where Montaup's affiliates Blackstone Valley and Newport Electric will be consolidated with Nagagansett. The rate plan will produce lower rates for Blackstone Valley's and Newport Electric's customers by reducing distribution rates for their customers and by equalizing over time transmission and CTC charges. In all cases, the blending of the CTCs will offset any transmission cost increases to Montaup's affiliates, producing no adverse rate effects from the transmission rate consolidation.46/

---------------

45/ The CTC includes the costs associated with investments in generating assets, contractual commitments for purchased power and fuel transportation, deferred costs, and other regulatory assets.

46/ See Testimony of P. Viapiano, supra, n. 35 at 14-17. Another change that would be made as a result of the consolidation of Montaup's and NEP's tariffs is one regarding charges applicable to interconnections to the local transmission system for delivery to the NEPOOL "PTF" system. The tariff change, however, would not increase any customer's cost, but instead would reduce the costs of the one former Montaup customer affected. Id. at 6-7.

               2. No Recovery of Transaction Costs and Acquisition Premium Will Be Awarded Without Proof of Countervailing Benefits.

          There will be an acquisition premium and transaction costs associated with the Merger,47/ but the Applicants are not requesting in this Application or in the accompanying Section 205 rate filing to recover these items through wholesale transmission rates that are subject to the Commission's jurisdiction.48/ The acquisition premium and transaction costs may be pushed down to the operating companies.49/ Under state law governing the operating companies, recovery of the acquisition premium and transaction costs requires a showing of countervailing savings or other benefits.50/ Neither the acquisition premium nor transaction costs will be recovered in rates at either the state or federal level without separate approval by the appropriate regulatory agency. Consequently, there can be no adverse effect on rates.

---------------

47/  See Testimony of M. Jesanis, supra, n. 20 at 30.

48/ Applicants recognize that Commission policy would ordinarily not allow recovery in wholesale or transmission rates of an acquisition premium for this kind of transaction. See, e.g., Arkla Energy Resources, 61 FERC paragraph 61,004
(1992); Minnesota Power & Light Co. and Northern States Power Co., 43 FERC paragraph 61,104, 61,342 (1988); United Gas Pipe Line Co., 25 FPC 26 (1961),
reversed and remanded on other grounds sub nom., Willmut Gas and Oil Co. v. FPC, 299 F.2d 111 (D.C. Cir. 1962). Accordingly, Applicants will not request recovery of the acquisition premium or transaction costs in rates subject to the Commission's jurisdiction absent a change in policy from the Commission.

49/  See Testimony of M. Jesanis, supra, n. 20 at 30-33.

50/ See, e.g., Northern Indiana Public Service Co. - Bay State Gas Co. Acquisition, Docket D.T.E. 98-31 (Mass. D.T.E. 1998); Eastern Enterprises - Essex Gas Co. Acquisition, Docket D.T.E. 98-27 (Mass. D.T.E. 1998); Mergers and Acquisitions, Docket D.T.E. 93-167-A (Mass. D.P.U. 1994); Valley Gas Co., Docket No. 2276, pp. 18-20 (Rhode Island PUC, Oct. 18, 1995).

               3.   Conclusion Regarding Effect on Rates.

          Applicant's rate plan combined with their commitment regarding no recovery of transaction costs or any acquisition premium without countervailing savings will hold ratepayers harmless from the effects of the Merger.51/ The second test is satisfied.

          C.   The Merger Will Have No Adverse Effect on Regulation.

          In the Merger Policy Statement, the Commission stated that its analysis would address two aspects in order to determine whether a merger would impair effective regulation. The first is whether the merger would transfer authority from the Commission to the Securities and Exchange Commission ("SEC"). If no such transfer would occur or if the applicants were to commit to abide by the Commission's policies with respect to intra-system transactions within the holding company structure, the test would be satisfied. Otherwise, a hearing on the impact of the proposed transaction on effective regulation by the Commission would be required. The second part of the test is whether the affected states would have authority to act on the merger.52/ If the states have authority to act on the merger, the Commission will find that there would be no adverse effect on state regulation, and will not set the issue for hearing. The Merger satisfies both aspects of this test and hence would not impair effective regulation at the federal or state level.

---------------

51/ There are no rate concerns associated with wholesale sales of electricity because NEP and Montaup make only extremely limited wholesale sales to non-affiliates, with Montaup's sales terminating in 1999 and 2000. Under approved settlement agreements, Montaup and NEP have wholesale back-up sales obligations to their affiliates, but these obligations are provided under standard offer fixed price schedules, which, in any event, have been assigned to the purchasers of NEP's and Montaup's generation assets.

52/  Merger Policy Statement at 68,603-04.

               1.   Federal Regulation

          NEES and EUA are currently registered holding companies under PUHCA and consequently there will be only a very limited impact on the federal regulatory structure as a result of the Merger. The Merger will have no impact on the relationship of NEES to its subsidiaries. Although initially the EUA operating companies will be separate affiliates of NEES, upon completion of the OpCo Mergers, the EUA affiliates will cease to exist, and hence the companies' structure will return to the pre-existing NEES structure.

          At the same time, Applicants recognize the commitment that Montaup has made currently in its Standards of Conduct53/ regarding sales of non-power goods and services.54/ In order to avoid any change in the pre-existing scope of federal regulation, Applicants make the following commitment: after completion of the HoldCo Merger, any transaction involving the sale of non-power goods and services between NEP or Montaup and any of their franchised public utility affiliates will be subject to the same commitment currently applicable to Montaup under its Standards of Conduct.55/ Because this commitment assures that

---------------

53/ Applicants understand that, upon conclusion of the HoldCo Merger, both NEP's and Montaup's Standards of Conduct will apply to their respective new affiliated entities. Upon completion of the merger of Montaup into NEP, Montaup's Standards of Conduct will cease to exist, and NEP will be governed by its then-existing standards which, of course, would apply to any remaining former EUA affiliates, as well as all existing NEES affiliates.

54/ These commitments are as follows: "(1) any sale of non-power goods or services by the Company [Montaup] to its franchised public utility affiliate shall be at a price equal to the higher of its cost or market; and (2) any sale of non-power goods or services by a franchised public utility affiliate to the Company [Montaup] shall be at a price not to exceed market."

55/ See n. 54, supra. Upon completion of the OpCo and related mergers, many of the currently existing EUA Companies will cease to exist and, of course, this commitment would cease with respect to those entities at that time.

the Commission will have oversight over sales of non-power goods and services, there will be no adverse effect on federal regulation from the transaction.

               2.   State Regulation

          With respect to state regulation, the commissions in Massachusetts and Rhode Island, which have direct jurisdiction over the consolidation of the operating companies, will need to approve the mergers of the operating companies and the associated retail rate plans. In addition, state commissions in New Hampshire and Vermont, where Montaup owns property, may need to approve the transaction. Applicants believe that the states will continue to have the same jurisdiction over the operations of the utilities after the Merger as they had before, but, in any case, each affected state will have a full opportunity to address any impact on state regulation in connection with the filings that have been or will be made. No further action or review by the Commission is therefore required. Accordingly, there will be no adverse effect on state regulation as a result of the Merger.

VI.       ACCOUNTING TREATMENT

          In accordance with the Merger Policy Statement,56/ proper accounting principles will be applied to the Merger. The proposed transaction will be accounted for using the purchase method of accounting because the necessary

---------------

56/  Merger Policy Statement at 68,604.

conditions to apply pooling of interest accounting are not met by the structure of this business combination.57/ The purchase method has been approved by the Commission when the pooling of interests method is not appropriate.58/ The acquisition premium recorded under the purchase method of accounting may be pushed down to the EUA operating companies.59/ Recording the acquisition premium on the acquired companies' books is consistent with SEC guidance,60/ and the Commission has approved it previously.61/

          Section IV.A., above, explains that the Applicants expect to achieve savings and efficiencies for their customers as a result of this Merger. To the extent the acquisition premium and transaction costs are pushed down, the retail operating companies are seeking permission from state authorities to recover the acquisition premium and transaction costs in rates when it can be demonstrated that such savings and efficiencies have been achieved.62/ The operating companies subject to the Commission's jurisdiction will seek rate recovery only if Commission policy changes to permit such recovery.

---------------

57/ This acquisition is being accomplished by an exchange of EUA's shares for cash, not by an exchange of EUA shares for NEES shares as required under the pooling rules.

58/ MidAmerican Energy Co., 85 FERC at 62,370; PG&E Corp. and Valero Energy Corp., 80 FERC paragraph 61,041 (1997); Enron Corp. and Portland General Corp., 78 FERC paragraph 61,179, 61,739-40; Entergy Services, Inc. and Gulf States Utils. Co., 65 FERC paragraph 61,332, 62,532-40 (1993).

59/ That premium would then be moved to the appropriate NEES company upon conclusion of the OpCo Mergers.

60/  See APB Opinion No. 16.

61/ See El Paso Electric Co. and Central and South West Services, Inc., 68 FERC paragraph 61,181, 61,918-19 (1994); Entergy Services, 65 FERC at 62,537.

62/  See Section V.B.2, above.

          Finally, consistent with Commission policy, Applicants will submit their proposed accounting entries to the Commission for approval within six months after the Merger is consummated.63/ This submission will provide all accounting entries necessary to reflect the Merger, along with appropriate narrative explanations describing the bases for the entries.


VII.      INFORMATION REQUIRED OF APPLICANTS BY SECTION 33.2
          OF THE COMMISSION'S REGULATIONS

          A.   The exact name and address of the principal business office.

          The address of the principal business office to be used for the NEES companies is:

               New England Power Company
               25 Research Drive
               Westborough, MA 01582


          The address of EUA's principal business office is:

               Eastern Utilities Associates
               1 Liberty Square
               Boston, MA  02107

---------------

63/ MidAmerican Energy Co., 85 FERC at 62,370; 18 C.F.R. Pt. 101, Electric Plant Instruction No. 5 and Account 102, paragraph B (1998).

          B. Name and address of the person authorized to receive notices and communications with respect to application.

For the NEES Companies:

Edward Berlin, Esq.                     Thomas G. Robinson, Esq.
Kenneth G. Jaffe, Esq.                  New England Power Company
Scott P. Klurfeld, Esq.                 25 Research Drive
Swidler Berlin Shereff Friedman, LLP    Westborough, MA 01582
3000 K Street, N.W., Suite 300          Telephone: 508-389-2877
Washington, DC 20007-5116               Facsimile:  508-389-2463
Telephone: 202-424-7500                 robint@neesnet.com
Facsimile:  202-424-7643
eberlin@swidlaw.com
kgjaffe@swidlaw.com
spklurfeld@swidlaw.com

For EUA:
David A. Fazzone, Esq. of
David A. Fazzone, P.C., and
McDermott, Will & Emery
28 State Street
Boston, Massachusetts 02109-1775
Telephone: 617-535-4000
Facsimile:  617-535-3800
dfazzone@mwe.com

          C.   Designation of the territories served by counties and states.

          NEP provides transmission service through facilities located in Massachusetts, Rhode Island, New Hampshire, and Vermont. It also continues to provide very limited wholesale electric service to a few customers.

          Granite State Electric Company provides retail electric service in 23 municipalities in Cheshire, Grafton, Hillsborough, Rockingham, and Sullivan Counties in New Hampshire.

          Massachusetts Electric provides retail electric service in 149 municipalities in Berkshire, Bristol, Essex, Franklin, Hampden, Hampshire, Middlesex, Norfolk, Suffolk, and Worcester Counties in Massachusetts.

          Nantucket Electric Company provides retail electric service in the County of Nantucket in Massachusetts.

          Narragansett provides retail electric service in 27 municipalities in Bristol, Kent, Newport, Providence, and Washington Counties in Rhode Island.

          New England Electric Transmission Corporation, New England Hydro-Transmission Corporation, and New England Hydro-Transmission Electric Company, Inc. provide high-voltage transmission service in New Hampshire or Massachusetts.

          AllEnergy sells electric power and other energy products as a marketer throughout the Northeast and elsewhere in the United States.

          Montaup provides transmission service through facilities located in Massachusetts and Rhode Island.

          Blackstone Valley provides retail electric service in the cities of Central Falls, Pawtucket, Woonsocket, and four surrounding towns in Rhode Island.

          Eastern Edison provides retail electric service in Brockton and Fall River, Massachusetts, and 20 other cities and towns in southeastern Massachusetts.

          Newport Electric provides retail electric service in Jamestown, Middleton, Newport and Portsmouth, Rhode Island.

          D. A general statement briefly describing the facilities owned or operated for transmission of electric energy in interstate commerce or the sale of electric energy at wholesale in interstate commerce.

          NEP is engaged in the wholesale sale and transmission of electric energy in interstate commerce. NEP owns approximately 2,200 miles of transmission lines that are used to transmit power in New England. As described above in Section III, NEP owns minority, non-operating interests in certain nuclear generating facilities and a very small minority interest in one oil-fired plant.

          Narragansett owns approximately 300 miles and Massachusetts Electric owns approximately 80 miles of transmission facilities that are controlled by NEP under integrated facilities agreements.

          Three other NEES subsidiaries own and operate a total of approximately 139 miles of bi-polar transmission facilities that comprise part of the transmission intertie between New England and Hydro Quebec: New England Electric Transmission Corporation, New England Hydro-Transmission Corporation, and New England Hydro-Transmission Electric Company, Inc.

          NEES, as stated above, is a registered holding company and, as such, is subject to regulation by the SEC. NEES does not directly own any facilities subject to the Commission's jurisdiction.

          Montaup is engaged in the wholesale sale and transmission of electric energy in interstate commerce. As described above in Section III, it owns minority, non-operating interests in certain nuclear generating facilities, but has sold or entered into sales agreements regarding all other generation facilities it once owned. Besides owning transmission facilities, it leases transmission facilities from its affiliates.

          Eastern Edison is the direct holding company of Montaup. It owns with Montaup approximately 4,600 miles of transmission and distribution lines.

          Blackstone Valley owns approximately 1,700 miles of transmission and distribution lines.

          Newport Electric owns approximately 800 miles of transmission and distribution lines.

          EUA, as stated above, is a registered holding company and, as such, is subject to regulation by the SEC. It does not directly own any facilities subject to the Commission's jurisdiction.

          E. Whether the application is for disposition of facilities by sale, lease, or otherwise, a merger or consolidation of facilities, or for purchase or acquisition of securities of a public utility, also a description of the consideration, if any, and the method of arriving at the amount thereof.

          The Merger involves the acquisition by NEES of EUA, and subsequent mergers of their respective operating companies, as described in Section IV of the Application, above. A copy of the Merger Agreement is included as Exhibit H to this Application.

          F. A statement of facilities to be disposed of, consolidated, or merged, giving a description of their present use and of their proposed use after disposition, consolidation, or merger. State whether the proposed disposition of facilities or plan for consolidation or merger includes all the operating facilities of the parties to the transaction.

          The Merger includes all of the operating facilities of Applicants, including all franchises, permits and operating rights owned by them and their subsidiaries. Following the Merger, all jurisdictional facilities will be operated in substantially the same manner as they are currently operated.

          G. A statement (in the form prescribed by the Commission's Uniform System of Accounts for Public Utilities and Licensees) of the cost of the facilities involved in the sale, lease, or other disposition or merger or consolidation. If original cost is not known, an estimate of original cost based, insofar as possible, upon records or data of the applicant or its predecessors must be furnished, together with a full explanation of the manner in which such estimate has been made, and a description and statement of the present custody of all existing pertinent data and records.

          See Exhibit C to this Application.

          H. A statement as to the effect of the proposed transaction upon any contract for the purchase, sale, or interchange of electric energy.

          Except as described in this Application and the accompanying Section 205 Filing, the Merger will not have any known effect on the rights, interests or obligations of the parties to contracts for the purchase, sale, transmission or interchange of electric energy involving NEES, the NEES Companies, EUA, or the EUA Companies.

          I. A statement as to whether or not any application with respect to the transaction or any part thereof is required to be filed with any other Federal or State regulatory body.

          The following are the other regulatory approvals or filings that are contemplated being made and copies are included with this Application in Exhibit G or will be provided upon filing:

          1. NEES and EUA will file an application with the SEC for approval of the Merger pursuant to PUHCA.

          2. Montaup, as holder of minority interests in several nuclear facilities as described above, will file an application with the Nuclear Regulatory Commission for approval because the Merger will transfer these facilities to NEP.

          3. NEES and EUA obtained on April 30, 1999, from the Federal Trade Commission early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

          4. NEP and Montaup are filing contemporaneously an application for approval of consolidation of NEP's and Montaup's transmission rates, as a rate change under Section 205 of the FPA and are requesting consolidation of the proceedings. A Section 205 filing modifying Montaup's CTC will be made if required.

          5. Requests for approval of the Merger and approval of a rate plan have been made with the Massachusetts Department of Telecommunications & Energy and will shortly be filed with the Rhode Island Public Utilities Commission.

          6. Requests for approval of the Merger will be filed with the Connecticut Department of Public Utility Control, the Vermont Department of Public Service and the New Hampshire Public Utilities Commission, if required.

          J. The facts relied upon by applicants to show that the proposed disposition, merger, or consolidation of facilities or acquisition of securities will be consistent with the public interest.

          See Section V of this Application, above.

          K. A brief statement of franchises held, showing date of expiration if not perpetual.

          The retail distribution affiliates of NEES and EUA have franchises. The franchises of those companies that are Applicants are listed below.

          Massachusetts Electric Company has non-exclusive franchise rights to serve in the following cities and towns located in the Commonwealth of
Massachusetts: Adams, Alford, Amesbury, Andover, Athol, Attleboro, Auburn, Ayer, Barre, Belchertown, Bellingham, Berlin, Beverly, Billerica, Blackstone, Bolton, Boxford, Brimfield, Brookfield, Charlemont, Charlton, Chelmsford, Cheshire, Clarksburg, Clinton, Douglas, Dracut, Dudley, Dunstable, East Brookfield, East Longmeadow, Egremont, Erving, Essex, Everett, Florida, Foxborough, Franklin, Gardner, Gloucester, Goshen, Grafton, Granby, Great Barrington, Groton, Hamilton, Hampden, Hancock, Hardwick, Harvard, Haverhill, Hawley, Heath, Hingham, Holbrook, Holland, Hopedale, Hubbardston, Lancaster, Lawrence, Leicester, Lenox, Leominster, Lowell, Lynn, Malden, Manchester, Marlborough, Medford, Melrose, Mendon, Methuen, Milford, Millbury, Millville, Monroe, Monson, Montery, Mt. Washington, Nahant, Nantucket, New Braintree, Newbury, Newburyport, New Marlborough, New Salem, North Adams, Northampton, North Andover, Northborough, Northbridge, North Brookfield, Norton, Oakham, Orange, Oxford, Palmer, Paxton, Pepperell, Petersham, Phillipston, Plainville, Quincy, Randolph, Rehoboth, Revere, Rockport, Rowe, Royalston, Rutland, Salem, Salisbury, Saugus, Seekonk, Sheffield, Shirley, Shutesbury, Southborough, Southbridge, Spencer, Stockbridge, Sturbridge, Sutton, Swampscott, Tewksbury, Topsfield, Tyngsborough, Upton, Uxbridge, Wales, Ware, Warren, Warwick, Webster, Wendell, Wenham, Westborough, West Brookfield, Westford, Westminster, West Newbury, West Stockbridge, Weymouth, Wilbraham, Williamsburg, Williamstown, Winchendon, Winthrop, Worcester, Wrentham.

          Narragansett has retail exclusive electric distribution franchises in the State of Rhode Island, including the cities and towns of Barrington, Bristol, Charlestown, Coventry, Cranston, East Greenwich, East Providence, Exeter, Foster, Glocester, Hopkinton, Johnston, Little Compton, Narragansett, North Kingstown, North Providence, Providence, Richmond, Scituate, Smithfield, South Kingstown, Tiverton, Warren, Warwick, Westerly, West Greenwich, and West Warwick.

          Eastern Edison has retail franchises in the following communities in the Commonwealth of Massachusetts: Abington, Avon, Bridgewater, Brockton, Cohasset, Dighton, East Bridgewater, Easton, Fall River, Halifax, Hanson, Hanover, Norwell, Pembroke, Rockland, Scituate, Somerset, Stoughton, Swansea, West Bridgewater, Westport, and Whitman.

          Blackstone Valley has retail franchises in the following communities in the State of Rhode Island: Central Falls, Cumberland, Lincoln, North Smithfield, Pawtucket, Woonsocket and Burrillville.

          Newport Electric has retail franchises in the following communities in the State of Rhode Island: Jamestown, Middletown, Newport, and Portsmouth.

          L. A form of notice suitable for publication in the Federal Register, which will briefly summarize the facts contained in the application in such way as to acquaint the public with its scope and purpose.

          A form of notice suitable for publication in the Federal Register is attached to this Application, both in hard copy form and on diskette.

VIII.     EXHIBITS REQUIRED PURSUANT TO SECTION 33.3 OF THE
          COMMISSION'S REGULATIONS

          Pursuant to Section 33.3 of the Commission's regulations, the following Exhibits are submitted, which are attached to and included with this
Application:

          Exhibit A.     Copies of All Resolutions of Directors.
          Exhibit B.     Statement of Intercorporate Relationships.
          Exhibit C.     Statements A and B, FERC Form No. 1.
          Exhibit D.     Statement of All Known Contingent Liabilities.
          Exhibit E.     Statement C, FERC Form No. 1.
          Exhibit F.     Analysis of Retained Earnings.
          Exhibit G.     Copies of All Applications Filed with Other Federal and
                         State Regulatory Bodies and Certified Copies of Each
                         Order Relating Thereto, Where Applicable.
          Exhibit H.     Copies of All Contracts with Respect to the Merger.
          Exhibit I.     Map.


IX.       REQUEST FOR APPROVAL OF NATIONAL GRID-NEES MERGER
          WITH RESPECT TO EUA COMPANIES AND FOR INCORPORATION
          BY REFERENCE OF REQUIRED EXPLANATIONS AND EXHIBITS

          The NEES Companies currently have pending in Docket No. EC99-49-000 a request for approval of a merger that will make NEES a subsidiary of National Grid. If the National Grid-NEES merger is completed before the OpCo Mergers, Commission approval would be required for the acquisition by National Grid of the EUA Companies resulting from the National Grid-NEES merger. For administrative efficiency, Applicants request that such approval be granted in connection with approval of this Application because the National Grid transaction satisfies the Commission's merger policy criteria with respect to the EUA Companies in the same manner as it does with respect to the NEES Companies.

          As explained in the National Grid-NEES application, National Grid is a holding company incorporated in England and Wales. It owns all the shares of The National Grid Company plc, a corporation that is the world's largest privately-owned independent electric transmission company. The National Grid Company owns, operates and maintains the high voltage network in England and Wales, which connects power stations with distribution networks. The National Grid Company is also responsible for scheduling and dispatching generation to meet demand second-by-second and manages and controls the software systems to do so. Additionally, The National Grid Company owns and operates interconnectors that enable electricity to be transferred between the England and Wales market and Scotland and France.

          The National Grid-NEES application demonstrates that their merger is in the public interest, satisfying the three requirements for approval established by the Commission. The same criteria are equally satisfied with respect to the EUA Companies.

          First, as in the case of the NEES Companies, the EUA Companies do not have facilities or sell products in any common geographic markets with National Grid and its related companies.64/ Since National Grid and the EUA Companies do not conduct business in the same geographic markets, there can be no adverse impact on competition.65/

---------------

64/ Attachment 2 is a declaration from Dr. Kahwaty confirming that the competition analysis applicable to the NEES Companies and National Grid applies equally to the EUA Companies.

65/ It should be noted that on April 9, 1999, the Federal Trade Commission granted the request for early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 filed by NEES and National Grid. A copy of that termination notice was filed in Docket No. EC99-49-000 on April 14, 1999.

          Second, the combination of EUA with NEES in the overall context of a National Grid acquisition will not increase rates, but instead will serve to lower costs through improved efficiency and enhanced operations of EUA's existing operating companies. These savings will be both direct, in terms of reduced costs for transmission and distribution services, and indirect by producing improvements in the transmission and distribution network that will in turn improve the overall operations of the electricity market.

          Finally, bringing the EUA Companies into the National Grid-NEES merger will not adversely affect either federal or state regulation. With respect to federal regulation, there will be no change in the relationship among the EUA system of companies, and hence there will be no impact on federal regulation for transactions among those companies. With respect to the new affiliate relationships created by the National Grid-NEES merger, the EUA Companies will make the same commitment as the NEES Companies have done: they commit to abide by Commission policy with respect to sales of non-power goods and services for transactions between the EUA Companies and National Grid or its affiliates.66/ With respect to state regulation, the structure of the EUA Companies will not be changed by the National Grid-NEES merger. Each state commission that currently has authority over the EUA operating companies will continue to have authority over the rates, services and operations of those companies.

---------------

66/ This separate commitment is applicable only for the interim period until the OpCo Mergers are completed, since at that point, only NEES Companies survive.

          Because (i) the analysis supporting approval of the National Grid-NEES merger is exactly the same for the EUA Companies as it is for the NEES Companies, and (ii) the specific information regarding National Grid that is not included in this Application is included in the National Grid-NEES application in Docket No. EC99-49, and (iii) administrative efficiency would be served by avoiding the duplicative filing in this proceeding of the same materials that are already included in that existing docket, Applicants request that the Commission incorporate by reference all materials in Docket No. EC99-49 that are needed to support approval here of the acquisition of the EUA Companies by National Grid.


X.        PROCEDURAL MATTERS

          The facts and analysis provided in this Application demonstrate that the Merger will not have an adverse effect on competition, rates or regulation. It easily satisfies all requirements of Section 203 of the FPA, as implemented by Commission regulation and policy, and thus is in the public interest. Consequently, Applicants, NEES and EUA, as well as National Grid, respectfully request, on the basis of the facts and analysis set forth in this Application both directly and incorporated by reference, that by July 31, 1999, the Commission act without hearing (i) to approve the Merger and, (ii) if required, grant approval of the acquisition of the EUA Companies by National Grid.

XI.       CONCLUSION

          For the foregoing reasons, Applicants, NEES and EUA respectfully request that the Commission: (1) approve both the HoldCo Merger and the OpCo Mergers under Section 203 of the FPA, (2) approve the acquisition by National Grid of the EUA Companies (to the extent required), (3) grant any other authorizations, approvals or waivers necessary or appropriate to allow this Application to be accepted for filing and granted; and (4) issue such approvals, authorizations and waivers expeditiously, without condition, modification or trial-type hearing.

Respectfully submitted,


/s/ Scott P. Klurfeld                   /s/ David A. Fazzone
------------------------------------    ----------------------------------------
Edward Berlin, Esq.                     David A. Fazzone, Esq. of
Kenneth G. Jaffe, Esq.                  David A. Fazzone, P.C., and
Scott P. Klurfeld, Esq.                 McDermott, Will & Emery
Swidler Berlin Shereff Friedman, LLP    28 State Street
3000 K Street, N.W., Suite 300          Boston, Massachusetts 02109-1775
Washington, D.C.  20007-5116            (617) 535-4000
(202) 424-7500                          Attorney for Montaup Electric Company
                                        and Affiliated Applicants
Thomas G. Robinson, Esq.
New England Power Company
25 Research Drive
Westborough, MA 01582
(508) 389-2877
Attorneys for New England Power
  Company and Affiliated Applicants

May 5, 1999

                                [FORM OF NOTICE]

                            UNITED STATES OF AMERICA
                                   BEFORE THE
                      FEDERAL ENERGY REGULATORY COMMISSION

NEW ENGLAND POWER COMPANY                             )
MASSACHUSETTS ELECTRIC COMPANY                        )
THE NARRAGANSETT ELECTRIC COMPANY                     )
NEW ENGLAND ELECTRIC TRANSMISSION                     )
  CORPORATION                                         )   Docket No. EC99-70-000
NEW ENGLAND HYDRO-TRANSMISSION                        )
  CORPORATION                                         )
NEW ENGLAND HYDRO-TRANSMISSION                        )
  ELECTRIC COMPANY, INC.                              )
ALLENERGY MARKETING COMPANY, L.L.C.                   )
MONTAUP ELECTRIC COMPANY                              )
BLACKSTONE VALLEY ELECTRIC COMPANY                    )
EASTERN EDISON COMPANY                                )
NEWPORT ELECTRIC CORPORATION                          )
RESEARCH DRIVE LLC                                    )

                                NOTICE OF FILING


          Take notice that on May 5, 1999, New England Power Company ("NEP") and its affiliates holding jurisdictional assets (Massachusetts Electric Company, The Narragansett Electric Company, New England Electric Transmission Corporation, New England Hydro-Transmission Corporation, New England Hydro-Transmission Electric Company, Inc., and AllEnergy Marketing Company, L.L.C.) (collectively, the "NEES Companies"), Montaup Electric Company and its affiliates holding jurisdictional assets (Blackstone Valley Electric Company, Eastern Edison Company, Newport Electric Corporation) (collectively, the "EUA Companies"), and Research Drive LLC submitted for filing an application under
Section 203 of the Federal Power Act (16 U.S.C. ss. 824b) and Part 33 of the Commission's Regulations (18 C.F.R. ss. 33.1 et seq. (1998)) seeking the Commission's approval and related authorizations to effectuate a merger, the result of which would be to merge New England Electric System ("NEES"), the parent company of the NEES Companies, with the Eastern Utilities Associates ("EUA"), the parent company of the EUA Companies. Through the Merger, EUA will become a wholly-owned subsidiary of NEES, and will subsequently be consolidated into NEES. In addition, the Application seeks the Commission's approval and authorization for the subsequent mergers and consolidations of the complementary operating companies of the two systems that hold jurisdictional assets. Finally, the Application requests approval, if required, of the acquisition by The National Grid Group plc ("National Grid") of the EUA Companies resulting from the proposed merger of National Grid and NEES, approval of which has been sought in Docket No. EC99-49-000.

          The Application states that it (i) includes all the information and exhibits required by Part 33 of the Commission's regulations and the Commission's Merger Policy Statement with respect to the Merger; (ii) incorporates by reference any additional materials required with respect to the acquisition by National Grid of the EUA Companies; and (iii) easily satisfies the criteria set forth in the Commission's Merger Policy Statement. The Application requests that the Commission grant whatever waivers or authorizations are needed and grant approval without condition, modification or an evidentiary, trial-type hearing. The Application states that the parties are seeking to close the Merger expeditiously and thus the Applicants have requested Commission approval by July 31, 1999.

          The Applicants have served copies of the filing on the state commissions of Connecticut, Massachusetts, New Hampshire, Rhode Island and Vermont.

          Any person desiring to be heard or to protest said application should file a motion to intervene or protest with the Federal Energy Regulatory Commission, 888 First Street, N.E., Washington, D.C. 20426 in accordance with Rules 211 and 214 of the Commission's Rules of Practice and Procedure (18 C.F.R.
385.211 and 18 C.F.R. 385.214). All such motions or protests should be filed on or before . Protests will be considered by the Commission in determining the appropriate action to be taken, but will not serve to make the protestants parties to the proceeding. Any person wishing to become a party must file a motion to intervene. Copies of this filing are on file with the Commission and are available for public inspection.

                                                                    Attachment 1

[LECG Logo]

                            UNITED STATES OF AMERICA
                                   BEFORE THE
                      FEDERAL ENERGY REGULATORY COMMISSION

NEW ENGLAND POWER COMPANY                              )
MASSACHUSETTS ELECTRIC COMPANY                         )
THE NARRAGANSETT ELECTRIC COMPANY                      )
NEW ENGLAND ELECTRIC TRANSMISSION                      )
   CORPORATION                                         )   Docket No. EC99-_____
NEW ENGLAND HYDRO-TRANSMISSION                         )
   CORPORATION                                         )
NEW ENGLAND HYDRO-TRANSMISSION                         )
   ELECTRIC COMPANY, INC.                              )
ALLENERGY MARKETING COMPANY, L.L.C.                    )
MONTAUP ELECTRIC COMPANY                               )
BLACKSTONE VALLEY ELECTRIC COMPANY                     )
EASTERN EDISON COMPANY                                 )
NEWPORT ELECTRIC CORPORATION                           )
RESEARCH DRIVE LLC                                     )

                         Declaration of Henry J. Kahwaty

I, Henry J. Kahwaty, declare:


I.   Introduction.

1. My name is Henry J. Kahwaty. I am a Senior Managing Economist with LECG (formerly Law & Economics Consulting Group, Inc.). LECG is a firm providing management consulting and expert analysis in the areas of economics, finance, and accounting. My business address is 1600 M Street, N.W., Suite 700, Washington, D.C. 20036.

2. I received my Ph.D. in Economics from the University of Pennsylvania in 1991. My fields of specialization include industrial organization and public economics. Industrial organization involves the study of competition and regulation in individual markets. Prior to joining LECG, I worked for nearly four years as an economist for the Antitrust Division of the U.S. Department of Justice. I have analyzed the competitive implications of numerous mergers, both during my employment with the Antitrust Division and with LECG. I have worked on competition issues in electricity, telecommunications, and other network industries, and I have broad experience in applied microeconomic analysis. A copy of my curriculum vitae is provided as Exhibit HJK-1.

3. I have been asked by counsel for New England Power Company ("New England Power") and Montaup Electric Company ("Montaup") to consider the competitive implications of the proposed acquisition of Eastern Utilities Associates ("EUA") by New England Electric System ("NEES").1 This Declaration summarizes my analysis of the acquisition.

4. I conclude that this acquisition will not result in any reduction in competition because NEES, EUA, and their affiliates have divested nearly all of their generation facilities or entitlements to others and have exited the generation business as a part of the industry restructuring efforts of several states and the Federal Energy Regulatory Commission ("FERC" or "Commission"). While both systems continue to hold minor entitlements in generation assets, their shares of generation are de minimus, and both are committed to divesting their small remaining

---------------

1    New England Power is a subsidiary of NEES; Montaup is a subsidiary of EUA.

     entitlements. Furthermore, the merged company will not have controlling interests in any generation facility. As a result, the merged company will not be able to withhold supply in an effort to increase prices. In addition, there is no competition between NEES and EUA affiliates for the provision of transmission services. Transmission services will continue to be available under the open access tariffs of NEPOOL and the merged company. Finally, the transaction will not result in harm to competition arising from vertical effects. Both systems supply transmission and distribution services at regulated rates under open access tariffs, and neither controls other inputs, such as fuel supplies or equipment, necessary for the generation or delivery of electricity. Thus, the proposed acquisition of EUA by NEES will not result in harm to competition.


II.  Background.

5. NEES is a holding company whose affiliates own and operate electric transmission and distribution assets in New England. In particular, NEES subsidiary New England Power owns transmission assets located in Massachusetts, New Hampshire, and Vermont. In addition, New England Power operates transmission facilities in Rhode Island and Massachusetts through integrated transmission agreements with its affiliates, The Narragansett Electric Company and Massachusetts Electric Company. Other NEES affiliates own and operate transmission facilities interconnecting New England and

     Quebec.2 The NEES distribution companies include Massachusetts Electric Company, Nantucket Electric Company, The Narragansett Electric Company, and Granite State Electric Company. Massachusetts Electric Company and Nantucket Electric Company provide distribution service in Massachusetts; The Narragansett Electric Company provides distribution service in Rhode Island; and Granite State Electric Company provides distribution service in New Hampshire. NEES also owns several unregulated companies that market energy or provide other services. These companies operate primarily in the northeastern United States. As a result, virtually all of the NEES companies' revenues are derived from services provided primarily in the states of Massachusetts, Rhode Island, and New Hampshire.3

6. Pursuant to electric utility restructuring legislation enacted in Rhode Island, Massachusetts, and New Hampshire and settlement agreements approved by state regulators and the FERC, New England Power recently completed a divestiture of its fossil and hydroelectric generation assets and its power purchase contracts to USGen New England, Inc. This divestiture was

---------------

2 These affiliates include New England Electric Transmission Corporation, New England Hydro-Transmission Corporation, and New England Hydro-Transmission Electric Company, Inc.

3 Revenues from activities outside the northeastern United States are generated by NEES subsidiary NEES Global, Inc. This subsidiary performs certain consulting services within and outside the United States. In addition, NEES subsidiary AllEnergy recently purchased Griffith Consumers Company, a distributor of residential and commercial heating oil in Washington, D.C., and in parts of Maryland, Delaware, Virginia, and West Virginia.

     finalized on September 1, 1998. Prior to divestiture, New England Power owned approximately 5,450 MW of generation capacity, including fossil, hydroelectric, nuclear, and purchased power contracts. All of its generation capacity was located in New England. New England Power divested over 5,000 MW of this capacity, including the sale of its ownership stakes in 18 power plants and the assignment or transfer of its entitlements under 23 power contracts, to USGen New England. As a result, New England Power retained only approximately 400 MW of generation capacity. This capacity includes minority interests in three operating nuclear facilities and one fossil generation facility.

     o Millstone 3. New England Power owns 12.21 percent of the Millstone 3 nuclear generation station. This represents a generation capacity of 139 MW.4

     o Seabrook 1. New England Power owns 9.96 percent of the Seabrook 1 nuclear generation station. This represents a generation capacity of 116 MW.5

     o Vermont Yankee. New England Power has a net entitlement to 17.98 percent of the Vermont Yankee nuclear generation station. This represents a generation capacity of 90 MW.6

---------------

4 NEPOOL Forecast Report of Capacity, Energy, Loads and Transmission 1997-2006 ("1997 CELT Report"), April 1, 1997 at 18.

5 NEPOOL Forecast Report of Capacity, Energy, Loads and Transmission 1998-2007 ("1998 CELT Report"), April 1, 1998 at 19.

6 This is New England Power's share of Vermont Yankee's summer capability rating. New England Power's share of this facility's winter capability rating is 95 MW. 1998 CELT Report at 19. New England Power owns 20 percent of Vermont Yankee, but it has resold a portion to a group of municipals.

     o Wyman 4. New England Power owns 9.27 percent of the Wyman 4 oil-fired steam turbine generating station. This represents a generation capacity of 57 MW.7

7. EUA is a holding company whose affiliates own and operate electric transmission and distribution assets in Massachusetts and Rhode Island. In particular, EUA subsidiary Montaup owns transmission assets in Massachusetts and leases transmission facilities from affiliates in both Massachusetts and Rhode Island. The EUA distribution companies include Eastern Edison Company, Blackstone Valley Electric Company, and Newport Electric Corporation. Eastern Edison Company provides distribution service in Massachusetts, and both Blackstone Valley Electric Company and Newport Electric Corporation provide distribution service in Rhode Island. The EUA distribution companies do not provide transmission services. EUA also owns several unregulated companies active in energy-related businesses, including the energy management company, Cogenex Corporation.

8. As with New England Power, Montaup has sold or entered into agreements to sell nearly all of its generation assets to other companies pursuant to electric utility restructuring legislation and settlement agreements approved by regulators in Rhode Island, Massachusetts, and at the FERC. Prior to its divestitures, Montaup owned or held equity interest in approximately 570 MW of generation capacity, all in New England. It also

---------------

7    1998 CELT Report at 19.

     held power purchase entitlements in an additional 500 MW. Montaup, however, recently has sold or entered into agreements to sell its fossil and hydroelectric generation capacity. It has also signed agreements for the transfer of power purchase contracts and for a buyout of its 11 percent power entitlement from the Pilgrim nuclear generation station. Overall, Montaup has sold, or agreed to sell or transfer, assets and rights to purchase power entitlements to Constellation Power Source (an affiliate of Baltimore Gas and Electric), NRG Energy (an affiliate of Northern State Power), FPL Group, BayCorp Holdings (an affiliate of Great Bay Power), Southern Energy (an affiliate of Southern Company), TransCanada Power Marketing, and others.8 Montaup's remaining generation resources are minority shares in three nuclear generating stations including:

     o Millstone 3. Montaup owns 4.01 percent of the Millstone 3 nuclear generation station. This represents a generation capacity of 46 MW.9

     o Vermont Yankee. Montaup has a net entitlement to 2.25 percent of the Vermont Yankee nuclear generation station. This represents a generation capacity of 11 MW.10

---------------

8 Montaup's sales of generation assets and entitlements to Southern Energy, TransCanada Power Marketing, and NRG Energy, and Newport Electric Corporation's sale to Wabash Power Equipment, have been completed. The remaining asset and entitlement sales or transfers are pending.

9    1998 CELT Report at 15.

10 This is Montaup's share of Vermont Yankee's summer capability rating. Montaup's share of this facility's winter capability rating is 12 MW. 1998 CELT Report at 15. Montaup owns 2.5 percent of Vermont Yankee, but it has resold a portion to a group of municipals.

     o Pilgrim. Montaup has a purchased power agreement with Entergy giving Montaup an entitlement to 11 percent of the output of this nuclear station in 1999. This represents a generation capacity of 74 MW.11 This entitlement declines over time and ends after 2004.12

     These resources represent a total of approximately 131 MW of generation capacity currently, declining to 57 MW after 2004.

9. Industry restructuring in New England has involved the unbundling of generation, transmission, and distribution, and the advent of the retail marketing of electricity. Transmission and distribution remain regulated activities, and competition is being introduced in generation and retail supply. An independent system operator, ISO New England, was established on July 1, 1997.13 ISO New England is responsible for managing the New England region's electric bulk power generation and transmission systems and administering the region's open access transmission tariff. The region's open access transmission tariff includes a combination of "license plate" and "postage stamp" pricing. This allows power to be transmitted from any

---------------

11   1998 CELT Report at 15.

12 Montaup presently has a life-of-unit purchase power agreement with Boston Edison Company covering 11 percent of the energy generated by the Pilgrim station. Boston Edison Company is selling Pilgrim to Entergy Nuclear Generating Company, and Montaup has an agreement with Entergy Nuclear Generating to purchase power from this unit. The purchase power agreement entitles Montaup to 11 percent of the output of the Pilgrim station in 1999. This entitlement declines to 8.8 percent in 2002, 5.5 percent in 2003 and 2004, and ends thereafter.

13 The FERC approved the creation of the ISO New England in 79 FERC paragraph 61,374 (1997), reh'g denied, 85 FERC paragraph 61,242 (1998).

     location in New England to load on a transmission provider's system at uniform, flat rates that vary among the transmission providers. The ISO also operates the wholesale electric power market for New England and settles "spot" transactions. In addition, it tracks bilateral contracts between market participants.

10. Access to New England's transmission system has been opened to all competitors in electric generation via the region's open access transmission tariff and the open access transmission tariffs of the individual utilities owning transmission assets. Participants who desire to reserve transmission services for the supply of electricity into the New England region, or through the New England region, can do so through ISO New England. An Internet-based Open Access Same Time Information System ("OASIS") has been designed to provide participants with real-time information about the transmission system. Participants can use the OASIS to reserve transmission services. NEPOOL's rates for transmission services are derived from the actual costs of building and maintaining transmission facilities and are reviewed and approved by the FERC.


III. The Analysis of Market Power.

11. Market power is the ability profitably to increase and maintain prices above competitive levels for a significant period of time. My analysis of the proposed acquisition of EUA by NEES addresses whether this transaction will create or enhance market power or otherwise facilitate its exercise.

12. The analysis of the competitive implications of mergers typically has several parts. The first part includes the definition of the relevant market or markets, the identification of the participants in these markets, and the calculation of market shares and market concentration. Market concentration is a measure that reflects that extent to which a few firms account for market sales or capacity.14 Markets with many firms and low levels of concentration are generally presumed to be competitive. Markets with fewer firms and high levels of concentration require more detailed analysis to determine whether significant market power exists. Thus, market concentration is used to distinguish between markets where there are enough participants to result in competitive outcomes and markets where an analysis of other structural market features is required to evaluate the prospects for a successful exercise of market power.

---------------

14 The Herfindahl-Hirschman Index ("HHI") is a commonly used measure of market concentration. This index is calculated by summing the squares of the market shares of the firms in the market. For example, a market with three firms with market shares of 35 percent, 40 percent, and 25 percent would have an HHI value of 35(squared) + 40(squared) + 25 (squared) or 3,450. Markets with a large number of firms, each with a small market share, have HHI values near zero. Markets served by only one provider have an HHI of 1002 or 10,000.

13. In its Policy Statement15 on mergers, the FERC adopted the market concentration screening criteria set out in the Horizontal Merger Guidelines of the U.S. Department of Justice and the Federal Trade Commission.16 (These screens are described in more detail in the Appendix to this Declaration.) When a merger fails to satisfy the safe harbor concentration-based screening criteria, the analysis then considers the competitive effects likely to result from the proposed transaction. Concentration screens consider only market structure; competition analysis moves past structure to consider both conduct and the effect of that conduct on market prices.

14. After analyzing the likely competitive effects, if any, the next step in merger analysis involves the study of the barriers to entry facing new suppliers and the barriers to expansion by existing suppliers. In the absence of significant barriers to entry, existing firms in an industry are not likely to be able to exert substantial market power because any attempt to raise prices above competitive levels would attract the entry of new providers. Thus, entry can deter or counteract an exercise of market power. On the other hand, where barriers to entry are substantial, new providers

---------------

15   Inquiry Concerning the Commission's Merger Policy Under the Federal Power
     Act: Policy Statement, ("Policy Statement"), Order No. 592, 77 FERC 61,263
     (1996).

16 The Horizontal Merger Guidelines were issued April 2, 1992 and revised April 8, 1997. http://www.usdoj.gov/atr/public/guidelines/horiz_book/ hmg1.html.

     would find it difficult or impossible to enter the market in response to an attempt by the incumbent(s) to raise prices above competitive levels.

15. The final step in the analysis is to ask whether an otherwise anticompetitive merger may nevertheless be socially beneficial due to the potential for the merger to result in cost reductions or other efficiencies that would not otherwise be achievable. Efficiencies from economies of scale, the exploitation of complementary assets, expanded applications of research and development, best-practice cost reductions, and others are pro-competitive. The purpose of merger analysis is to consider whether the potential harm to competition from the structural change induced by a merger outweighs any resulting efficiencies from the merger. Regulators should permit mergers when anticipated benefits exceed potential social costs.17 In the next two sections, I discuss whether the proposed acquisition of EUA by NEES will result in harm to competition in the generation and transmission of electricity.

---------------

17 For example, although not the case there, the antitrust enforcement agencies will allow an otherwise anticompetitive merger or acquisition to proceed unchallenged if the imminent failure of one of the merging parties would cause the assets of that firm to exit the relevant market. Horizontal Merger Guidelines at section 5.

IV.  The Proposed Merger Will Not Harm Electric Generation Competition

16. The proposed acquisition of EUA by NEES will not result in harm to competition in the wholesale generation market. New England Power and Montaup own only a de minimus share of the generation in New England. In addition, both are committed to selling their few remaining generation resources, so their ownership of generation is likely only to be temporary. Furthermore, as the merged company will have only minority interests in generation facilities, it will control neither the operations nor the pricing of the NEPOOL market products from these facilities. In particular, due to its lack of operational control, the merged company will not have the ability to exercise market power by restricting output from these facilities. In addition, the New England market recently has experienced both entry by new merchant plants and the expansion of existing plants. This demonstrates that barriers to entry are low and reinforces my conclusion that the merged company will not possess generation market power. My analysis bypasses the definition of relevant markets and the consideration of market concentration screens and instead directly considers competitive effects analysis. However, in the Appendix, I consider recent screening analyses for New England prepared by others. When modified to represent the NEES/EUA transaction, the resulting increases in HHIs are well below the FERC's screening thresholds, further supporting my conclusion that the acquisition of EUA by NEES will not harm competition in wholesale markets.

17. I assume for the purposes of my analysis that the relevant geographic market is NEPOOL. This is reasonable because the pool-wide transmission tariff in New England permits the delivery of power from anywhere in the region covered by ISO New England to a given location for one price and because, under ordinary conditions, NEPOOL dispatch is generally unconstrained by transmission limitations. In the absence of transmission limitations, NEPOOL's transmission pricing allows generation assets located across the region to compete with each other without having cost advantages or disadvantages caused by different transmission fees. This geographic market definition is consistent with the hypothetical monopolist paradigm of the Horizontal Merger Guidelines as it likely represents the most narrow geographic market relevant to the analysis of this merger. Basing the analysis on a larger relevant geographic market would only serve to reduce the market shares of NEES and EUA insomuch as all their generation resources are located with the NEPOOL geographic area.

18. Post-merger, NEES affiliates will own only a de minimus share of generation in New England. Assuming that all of the generation asset sales and purchase power transfers announced by EUA and its affiliates are consummated, the post-merger generation portfolio of NEES and its affiliates will consist solely of minority shares in five power plants resulting in generation resource entitlements totaling 533 MW.18 The merged company's shares of these five facilities are summarized in Exhibit HJK-2.

19. There is over 24,200 MW of generation capacity in New England.19 As a result, the merged firm's post-merger entitlement of 533 MW represents only about two percent of all generation in New England.

20. Furthermore, USGen New England has an option to purchase 98 percent of New England Power's nuclear plant capacity and energy output. This option lasts as long as New England Power retains its interests in these facilities and as long as USGen New England is obligated to supply wholesale standard offer service to NEES's distribution company subsidiaries.20 Any sales to USGen New England are made at the discretion of USGen New England and are

---------------

18 This will fall to 455 MW after 2004 when Montaup's entitlements in the Pilgrim station expire as contemplated in its pending agreement with Entergy Nuclear Generation. See Footnote 12 above.

19 NEPOOL Forecast Report of Capacity, Energy, Loads and Transmission 1999-2008 ("1999 CELT Report"), April 1, 1999 at 5.

20 See Wholesale Sales Agreement between New England Power Company and USGen Acquisition Corporation, August 5, 1997 ("Wholesale Sales Agreement") at
     Article 3 section 3.1. All former retail customers of the NEES and EUA distribution companies in Massachusetts and Rhode Island have an option to take service from the distribution company under a standard contract at regulated rates as opposed to taking service from competitive providers at prices prevailing in the market. Standard offer rates increase over time to encourage customers to move from regulated service to market alternatives. The NEES and EUA distribution companies must make wholesale purchases to meet their standard offer service obligations. For a description of the standard offer, see, for example, Restructuring Settlement Agreement, Massa chusetts Department of Public Utilities Docket Nos. 96-100 and 96-25 ("Restructuring Settlement Agreement"), at section I.B.5, http://www.nees.com/news/settlmnt.htm.

     priced at either spot market rates or regulated rates, depending on the use of the electricity.21 USGen New England has exercised its option and has taken most of the output from New England Power's nuclear entitlements since August 1998. This further limits the amount of capacity and energy under the control of New England Power.

21. The merged company's ownership of these assets will only be temporary, however. New England Power and Montaup have each committed in their Restructuring Agreements with Massachusetts and Rhode Island to endeavor to divest all of their generation resources, including their nuclear entitlements, and are presently attempting to do so.22 Vermont Yankee Nuclear Power Corporation, with both New England Power's and Montaup's support, has signed a letter of intent to sell the Vermont Yankee plant to

---------------

21 The prices for sales to USGen New England are spot market prices for energy, installed capacity, and operable capacity, except for the part of the nuclear output used to provide wholesale standard offer service to NEES distribution companies. Sales to USGen New England for wholesale standard offer service are priced at the lower of spot market rates and rates just below the wholesale standard offer price. See Wholesale Sales Agreement at
     Article 5 section 5.1.

22   See, for example, Restructuring Settlement Agreement at section V.D.1.

     a third party. In addition, New England Power is currently in discussions with a party interested in purchasing its share of Wyman 4. Furthermore, New England Power is obligated to file a plan for divesting its remaining generation with regulators in New Hampshire by July 1, 1999. As a result, the ownership of the generation resources summarized in Exhibit HJK-2 by New England Power, Montaup, or their affiliates is likely to be temporary.

22. Neither New England Power nor Montaup maintains operational control over any generation facility. The firm's largest share in a generation resource post-merger is approximately 20 percent, and its shares of both Seabrook 1 and Wyman 4 are below 10 percent. In addition to lacking operational control, all but one of the generating stations in which the merged company will have entitlements are non-dispatchable nuclear units. As a result, the merged firm will not be able unilaterally to restrict output in an attempt to increase prices.

23. Due to the very small generation entitlements of NEES and EUA affiliates in New England, their commitment to divest these remaining entitlements, and their lack of operational control over their generation resources, I conclude that the proposed acquisition of EUA by NEES will not harm competition in electric generation in New England. In particular, the proposed acquisition will not enable the parties profitably to restrict output or increase prices.

24. New participants have joined the New England market recently by purchasing divested generation resources. Exhibit HJK-3 provides information on several of these firms. Purchasers of generation resources in New England include affiliates of Baltimore Gas and Electric, FPL Group, Northern States Power, PG&E, Sithe Energies, Southern Company, and Wisconsin Energy.

25. Many of these new market participants have announced the construction of new generation facilities or the expansion of existing facilities. Examples include:

     o PG&E Corp. PG&E subsidiary Millennium Power Partners is constructing the Millennium Power natural gas-fueled plant in Charlton, Massachusetts. This facility will have a capacity of 360 MW.23 It is expected to begin operation in the summer of 2000. PG&E affiliates are also developing additional facilities in New England with a total of over 2,000 MW of capacity.24

     o Sithe Energies. Sithe Energy subsidiary Sithe New England has announced plans to build 1,500 MW of new gas-fired units at the Mystic site it acquired from Boston Edison. It has also announced plans to build an additional 750 MW at Boston Edison's former Edgar site.25 In addition, Sithe New England is developing the Medway and Everett

---------------

23 USGen Affiliate Begins Construction of Millennium Power Plant," U.S. Generating Company press release, June 24, 1998, http://www.usgen.com/ news/pr062498.html.

24 "U.S. Generating Co. Completes Acquisition of New England Electric's Generating Facilities," U.S. Generating Company press release, September 1, 1998, http://www.usgen.com/news/pr090198.html.

25 "Sithe New England Construction Plans Include Building 2,250 MW of New Plant," Northeast Power Report, July 17, 1998, at 10.

          gas-fired stations in Massachusetts. Both of these facilities will have a capacity of 1,500 MW and are expected to be in service in 2001.26

     o Southern Company. Southern Company affiliate Southern Energy has announced plans to build a new 525 MW, gas-fired generating unit at the site of the Canal generating station it recently acquired from Commonwealth Energy and EUA.27 In addition, Southern Energy has announced plans to upgrade the Kendall station it acquired from Commonwealth Energy. The upgrade will include environmental improvements in addition to increasing the plant's capacity from 110 MW to 270 MW.28

     Additional merchant plant developers, such as Duke Energy Power Services, have facilities in New England which are either under construction or have regulatory approval.29

26. These examples demonstrate that actual entry into the generation business by a number of firms is occurring in New England. New market participants are not only purchasing existing generation facilities but are also

---------------

26 "Merchant Plant Development Booms But Abandoned Projects Likely," The Energy Report, February 1, 1999.

27   "SEI to Build New 525 MW Plant at Canal Site It Bought From
     ComElectric/EUA," Northeast Power Report, January 15, 1999, at 1.

28 "Southern Energy Plans Environmental, Efficiency Upgrades for Kendall Square Station Power Plant," Southern Company press release, August 19, 1998, http://newsinfo.southernco.com/article.asp?id=522&co=southernco.

29   1998 CELT Report at 31.

     increasing the capacity of existing plants, adding new units at existing generation sites, and developing merchant plants at new locations. This track record of entry and expansion shows that plant sites, fuel supplies, and other inputs are available for new generation facilities. As a result, gaining access to inputs is not a barrier to the development of new facilities or the entry of new competitors. The actual, recent market experience with entry and expansion by wholesale electric market participants in New England further supports my conclusion that the combination of the generation entitlements of affiliates of NEES and EUA will not result in an anticompetitive reduction in electricity output or an increase in wholesale electric prices.

27. In order to confirm my conclusions, I have analyzed several other market power or "Appendix A" studies related to New England that have been filed with the FERC in other dockets in the past few years. My analysis involved considering the implications of the NEES/EUA transaction on these other studies.

28. For example, in February 1999, BEC Energy and Commonwealth Energy Systems filed an analysis of their proposed merger prepared by John Reed (Docket No. EC99-33-000). Adjusting Mr. Reed's analysis to reflect recent divestitures by Montaup and New England Power yields increases in HHIs which are far below the FERC's merger screening thresholds. As discussed in more detail in the Appendix, the HHI values that result for the seven markets analyzed by Mr. Reed are in the moderately concentrated range, and the increases in the HHIs due to the NEES/EUA transaction are all very small. In particular, the increases in the HHIs are all under six (6). Under the FERC's Policy Statement on mergers and the Horizontal Merger Guidelines, such small HHI increases indicate that the acquisition of EUA by NEES is presumed unlikely to raise significant competitive concerns.

29. In September 1997, New England Power, the Narragansett Electric Company, and USGen New England filed a market power analysis related to the divestiture by New England Power and The Narragansett Electric Company of substantially all of their non-nuclear generation resources to USGen New England. This analysis, filed in Docket Nos. EC98-1-000 and ER98-6-000, was prepared by Joe D. Pace. Dr. Pace considered a variety of total capacity and total economic capacity HHIs in his analysis. After adjusting Dr. Pace's analysis to reflect recent divestitures by EUA affiliates, I calculated the increases in the total installed capacity and total economic capacity HHIs due to the NEES/EUA transaction. These calculations yield increases in total installed capacity and total economic capacity HHIs that fall well within the FERC's safe harbor screens. In particular, the increases in the total installed capacity HHIs are less than two (2), and the increases in the total economic capacity HHIs are less than nine (9). These calculations are discussed in more detail in the Appendix.

30. In February 1997, the NEPOOL Executive committee submitted a market power analysis related to the restructuring of NEPOOL and the receipt of market-based rates by NEPOOL members. This analysis was filed in Docket Nos. OA97-237-000 and ER97-1079-000 and was prepared by William Hieronymous. His analysis studied seven relevant products under the Restated NEPOOL Agreement: (1) Installed Capability, (2) Energy, (3) Ten-Minute Spinning Reserve, (4) Ten-Minute Non-Spinning Reserve, (5) 30-Minute Operating Reserve, (6) Automatic Generation Control, and (7) Operable Capability. Because Montaup's only remaining generation entitlements will be in nuclear plants, its shares of generation resources capable of supplying ten-minute spinning reserves, ten-minute non-spinning reserves, 30-minute operating reserves, and automatic generation control are all zero. Hence the HHI increases due to the NEES/EUA transaction are zero for these products. To calculate increases in HHIs for the remaining products, I adjusted NEES and EUA resources to reflect recent divestitures by their affiliates. I then calculated increases in installed capability and energy HHIs due to the NEES/EUA transaction for a range of time periods. The increases in the total installed capability HHIs were all less than two (2), and the increases in the energy HHI were all less than eight
     (8). These HHI increases fall well within the FERC's safe harbor screens. These calculations are discussed in more detail in the Appendix.


V.   The Proposed Merger Will Not Harm Electric Transmission Competition.

31. Both NEES and EUA provide transmission services in New England through affiliates. The merger of NEES and EUA, however, will not result in a reduction in competition for the provision of transmission services.

32. Individual entities in NEPOOL provide transmission services using both pool transmission facilities ("PTF") and non-PTF facilities. Service using PTF facilities is available using NEPOOL's open access transmission tariff. Under the NEPOOL tariff, transmission services for delivery between entities within NEPOOL are provided at a combination of license plate and postage stamp rates. The use of a NEPOOL-wide rate is being phased in over several years, and both firms have network service rates in their own open access transmission tariffs that also may be used to provide service during the phase-in of NEPOOL's rates. NEPOOL-wide rates that combine license plate and postage stamp pricing will continue to be available after the consummation of the NEES/EUA merger.

33. NEES and EUA affiliates do not "compete" for the sale of transmission services using either PTF or other facilities. The EUA system is interconnected with three transmission dependent utilities: Pascoag, Middleboro, and Taunton. None of these entities is interconnected with the NEES system. Consequently, these three entities cannot choose between taking service from NEES and EUA. Neither NEES nor EUA has offered discounts under its tariffs to win transmission customers or for any other reason. As a result, the proposed merger will not result in a restriction in the production of transmission services or otherwise reduce competition in these services.

VI.  The Proposed Merger Will Not Harm Competition Due to Vertical Effects.

34. As a result of industry restructuring and the divestiture of generation, both NEES and EUA have exited the generation business. Their operating companies provide retail access to market suppliers under filed, non-discriminatory transmission and distribution tariffs. These tariffs include regulated rates and standards of conduct established by this Commission and the relevant state commissions. All retail customers serviced by the NEES and EUA operating companies have the right to purchase electricity supplies from their provider of choice. Consequently, the NEES and EUA companies no longer operate as vertically integrated concerns, and their merger will not result in harm to competition due to vertical effects.

35. Other than transmission and distribution services, neither NEES nor its subsidiaries presently provides fuel supplies, fuel transportation services, equipment, or other inputs used in the production or delivery of electric products or services to EUA, its affiliates, or other utilities in New England.30 As part of the NEES companies' divestiture of their generating business, NEES affiliate New England Energy Incorporated sold its oil and gas properties in February 1998.31 Similarly, the EUA companies do not supply inputs (other than transmission and distribution services)

---------------

30 AllEnergy may occasionally make sales of natural gas at wholesale to other utilities as part of its retail marketing business. These sales represent an insignificant portion of the natural gas sales in New England.

31 New England Energy Inc. had been involved in domestic oil and gas explora tion, development, and production.

     used in the production or delivery of electricity to NEES, its affiliates, or others in New England. Consequently, this transaction will not create or enhance incentives for the NEES or EUA companies adversely to affect prices and output in downstream electricity markets. In particular, this transaction will not create incentives for NEES and EUA affiliates to restrict non-affiliate access to the transmission or distribution systems of the NEES and EUA companies.

36. Furthermore, NEES and EUA affiliates provide transmission services to electric generators and power marketers through FERC-approved open access tariffs and will continue to do so after NEES completes its acquisition of EUA. Similarly, NEES and EUA affiliates provide distribution services through state-regulated distribution rates paid by the customer, not the supplier.32 As a result, the acquisition will not affect the ability of NEES or EUA affiliates to restrict access to their transmission or distribution assets. I conclude that this transaction is not a vertical merger and will not impact the incentive or ability of the NEES and EUA companies adversely to affect competition through vertical effects such as foreclosure, facilitating coordination, or regulatory evasion.33

---------------

32 Although NEES, through AllEnergy, markets electricity and natural gas at retail, delivery service in the service territories of NEES and EUA is at regulated rates and preferential service to affiliated marketers is expressly prohibited.

33 My analysis is consistent with the FERC's current thinking on vertical merger analysis. See Revised Filing Requirements Under part 33 of the Commission's Regulations, April 16, 1998, Docket No. RM98-4-000, slip op. at 46-50.

VII. The Proposed Acquisition Will Generate Significant Efficiencies.

37. The acquisition of EUA by NEES is likely to result in significant efficiencies. Following the merger of the NEES and EUA holding companies, the parties are planning to merge related affiliates. For example, the parties will combine their principal transmission affiliates, New England Power and Montaup. Similarly, the Massachusetts distribution companies (Massachusetts Electric Company and Eastern Edison Company) will merge, as will the Rhode Island distribution companies (The Narragansett Electric Company, Blackstone Valley Electric Company, and Newport Electric Corporation). Other related affiliates, such as the service companies, will merge as well. These combinations of companies with similar functions are likely to result in significant cost reductions. These cost savings are not likely to be achievable outside of the NEES/EUA merger because they are derived from the elimination of the redundancies between affiliated operating and service companies active in common lines of business. These redundancies are in personnel, facilities, systems, and other areas.

38. Management consultants David J. Hoffman and Richard J. Levin from Mercer Management Consulting have estimated the net merger efficiencies to be approximately $30 million per year by the end of the distribution rate freeze period.34,35 Messrs. Hoffman and Levin estimated these net savings

---------------

34 Direct Testimony of David J. Hoffman and Richard J. Levin before the Massachusetts Department of Telecommunications and Energy ("Hoffman/Levin Testimony"), April 30, 1999, at 7 and Exhibit DJH-2.

35 The parties have proposed a four year distribution rate freeze beyond the distribution rate freeze in the Massachusetts Electric Company and Eastern Edison Company Restructuring Settlements which expire on December 31, 2000. See Direct Testimony of Michael E. Jesanis before the Massachusetts Department of Telecommunications and Energy ("Jesanis Testimony"), April 30, 1999 at 9-14. Mr. Jesanis is presently Senior Vice president and Chief Financial Officer of NEES and also Vice President of New England Power, The Narragansett Electric Company, and New England Power Service Company. New England Power Service Company provides administrative, engineering, construction, legal, and financial services to NEES and its subsidiaries.

     from the regulated operations of NEES and EUA. Their estimates derive from areas such as the elimination of duplication, cost avoidance, the adoption of different management practices and policies, and the improved utilization of assets and employees.36 They assumed that the financial, accounting, human resources, external affairs, and corporate planning functions of NEES and EUA will be fully combined. In addition, they assumed that the information system data centers, call centers, central transmission and distribution planning, engineering, and support functions, and transmission field forces also will be integrated.37 Furthermore, Michael E. Jesanis estimated that additional savings identified as part of the integration process will increase annual savings to $35 million per year in the first year after the rate freeze.38 Messrs. Hoffman and Levin did not estimate efficiencies resulting from the non-regulated NEES and EUA operations. Thus, they likely underestimate the total efficiencies arising from the proposed merger.

39. Consumers will derive significant benefits from the proposed acquisition. Because the likely cost savings found by Messrs. Hoffman, Levin and Jesanis derive from the regulated operations of NEES and EUA, some of these cost reductions will flow through the merged companies' regulated rates for transmission and distribution service. End users will benefit directly from reduced transmission and distribution charges.39 For example, the consolidation of Eastern Edison and Massachusetts Electric rates and a

---------------

36   Hoffman/Levin Testimony at 8.

37   Hoffman/Levin Testimony at 10.

38   Jesanis Testimony at 16, 22, 24-26.

39   See Jesanis Testimony at 8-12, 16-17.

     following freeze in distribution rates is anticipated to save Eastern Edison customers about $20 million in 2002 alone.40

40. The proposed acquisition and subsequent subsidiary combinations will likely result in additional benefits for consumers by promoting competition in retail electricity markets. In particular, the integration of the distribution companies will likely make it easier for power marketers to enter the retail market and gain customers. In the case of Rhode Island, for example, three distribution companies will be merged into one. The consolidation of the distribution companies will not harm competition in distribution services because distribution is now and will remain a regulated, natural monopoly service. The consolidation will, however, reduce transaction costs for competitive retail electricity suppliers. Power marketers will have to interface with fewer distribution company support systems, simplifying procedures and reducing costs. Differing distribution rates and availability clauses for providing distribution services complicate the power supply business. Furthermore, the combination of the distribution companies will enable marketers to use common advertising and simplify marketing efforts. This is likely to reduce the costs and enhance the effectiveness of their promotional activities. Though these and other similar benefits may be difficult to quantify, consumers clearly gain from actions that promote the development of a competitive retail marketplace in electricity.

---------------

40   Jesanis Testimony at Exhibit MEJ-4, revised.

VIII. Conclusion.

41. The proposed acquisition of EUA by NEES will not create or enhance market power in electric generation or transmission or otherwise facilitate its exercise. Both NEES and EUA are exiting the generation business. In addition, many divested generation facilities in New England have been acquired by out-of-market firms, resulting in new market participants. These and other new participants are actively expanding the capacity of current facilities, adding new units to existing generation locations, and developing new generation sites. This activity is strongly procompetitive, and it provides additional support to my conclusion that this transaction will not result in harm to competition in wholesale electricity markets. In addition, this transaction will not result in harm to competition in the provision of transmission services or result in vertical competitive effects. Furthermore, this merger will likely result in significant benefits for consumers arising from both cost reduction efficiencies and the promotion of competitive retail markets for electricity. Thus, I conclude that the proposed acquisition of EUA by NEES will not adversely impact competition but rather will advance consumer interests due to the likely realization of significant efficiencies and the transaction's potential to further the development of competitive retail markets.


I declare under penalty of perjury that the foregoing is true and correct.



                                        /s/ Henry J. Kahwaty
                                        ----------------------------------------
                                        Henry J. Kahwaty

                                        Signed on this 5th day of May, 1999

                                    Appendix

          Several market power studies related to New England have been completed in the last few years. These studies have all relied, in part, on market concentration calculations and the screening thresholds set out in the Horizontal Merger Guidelines jointly issued by the U.S. Department of Justice and the Federal Trade Commission. The concentration-based screening thresholds contained in the Horizontal Merger Guidelines were adopted by the FERC in its Policy Statement on mergers. In this Appendix, I describe the screening criteria in the Horizontal Merger Guidelines and then consider the impact of the proposed acquisition of EUA by NEES on the market concentration screens considered in these studies. In all cases, the resulting changes in the HHI implied by the NEES/EUA transaction are well within the Horizontal Merger Guidelines screening thresholds, indicating that this proposed acquisition is not likely to create or enhance market power or facilitate its exercise.

          The Horizontal Merger Guidelines divides the range of potential HHI values into three regions. If the post-merger HHI is below 1,000, the market is deemed unconcentrated and an exercise of market power is presumed unlikely. These markets "pass" the HHI screen and ordinarily require no further analysis. If the post-merger HHI is between 1,000 and 1,800 the market is deemed to be moderately concentrated. If, as a result of the merger, the HHI increases less than 100 in a moderately concentrated market, the merger is presumed unlikely to result in competitive effects. If the increase is over 100, however, the Horizontal Merger Guidelines state that significant competitive concerns may arise, and further analysis is required to determine whether harm to competition is likely. Finally, if the post-merger HHI is above 1,800, the market is deemed "highly concentrated." A market with five firms of equal size has an HHI of 2,000. Thus, the overall level of market concentration implicit in an HHI value of 1,800 is similar to that of a market with approximately five equally-sized competitors. If the HHI increase arising from a merger in a highly concentrated market is less than 50, significant competitive effects are presumed unlikely. If the increase is between 50 and 100, then the Horizontal Merger Guidelines state that significant competitive concerns may arise, and further analysis is required to determine whether harm to competition is likely. Finally, if the increase is above 100, the Horizontal Merger Guidelines presume that merger will be "likely to create or enhance market power or facilitate its exercise."1 This presumption may be overcome if ease of entry or other considerations make the exercise of market power unlikely.

          John Reed prepared a Report assessing the competitive implications of the proposed merger of BEC Energy and Commonwealth Energy Systems (the "Reed Report"). The Reed Report, dated February 8, 1999, was filed in Docket No. EC99-33-000. The Reed Report assess the competitive implications of the BEC Energy and Commonwealth Energy Systems merger in part by completing an analysis consistent with the FERC's Policy Statement on mergers. The Reed Report identified several product markets relevant to the analysis of the BEC Energy/Commonwealth Energy Systems merger. These product markets include:

     o    Total Summer Capacity,
     o    Total Winter Capacity,
     o    Total Shoulder Capacity,
     o    Summer Peak Economic Capacity,
---------------

1    Horizontal Merger Guidelines at section 1.51.

     o    Summer Off-Peak Economic Capacity,
     o    Winter Peak Economic Capacity,
     o    Winter Off-Peak Economic Capacity,
     o    Shoulder Peak Economic Capacity,
     o    Shoulder Off-Peak Economic Capacity, and
     o    Super Peak Economic Capacity.

The relevant geographic market considered in the Reed Report is NEPOOL. As part of its analysis, the Reed Report calculates HHIs for these product markets in the NEPOOL geographic market.

          I have used the information in the Reed Report to consider the implications of the proposed acquisition of EUA by NEES. To complete my analysis, I adjusted the data in the Reed Report in several ways. These adjustments include the following:

     o Reallocated generation resources from New England Power to USGen New England. New England Power has completed the divestiture of its generation resources to USGen New England with the exception of its entitlements in Millstone 3, Seabrook 1, Vermont Yankee, and Wyman 4. All other resources for New England Power in the Reed Report have been reallocated to USGen New England. New England Power's remaining generation resources include approximately 400 MW of generation capacity.

     o Reallocated USGen New England's Ocean States Power entitlement to TransCanada Power Marketing. Immediately after New England Power transferred its entitlement from the Ocean States Power facility to USGen New England, USGen New England transferred this entitlement to TransCanada Power Marketing. I have reallocated this capacity to TransCanada Power Marketing. This reallocation involved approximately 250 MW of capacity.

     o Reallocated generation resources from EUA affiliates to other market participants. Montaup has completed the sale of several of its generation resources to other market participants and has additional sale and transfer agreements pending. Outside of these agreements, Montaup's only remaining generation resources are its entitlements in Millstone 3, Vermont Yankee, and Pilgrim. I have reallocated resources from EUA to Constellation Power Source, FPL Group, NRG Energy,

          TransCanada Power Marketing, Great Bay Power Corporation, and others to reflect these divestitures.

          After making these adjustments, I recalculated market HHI levels and increases due to the NEES/EUA transaction for the ten capacity and economic capacity markets listed above. In all ten cases, the HHI calculations indicated that the market was moderately concentrated, having a post-merger HHI between 1,250 and 1,650. Furthermore, the increases in the HHIs due to the NEES/EUA merger were all between one (1) and six (6). These are very small increases and clearly fall within the safe harbors set out in the Horizontal Merger Guidelines and the FERC's Policy Statement on mergers. Details of these HHI calculations are provided in Workpaper HJK-1.

          Joe D. Pace submitted a market power analysis on behalf of New England Power, The Narragansett Electric Company, and USGen New England (the "Pace Report"). The Pace Report was filed in Docket Nos. EC98-1-000 and ER98-6-000 on September 30, 1997.2 The Pace Report analyzed the competitive effects of New England Power's and The Narragansett Electric Company's divestiture of substantially all of their generation resources to USGen New England. The parties also requested market-based pricing authority for themselves and for NEES affiliate AllEnergy.

---------------

2 Dr. Pace also submitted a supplemental analysis in these dockets dated November 4, 1997. This analysis considered the sale by USGen New England of an equity interest in the Ocean State Power and Ocean State Power II project to subsidiaries of TransCanada Pipelines Limited and related agree ments. USGen New England was to acquire this interest as part of its pur chase of the generation business of New England Power and its affiliates.

          The Pace Report considers short run capacity and energy product markets. Dr. Pace concludes that the relevant geographic market is at least as broad as NEPOOL because of the structure of NEPOOL transmission rates and the limited impact of transmission constraints in NEPOOL.3

          The Pace Report considers short run capacity market conditions by analyzing market shares and HHIs based on total installed capacity and on uncommitted capacity. Both total installed capacity and uncommitted capacity are analyzed for summer and winter in each of several years. Dr. Pace analyzes energy market conditions by considering market shares and HHIs for total economic capacity and available economic capacity for a range of load conditions in each of the four seasons for both 1998 and 2000. Due to the progress made on market restructuring in New England since Dr. Pace completed his analysis in late 1997, I focus only on his study of total installed capacity and total economic capacity.

          I first considered Dr. Pace's analysis of total installed capacity. All of Dr. Pace's total capacity HHIs are in the moderately concentrated range of HHI values.4 With recent divestitures in New England, these HHIs have likely fallen. To consider the impact of the NEES/EAU transaction on these HHIs, I first adjusted EUA's capacity to reflect its pending and completed divestitures. I then calculated the increases in the total installed capacity HHIs for both

---------------

3    Pace Report at 27-29.

4    Pace Report at Table JDP-4.

winter and summer in 1999 and 2000.5 All four of the resulting HHI increases are less than two (2), indicating that the NEES/EUA transaction comfortably meets the safe harbor screening criteria of the Horizontal Merger Guidelines. These calculations are detailed in Workpaper HJK-2.

          Next, I consider Dr. Pace's analysis of total economic capacity in 1998 and 2000.6 His total economic capacity HHIs are all below 1,700, and some are even below 1,000 (in the unconcentrated range of HHI values). These HHIs have likely fallen due to recent divestitures. To consider the impact of the NEES/EAU transaction on these HHIs, I first adjusted EUA's capacity to reflect its pending and completed divestitures. I then calculated the increases in the total economic capacity HHIs for both winter and summer in 1998 and 2000. I only calculated HHI increases for Dr. Pace's lowest level of load - typically 8,000 MW. This is because most of New England Power's and all of Montaup's generation resources are nuclear and hence are economic for these load levels. In addition, to simplify my calculations, I also assumed that New England Power's economic capacity includes its Wyman 4 entitlement, even at low load levels. This assumption overestimates New England Power's share of total economic capacity for these low load levels, and hence it overestimates the resulting HHI increases. The largest HHI increase due to NEES/EUA transaction is under nine
(9). Furthermore, the shares of total economic capacity for New England Power and Montaup fall as load levels increase, so the increases in the HHI for other

---------------

5 If Firms 1 and 2 have market shares of s1 and s2, respectively, then the change in the HHI due to a merger of these two firms is two times the product of the market shares of firms 1 and 2, or 2*s1*s2.

6    Pace Report at Table JDP-6.

load levels must all be smaller than nine (9). Thus, the increases in total economic capacity HHIs due to the NEES/EUA transaction are all well below safe harbor screening thresholds. My calculations of the total economic capacity HHI increases are detailed in Workpaper HJK-2.

          William Hieronymous submitted a market power analysis on behalf of the NEPOOL Executive Committee related to the restructuring of NEPOOL and the receipt of market-based rates by NEPOOL members (the "Hieronymous Report"). The Hieronymous Report was filed in Docket Nos. OA97-237-000 and ER97-1079-000 on February 28, 1997.

          The Hieronymous Report studied seven relevant products under the Restated NEPOOL Agreement: (1) Installed Capability, (2) Energy, (3) Ten-Minute spinning Reserve, (4) Ten-Minute Non-Spinning Reserve, (5) 30-Minute Operating Reserve, (6) Automatic Generation Control, and (7) Operable Capability. He concluded that, under ordinary conditions, the NEPOOL dispatch is essentially unconstrained by transmission limitations. This, in combination with postage-stamp transmission pricing, led him to conclude that the NEPOOL control area was a relevant geographic market.7

          The Hieronymous Report considers market power issues based upon two alternative scenarios - the then present world with native load obligations and a restructured world without native load obligations. Given the progress made on

---------------

7    Hieronymous Report at 19-20, 23.

market restructuring since Dr. Hieronymous completed his analysis in early 1997, I focus only on his study of restructured electricity markets without native load obligations.

          Dr. Hieronymous begins his analysis with a discussion of the installed capability product market.8 His study includes monthly HHI calculations for this market between July 1997 and December 1999. These HHIs range between 1,711 and 1,830, and have likely fallen recently due to divestitures. I altered Dr. Hieronymous' data to represent completed and pending divestitures by New England Power, Montaup, and their affiliates. I then calculated the resulting HHI increases due to the NEES/EUA transaction. These increases are all below two
(2), well under the FERC's screening thresholds. Details of these calculations are provided in Workpaper HJK-3. Due to the similarities between installed capability and operable capability, I did not analyze operable capability.

          Dr. Hieronymous also analyzes energy markets.9 He provides annual energy HHIs for 1998, 1999, and July - December 1997 for all hours as well as for on-peak hours, off-peak hours, and for six ranges related to the energy clearing price.10 He finds HHIs that range between 1,647 and 2,004. I used 1996 and 1997 FERC Form 1 energy output data to determine energy output for the facilities in which NEES and EUA affiliates continue to own entitlements to calculate the increase in energy market HHIs for 1998 and 1999 due to the NEES/EAU merger. These increases are both less than eight (8), again well within

---------------

8    Hieronymous Report at 40-41 and Exhibit No. WHH-12.

9    Hieronymous Report at 41 and Exhibit No. WHH-13.

10 These energy clearing price ("ECP") ranges are ECP<20, 20<=ECP<25, 25<=ECP<30, 30<=ECP35, 35<=ECP40, and ECP>=40.

the Horizontal Merger Guidelines safe harbors. Details of these calculations are provided in Workpaper HJK-3.

          Dr. Hieronymous also analyzes Ten-Minute Spinning Reserve, Ten-Minute Non-Spinning Reserve, 30-Minute Operating Reserve, and Automatic Generation Control product markets.11 Because EUA affiliates will only have entitlements to the output of nuclear facilities after completing pending divestitures, EUA affiliates will have no resources that can supply these products. As a result, EUA's shares in these markets are all zero. Hence there will be no change in the HHIs for these markets due to NEES's acquisition of EUA.


----------------

11 Hieronymous Analysis at 41-42 and Exhibit Nos. WHH-14, WHH-15, WHH-16, and WHH-18.

[LECG Logo]                                    New England Power Company, et al.
                                                          Docket No. EC99-______
                                                                   Exhibit HJK-1
                                                                     Page 1 of 4

                                HENRY J. KAHWATY


LECG
1600 M Street, N.W., Suite 700
Washington, D.C.  20036
Tel. (202) 466-4422
Fax (202) 466-4487


EDUCATION

     Ph.D., Economics, UNIVERSITY OF PENNSYLVANIA, Graduate School of Arts and Sciences, Philadelphia, PA, 1991

          Thesis Title: Essays on Vertical Relationships

          Thesis Topic: Vertical Relationships with Asymmetric Information and Incomplete Contracting

          Specialty Areas: Industrial Organization, Public Economics, Monetary Economics

     M.A., Economics, UNIVERSITY OF PENNSYLVANIA, Graduate School of Arts and Sciences, Philadelphia, PA, 1988

     B.A. magna cum laude and Phi Beta Kappa, Mathematics and Economics, UNIVERSITY OF PENNSYLVANIA, College of Arts and Sciences, Philadelphia, PA, 1986

PRESENT POSITION

     LECG, Washington, D.C.
     Senior Managing Economist, 1997-present

     Senior Economist, 1995-1996

     o    Analysis of antitrust market definition.
     o    Analysis of the competitive effects resulting from mergers.
     o    Monopolization analysis.

[LECG Logo]                                    New England Power Company, et al.
                                                          Docket No. EC99-______
                                                                   Exhibit HJK-1
                                                                     Page 2 of 4

     o Analysis of competition issues in the electric utility industry, including market-based pricing and deregulation proposals, mergers, wholesale markets, and retail wheeling.
     o    Analysis of competition and other issues in telecommunications.
     o    Damage studies.

     Consultant to Rational Software Corp. in proposed acquisition of Pure Atria Corp., 1997.

     Consultant to National Communications Association, Inc. in National Communications Association, Inc. v. American Telephone and Telegraph Company, 1997-1998.

     Consultant to Public Service Enterprises of Pennsylvania, Inc. in arbitration between Public Service Enterprises of Pennsylvania, Inc. and AT&T Corporation, 1997-1998.

     Consultant to Aptix Corporation in Aptix Corporation v. Quickturn Design Systems, Inc., 1998.

     Consultant to New England Electric System in proposed acquisition by National Grid Group plc, 1999.

     Consultant to New England Electric System in proposed acquisition of Eastern Utilities Associates, 1999.

     Experience with the following industries:

     o    Local and long distance telecommunications
     o    Computer software and software development tools
     o    Computer hardware, including microprocessors and modems
     o    Electricity
     o    Defense electronics
     o    Hardware emulation

[LECG Logo]                                    New England Power Company, et al.
                                                          Docket No. EC99-______
                                                                   Exhibit HJK-1
                                                                     Page 3 of 4

PROFESSIONAL EXPERIENCE

     U.S. DEPARTMENT OF JUSTICE, Antitrust Division, Economic Litigation Section, 1991-1995

     Economist

     o    Prepared economic models and analysis for antitrust cases.

     o    Prepared antitrust investigation plans.

     o Reviewed civil investigative demands, second requests, subpoenas, complaints, affidavits, and other documents.

     o Assisted attorneys with gathering evidence, including conducting witness interviews and assisting with witness depositions.

     o    Recommended whether to institute enforcement actions.

     o    Specialized in computer software, defense, and banking industries.

TESTIMONY

     Provided deposition and trial testimony in National Communications Association, Inc. v. American Telephone and Telegraph Company, 92 Civ. 1735
     (LAP), U.S. District Court for the Southern District of New York,
     1997-1998.

     Provided deposition testimony in Aptix Corporation v. Quickturn Design Systems, Inc., C-96-20909 JF (EAI), U.S. District Court for the Northern District of California, 1998.

SPEECHES

     "Unregulated Affiliates and the Market Power Problem," Forum on Electric Power Market Restructuring, Washington, D.C., February 19, 1999.

     "Antitrust Damages," Litigation Services Subcommittee of the Greater Washington Society of Certified Public Accountants, Washington, D.C., January 28, 1999.

[LECG Logo]                                    New England Power Company, et al.
                                                          Docket No. EC99-______
                                                                   Exhibit HJK-1
                                                                     Page 4 of 4

TEACHING EXPERIENCE

     UNIVERSITY OF PENNSYLVANIA, Philadelphia, PA, 1988-1991

     o    Industrial Organization
     o    Topics in Microeconomics
     o    Topics in Macroeconomics
     o    Intermediate Microeconomics
     o    Introductory Microeconomics
     o    Introductory Macroeconomics

UNPUBLISHED RESEARCH

     "The Analysis of Market Concentration, Market Power and the Competitive Effects of Mergers in the Electric Industry," with Richard J. Gilbert, June 1997.

RESEARCH INTERESTS

     Oligopoly models, network externalities and asymmetric information.

PROFESSIONAL ACTIVITIES

     Member, American Economic Association
     Member, European Association for Research in Industrial Economics

Citizenship: United States of America

[LECG Logo]                                    New England Power Company, et al.
                                                            Docket No. EC99-____
                                                                   Exhibit HJK-2
                                                                     Page 1 of 1



           Net Generation Entitlements for NEES Affiliates Post-Merger

                                                         Entitlement
                                     Entitlement          Capacity
Plant                                 Share (%)             (MW)

Millstone 3                            16.22                 185

Pilgrim                                11.00                  74

Seabrook 1                              9.96                 116

Vermont Yankee                         20.23                 101

Wyman 4                                 9.27                  57

Total                                                        533



Source:  Declaration at paras. 6 and 8.

[LECG Logo]                                    New England Power Company, et al.
                                                          Docket No. EC99-______
                                                                   Exhibit HJK-3
                                                                     Page 1 of 1


                                        Recent Acquirers of Generation Resources Divested by
                                                        New England Utilities


                                 Corporate Affiliation of
Acquiring Company                Acquiring Company                    Divesting Company                                      Source
-----------------------------------------------------------------------------------------------------------------------------------
TransCanada Power Marketing      TransCanada PipeLines                Montaup                                                  1

Great Bay Power Corporation      BayCorp Holdings, Ltd.               Montaup                                                  1

Wabash Power Equipment                                                Newport Electric                                         1

Pawtucket Generating Co. LLC                                          Blackstone Valley Electric                               1

Constellation Power Source       Baltimore Gas and Electric Co.       Montaup                                                  1

Southern Energy Inc.             Southern Company                     Montaup/Cambridge Electric Light Company,               1.2
                                                                      Canal Electric Company, and Commonwealth
                                                                      Electric Company

FPL Group/FPL Energy Maine       FPL Group                            Montaup/Central Maine Power Co.                         1.3

Sithe New England                Sithe Energies                       Boston Edison Company                                    4

USGen New England                PG&E Corporation                     New England Power                                        5

NRG Energy                       Northern States Power Company        Montaup                                                  6

PP & L Global, Inc.              PP&L Resources, Inc.                 Bangor Hydro-Electric Co.                                7

Consolidated Edison Energy       Consolidated Edison, Inc.            Western Massachusetts Electric Company                   8
                                                                      (affiliate of Northeast Utilities)

Entergy Nuclear Generating Co.   Entergy Corporation                  Boston Edison Company                                    9

Wisvest                          Wisconsin Energy Corporation         United Illuminating Company                             10
----------------------------------------------------------------------------------------------------------------------------------


Sources: 1.   http://www.eua.com/divestiturelinks.html
         2.   http://www.comenergy.com/news.htm#south
         3.   http://www.cmpco.com/news/older_releases/980106.html;
              http://www.cmpco.com/news/older_releases/980618.html
         4.   http://www.bostonedison.com/NEWS/P_SITHE.HTM
         5.   http://www.nees.com/news/080697a.htm
         6.   http://www.nees.com/news/090198b.htm
         7.   http://www.pplresources.com/webre_dcd/owa/News_Releases.Show_Release?art_id=332&co_id=0
         8.   http://www.conedison.com/cone_ny/about/news/pr19990127.asp?from=hc
         9.   http://www.bedison.com/NEWWS/entergy.htm
         10.  http://www.unitilcorp.com/News/NewHaven.htm

[LECG Logo]
                                               New England Power Company, et al.

                                                          Docket No. EC 99-_____
                                                                 Workpaper HJK-1
                                                                    Page 1 of 11


      Analysis of the Acquisition of EUA by NEES Based Upon the Reed Report
                                     Legend

Symbol                     Company

BECO                       Boston Edison Company
BELD                       Braintree Electric Light Department
BHE                        Bangor Hydro-Electric Company
BPDI                       Berkshire Power Development, Inc.
CES                        Commonwealth Energy System Companies
CLNP                       Constellation Power Source
CMEES                      Connecticut Municipal Electric Energy Cooperative
CMLP                       Chicopee Municipal Lighting Plant
CMP                        Central Maine Power Company
CV                         Central Vermont Public Service Corporation
DPA                        Dighton Power Associates
DUKE                       Duke Power Company
ENT                        Entergy Nuclear Generating
EUA                        Eastern Utilities Associates
FGE                        Fitchburg Gas and Electric Department
FPL                        FPL Group
GBPC                       Great Bay Power Corporation
GMP                        Green Mountain Power Corporation
HGE                        Holyoke Gas and Electric Department
HLPD                       Hudson Light and Power Department
HMLP                       Hingham Municipal Lighting Plant
IMEL                       Indeck Maine Energy, LLC
IMLD                       Ipswich Municipal Light Department
IPPA                       Indeck-Pepperell Power Associates, Inc.
MGED                       Middleborough Gas and Electric Department
MMLD                       Marblehead Municipal Light Department
MMWEC                      Massachusetts Municipal Wholesale Electric Co.
MPLP                       Milford Power Limited Partnership
NAED                       North Attleborough Electric Department
NEP                        New England Electric System Operating Companies
NHCO                       New Hampshire Electric Cooperative
NRG                        NRG Energy
NU                         Northeast Utilities Companies
PMLD                       Princeton Municipal Light Department
PMLP                       Peabody Municipal Light Plant
SC                         Southern Company
SELP                       Shrewsbury Electric Light Plant
SITHE                      Sithe Energies, Inc.
TCPM                       TransCanada Power Marketing
TMLP                       Taunton Municipal Lighting Plant
UI                         The United Illuminating Company
UNITIL                     UNITIL Corp. NH Participant Companies
USG                        USGen New England
VTGP                       Vermont Group
WBSH                       Wabash Power Equipment

                                                                                                  New England Power Company, et al.

                                                                                                             Docket No. EC 99-_____
                                                                                                                    Workpaper HJK-1
                                                                                                                       Page 2 of 11


                       Analysis of the Acquisition of EUA by NEES Based Upon the Reed Report
                                          Total Capacity Analysis, Summer

                        Pre-Merger                                                            Post-Merger
                   Total                                                                  Total
                   Summer      Share of                                                   Summer      Share of
                   Capacity    Summer      Square of                                      Capacity    Summer      Square of
Company    Notes   (MW)        Capacity    Share              Company           Notes      (MW)        Capacity    Share
---------------------------------------------------------------------------------------------------------------------------
EUA            1     132.9      0.49%           0
NEP            2     409.1      1.51%           2             EUA/NEP                      542.0       2.01%           4
BECO/CES            2034.3      7.53%          57             BECO/CES                    2034.3       7.53%          57
BELD                  73.8      0.27%           0             BELD                          73.8       0.27%           0
BHE                  176.0      0.65%           0             BHE                          176.0       0.65%           0
BPDI                 265.9      0.98%           1             BPDI                         265.9       0.98%           1
CLNP           5     227.9      0.84%           1             CLNP                  5      227.9       0.84%           1
CMEEC                192.3      0.71%           1             CMEEC                        192.3       0.71%           1
CMLP                  33.8      0.13%           0             CMLP                          33.8       0.13%           0
CMP                 1519.8      5.63%          32             CMP                         1519.8       5.63%          32
CV                   322.8      1.19%           1             CV                           322.8       1.19%           1
DPA                  168.0      0.62%           0             DPA                          168.0       0.62%           0
DUKE                 480.0      1.78%           3             DUKE                         480.0       1.78%           3
FGE                   71.3      0.26%           0             FGE                           71.3       0.26%           0
FPL            5      16.2      0.06%           0             FPL                   5       16.2       0.06%           0
GBPC           3     174.7      0.65%           0             GBPC                  3      174.7       0.65%           0
GMP                  301.4      1.12%           1             GMP                          301.4       1.12%           1
HGE                   31.6      0.12%           0             HGE                           31.6       0.12%           0
HLPD                  14.2      0.05%           0             HLPD                          14.2       0.05%           0
HMLP                   6.3      0.02%           0             HMLP                           6.3       0.02%           0
IMEL                  52.4      0.19%           0             IMEL                          52.4       0.19%           0
IMLD                  15.3      0.06%           0             IMLD                          15.3       0.06%           0
IPPA                  34.1      0.13%           0             IPPA                          34.1       0.13%           0
MGED                   2.8      0.01%           0             MGED                           2.8       0.01%           0
MMLD                   6.0      0.02%           0             MMLD                           6.0       0.02%           0
MMWEC                677.7      2.51%           6             SITHE                        677.7       2.51%           6
MPLP                 149.0      0.55%           0             MPLP                         149.0       0.55%           0
NAED                  15.2      0.06%           0             NAED                          15.2       0.06%           0
NHCO                  25.3      0.09%           0             NHCO                          25.3       0.09%           0
NRG            5     150.7      0.56%           0             NRG                   5      150.7       0.56%           0
NU                  7418.4     27.46%         754             NU                          7418.4      27.46%         754
PMLD                   0.2      0.00%           0             PMLD                           0.2       0.00%          0`
PMLP                  55.3      0.20%           0             PMLP                          55.3       0.20%           0
SC                   581.5      2.15%           5             SC                           581.5       2.15%           5
SELP                  16.0      0.06%           0             SELP                          16.0       0.06%           0
SITHE               1980.4      7.33%          54             SITHE                       1980.4       7.33%         54`
TCPM        4, 5     387.6      1.43%           2             TCPM               4, 5      387.6       1.43%           2
TMLP                 114.8      0.42%           0             TMLP                         114.8       0.42%           0
UI                  1467.1      5.43%          29             UI                          1467.1       5.43%          29
UNITIL                32.8      0.12%           0             UNITIL                        32.8       0.12%           0
USG            4    4597.7     17.02%         290             USG                   4     4597.7      17.02%         290
VTGP                 202.4      0.75%           1             VTGP                         202.4       0.75%           1
NY                  1675.0      6.20%          38             NY                          1675.0       6.20%          38
NB                   700.0      2.59%           7             NB                           700.0       2.59%           7
WBSH           5       8.0      0.03%           0             WBSH                  5        8.0       0.03%           0
---------------------------------------------------------------------------------------------------------------------------
Total              27018.1    100.00%                         Total                      27018.1     100.00%
HHI                                       1286.61             HHI                                                1288.10
                                                                                               Change in HHI        1.49
Source:  Reed Report at Table 10.

Notes:

1.   EUA has divested all generation resources other than its entitlements in Millstone 3, Pilgrim, and Vermont Yankee.
2.   NEES has divested all generation resources other than its entitlements in Millstone 3, Seabrook 1, Vermont Yankee, and Wyman
     4.
3.   EUA divested 33.7 MW of generation capacity to GBPC.
4.   NEP divested generation resources to USG, including its entitlements in Ocean State Power 1 and 2, which USG then transferred to TCPM. After adjusting for the sale to TCPM, the difference between the capacity attributed by Reed to NEP and actual NEP capacity is attributed to USG.
5.   Company not included in the Reed Report. Resources attributed to this company were acquired from EUA.

[LECG Logo]

                                                                                  New England Power Company, et al.

                                                                                              Docket No. EC 99-____
                                                                                                    Workpaper HJK-1
                                                                                                    Page 3 of 11

                       Analysis of the Acquisition of EUA by NEES Based Upon the Reed Report
                                          Total Capacity Analysis, Winter

                           Pre-Merger                                                             Post-Merger
                             Total                                                                Total
                             Summer    Share of                                                   Summer      Share of
                           Capacity     Summer      Square of                                    Capacity      Summer     Square of
Company           Notes      (MW)      Capacity     Share              Company           Notes     (MW)       Capacity    Share
-----------------------------------------------------------------------------------------------------------------------------------
EUA                   1       133.5      0.47%           0
NEP                   2       415.1      1.47%           2             EUA/NEP                      548.6       1.94%           4
BECO/CES                     2210.7      7.80%          61             BECO/CES                    2210.7       7.80%          61
BELD                           91.1      0.32%           0             BELD                          91.1       0.32%           0
BHE                           185.4      0.65%           0             BHE                          185.4       0.65%           0
BPDI                          295.0      1.04%           1             BPDI                         295.0       1.04%           1
CMEEC                         198.8      0.70%           0             CMEEC                        198.8       0.70%           0
CLNP                  5       234.7      0.83%           1             CLNP                  5      234.7       0.83%           1
CMLP                           33.9      0.12%           0             CMLP                          33.9       0.12%           0
CMP                          1577.8      5.57%          31             CMP                         1577.8       5.57%          31
CV                            312.0      1.10%           0             CV                           312.0       1.10%           1
DPA                           185.0      0.65%           0             DPA                          185.0       0.65%           0
DUKE                          520.0      1.84%           3             DUKE                         520.0       1.84%           3
FGE                            77.2      0.27%           0             FGE                           77.2        .27%           0
FPL                   5        16.3      0.06%           0             FPL                   5       16.3       0.06%           0
GBPC                  3       174.7      0.62%           0             GBPC                  3      174.7       0.62%           0
GMP                           325.4      1.15%           1             GMP                          325.4       1.15%           1
HGE                            29.9      0.11%           0             HGE                           29.9       0.11%           0
HLPD                           14.4      0.05%           0             HLPD                          14.4       0.05%           0
HMLP                            6.9      0.02%           0             HMLP                           6.9       0.02%           0
IMEL                           52.4      0.18%           0             IMEL                          52.4       0.18%           0
IMLD                           15.8      0.06%           0             IMLD                          15.8       0.06%           0
IPPA                           42.3      0.15%           0             IPPA                          42.3       0.15%           0
MGED                            2.9      0.01%           0             MGED                           2.9       0.01%           0
MMLD                            6.0      0.02%           0             MMLD                           6.0       0.02%           0
MMWEC                         800.4      2.83%           8             MMWEC                        800.4       2.83%           8
MPLP                          170.7      0.60%           0             MPLP                         170.7       0.60%           0
NAED                           16.5      0.06%           0             NAED                          16.5       0.06%           0
NHCO                           25.3      0.09%           0             NHCO                          25.3       0.09%           0
NRG                   5       163.3      0.58%           0             NRG                   5      163.3       0.58%           0
NU                           7724.3     27.27%         743             NU                          7724.3      27.27%         743
TCPM               4, 5       445.1      1.57%           2             TCPM               4, 5      445.1       1.57%           2
PMLD                            0.2      0.00%           0             PMLD                           0.2       0.00%           0
PMLP                           76.7      0.27%           0             PMLP                          76.7       0.27%           0
SC                            591.6      2.09%           4             SC                           591.6       2.09%           4
SELP                           16.0      0.06%           0             SELP                          16.0       0.06%           0
SITHE                        2066.8      7.30%          53             SITHE                       2066.8       7.30%          53
TMLP                          118.0      0.42%           0             TMLP                         118.0       0.42%           0
UI                           1496.4      5.28%          28             UI                          1496.4       5.28%          28
UNITIL                         42.7      0.15%           0             UNITIL                        42.7       0.15%           0
USG                   4      4779.2     16.87%         285             USG                   4     4779.2      16.87%         285
VTGP                          257.0      0.91%           1             VTGP                         257.0       0.91%           1
NY                           1675.0      5.91%          35             NY                          1675.0       5.91%          35
NB                            700.0      2.47%           6             NB                           700.0       2.47%           6
WBSH                  5         8.0      0.03%           0             WBSH                  5        8.0       0.03%           0
-----------------------------------------------------------------------------------------------------------------------------------
Total                       28330.4    100.00%                         Total                      28330.4     100.00%
HHI                                                1270.71             HHI                                                1272.09
                                                                                                        Change in HHI        1.38

Source:  Reed Report at Table 10.

Notes:

1.   EUA has divested all generation resources other than its entitlements in Millstone 3, Pilgrim, and Vermont Yankee.
2.   NEES has divested all generation resources other than its entitlements in Millstone 3, Seabrook 1, Vermont Yankee, and Wyman
     4.
3.   EUA divested 33.7 MW of generation capacity to GBPC.
4.   NEP divested generation resources to USG, including its entitlements in Ocean State Power 1 and 2, which USG then transferred to TCPM. After adjusting for the sale to TCPM, the difference between the capacity attributed by Reed to NEP and actual NEP capacity is attributed to USG.
5.   Company not included in the Reed Report. Resources attributed to this company were acquired from EUA.

[LECG Logo]
                                                                                                  New England Power Company, et al.

                                                                                                              Docket No. EC 99-____
                                                                                                                    Workpaper HJK-1
                                                                                                                       Page 4 of 11

                               Analysis of the Acquisition of EUA by NEES Based Upon the Reed Report
                                                 Total Capacity Analysis, Shoulder

                           Pre-Merger                                                             Post-Merger
                             Total                                                                Total
                           Shoulder    Share of                                                  Shoulder     Share of
                           Capacity    Shoulder     Square of                                    Capacity     Shoulder    Square of
Company           Notes      (MW)      Capacity     Share              Company           Notes     (MW)       Capacity    Share
-----------------------------------------------------------------------------------------------------------------------------------
EUA                   1       133.2      0.48%           0
NEP                   2       412.1      1.49%           2             EUA/NEP                      545.3       1.97%           4
BECO/CES                     2122.3      7.67%          59             BECO/CES                    2122.3       7.67%          59
BELD                           82.4      0.30%           0             BELD                          82.4       0.30%           0
BHE                           180.7      0.65%           0             BHE                          180.7       0.65%           0
BPDI                          280.5      1.01%           1             BPDI                         280.5       1.01%           1
CLNP                  5       231.3      0.84%           1             CLNP                  5      231.3       0.84%           1
CMEEC                         195.5      0.71%           0             CMEEC                        195.5       0.71%           0
CMLP                           33.8      0.12%           0             CMLP                          33.8       0.12%           0
CMP                          1549.1      5.60%          31             CMP                         1549.1       5.60%          31
CV                            305.3      1.10%           1             CV                           305.3       1.10%           1
DPA                           176.5      0.64%           0             DPA                          176.5       0.64%           0
DUKE                          500.0      1.81%           3             DUKE                         500.0       1.81%           3
FGE                            74.3      0.27%           0             FGE                           74.3       0.27%           0
FPL                   5        16.2      0.06%           0             FPL                   5       16.2       0.06%           0
GBPC                  3       174.7      0.63%           0             GBPC                  3      174.7       0.63%           0
GMP                           314.5      1.14%           1             GMP                          314.5       1.14%           1
HGE                            30.8      0.11%           0             HGE                           30.8       0.11%           0
HLPD                           14.3      0.05%           0             HLPD                          14.3       0.05%           0
HMLP                            6.6      0.02%           0             HMLP                           6.6       0.02%           0
IMEL                           52.4      0.19%           0             IMEL                          52.4       0.19%           0
IMLD                           15.6      0.06%           0             IMLD                          15.6       0.06%           0
IPPA                           38.2      0.14%           0             IPPA                          38.2       0.14%           0
MGED                            2.9      0.01%           0             MGED                           2.9       0.01%           0
MMLD                            6.0      0.02%           0             MMLD                           6.0       0.02%           0
MMWEC                         750.1      2.71%           7             MMWEC                        750.1       2.71%           7
MPLP                          159.9      0.58%           0             MPLP                         159.9       0.58%           0
NAED                           15.8      0.06%           0             NAED                          15.8       0.06%           0
NHCO                           25.3      0.09%           0             NHCO                          25.3       0.09%           0
NRG                   5       157.0      0.57%           0             NRG                   5      157.0       0.57%           0
NU                           7567.9     27.34%         747             NU                          7567.9      27.34%         747
TCPM               4, 5       409.5      1.48%           2             TCPM               4, 5      409.5       1.48%           2
PMLD                            0.2      0.00%           0             PMLD                           0.2       0.00%           0
PMLP                           66.0      0.24%           0             PMLP                          66.0       0.24%           0
SC                            586.6      2.12%           4             SC                           586.6       2.12%           4
SELP                           16.0      0.06%           0             SELP                          16.0       0.06%           0
SITHE                        2023.6      7.31%          53             SITHE                       2023.6       7.31%          53
TMLP                          116.4      0.42%           0             TMLP                         116.4       0.42%           0
UI                           1481.8      5.35%          29             UI                          1481.8       5.35%          29
UNITIL                         40.8      0.15%           0             UNITIL                        40.8       0.15%           0
USG                   4      4693.0     16.95%         287             USG                   4     4693.0      16.95%         287
VTGP                          239.1      0.86%           1             VTGP                         239.1       0.86%           1
NY                           1675.0      6.05%          37             NY                          1675.0       6.05%          37
NB                            700.0      2.53%           6             NB                           700.0       2.53%           6
WBSH                  5         8.0      0.03%           0             WBSH                  5        8.0       0.03%           0
-----------------------------------------------------------------------------------------------------------------------------------

Total                       27681.2    100.00%                         Total                      27681.2     100.00%
HHI                                                1277.70             HHI                                                1279.13
                                                                                                        Change in HHI        1.43

Source:  Reed Report at Table 10.

Notes:

1.   EUA has divested all generation resources other than its entitlements in Millstone 3, Pilgrim, and Vermont Yankee.
2.   NEES has divested all generation resources other than its entitlements in Millstone 3, Seabrook 1, Vermont Yankee, and Wyman
     4.
3.   EUA divested 33.7 MW of generation capacity to GBPC.
4.   NEP divested generation resources to USG, including its entitlements in Ocean State Power 1 and 2, which USG then transferred to TCPM. After adjusting for the sale to TCPM, the difference between the capacity attributed by Reed to NEP and actual NEP capacity is attributed to USG.
5.   Company not included in the Reed Report. Resources attributed to this company were acquired from EUA.

[LECG Logo]
                                                                                                  New England Power Company, et al.

                                                                                                              Docket No. EC 99-____
                                                                                                                    Workpaper HJK-1
                                                                                                                       Page 5 of 11

                               Analysis of the Acquisition of EUA by NEES Based Upon the Reed Report
                                              Economic Capacity Analysis, Summer Peak


                           Pre-Merger                                                             Post-Merger

                             Total                                                                Total
                             Summer    Share of                                                   Summer      Share of
                           Capacity     Summer      Square of                                    Capacity      Summer     Square of
Company           Notes      (MW)      Capacity     Share              Company           Notes     (MW)       Capacity    Share
-----------------------------------------------------------------------------------------------------------------------------------
EUA                   1       132.9      0.78%           1
NEP                   2       352.2      2.08%           4             EUA/NEP                      485.1       2.86%           8
BECO/CES                     1313.6      7.74%          60             BECO/CES                    1313.6       7.74%          60
BELD                            6.1      0.04%           0             BELD                           6.1       0.04%           0
BHE                           104.7      0.62%           0             BHE                          104.7       0.62%           0
BPDI                            0.0      0.00%           0             BPDI                           0.0       0.00%           0
CLNP                  5       196.6      1.16%           1             CLNP                  5      196.6       1.16%           1
CMEEC                          83.9      0.49%           0             CMEEC                         83.9       0.49%           0
CMLP                           25.5      0.15%           0             CMLP                          25.5       0.15%           0
CMP                           920.3      5.42%          29             CMP                          920.3       5.42%          29
CV                            278.5      1.64%           3             CV                           278.5       1.64%           3
DPA                             0.0      0.00%           0             DPA                            0.0       0.00%           0
DUKE                            0.0      0.00%           0             DUKE                           0.0       0.00%           0
FGE                            50.0      0.29%           0             FGE                           50.0       0.29%           0
FPL                   5         0.0      0.00%           0             FPL                   5        0.0       0.00%           0
GBPC                  3       174.7      1.03%           1             GBPC                  3      174.7       1.03%           1
GMP                           200.2      1.18%           1             GMP                          200.2       1.18%           1
HGE                             5.7      0.03%           0             HGE                            5.7       0.03%           0
HLPD                            7.3      0.04%           0             HLPD                           7.3       0.04%           0
HMLP                            1.7      0.01%           0             HMLP                           1.7       0.01%           0
IMEL                           52.4      0.31%           0             IMEL                          52.4       0.31%           0
IMLD                            0.0      0.00%           0             IMLD                           0.0       0.00%           0
IPPA                           34.1      0.20%           0             IPPA                          34.1       0.20%           0
MGED                            2.8      0.02%           0             MGED                           2.8       0.02%           0
MMLD                            0.0      0.00%           0             MMLD                           0.0       0.00%           0
MMWEC                         274.9      1.62%           3             MMWEC                        274.9       1.62%           3
MPLP                            0.0      0.00%           0             MPLP                           0.0       0.00%           0
NAED                            1.5      0.01%           0             NAED                           1.5       0.01%           0
NHCO                           25.3      0.15%           0             NHCO                          25.3       0.15%           0
NRG                   5       111.0      0.65%           0             NRG                   5      111.0       0.65%           0
NU                           4664.0     27.49%         756             NU                          4664.0      27.49%         756
TCPM                4,5         0.0      0.00%           0             TCPM               4, 5        0.0       0.00%           0
PMLD                            0.2      0.00%           0             PMLD                           0.2       0.00%           0
PMLP                           10.7      0.06%           0             PMLP                          10.7       0.06%           0
SC                              0.0      0.00%           0             SC                             0.0       0.00%           0
SELP                            2.2      0.01%           0             SELP                           2.2       0.01%           0
SITHE                         388.0      2.29%           5             SITHE                        388.0       2.29%           5
TMLP                           15.3      0.09%           0             TMLP                          15.3       0.09%           0
UI                           1451.0      8.55%          73             UI                          1451.0       8.55%          73
UNITIL                         12.6      0.07%           0             UNITIL                        12.6       0.07%           0
USG                   4      3573.5     21.06%         444             USG                   4     3573.5      21.06%         444
VTGP                          119.3      0.70%           0             VTGP                         119.3       0.70%           0
NY                           1675.0      9.87%          97             NY                          1675.0       9.87%          97
NB                            700.0      4.13%          17             NB                           700.0       4.13%          17
WBSH                  5         0.0      0.00%           0             WBSH                  5        0.0       0.00%           0
-----------------------------------------------------------------------------------------------------------------------------------
Total                       16967.7    100.00%                         Total                      16967.7     100.00%
HHI                                                1497.17             HHI                                                1500.42
                                                                                                        Change in HHI        3.25

Source:  Reed Report at Table 7.

Notes:

1.   Reed Report uses 1998 CELT report capacity figures minus the divestiture of Canal 1 as EUA's capacity. EUA has divested all generation resources other than its entitlements in Millstone 3, Pilgrim and Vermont Yankee.
2.   NEES has divested all generation resources other than its entitlements in Millstone 3, Seabrook 1, Vermont Yankee, and Wyman
     4.
3.   EUA divested 33.7 MW of generation capacity to GBPC.
4.   NEP divested generation resources to USG, including its entitlements in Ocean State Power 1 and 2, which USG then transferred to TCPM. After adjusting for the sale to TCPM, the difference between the capacity attributed by Reed to NEP and actual NEP capacity is attributed to USG.
5.   Company not included in the Reed Report. Resources attributed to this company were acquired from EUA.

[LECG Logo]
                                                                                                  New England Power Company, et al.

                                                                                                              Docket No. EC 99-____
                                                                                                                    Workpaper HJK-1
                                                                                                                       Page 6 of 11

                               Analysis of the Acquisition of EUA by NEES Based Upon the Reed Report
                                            Economic Capacity Analysis, Summer Off Peak



                           Pre-Merger                                                             Post-Merger

                             Total                                                                Total
                             Summer    Share of                                                   Summer      Share of
                           Capacity     Summer      Square of                                    Capacity      Summer     Square of
Company           Notes      (MW)      Capacity     Share              Company           Notes     (MW)       Capacity    Share
-----------------------------------------------------------------------------------------------------------------------------------
EUA                   1       132.9      0.89%           1
NEP                   2       352.2      2.35%           6             EUA/NEP                      485.1       3.24%          11
BECO/CES                     1313.6      8.78%          77             BECO/CES                    1313.6       8.78%          77
BELD                            6.1      0.04%           0             BELD                           6.1       0.04%           0
BHE                           104.7      0.70%           0             BHE                          104.7       0.70%           0
BPDI                            0.0      0.00%           0             BPDI                           0.0       0.00%           0
CLNP                  5       196.6      1.31%           2             CLNP                  5      196.6       1.31%           2
CMEEC                          75.6      0.51%           0             CMEEC                         75.6       0.51%           0
CMLP                           25.5      0.17%           0             CMLP                          25.5       0.17%           0
CMP                           804.3      5.38%          29             CMP                          804.3       5.38%          29
CV                            278.5      1.86%           3             CV                           278.5       1.86%           3
DPA                             0.0      0.00%           0             DPA                            0.0       0.00%           0
DUKE                            0.0      0.00%           0             DUKE                           0.0       0.00%           0
FGE                            50.0      0.33%           0             FGE                           50.0       0.33%           0
FPL                   5           0      0.00%           0             FPL                   5        0.0       0.00%           0
GBPC                  3       174.7      1.17%           1             GBPC                  3      174.7       1.17%           1
GMP                           200.2      1.34%           2             GMP                          200.2       1.34%           2
HGE                             5.7      0.04%           0             HGE                            5.7       0.04%           0
HLPD                            7.3      0.05%           0             HLPD                           7.3       0.05%           0
HMLP                            1.7      0.01%           0             HMLP                           1.7       0.01%           0
IMEL                           52.4      0.35%           0             IMEL                          52.4       0.35%           0
IMLD                            0.0      0.00%           0             IMLD                           0.0       0.00%           0
IPPA                           34.1      0.23%           0             IPPA                          34.1       0.23%           0
MGED                            2.8      0.02%           0             MGED                           2.8       0.02%           0
MMLD                            0.0      0.00%           0             MMLD                           0.0       0.00%           0
MMWEC                         274.9      1.84%           3             MMWEC                        274.9       1.84%           3
MPLP                            0.0      0.00%           0             MPLP                           0.0       0.00%           0
NAED                            1.5      0.01%           0             NAED                           1.5       0.01%           0
NHCO                           25.3      0.17%           0             NHCO                          25.3       0.17%           0
NRG                   5       111.0      0.74%           1             NRG                   5      111.0       0.74%           1
NU                           4054.7     27.10%         734             NU                          4054.7      27.10%         734
TCPM               4, 5         0.0      0.00%           0             TCPM               4, 5        0.0       0.00%           0
PMLD                            0.2      0.00%           0             PMLD                           0.2       0.00%           0
PMLP                           10.7      0.07%           0             PMLP                          10.7       0.07%           0
SC                              0.0      0.00%           0             SC                             0.0       0.00%           0
SELP                            2.2      0.01%           0             SELP                           2.2       0.01%           0
SITHE                           0.0      0.00%           0             SITHE                          0.0       0.00%           0
TMLP                           15.3      0.10%           0             TMLP                          15.3       0.10%           0
UI                           1451.0      9.70%          94             UI                          1451.0       9.70%          94
UNITIL                         12.6      0.08%           0             UNITIL                        12.6       0.08%           0
USG                   4      2690.9     17.98%         323             USG                   4     2690.9      17.98%         323
VTGP                          119.3      0.80%           1             VTGP                         119.3       0.80%           1
NY                           1675.0     11.19%         125             NY                          1675.0      11.19%         125
NB                            700.0      4.68%          22             NB                           700.0       4.68%          22
WBSH                  5         0.0      0.00%           0             WBSH                  5        0.0       0.00%           0
-----------------------------------------------------------------------------------------------------------------------------------
Total                       14963.5    100.00%                         Total                      14963.5     100.00%
HHI                                                1425.18             HHI                                   1429.36%
                                                                                                        Change in HHI        4.18

Source:  Reed Report at Table 7.

Notes:

1.   Reed Report uses 1998 CELT report capacity figures minus the divestiture of Canal 1 as EUA's capacity. EUA has divested all generation resources other than its entitlements in Millstone 3, Pilgrim and Vermont Yankee.
2.   NEES has divested all generation resources other than its entitlements in Millstone 3, Seabrook 1, Vermont Yankee, and Wyman
     4.
3.   EUA divested 33.7 MW of generation capacity to GBPC.
4.   NEP divested generation resources to USG, including its entitlements in Ocean State Power 1 and 2, which USG then transferred to TCPM. After adjusting for the sale to TCPM, the difference between the capacity attributed by Reed to NEP and actual NEP capacity is attributed to USG.
5.   Company not included in the Reed Report. Resources attributed to this company were acquired from EUA.

[LECG Logo]
                                                                                                  New England Power Company, et al.

                                                                                                              Docket No. EC 99-____
                                                                                                                    Workpaper HJK-1
                                                                                                                       Page 7 of 11

                               Analysis of the Acquisition of EUA by NEES Based Upon the Reed Report
                                              Economic Capacity Analysis, Winter Peak



                           Pre-Merger                                                             Post-Merger

                            Total                                                                Total
                            Winter    Share of                                                   Winter      Share of
                           Capacity    Winter      Square of                                    Capacity      Winter     Square of
Company          Notes      (MW)      Capacity     Share              Company           Notes     (MW)       Capacity    Share
-----------------------------------------------------------------------------------------------------------------------------------
EUA                  1       133.5      0.83%           1
NEP                  2       357.7      2.21%           5             EUA/NEP                      491.1       3.04%           9
BECO/CES                     1356.6      8.39%          70             BECO/CES                    1356.6       8.39%          70
BELD                            6.2      0.04%           0             BELD                           6.2       0.04%           0
BHE                           112.4      0.69%           0             BHE                          112.4       0.69%           0
BPDI                            0.0      0.00%           0             BPDI                           0.0       0.00%           0
CLNP                  5        56.8      0.35%           0             CLNP                  5       56.8       0.35%           0
CMEEC                          76.3      0.47%           0             CMEEC                         76.3       0.47%           0
CMLP                           25.7      0.16%           0             CMLP                          25.7       0.16%           0
CMP                           852.0      5.27%          28             CMP                          852.0       5.27%          28
CV                            258.7      1.60%           3             CV                           258.7       1.60%           3
DPA                             0.0      0.00%           0             DPA                            0.0       0.00%           0
DUKE                            0.0      0.00%           0             DUKE                           0.0       0.00%           0
FGE                            50.1      0.31%           0             FGE                           50.1       0.31%           0
FPL                   5         0.0      0.00%           0             FPL                   5        0.0       0.00%           0
GBPC                  3       174.7      1.08%           1             GBPC                  3      174.7       1.08%           1
GMP                           203.3      1.26%           2             GMP                          203.3       1.26%           2
HGE                             5.7      0.04%           0             HGE                            5.7       0.04%           0
HLPD                            7.3      0.05%           0             HLPD                           7.3       0.05%           0
HMLP                            1.7      0.01%           0             HMLP                           1.7       0.01%           0
IMEL                           52.4      0.32%           0             IMEL                          52.4       0.32%           0
IMLD                            0.0      0.00%           0             IMLD                           0.0       0.00%           0
IPPA                           42.3      0.26%           0             IPPA                          42.3       0.26%           0
MGED                            2.9      0.02%           0             MGED                           2.9       0.02%           0
MMLD                            0.0      0.00%           0             MMLD                           0.0       0.00%           0
MMWEC                         300.1      1.86%           3             MMWEC                        300.1       1.86%           3
MPLP                            0.0      0.00%           0             MPLP                           0.0       0.00%           0
NAED                            1.5       0.1%           0             NAED                           1.5       0.01%           0
NHCO                           25.3      0.16%           0             NHCO                          25.3       0.16%           0
NRG                   5       115.3      0.71%           1             NRG                   5      115.3       0.71%           1
NU                           4841.6     29.93%         896             NU                          4841.6      29.93%         896
TCPM               4, 5         0.0      0.00%           0             TCPM                4,5        0.0       0.00%           0
PMLD                            0.2      0.00%           0             PMLD                           0.2       0.00%           0
PMLP                           10.8      0.07%           0             PMLP                          10.8       0.07%           0
SC                              0.0      0.00%           0             SC                             0.0       0.00%           0
SELP                            2.2      0.01%           0             SELP                           2.2       0.01%           0
SITHE                           0.0      0.00%           0             SITHE                          0.0       0.00%           0
TMLP                           15.4      0.10%           0             TMLP                          15.4       0.10%           0
UI                           1475.9      9.12%          83             UI                          1475.9       9.12%          83
UNITIL                         18.7      0.12%           0             UNITIL                        18.7       0.12%           0
USG                   4      3060.8     18.92%         358             USG                   4     3060.8      18.92%         358
VTGP                          157.7      0.97%           1             VTGP                         157.7       0.97%           1
NY                           1675.0     10.35%         107             NY                          1675.0      10.35%         107
NB                            700.0      4.33%          19             NB                           700.0       4.33%          19
WBSH                  5         0.0      0.00%           0             WBSH                  5        0.0       0.00%           0
-----------------------------------------------------------------------------------------------------------------------------------
Total                       16176.8    100.00%                         Total                      16176.8     100.00%
HHI                                                1577.96             HHI                                                1581.61
                                                                                                        Change in HHI        3.65


Source:  Reed Report at Table 7.

Notes:

1.   Reed Report uses 1998 CELT report capacity figures minus the divestiture of Canal 1 as EUA's capacity. EUA has divested all generation resources other than its entitlements in Millstone 3, Pilgrim and Vermont Yankee.
2.   NEES has divested all generation resources other than its entitlements in Millstone 3, Seabrook 1, Vermont Yankee, and Wyman
     4.
3.   EUA divested 33.7 MW of generation capacity to GBPC.
4.   NEP divested generation resources to USG, including its entitlements in Ocean State Power 1 and 2, which USG then transferred to TCPM. After adjusting for the sale to TCPM, the difference between the capacity attributed by Reed to NEP and actual NEP capacity is attributed to USG.
5.   Company not included in the Reed Report.  Resources attributed to this company were acquired from EUA.

[LECG Logo]
                                                                                  New England Power Company, et al.

                                                                                              Docket No. EC 99-____
                                                                                                    Workpaper HJK-1
                                                                                                    Page 8 of 11

                               Analysis of the Acquisition of EUA by NEES Based Upon the Reed Report
                                            Economic Capacity Analysis, Winter Off Peak

                           Pre-Merger                                                             Post-Merger

                             Total                                                                Total
                             Winter    Share of                                                   Winter      Share of
                           Capacity    Winter      Square of                                    Capacity      Winter     Square of
Company          Notes      (MW)      Capacity     Share              Company           Notes     (MW)       Capacity    Share
-----------------------------------------------------------------------------------------------------------------------------------
EUA                   1       133.5      0.94%           1
NEP                   2       357.7      2.52%           6             EUA/NEP                      491.1       3.46%          12
BECO/CES                     1356.6      9.57%          92             BECO/CES                    1356.6       9.57%          92
BELD                            6.2      0.04%           0             BELD                           6.2       0.04%           0
BHE                           112.4      0.79%           1             BHE                          112.4       0.79%           1
BPDI                            0.0      0.00%           0             BPDI                           0.0       0.00%           0
CLNP                  5        56.8      0.40%           0             CLNP                  5       56.8       0.40%           0
CMEEC                          76.3      0.54%           0             CMEEC                         76.3       0.54%           0
CMLP                           25.7      0.18%           0             CMLP                          25.7       0.18%           0
CMP                           852.0      6.01%          36             CMP                          852.0       6.01%          36
CV                            258.7      1.82%           3             CV                           258.7       1.82%           3
DPA                             0.0      0.00%           0             DPA                            0.0       0.00%           0
DUKE                            0.0      0.00%           0             DUKE                           0.0       0.00%           0
FGE                            29.1      0.21%           0             FGE                           29.1       0.21%           0
FPL                   5         0.0      0.00%           0             FPL                   5        0.0       0.00%           0
GBPC                  3       174.7      1.23%           2             GBPC                  3      174.7       1.23%           2
GMP                           203.3      1.43%           2             GMP                          203.3       1.43%           2
HGE                             5.7      0.04%           0             HGE                            5.7       0.04%           0
HLPD                            7.3      0.05%           0             HLPD                           7.3       0.05%           0
HMLP                            1.7      0.01%           0             HMLP                           1.7       0.01%           0
IMEL                           52.4      0.37%           0             IMEL                          52.4       0.37%           0
IMLD                            0.0      0.00%           0             IMLD                           0.0       0.00%           0
IPPA                           42.3      0.30%           0             IPPA                          42.3       0.30%           0
MGED                            2.9      0.02%           0             MGED                           2.9       0.02%           0
MMLD                            0.0      0.00%           0             MMLD                           0.0       0.00%           0
MMWEC                         291.7      2.06%           4             MMWEC                        291.7       2.06%           4
MPLP                            0.0      0.00%           0             MPLP                           0.0       0.00%           0
NAED                            1.5      0.01%           0             NAED                           1.5       0.01%           0
NHCO                           25.3      0.18%           0             NHCO                          25.3       0.18%           0
NRG                   5       115.3      0.81%           1             NRG                   5      115.3       0.81%           1
NU                           4279.6     30.18%         911             NU                          4279.6      30.18%         911
PMLD                            0.2      0.00%           0             PMLD                           0.2       0.00%           0
PMLP                           10.8      0.08%           0             PMLP                          10.8       0.08%           0
SC                              0.0      0.00%           0             SC                             0.0       0.00%           0
SELP                            2.2      0.02%           0             SELP                           2.2       0.02%           0
SITHE                           0.0      0.00%           0             SITHE                          0.0       0.00%           0
TCPM               4, 5         0.0      0.00%           0             TCPM               4, 5        0.0       0.00%           0
TMLP                           15.4      0.11%           0             TMLP                          15.4       0.11%           0
UI                            384.2      2.71%           7             UI                           384.2       2.71%           7
UNITIL                         18.7      0.13%           0             UNITIL                        18.7       0.13%           0
USG                   4      2746.8     19.37%         375             USG                   4     2746.8      19.37%         375
VTGP                          157.7      1.11%           1             VTGP                         157.7       1.11%           1
NY                           1675.0     11.81%         140             NY                          1675.0      11.81%         140
NB                            700.0      4.94%          24             NB                           700.0       4.94%          24
WBSH                  5         0.0      0.00%           0             WBSH                  5        0.0       0.00%           0
-----------------------------------------------------------------------------------------------------------------------------------
Total                       14179.7    100.00%                         Total                      14179.7     100.00%
HHI                                                1606.77             HHI                                                1611.52
                                                                                                        Change in HHI        4.75

Source:  Reed Report at Table 10.

Notes:

1.   Reed Report uses 1998 CELT report capacity figures minus the divestiture of Canal 1 as EUA's capacity. EUA has divested all generation resources other than its entitlements in Millstone 3, Pilgrim, and Vermont Yankee.
2.   NEES has divested all generation resources other than its entitlements in Millstone 3, Seabrook 1, Vermont Yankee, and Wyman
     4.
3.   EUA divested 33.7 MW of generation capacity to GBPC.
4.   NEP divested generation resources to USG, including its entitlements in Ocean State Power 1 and 2, which USG then transferred to TCPM. After adjusting for the sale to TCPM, the difference between the capacity attributed by Reed to NEP and actual NEP capacity is attributed to USG.
5.   Company not included in the Reed Report. Resources attributed to this company were acquired from EUA.

[LECG Logo]
                                                                                                  New England Power Company, et al.

                                                                                                              Docket No. EC 99-____
                                                                                                                    Workpaper HJK-1
                                                                                                                       Page 9 of 11

                               Analysis of the Acquisition of EUA by NEES Based Upon the Reed Report
                                             Economic Capacity Analysis, Shoulder Peak


                           Pre-Merger                                                             Post-Merger

                             Total                                                                Total
                           Shoulder    Share of                                                 Shoulder     Share of
                           Capacity   Shoulder     Square of                                    Capacity     Shoulder    Square of
Company          Notes      (MW)      Capacity     Share              Company           Notes     (MW)       Capacity    Share
-----------------------------------------------------------------------------------------------------------------------------------
EUA                   1       133.2      0.80%           1
NEP                   2       354.9      2.14%           5             EUA/NEP                      488.1       2.94%           9
BECO/CES                     1334.9      8.04%          65             BECO/CES                    1334.9       8.04%          65
BELD                            6.1      0.04%           0             BELD                           6.1       0.04%           0
BHE                           108.6      0.65%           0             BHE                          108.6       0.65%           0
BPDI                            0.0      0.00%           0             BPDI                           0.0       0.00%           0
CLNP                  5        56.8      0.34%           0             CLNP                  5       56.8       0.34%           0
CMEEC                          84.3      0.51%           0             CMEEC                         84.3       0.51%           0
CMLP                           25.6      0.15%           0             CMLP                          25.6       0.15%           0
CMP                           828.4      4.99%          25             CMP                          828.4       4.99%          25
CV                            256.5      1.54%           2             CV                           256.5       1.54%           2
DPA                             0.0      0.00%           0             DPA                            0.0       0.00%           0
DUKE                            0.0      0.00%           0             DUKE                           0.0       0.00%           0
FGE                            50.1      0.30%           0             FGE                           50.1       0.30%           0
FPL                   5         0.0      0.00%           0             FPL                   5        0.0       0.00%           0
GBPC                  3       174.7      1.05%           1             GBPC                  3      174.7       1.05%           1
GMP                           202.8      1.22%           1             GMP                          202.8       1.22%           1
HGE                             5.7      0.03%           0             HGE                            5.7       0.03%           0
HLPD                            7.3      0.04%           0             HLPD                           7.3       0.04%           0
HMLP                            1.7      0.01%           0             HMLP                           1.7       0.01%           0
IMEL                           52.4      0.32%           0             IMEL                          52.4       0.32%           0
IMLD                            0.0      0.00%           0             IMLD                           0.0       0.00%           0
IPPA                           38.2      0.23%           0             IPPA                          38.2       0.23%           0
MGED                            2.9      0.02%           0             MGED                           2.9       0.02%           0
MMLD                            0.0      0.00%           0             MMLD                           0.0       0.00%           0
MMWEC                         298.6      1.80%           3             MMWEC                        298.6       1.80%           3
MPLP                            0.0      0.00%           0             MPLP                           0.0       0.00%           0
NAED                            1.5      0.01%           0             NAED                           1.5       0.01%           0
NHCO                           25.3      0.15%           0             NHCO                          25.3       0.15%           0
NRG                   5       115.3      0.69%           0             NRG                   5      115.3       0.69%           0
NU                           4984.6     30.02%         901             NU                          4984.6      30.02%         901
PMLD                            0.2      0.00%           0             PMLD                           0.2       0.00%           0
PMLP                           10.8      0.07%           0             PMLP                          10.8       0.07%           0
SC                              0.0      0.00%           0             SC                             0.0       0.00%           0
SELP                            2.2      0.01%           0             SELP                           2.2       0.01%           0
SITHE                         388.1      2.34%           5             SITHE                        388.1       2.34%           5
TCPM               4, 5         0.0      0.00%           0             TCPM               4, 5        0.0       0.00%           0
TMLP                           15.4      0.09%           0             TMLP                          15.4       0.09%           0
UI                           1463.4      8.81%          78             UI                          1463.4       8.81%          78
UNITIL                         18.6      0.11%           0             UNITIL                        18.6       0.11%           0
USG                   4      3031.9     18.26%         333             USG                   4     3031.9      18.26%         333
VTGP                          147.9      0.89%           1             VTGP                         147.9       0.89%           1
NY                           1675.0     10.09%         102             NY                          1675.0      10.09%         102
NB                            700.0      4.22%          18             NB                           700.0       4.22%          18
WBSH                  5         0.0      0.00%           0             WBSH                  5        0.0       0.00%           0
-----------------------------------------------------------------------------------------------------------------------------------
Total                       16604.0    100.00%                         Total                      16604.0     100.00%
                                                   1542.70                                                                1546.13
                                                                                                        Change in HHI        3.43

Source:  Reed Report at Table 7.

Notes:

1.   Reed Report uses 1998 CELT report capacity figures minus the divestiture of Canal 1 as EUA's capacity. EUA has divested all generation resources other than its entitlements in Millstone 3, Pilgrim, and Vermont Yankee.
2.   NEES has divested all generation resources other than its entitlements in Millstone 3, Seabrook 1, Vermont Yankee, and Wyman
     4.
3.   EUA divested 33.7 MW of generation capacity to GBPC.
4.   NEP divested generation resources to USG, including its entitlements in Ocean State Power 1 and 2, which USG then transferred to TCPM. After adjusting for the sale to TCPM, the difference between the capacity attributed by Reed to NEP and actual NEP capacity is attributed to USG.
5.   Company not included in the Reed Report. Resources attributed to this company were acquired from EUA.

[LECG Logo]

                                                                                                  New England Power Company, et al.

                                                                                                              Docket No. EC 99-____
                                                                                                                    Workpaper HJK-1
                                                                                                                      Page 10 of 11

                               Analysis of the Acquisition of EUA by NEES Based Upon the Reed Report
                                           Economic Capacity Analysis, Shoulder Off Peak


                           Pre-Merger                                                             Post-Merger

                             Total                                                                Total
                           Shoulder    Share of                                                 Shoulder     Share of
                           Capacity   Shoulder     Square of                                    Capacity     Shoulder    Square of
Company          Notes      (MW)      Capacity     Share              Company           Notes     (MW)       Capacity    Share
-----------------------------------------------------------------------------------------------------------------------------------
EUA                   1       133.2      1.07%           1
NEP                   2       354.9      2.85%           8             EUA/NEP                      488.1       3.92%          15
BECO/CES                     1334.9     10.72%         115             BECO/CES                    1334.9      10.72%         115
BELD                            6.1      0.05%           0             BELD                           6.1       0.05%           0
BHE                           108.6      0.87%           1             BHE                          108.6       0.87%           1
BPDI                            0.0      0.00%           0             BPDI                           0.0       0.00%           0
CLNP                  5        56.8      0.46%           0             CLNP                  5       56.8       0.46%           0
CMEEC                          75.9      0.61%           0             CMEEC                         75.9       0.61%           0
CMLP                           25.6      0.21%           0             CMLP                          25.6       0.21%           0
CMP                           828.4      6.65%          44             CMP                          828.4       6.65%          44
CV                            256.5      2.06%           4             CV                           256.5       2.06%           4
DPA                             0.0      0.00%           0             DPA                            0.0       0.00%           0
DUKE                            0.0      0.00%           0             DUKE                           0.0       0.00%           0
FGE                            29.1      0.23%           0             FGE                           29.1       0.23%           0
FPL                   5         0.0      0.00%           0             FPL                   5        0.0       0.00%           0
GBPC                  3       174.7      1.40%           2             GBPC                  3      174.7       1.40%           2
GMP                           202.8      1.63%           3             GMP                          202.8       1.63%           3
HGE                             5.7      0.05%           0             HGE                            5.7       0.05%           0
HLPD                            7.3      0.06%           0             HLPD                           7.3       0.06%           0
HMLP                            1.7      0.01%           0             HMLP                           1.7       0.01%           0
IMEL                           52.4      0.42%           0             IMEL                          52.4       0.42%           0
IMLD                            0.0      0.00%           0             IMLD                           0.0       0.00%           0
IPPA                           38.2      0.31%           0             IPPA                          38.2       0.31%           0
MGED                            2.9      0.02%           0             MGED                           2.9       0.02%           0
MMLD                            0.0      0.00%           0             MMLD                           0.0       0.00%           0
MMWEC                         290.2      2.33%           5             MMWEC                        290.2       2.33%           5
MPLP                            0.0      0.00%           0             MPLP                           0.0       0.00%           0
NAED                            1.5      0.01%           0             NAED                           1.5       0.01%           0
NHCO                           25.3      0.20%           0             NHCO                          25.3       0.20%           0
NRG                   5       115.3      0.91%           1             NRG                   5      113.2       0.91%           1
NU                           4220.0     33.88%        1148             NU                          4220.0      33.88%        1148
PMLD                            0.2      0.00%           0             PMLD                           0.2       0.00%           0
PMLP                           10.8      0.09%           0             PMLP                          10.8       0.09%           0
SC                              0.0      0.00%           0             SC                             0.0       0.00%           0
SELP                            2.2      0.02%           0             SELP                           2.2       0.02%           0
SITHE                           0.0      0.00%           0             SITHE                          0.0       0.00%           0
TCPM               4, 5         0.0      0.00%           0             TCPM               4, 5        0.0       0.00%           0
TMLP                           15.4      0.12%           0             TMLP                          15.4       0.12%           0
UI                            383.8      3.08%           9             UI                           383.8       3.08%           9
UNITIL                         18.6      0.15%           0             UNITIL                        18.6       0.15%           0
USG                   4      1156.9      9.29%          86             USG                   4     1156.9       9.29%          86
VTGP                          147.9      1.19%           1             VTGP                         147.9       1.19%           1
NY                           1675.0     13.45%         181             NY                          1675.0      13.45%         181
NB                            700.0      5.62%          32             NB                           700.0       5.62%          32
WBSH                  5         0.0      0.00%           0             WBSH                  5        0.0       0.00%           0
-----------------------------------------------------------------------------------------------------------------------------------
Total                       12456.7    100.00%                         Total                      12456.7     100.00%
                                                   1642.46                                                                1648.55
                                                                                                        Change in HHI        6.09

Source:  Reed Report at Table 10.

Notes:

1.   Reed Report uses 1998 CELT report capacity figures minus the divestiture of Canal 1 as EUA's capacity. EUA has divested all generation resources other than its entitlements in Millstone 3, Pilgrim, and Vermont Yankee.
2.   NEES has divested all generation resources other than its entitlements in Millstone 3, Seabrook 1, Vermont Yankee, and Wyman
     4.
3.   EUA divested 33.7 MW of generation capacity to GBPC.
4.   NEP divested generation resources to USG, including its entitlements in Ocean State Power 1 and 2, which USG then transferred to TCPM. After adjusting for the sale to TCPM, the difference between the capacity attributed by Reed to NEP and actual NEP capacity is attributed to USG.
5.   Company not included in the Reed Report. Resources attributed to this company were acquired from EUA.

[LECG Logo]
                                                                                                  New England Power Company, et al.

                                                                                                              Docket No. EC 99-____
                                                                                                                    Workpaper HJK-1
                                                                                                                      Page 11 of 11

                               Analysis of the Acquisition of EUA by NEES Based Upon the Reed Report
                                               Economic Capacity Analysis, Super Peak

                           Pre-Merger                                                             Post-Merger

                             Total                                                                Total
                             Summer    Share of                                                   Summer      Share of
                           Capacity    Summer      Square of                                    Capacity      Summer     Square of
Company          Notes      (MW)      Capacity     Share              Company           Notes     (MW)       Capacity    Share
-----------------------------------------------------------------------------------------------------------------------------------
EUA                   1       132.9      0.52%           0
NEP                   2       409.1      1.60%           3             EUA/NEP                      542.0       2.12%           4
BECO/CES                     1938.2      7.58%          57             BECO/CES                    1938.2       7.58%          57
BELD                           70.0      0.27%           0             BELD                          70.0       0.27%           0
BHE                           155.9      0.61%           0             BHE                          155.9       0.61%           0
BPDI                          265.9      1.04%           1             BPDI                         265.9       1.04%           1
CLNP                  5       231.3      0.90%           1             CLNP                  5      231.3       0.90%           1
CMEEC                         159.4      0.62%           0             CMEEC                        159.4       0.62%           0
CMLP                           25.5      0.10%           0             CMLP                          25.5       0.10%           0
CMP                          1390.9      5.44%          30             CMP                         1390.9       5.44%          30
CV                            299.8      1.17%           1             CV                           299.8       1.17%           1
DPA                           168.0      0.66%           0             DPA                          168.0       0.66%           0
DUKE                          480.0      1.88%           4             DUKE                         480.0       1.88%           4
FGE                            51.1      0.20%           0             FGE                           51.1       0.20%           0
FPL                   5        16.2      0.06%           0             FPL                   5       16.2       0.06%           0
GBPC                  3       174.7      0.68%           0             GBPC                  3      174.7       0.68%           0
GMP                           241.0      0.94%           1             GMP                          241.0       0.94%           1
HGE                            31.6      0.12%           0             HGE                           31.6       0.12%           0
HLPD                           13.4      0.05%           0             HLPD                          13.4       0.05%           0
HMLP                            5.8      0.02%           0             HMLP                           5.8       0.02%           0
IMEL                           52.4      0.20%           0             IMEL                          52.4       0.20%           0
IMLD                            2.8      0.01%           0             IMLD                           2.8       0.01%           0
IPPA                           34.1      0.13%           0             IPPA                          34.1       0.13%           0
MGED                            2.8      0.01%           0             MGED                           2.8       0.01%           0
MMLD                            0.0      0.00%           0             MMLD                           0.0       0.00%           0
MMWEC                         547.7      2.14%           5             MMWEC                        547.7       2.14%           5
MPLP                          149.0      0.58%           0             MPLP                         149.0       0.58%           0
NAED                           13.5      0.05%           0             NAED                          13.5       0.05%           0
NHCO                           25.3      0.10%           0             NHCO                          25.3       0.10%           0
NRG                   5       113.2      0.44%           0             NRG                   5      113.2       0.44%           0
NU                           6961.9     27.23%         742             NU                          6961.9      27.23%         742
PMLD                            0.2      0.00%           0             PMLD                           0.2       0.00%           0
PMLP                           24.7      0.10%           0             PMLP                          24.7       0.10%           0
SC                            531.8      2.08%           4             SC                           531.8       2.08%           4
SELP                            2.2      0.01%           0             SELP                           2.2       0.01%           0
SITHE                        1776.2      6.95%          48             SITHE                       1776.2       6.95%          48
TCPM               4, 5       373.9      1.46%           2             TCPM               4, 5      373.9       1.46%           2
TMLP                          103.8      0.41%           0             TMLP                         103.8       0.41%           0
UI                           1451.0      5.68%          32             UI                          1451.0       5.68%          32
UNITIL                         32.8      0.13%           0             UNITIL                        32.8       0.13%           0
USG                   4      4563.7     17.85%         319             USG                   4     4563.7      17.85%         319
VTGP                          167.0      0.65%           0             VTGP                         167.0       0.65%           0
NY                           1675.0      6.55%          43             NY                          1675.0       6.55%          43
NB                            700.0      2.74%           7             NB                           700.0       2.74%           7
WBSH                  5         0.0      0.00%           0             WBSH                  5        0.0       0.00%           0
-----------------------------------------------------------------------------------------------------------------------------------
Total                       25565.8     100.0%                         Total                      25565.8     100.00%
                                                   1302.79                                                                1304.45
                                                                                                        Change in HHI        1.66

Source:  Reed Report at Table 10.

Notes:

1.   Reed Report uses 1998 CELT report capacity figures minus the divestiture of Canal 1 as EUA's capacity. EUA has divested all generation resources other than its entitlements in Millstone 3, Pilgrim, and Vermont Yankee.
2.   NEES has divested all generation resources other than its entitlements in Millstone 3, Seabrook 1, Vermont Yankee, and Wyman
     4.
3.   EUA divested 33.7 MW of generation capacity to GBPC.
4.   NEP divested generation resources to USG, including its entitlements in Ocean State Power 1 and 2, which USG then transferred to TCPM. After adjusting for the sale to TCPM, the difference between the capacity attributed by Reed to NEP and actual NEP capacity is attributed to USG.
5.   Company not included in the Reed Report. Resources attributed to this company were acquired from EUA.

[LECG Logo]
                                                                                                  New England Power Company, et al.

                                                                                                              Docket No. EC 99-____
                                                                                                                    Workpaper HJK-2
                                                                                                                      Page 1 of 2


              Analysis of the Acquisition of EUA by NEES Based Upon Pace Report
                                  Total Installed Capability
                                         1999 - 2000


---------------------------------------------------------------------------------------------
                                        Sum-1999       Win-1999       Sum-2000       Win-2000
---------------------------------------------------------------------------------------------
Total Capacity                           25,660         26,022          25,681        26,022
New England Power Capacity (MW)          401.75         407.46          401.75        407.46
Montaup Capacity (MW)                     130.1          131.3           130.1         131.3

New England Power Share                   1.57%          1.57%           1.56%         1.57%
Montaup Share                             0.51%          0.50%           0.51%         0.50%

Change in HHI*                             1.59           1.58            1.59          1.58


Sources:  Total Installed Capacity from Pace Report.
          Capacity Figures from 1999 CELT Report.

Notes:    *Change in HHI due to the NEES/EUA transaction is two times the product of the NEES and EUA capability shares.

[LECG Logo]
                                                                                                  New England Power Company, et al.
                                                                                                              Docket No. EC 99-____
                                                                                                                    Workpaper HJK-3
                                                                                                                        Page 2 of 2


                Analysis of the Acquisition of EUA by NEES Based Upon the Pace Report
                                       Total Economic Capacity
                                            1998 and 2000

-----------------------------------------------------------------------------------------------------
                         Spr-98    Sum-98    Fal-98    Win-98    Spr-00    Sum-00    Fal-00    Win-00
-----------------------------------------------------------------------------------------------------

Total Economic             9174      9326      9373      9748      9226      9343      9389      9855
Capacity (MW)

New England Power (MW)*  252.79    341.67    323.73    318.79    252.47    341.61    323.61    319.19
Montaup (MW)*             85.22    114.31    107.75    106.18     85.12     114.3    107.71     106.3

New England Power Share   2.76%     3.66%     3.45%     3.27%     2.74%     3.66%     3.45%     3.24%
Montaup Share             0.93%     1.23%     1.15%     1.09%     0.92%     1.22%     1.15%     1.08%

Change in HHI**            5.12      8.98      7.94      7.12      5.05      8.95      7.91      6.99


Source:   Pace Report.

Notes:    * Assumes all entitlements for EUA and NEES are included in total economic capacity.
          **Change in HHI due to the NEES/EUA transaction is two times the product of the NEES and
          EUA total economic capacity shares.

[LECG Logo]
                                                                                                  New England Power Company, et al.

                                                                                                              Docket No. EC 99-____
                                                                                                                    Workpaper HJK-3
                                                                                                                        Page 1 of 2

                        Analysis of the Acquisition of EUA by NEES Based Upon the Hieronymous Report
                                                 Total Installed Capability
                                                  July 1997 - December 1999

----------------------------------------------------------------------------------------------------------------------------
                                     Jul-97   Aug-97   Sep-97   Oct-97   Nov-97   Dec-97   Jan-98   Feb-98   Mar-98   Apr-98
----------------------------------------------------------------------------------------------------------------------------
Total Installed Capability (MW)       26809    26809    26809    27255    26607    26607    26607    26607    26607    26607

New England Power Capability (MW)*   401.75   401.75   401.75   407.46   407.46   407.46   407.46   407.46   407.46   401.75
Montaup Capability (MW)*              130.1    130.1    130.1    131.3    131.3    131.3    131.3    131.3    131.3    130.1

New England Power Share               1.52%    1.52%    1.52%    1.49%    1.53%    1.53%    1.51%    1.51%     1.51%   1.51%
Montaup Share                         0.49%    0.49%    0.49%    0.48%    0.49%    0.49%    0.49%    0.49%     0.49%   0.49%

Change in HHI**                        1.13     1.13     1.13     1.08     1.16     1.16     1.11     1.11      1.11    1.11



----------------------------------------------------------------------------------------------------------------------------
                                     May-98   Jun-98   Jul-98   Aug-98   Sep-98   Oct-98   Nov-98   Dec-98   Jan-99   Feb-99
----------------------------------------------------------------------------------------------------------------------------

Total Installed Capability (MW)       27255    26809    26809    26809    26809    27255    27255    27255    27255    27255

New England Power Capability (MW)*   401.75   401.75   401.75   401.75   401.75   407.46   407.46   407.46   407.46   407.46
Montaup Capability (MW)*              130.1    130.1    130.1    130.1    130.1    131.3    131.3    131.3    131.3    131.3

New England Power Share               1.47%    1.50%    1.52%    1.52%    1.52%    1.49%    1.49%    1.49%    1.49%    1.49%
Montaup Share                         0.48%    0.49%    0.49%    0.49%    0.49%    0.48%    0.48%    0.48%    0.48%    0.48%

Change in HHI**                        1.04     1.09     1.13     1.13     1.13     1.08     1.08     1.08     1.08     1.08


----------------------------------------------------------------------------------------------------------------------------
                                     Mar-99   Apr-99   May-99   Jun-99   Jul-99   Aug-99   Sep-99   Oct-99   Nov-99   Dec-99
----------------------------------------------------------------------------------------------------------------------------

Total Installed Capability (MW)       27255    27255    27255    26809    26809    26809    26809    27255    27255    27255

New England Power Capability (MW)*   407.46   401.75   401.75   401.75   401.75   401.75   401.75   407.46   407.46   407.46
Montaup Capability (MW)*              131.3    130.1    130.1    130.1    130.1    130.1    130.1    131.3    131.3    131.3

New England Power Share               1.49%    1.49%    1.49%    1.50%    1.50%    1.50%    1.50%    1.49%    1.49%    1.49%
Montaup Share                         0.48%    0.48%    0.48%    0.49%    0.49%    0.49%    0.49%    0.48%    0.48%    0.48%

Change in HHI**                        1.08     1.04     1.04     1.09     1.09     1.09     1.09     1.08     1.08     1.08


Sources: New England Power and Montaup capabilities from 1999 CELT Report.
         Total Installed capability from Hieronymous Report at WHH-12.

Notes:   *Summer capabilities used for April - September.  Winter capabilities used for October - March.
         **Change in HHI due to the NEES/EUA transaction is two times the product of the NEES and EUA capability shares.

[LECG Logo]
                                                                                                  New England Power Company, et al.

                                                                                                              Docket No. EC 99-____
                                                                                                                    Workpaper HJK-3
                                                                                                                        Page 2 of 2


  Analysis of the Acquisition of EUA by NEES Based Upon the Hieronymous Report
                                  Total Energy
                                    1998-1999


Company                                 Plant                                MWh
--------------------------------------------------------------------------------
New England Power                       Millstone 31                     302,413
New England Power                       Seabrook 12                      791,206
New England Power                       Vermont Yankee 3                767,214*
New England Power                       Wyman 42                          74,825
Montaup                                 Millstone 31                      99,300
Montaup                                 Vermont Yankee3                 95,998**
Montaup                                 Pilgrim4                      474,147***
--------------------------------------------------------------------------------
                                              1998                          1999
--------------------------------------------------------------------------------
Total Energy5                           58,741,078                    59,788,486
New England Power Energy (MWh)           1,935,658                     1,935,658
Montaup Energy (MWh)                       669,445                       669,445
New England Power                            3.30%                         3.24%
Montaup                                      1.14%                         1.12%
Change in HHI****                             7.51                          7.25

Source:  1.    Milestone 3 MWh data from Montaup and New England Power's 1997
               FERC Form 1.
         2.    Seabrook 1 and Wyman 4 MWh data from New England Power's 1998
               FERC Form 1.
         3.    Vermont Yankee MWh data from Vermont Yankee Nuclear Power
               Corporation 1998 FERC Form 1.
         4.    Pilgrim MWh from Boston Edison Company's 1998 FERC Form 1.
         5.    Total Energy from Hieronymous Report at WHH-13.

Notes:   *     Vermont Yankee's total production listed in the 1998 FERC Form 1 is 4,266,866 MWh. New England Power's Vermont Yankee entitlement is 17.982% of plant capacity.
         **    Vermont Yankee's total production listed in the 1998 FERC Form 1 is 4,266,866 MWh. Montaup's Vermont Yankee entitlement is 2.25% of plant capacity.
         ***   Pilgrim's total production listed in the 1998 FERC Form 1 is
               4,310,431 MWh. Montaup's Pilgrim entitlement is 11% of plant capacity.
         ****  Change in HHI due to the NEES/EUA transaction is two times the product of the NEES and EUA energy shares.

[LECG Logo]                                                         Attachment 2


                            UNITED STATES OF AMERICA
                                   BEFORE THE
                      FEDERAL ENERGY REGULATORY COMMISSION


NEW ENGLAND POWER COMPANY                         )
MASSACHUSETTS ELECTRIC COMPANY                    )
THE NARRAGANSETT ELECTRIC COMPANY                 )
NEW ENGLAND ELECTRIC TRANSMISSION                 )
     CORPORATION                                  )    Docket No. EC99-_____
NEW ENGLAND HYDRO-TRANSMISSION                    )
     CORPORATION                                  )
NEW ENGLAND HYDRO-TRANSMISSION                    )
     ELECTRIC COMPANY, INC.                       )
ALLENERGY MARKETING COMPANY, L.L.C.               )
MONTAUP ELECTRIC COMPANY                          )
BLACKSTONE VALLEY ELECTRIC COMPANY                )
EASTERN EDISON COMPANY                            )
NEWPORT ELECTRIC CORPORATION                      )
RESEARCH DRIVE LLC                                )

                         Declaration of Henry J. Kahwaty

I, Henry J. Kahwaty, declare:

1. My name is Henry J. Kahwaty. I am a Senior Managing Economist with LECG (formerly Law & Economics Consulting Group, Inc.). LECG is a firm providing management consulting and expert analysis in the areas of economics, finance, and accounting. My business address is 1600 M. Street, N.W., Suite 700, Washington, D.C. 20036.

[LECG Logo]                                      Declaration of Henry J. Kahwaty


2. I received my Ph.D. in Economics from the University of Pennsylvania in 1991. My fields of specialization include industrial organization and public economics. Industrial organization involves the study of competition and regulation in individual markets. Prior to joining LECG, I worked for nearly four years as an economist for the Antitrust Division of the U.S. Department of Justice. I have analyzed the competitive implications of numerous mergers, both during my employment with the Antitrust Division and with LECG. I have worked on competition issues in electricity, telecommunications, and other network industries, and I have broad experience in applied microeconomics analysis. A copy of my curriculum vitae is attached to this Declaration.

3. I submitted a Declaration analyzing the competitive implications of the proposed acquisition of New England Electric System ("NEES") by the National Grid Group plc ("National Grid") in Docket No. EC99-49-000 dated March 8, 1999, and filed March 10, 1999. My analysis demonstrated that the proposed acquisition of NEES by National Grid does not raise horizontal competitive concerns because NEES and National Grid affiliates do not provide competing products or services in any relevant geographic market. In addition, the proposed acquisition of NEES by National Grid does not

[LECG Logo]                                      Declaration of Henry J. Kahwaty

     raise vertical concerns because NEES and National Grid affiliates do not provide inputs, such as fuel supplies, used in the production or delivery of electric products or services in the region(s) served by the other.

4. I have been asked by counsel for New England Power Company ("New England Power"), Montaup Electric Company ("Montaup"), and National Grid to consider whether the acquisition of Eastern Utilities Associates ("EUA") by NEES alters my analysis of the competitive implications of the proposed acquisition of NEES by National Grid.1 This Declaration summarizes my analysis of this question.

5. My conclusion, that the acquisition of NEES by National Grid will not harm competition, is not altered by NEES's proposed acquisition of EUA. The NEES and EUA systems are similar in that neither system provides competing products or services in any relevant geographic market presently served by National Grid or its affiliates. In addition, EUA's and National Grid's affiliates do not provide inputs into the production or delivery of electricity in the regions served by the other. Furthermore, NEES's and EUA's affiliates will continue to provide transmission and distribution service under open access tariffs after the completion of the EUA acquisition. As a result, the acquisition of EUA by NEES does not alter my conclusion that the acquisition of NEES by National Grid will not harm competition.

6. EUA is a holding company whose affiliates own and operate electric transmission and distribution assets in Massachusetts and Rhode Island. In particular, EUA subsidiary Montaup owns transmission assets in Massachusetts and leases transmission facilities from

---------------

1 New England Power is a subsidiary of NEES, and Montaup is a subsidiary of EUA.

[LECG Logo]                                      Declaration of Henry J. Kahwaty

     affiliates in both Massachusetts and Rhode Island. The EUA distribution companies include Eastern Edison Company, Blackstone Valley Electric Company, and Newport Electric Corporation. Eastern Edison Company provides distribution service in Massachusetts, and both Blackstone Valley Electric Company and Newport Electric Corporation provide distribution service in Rhode Island. The EUA distribution companies do not provide transmission services. EUA also owns several unregulated companies active in energy-related businesses, including the energy management company, Cogenex Corporation.

7. As with New England Power, Montaup has also sold or entered into agreements to sell nearly all of its generation assets to other companies pursuant to electric utility restructuring legislation and settlement agreements approved by regulators in Rhode Island, Massachusetts, and at the Federal Energy Regulatory Commission ("FERC"). Prior to its divestitures, Montaup owned or held equity interest in approximately 570 MW of generation capacity, all in New England, and held power purchase entitlements in an additional 500 MW. Montaup, however, recently has sold or entered into agreements to sell its fossil and hydroelectric generation capacity. It has also signed agreements for the transfer of power purchase contracts and for a buyout of its 11 percent power entitlement from the Pilgrim nuclear generation station. Overall, Montaup has sold or agreed to sell or transfer assets and rights to purchase power entitlements to Constellation Power Source (an affiliate of Baltimore Gas and Electric Co.), NRG Energy (an affiliate of Northern States Power), FPL

[LECG Logo]                                      Declaration of Henry J. Kahwaty


     Group, BayCorp Holdings (an affiliate of Great Bay Power), Southern Energy (an affiliate of Southern Company), TransCanada Power Marketing, and others.2

8. Montaup's remaining generation resources are minority shares in three nuclear generating stations. In particular, Montaup owns entitlements to
     4.01 percent of the Millstone 3 and 2.25 percent of the Vermont Yankee nuclear plants.3 In addition, Montaup has a purchased power agreement with Entergy giving Montaup an entitlement to 11 percent of the output of the Pilgrim nuclear station in 1999. This entitlement declines over time and ends after 2004.4) These resources represent a total of approximately 131 MW of generation capacity currently, declining to 57 MW after 2004.

9. National Grid was formed in 1990 as part of the privatization of the electric industry in England and Wales. National Grid and its subsidiaries own and operate the transmission system in England and Wales and they also operate the interconnections between this system and the transmission systems in Scotland and France. In addition, National Grid, through its

---------------

2 These affiliates include New England Electric Transmission Corporation, New England Hydro-Transmission Corporation, and New England Hydro- Transmission Electric Company, Inc.

3 NEPOOL Forecast of Capacity, Energy, Loads and Transmission, April 1, 1999 at 15. Montaup owns 2.5 percent of Vermont Yankee, but it has resold a portion to a group of municipals.

[LECG Logo]                                      Declaration of Henry J. Kahwaty

     subsidiary, National Grid ("NGC") serves as a power market matching the generation of electricity with demand on a real time basis. NGC also facilitates the trading of power in the electricity market by managing the daily bidding system for generators desiring to sell power, calculating market prices and payments due by individual traders, and managing the transfer of funds to settle electricity trades. Prior to 1996, the regional electricity companies in England and Wales owned National Grid. In December, 1995, however, National Grid was floated as a separate company on the London Stock Exchange.

10. National Grid also owns and, through subsidiaries, operates transmission assets outside of the U.K., including assets in Argentina and Zambia. In particular, National Grid, through a subsidiary, owns 41.25 percent of Transener, the main Argentine transmission company. National Grid also jointly (with CINergy Global) owns 80 percent of the Power Division of Zambia Consolidated Copper mines. National Grid has been selected to build a transmission line in southern India as part of a joint venture with the Karnataka Electricity Board. Neither National Grid nor any of its subsidiaries owns or operates any transmission assets in the United States, Canada, or Mexico.

11. Neither National Grid nor any of its subsidiaries provides transmission or distribution services in any geographic area that overlaps with the areas served by the EUA companies. EUA's affiliates provide transmission and distribution services solely in the northeastern United States. National Grid and its subsidiaries do not provide transmission or distribution services in the northeastern United States or elsewhere in North America. EUA's

---------------

4 Montaup presently has a life-of-unit purchase power agreement with Boston Edison Company covering 11 percent of the energy generated by the Pilgrim station. Boston Edison Company is selling Pilgrim to Entergy Nuclear Generating Company, and Montaup has an agreement with Entergy Nuclear Generating to purchase power from this unit. The purchase power agreement entitles Montaup to the 11 percent of the output of the Pilgrim station in 1999, and this entitlement declines to 8.8 percent in 2002, 5.5 percent in 2003 and 2004, and ends thereafter.

[LECG Logo]                                      Declaration of Henry J. Kahwaty


     transmission or distribution customers presently cannot turn to National Grid or its subsidiaries as alternative providers of these services.

12. With regard to electric generation services, the EUA companies do not provide electric generation services in any geographic area that overlaps with National Grid or its subsidiaries. Montaup has sold nearly all of its generation assets and does not have operating control over the generation plants in which it continues to hold entitlements. EUA's remaining generation interests are located in New England. Neither National Grid nor any of its present subsidiaries owns or controls any generation facilities located in New England or elsewhere in North America.

13. The FERC has recognized that mergers involving firms serving no common geographic markets typically do not raise competitive concerns. In its Policy Statement on mergers, the FERC stated:

          [I]t will not be necessary for the merger applicants to perform the screen analysis or file data needed for the screen analysis in cases where the merging firms do not have facilities or sell relevant products in common geographic markets. In these cases, the proposed merger will not have an adverse competitive impact (i.e., there can be no increase in the applicants' market power unless they are selling relevant products in the same geographic markets) so there is no need for a detailed analysis.5

---------------

5    Inquiry Concerning the Commission's Merger Policy Under the Federal Power
     Act: Policy Statement, [("Policy Statement")] Order No. 592, 77 FERC 61,263
     (1996).

[LECG Logo]                                      Declaration of Henry J. Kahwaty

14. This is consistent with the Horizontal Merger Guidelines jointly issued by the Department of Justice and the Federal Trade Commission.6 The Horizontal Merger Guidelines is the statement of the horizontal merger enforcement policy of these two agencies under the federal antitrust statutes. Horizontal mergers are mergers involving companies that compete in one or more markets. The Horizontal Merger Guidelines state:

          A merger is unlikely to create or enhance market power or facilitate its exercise unless it significantly increases concentration and results in a concentrated market, properly defined and measured. Mergers that either do not significantly increase concentration or do not result in a concentrated market ordinarily require no further analysis.7

     Because National Grid, its subsidiaries, and the EUA companies do not provide any products or services in any overlapping relevant markets, this transaction is not a horizontal merger and will not result in the elimination of a competitor in any market. As a result, I conclude that the combination of EUA's assets with those of National Grid will not result in competitive harm due to the creation or enhancement of market power.

15. Neither National Grid nor its subsidiaries presently provide fuel supplies, fuel transportation services, equipment, or other inputs used in the production or delivery of electric products or services in the region served by the EUA companies - the northeastern United States. Similarly, the EUA companies do not supply inputs used in the production or delivery of

---------------

6 The Horizontal Merger Guidelines were issued April 2, 1992 and revised April 8, 1997. www.usdoj.gov/atr/public/guidelines/horiz book/hmg1.html.

7    Horizontal Merger Guidelines at section 1.0.

[LECG Logo]                                      Declaration of Henry J. Kahwaty

     electricity in regions currently served by National Grid or its subsidiaries. Neither the EUA companies nor National Grid and its subsidiaries generate or market electricity in the geographic areas served by the other. As a result, the combination of EUA's assets with those of National Grid will not create or enhance incentives for the EUA companies, National Grid, or its subsidiaries adversely to affect prices and output in downstream electricity markets. In particular, this combination will not create incentives for EUA's affiliates to restrict the access of non-affiliates to the transmission or distribution systems of the EUA companies.

16. Furthermore, EUA affiliates currently provide transmission and distribution service to electric generators and power marketers under open access tariffs. These assets will continue to be available for use by others under open access tariffs after the completion of National Grid's acquisition of NEES and NEES's acquisition of EUA. As a result, these acquisitions will not affect the ability of EUA, NEES, or National Grid affiliates to restrict access to these transmission or distribution assets. I conclude that the combination of EUA and its subsidiaries with National Grid is not a vertical merger and will not impact the incentive or ability of the EUA companies, the NEES companies, National Grid, or its subsidiaries adversely to affect competition through vertical effects such as foreclosure, facilitating coordination, or regulatory evasion.8

---------------

8 My analysis is consistent with the FERC's current thinking on vertical merger analysis. See Revised Filing Requirements Under Part 33 of the Commission's Regulations, April 16, 1998, Docket No. RM98-4-000, slip op. at 46-50.

[LECG Logo]                                      Declaration of Henry J. Kahwaty

17. I conclude that the proposed acquisition of EUA by NEES has no impact on the competitive implications of NEES's acquisition by National Grid. In particular, the combination of the NEES, EUA, and National Grid assets will not result in harm to competition. Neither the NEES nor the EUA companies currently compete with National Grid or its subsidiaries in any relevant market. As a result, there is no horizontal overlap between the EUA companies and National Grid and its subsidiaries, and thus there is no prospect for the combination of EUA and National Grid to result in any horizontal competitive effects, adverse or otherwise. In addition, neither the EUA companies nor National Grid and its subsidiaries currently supply inputs used in the generation or delivery of electric products or services in regions served by the other. Also, EUA's transmission and distribution facilities will continue to be available for use under open access tariffs. As a result, the ultimate combination of National Grid with NEES and EUA will not result in anticompetitive effects arising from vertical concerns.


I declare under penalty of perjury that the foregoing is true and correct.

                                        /s/  HENRY J. KAHWATY
                                        ----------------------------------------
                                        Henry J. Kahwaty

                                        Signed on this 5th day of May, 1999

[LECG Logo]

                                HENRY J. KAHWATY

LECG
1600 M Street, N.W., Suite 700
Washington, D.C.  20036
Tel. (202) 466-4422
Fax (202) 466-4487


EDUCATION

     Ph.D., Economics, UNIVERSITY OF PENNSYLVANIA, Graduate School of Arts and Sciences, Philadelphia, PA, 1991

          Thesis Title: Essays on Vertical Relationships

          Thesis Topic: Vertical Relationships with Asymmetric Information and Incomplete Contracting

          Specialty Areas: Industrial Organization, Public Economics, Monetary Economics

     M.A., Economics, UNIVERSITY OF PENNSYLVANIA, Graduate School of Arts and Sciences, Philadelphia, PA, 1988

     B.A. magna cum laude and Phi Beta Kappa, Mathematics and Economics, UNIVERSITY OF PENNSYLVANIA, College of Arts and Sciences, Philadelphia, PA, 1986

PRESENT POSITION

     LECG, Washington, D.C.
     Senior Managing Economist, 1997-present

[LECG Logo]                                                     Henry J. Kahwaty
                                                                          Page 2


     Senior Economist, 1995-1996

     o    Analysis of antitrust market definition.
     o    Analysis of the competitive effects resulting from mergers.
     o    Monopolization analysis.
     o Analysis of competition issues in the electric utility industry, including market-based pricing and deregulation proposals, mergers, wholesale markets, and retail wheeling.
     o    Analysis of competition and other issues in telecommunications.
     o    Damage studies.

     Consultant to Rational Software Corp. in proposed acquisition of Pure Atria Corp., 1997.

     Consultant to National Communications Association, Inc. in National Communications Association, Inc. v. American Telephone and Telegraph Company, 1997-1998.

[LECG Logo]                                                     Henry J. Kahwaty
                                                                          Page 2


     Consultant to Public Service Enterprises of Pennsylvania, Inc. in arbitration between Public Service Enterprises of Pennsylvania, Inc. and AT&T Corporation, 1997-1998.

     Consultant to Aptix Corporation in Aptix Corporation v. Quickturn Design Systems, Inc., 1998.

     Consultant to New England Electric System in proposed acquisition by National Grid Group plc, 1999.

     Consultant to New England Electric System in proposed acquisition of Eastern Utilities Associates, 1999.

     Experience with the following industries:

     o    Local and long distance telecommunications
     o    Computer software and software development tools
     o    Computer hardware, including microprocessors and modems
     o    Electricity
     o    Defense electronics
     o    Hardware emulation

[LECG Logo]                                                     Henry J. Kahwaty
                                                                          Page 3


PROFESSIONAL EXPERIENCE

     U.S. DEPARTMENT OF JUSTICE, Antitrust Division, Economic Litigation Section, 1991-1995

     Economist

     o    Prepared economic models and analysis for antitrust cases.
     o    Prepared antitrust investigation plans.
     o Reviewed civil investigative demands, second requests, subpoenas, complaints, affidavits, and other documents.
     o Assisted attorneys with gathering evidence, including conducting witness interviews and assisting with witness depositions.
     o    Recommended whether to institute enforcement actions.
     o    Specialized in computer software, defense, and banking industries.

TESTIMONY

     Provided deposition and trial testimony in National Communications Association, Inc. v. American Telephone and Telegraph Company, 92 Civ. 1735
     (LAP), U.S. District Court for the Southern District of New York, 1997-
     1998.

     Provided deposition testimony in Aptix Corporation v. Quickturn Design Systems, Inc., C-96-20909 JF (EAI), U.S. District Court for the Northern District of California, 1998.

SPEECHES

     "Unregulated Affiliates and the Market Power Problem," Forum on Electric Power Market Restructuring, Washington, D.C., February 19, 1999.

     "Antitrust Damages," Litigation Services Subcommittee of the Greater Washington Society of Certified Public Accountants, Washington, D.C., January 28, 1999.

[LECG Logo]                                                     Henry J. Kahwaty
                                                                          Page 4


TEACHING EXPERIENCE

     UNIVERSITY OF PENNSYLVANIA, Philadelphia, PA, 1988-1991

     o    Industrial Organization
     o    Topics in Microeconomics
     o    Topics in Macroeconomics
     o    Intermediate Microeconomics
     o    Introductory Microeconomics
     o    Introductory Macroeconomics

UNPUBLISHED RESEARCH

     "The Analysis of Market Concentration, Market Power and the Competitive Effects of Mergers in the Electric Industry," with Richard J. Gilbert, June 1997.

RESEARCH INTERESTS

     Oligopoly models, network externalities and asymmetric information.

PROFESSIONAL ACTIVITIES

     Member, American Economic Association
     Member, European Association for Research in Industrial Economics

Citizenship: United States of America                                 April 1999

                                                                  Form of Notice


                                [FORM OF NOTICE]

                            UNITED STATES OF AMERICA
                                   BEFORE THE
                      FEDERAL ENERGY REGULATORY COMMISSION

NEW ENGLAND POWER COMPANY                              )
MASSACHUSETTS ELECTRIC COMPANY                         )
THE NARRAGANSETT ELECTRIC COMPANY                      )
NEW ENGLAND ELECTRIC TRANSMISSION                      )
     CORPORATION                                       )    Docket No.
NEW ENGLAND HYDRO-TRANSMISSION                         )    EC99-______
     CORPORATION                                       )
NEW ENGLAND HYDRO-TRANSMISSION                         )
     ELECTRIC COMPANY, INC.                            )
ALLENERGY MARKETING COMPANY, L.L.C.                    )
MONTAUP ELECTRIC COMPANY                               )
BLACKSTONE VALLEY ELECTRIC COMPANY                     )
EASTERN EDISON COMPANY                                 )
NEWPORT ELECTRIC CORPORATION                           )
RESEARCH DRIVE LLC                                     )

                                NOTICE OF FILING

          Take notice that on May 5, 1999, New England Power Company ("NEP") and its affiliates holding jurisdictional assets (Massachusetts Electric Company, The Narragansett Electric Company, New England Electric Transmission Corporation, New England Hydro-Transmission Corporation, New England Hydro-Transmission Electric Company, Inc., and AllEnergy Marketing Company, L.L.C.) (collectively, the "NEES Companies"), Montaup Electric Company and its affiliates holding jurisdictional assets (Blackstone Valley Electric Company, Eastern Edison Company, Newport Electric Corporation) (collectively, the "EUA Companies"), and Research Drive LLC submitted for filing an application under
Section 203 of the Federal Power Act (16 U.S.C. section 824b) and Part 33 of the Commission's Regulations (18 C.F.R. section 33.1 et seq. (1998)) seeking the Commission's approval and related authorizations to effectuate a merger, the result of which would be to merge New England Electric System ("NEES"), the parent company of the NEES Companies, with the Eastern Utilities Associates ("EUA"), the parent company of the EUA Companies. Through the Merger, EUA will become a wholly-owned subsidiary of NEES, and will subsequently be consolidated into NEES. In addition, the Application seeks the Commission's approval and authorization for the subsequent mergers and consolidations of the complementary operating companies of the two systems that hold jurisdictional assets. Finally, the Application requests approval, if required, of the acquisition by The National Grid Group plc ("National Grid") of the EUA Companies resulting from the proposed merger of National Grid and NEES, approval of which has been sought in Docket No. EC99-49-000.

          The Application states that it (i) includes all the information and exhibits required by Part 33 of the Commission's regulations and the Commission's Merger Policy Statement with respect to the Merger; (ii) incorporates by reference any additional materials required with respect to the acquisition by National Grid of the EUA Companies; and (iii) easily satisfies the criteria set forth in the Commission's Merger Policy Statement. The Application requests that the Commission grant whatever waivers or authorizations are needed and grant approval without condition, modification or an evidentiary, trial-type hearing. The Application states that the parties are seeking to close the Merger expeditiously and thus the Applicants have requested Commission approval by July 31, 1999.

          The Applicants have served copies of the filing on the state commissions of Connecticut, Massachusetts, New Hampshire, Rhode Island and Vermont.

          Any person desiring to be heard or to protest said application should file a motion to intervene or protest with the Federal Energy Regulatory Commission, 888 First Street, N.E., Washington, D.C. 20426 in accordance with Rules 211 and 214 of the Commission's Rules of Practice and Procedure (18 C.F.R.
385.211 and 18 C.F.R. 385.214). All such motions or protests should be filed on or before __________. Protests will be considered by the Commission in determining the appropriate action to be taken, but will not serve to make the protestants parties to the proceeding. Any person wishing to become a party must file a motion to intervene. Copies of this filing are on file with the Commission and are available for public inspection.

                                                                   Verifications

                            UNITED STATES OF AMERICA
                                   BEFORE THE
                      FEDERAL ENERGY REGULATORY COMMISSION

NEW ENGLAND POWER COMPANY                         )
MASSACHUSETTS ELECTRIC COMPANY                    )
NARRAGANSETT ELECTRIC COMPANY                     )
NEW ENGLAND ELECTRIC TRANSMISSION                 )
     CORPORATION                                  )    Docket No. EC99-_____
NEW ENGLAND HYDRO TRANSMISSION                    )
     CORPORATION                                  )
NEW ENGLAND HYDRO TRANSMISSION                    )
     ELECTRIC COMPANY, INC.                       )
ALLENERGY MARKETING COMPANY LLC                   )
MONTAUP ELECTRIC COMPANY                          )
BLACKSTONE VALLEY ELECTRIC COMPANY                )
EASTERN EDISON COMPANY                            )
NEWPORT ELECTRIC CORPORATION                      )
RESEARCH DRIVE LLC                                )

                                  VERIFICATION

          Robert G. Powderly, being duly sworn upon oath, states that he is Executive Vice-President of Montaup Electric Company, Blackstone Valley Electric Company, Eastern Edison Company and Newport Electric Corporation and has read the attached JOINT APPLICATION OF NEW ENGLAND POWER COMPANY et al. AND MONTAUP ELECTRIC COMPANY et al. FOR APPROVAL OF MERGER AND RELATED AUTHORIZATIONS; that he knows the contents thereof; that the statements made therein are true and correct to the best of his knowledge, information and belief; and that he has full power and authority to sign this document on behalf of Montaup Electric Company, Blackstone Valley Electric Company, Eastern Edison Company and Newport Electric Corporation.


                                        /s/  ROBERT G. POWDERLY
                                        ----------------------------------------
                                        Robert G. Powderly
                                        Executive Vice-President


Subscribed and sworn to before me this 26th day of April, 1999.


                                        /s/  BARBRA L. DANTONO
                                        ----------------------------------------
                                        Notary Public


My Commission expires    March 30, 2001
                      --------------------

                            UNITED STATES OF AMERICA
                                   BEFORE THE
                      FEDERAL ENERGY REGULATORY COMMISSION

NEW ENGLAND POWER COMPANY                         )
MASSACHUSETTS ELECTRIC COMPANY                    )
NARRAGANSETT ELECTRIC COMPANY                     )
NEW ENGLAND ELECTRIC TRANSMISSION                 )
     CORPORATION                                  )    Docket No. EC99-_____
NEW ENGLAND HYDRO TRANSMISSION                    )
     CORPORATION                                  )
NEW ENGLAND HYDRO TRANSMISSION                    )
     ELECTRIC COMPANY, INC.                       )
ALLENERGY MARKETING COMPANY LLC                   )
MONTAUP ELECTRIC COMPANY                          )
BLACKSTONE VALLEY ELECTRIC COMPANY                )
EASTERN EDISON COMPANY                            )
NEWPORT ELECTRIC CORPORATION                      )
RESEARCH DRIVE LLC                                )

                                  VERIFICATION

          Michael E. Jesanis, being duly sworn upon oath, states that he is Senior Vice President and Chief Financial Officer of New England Electric System, and has read the attached JOINT APPLICATION OF NEW ENGLAND POWER COMPANY et al. AND MONTAUP ELECTRIC COMPANY et al. FOR APPROVAL OF MERGER AND RELATED AUTHORIZATIONS; that he knows the contents thereof; that the statements made therein are true and correct to the best of his knowledge, information and belief; and that he has full power and authority to sign this document on behalf of the Applicants which are New England Electric System companies.



                                        /s/  MICHAEL E. JESANIS
                                        ----------------------------------------
                                        Michael E. Jesanis
                                        Senior Vice President and
                                        Chief Financial Officer


Subscribed and sworn to before me
this 28th day of April, 1999.

/s/  Sandra J. Brocher
-----------------------------------
Notary Public

My Commission expires   8/19/2005
                      -------------

                            UNITED STATES OF AMERICA
                                   BEFORE THE
                      FEDERAL ENERGY REGULATORY COMMISSION


NEW ENGLAND POWER COMPANY                         )
MASSACHUSETTS ELECTRIC COMPANY                    )
NARRAGANSETT ELECTRIC COMPANY                     )
NEW ENGLAND ELECTRIC TRANSMISSION                 )
     CORPORATION                                  )    Docket No. EC99-_____
NEW ENGLAND HYDRO TRANSMISSION                    )
     CORPORATION                                  )
NEW ENGLAND HYDRO TRANSMISSION                    )
     ELECTRIC COMPANY, INC.                       )
ALLENERGY MARKETING COMPANY LLC                   )
MONTAUP ELECTRIC COMPANY                          )
BLACKSTONE VALLEY ELECTRIC COMPANY                )
EASTERN EDISON COMPANY                            )
NEWPORT ELECTRIC CORPORATION                      )
RESEARCH DRIVE LLC                                )

                                  VERIFICATION

          Jonathan M. G. Carlton, being duly sworn upon oath, states that he is Business Development Manager, Regulation of The National Grid Group plc, and has read the attached JOINT APPLICATION OF NEW ENGLAND POWER COMPANY et al. AND MONTAUP ELECTRIC COMPANY et al. FOR APPROVAL OF MERGER AND RELATED AUTHORIZATIONS; that he knows the contents thereof; that the statements made therein are true and correct to the best of his knowledge, information and belief; and that he has full power and authority to sign this document on behalf of The National Grid Group plc.



                                        /s/  JONATHAN M.G. CARLTON
                                        ----------------------------------------
                                        Jonathan M.G. Carlton
                                        Business Development Manager, Regulation


Subscribed and sworn to before me
this 28th day of April, 1999.

/s/  SANDRA J. BROCHER
-----------------------------------
Notary Public

My Commission expires    8/19/2005
                       -------------

                            UNITED STATES OF AMERICA
                      FEDERAL ENERGY REGULATORY COMMISSION

                            NEW ENGLAND POWER COMPANY
                         MASSACHUSETTS ELECTRIC COMPANY
                        THE NARRAGANSETT ELECTRIC COMPANY
                  NEW ENGLAND ELECTRIC TRANSMISSION CORPORATION
                   NEW ENGLAND HYDRO-TRANSMISSION CORPORATION
              NEW ENGLAND HYDRO-TRANSMISSION ELECTRIC COMPANY, INC.
                       ALLENERGY MARKETING COMPANY, L.L.C.
                            MONTAUP ELECTRIC COMPANY
                       BLACKSTONE VALLEY ELECTRIC COMPANY
                             EASTERN EDISON COMPANY
                          NEWPORT ELECTRIC CORPORATION
                               RESEARCH DRIVE LLC
                FOR APPROVAL OF MERGER AND RELATED AUTHORIZATIONS


                         AFFIDAVIT OF CHERYL A. LAFLEUR

          I, Cheryl A. Lafleur, Secretary of New England Electric System which is a business trust organized and existing under the laws of the Commonwealth of Massachusetts, HEREBY CERTIFY that I have reviewed exhibits A, B, and G annexed hereto and they are true and correct to the best of my knowledge.

          IN WITNESS WHEREOF, I have hereunto subscribed my name this 27th day of April, 1999.


                                        /s/  CHERYL A. LAFLEUR
                                        ----------------------------------------
                                        Cheryl A. LaFleur
                                        Secretary


Subscribed and sworn to before me
this 27th day of April, 1999.

/s/  SANDRA J. BROCHER
-----------------------------------
Notary Public

My Commission expires    8/19/2005
                       -------------

                            UNITED STATES OF AMERICA
                                   before the
                      FEDERAL ENERGY REGULATORY COMMISSION

                            NEW ENGLAND POWER COMPANY
                         MASSACHUSETTS ELECTRIC COMPANY
                        THE NARRAGANSETT ELECTRIC COMPANY
                  NEW ENGLAND ELECTRIC TRANSMISSION CORPORATION
                   NEW ENGLAND HYDRO-TRANSMISSION CORPORATION
              NEW ENGLAND HYDRO-TRANSMISSION ELECTRIC COMPANY, INC.
                       ALLENERGY MARKETING COMPANY, L.L.C.
                            MONTAUP ELECTRIC COMPANY
                       BLACKSTONE VALLEY ELECTRIC COMPANY
                             EASTERN EDISON COMPANY
                          NEWPORT ELECTRIC CORPORATION
                               RESEARCH DRIVE LLC
                FOR APPROVAL OF MERGER AND RELATED AUTHORIZATIONS


                         AFFIDAVIT OF WILLIAM R. RICHER

          I, William R. Richer, Manager of General Accounting of New England Power Service Company, which provides accounting and other professional services for the New England Electric System companies ("NEES companies") and which is a corporation organized and existing under the laws of the Commonwealth of Massachusetts, HEREBY CERTIFY that I have reviewed NEES companies' portions of Exhibits C, D, E, and F annexed hereto and they are true and correct to the best of my knowledge.

          IN WITNESS WHEREOF, I have hereunto subscribed my name this 20th day of April, 1999.



                                        /s/  WILLIAM R. RICHER
                                        ----------------------------------------
                                        William R. Richer
                                        Manager of General Accounting



Subscribed and sworn to before me
this 20th day of April, 1999.

/s/  JOAN P. MORTIMER
-----------------------------------
Notary Public

My Commission expires    July 21, 2000
                       -----------------

                            UNITED STATES OF AMERICA
                                   BEFORE THE
                      FEDERAL ENERGY REGULATORY COMMISSION

                            NEW ENGLAND POWER COMPANY
                         MASSACHUSETTS ELECTRIC COMPANY
                        THE NARRAGANSETT ELECTRIC COMPANY
                  NEW ENGLAND ELECTRIC TRANSMISSION CORPORATION
                   NEW ENGLAND HYDRO-TRANSMISSION CORPORATION
              NEW ENGLAND HYDRO-TRANSMISSION ELECTRIC COMPANY, INC.
                       ALLENERGY MARKETING COMPANY, L.L.C.
                            MONTAUP ELECTRIC COMPANY
                       BLACKSTONE VALLEY ELECTRIC COMPANY
                             EASTERN EDISON COMPANY
                          NEWPORT ELECTRIC CORPORATION
                               RESEARCH DRIVE LLC
                FOR APPROVAL OF MERGER AND RELATED AUTHORIZATIONS


                         AFFIDAVIT OF MICHAEL E. JESANIS

          I, Michael E. Jesanis, Senior Vice President and Chief Financial Officer of New England Electric System which is a business trust organized and existing under the laws of the Commonwealth of Massachusetts, HEREBY CERTIFY that I have reviewed Exhibit H annexed hereto and it is true and correct to the best of my knowledge.

          IN WITNESS WHEREOF, I have hereunto subscribed my name this 28th day of April, 1999.



                                        /s/  MICHAEL E. JESANIS
                                        ----------------------------------------
                                        Michael E. Jesanis
                                        Senior Vice President and
                                          Chief Financial Officer



Subscribed and sworn to before me
this 28th day of April, 1999.

/s/  SANDRA J. BROCHER
-----------------------------------
Notary Public

My Commission expires    8/19/2005
                       -------------

                            UNITED STATES OF AMERICA
                                   before the
                      FEDERAL ENERGY REGULATORY COMMISSION

                            NEW ENGLAND POWER COMPANY
                         MASSACHUSETTS ELECTRIC COMPANY
                        THE NARRAGANSETT ELECTRIC COMPANY
                  NEW ENGLAND ELECTRIC TRANSMISSION CORPORATION
                   NEW ENGLAND HYDRO-TRANSMISSION CORPORATION
              NEW ENGLAND HYDRO-TRANSMISSION ELECTRIC COMPANY, INC.
                       ALLENERGY MARKETING COMPANY, L.L.C.
                            MONTAUP ELECTRIC COMPANY
                       BLACKSTONE VALLEY ELECTRIC COMPANY
                             EASTERN EDISON COMPANY
                          NEWPORT ELECTRIC CORPORATION
                               RESEARCH DRIVE LLC
                FOR APPROVAL OF MERGER AND RELATED AUTHORIZATIONS


                        AFFIDAVIT OF DOMENICO A. GUAETTA

          I, Domenico A. Guaetta, Manager, Substation Design of New England Power Service Company, which provides design and other professional services for the New England Electric System companies and which is a corporation organized and existing under the laws of the Commonwealth of Massachusetts, HEREBY CERTIFY that I have reviewed Exhibit I annexed hereto and it is true and correct to the best of my knowledge.

          IN WITNESS WHEREOF, I have hereunto subscribed my name this 23rd day of April, 1999.



                                        /s/  DOMENICO A. GUAETTA
                                        ----------------------------------------
                                        Domenico A. Guaetta
                                        Manager, Substation Design


Subscribed and sworn to before me
this 23rd day of April, 1999.


/s/  DIANE J. CHAREST
-----------------------------------
Notary Public

My commission expires    April 23, 2004
                       ------------------

                            UNITED STATES OF AMERICA
                                   before the
                      FEDERAL ENERGY REGULATORY COMMISSION

                            NEW ENGLAND POWER COMPANY
                         MASSACHUSETTS ELECTRIC COMPANY
                        THE NARRAGANSETT ELECTRIC COMPANY
                  NEW ENGLAND ELECTRIC TRANSMISSION CORPORATION
                   NEW ENGLAND HYDRO-TRANSMISSION CORPORATION
              NEW ENGLAND HYDRO-TRANSMISSION ELECTRIC COMPANY, INC.
                       ALLENERGY MARKETING COMPANY, L.L.C.
                            MONTAUP ELECTRIC COMPANY
                       BLACKSTONE VALLEY ELECTRIC COMPANY
                             EASTERN EDISON COMPANY
                          NEWPORT ELECTRIC CORPORATION
                               RESEARCH DRIVE LLC
                FOR APPROVAL OF MERGER AND RELATED AUTHORIZATIONS


                                  AFFIDAVIT OF

          I, Clifford J. Hebert, Jr., Treasurer and Secretary of Eastern Utilities Associates, which provides accounting and other professional services for the Eastern Utilities Associates companies and which is a voluntary association organized and existing under the laws of the Commonwealth of Massachusetts, HEREBY CERTIFY that I have reviewed Exhibit(s) A-I annexed hereto and they are true and correct to the best of my knowledge.

          IN WITNESS WHEREOF, I have hereunto subscribed my name this 27th day of April, 1999.


                                        /s/  CLIFFORD J. HEBERT, JR.
                                        ----------------------------------------
                                        Clifford J. Hebert, Jr.
                                        Treasurer and Secretary



Subscribed and sworn to before me
this 27th day of April, 1999.

/s/  ROSE MARY ABRAMS
-----------------------------------
Notary Public

My Commission expires    May 6, 2005
                       ---------------

                           NEW ENGLAND ELECTRIC SYSTEM

                             Secretary's Certificate


          The undersigned, the Secretary of New England Electric System, a voluntary association created under the laws of The Commonwealth of Massachusetts, DOES HEREBY CERTIFY, on behalf of the Association, that:

          Attached hereto as Exhibit A is a true and correct copy of votes duly adopted by The Board of Directors of the Association, and registered with the Trustee, which Votes have not been revoked, modified, amended, or rescinded and remain in full force and effect on the date hereof, except as indicated therein.

          IN WITNESS WHEREOF, the undersigned has executed and delivered this certificate this 27th day of April, 1999.


                                        NEW ENGLAND ELECTRIC SYSTEM



                                        By:  /s/  CHERYL A. LAFLEUR
                                             -----------------------------------
                                             Cheryl A. LaFleur
                                             Secretary


Subscribed and sworn to before me
this 27th day of April, 1999.


/s/  SANDRA J. BROCHER
-----------------------------------
Notary Public

My Commission expires    8/19/2005
                       -------------

                            NEW ENGLAND POWER COMPANY
                         MASSACHUSETTS ELECTRIC COMPANY
                        THE NARRAGANSETT ELECTRIC COMPANY
                  NEW ENGLAND ELECTRIC TRANSMISSION CORPORATION
                   NEW ENGLAND HYDRO-TRANSMISSION CORPORATION
              NEW ENGLAND HYDRO-TRANSMISSION ELECTRIC COMPANY, INC.
                       ALLENERGY MARKETING COMPANY, L.L.C.
                            MONTAUP ELECTRIC COMPANY
                       BLACKSTONE VALLEY ELECTRIC COMPANY
                             EASTERN EDISON COMPANY
                          NEWPORT ELECTRIC CORPORATION
                               RESEARCH DRIVE LLC
                FOR APPROVAL OF MERGER AND RELATED AUTHORIZATIONS


                                    EXHIBIT A

                  Board of Directors' Authorization Resolutions

                                Votes Adopted at
       New England Electric System Board of Directors on January 30, 1999

VOTED: That Richard P. Sergel, President and Chief Executive Officer, and Michael E. Jesanis, Senior Vice president and Chief Financial Officer, are severally authorized to execute and deliver, in the name and on behalf of the Company, The Agreement and Plan of Merger, by and among Eastern Utilities Associates, a Merger Acquisition Subsidiary LLC of the Company, and the Company (the Merger Agreement) specifying the terms and conditions for the acquisition for cash of all the outstanding common shares of Eastern Utilities Associates at a price of $31.00 per share for an aggregate purchase price of up to $650 million, subject to adjustments as specified in the Merger Agreement; said Merger Agreement to be substantially in the form presented to this meeting, with such changes, additions, and modifications thereto as the officer or officers executing the same shall approve, such approval to be evidenced by the execution and delivery thereof.

          That the officers of the Company are severally authorized, in the name and on behalf of the Company, to form a Merger Acquisition Subsidiary LLC as a Massachusetts limited liability company with the Company having a ninety nine percent interest therein as a member (NEES Global, Inc. having a one percent interest); said Merger acquisition Subsidiary LLC being formed to execute and deliver the Merger Agreement; and all acts done and taken in pursuance thereof are authorized, approved, adopted, ratified, and confirmed.

          That the officers of the Company are severally authorized to execute and deliver, in the name and on behalf of the Company, the Consent Agreement between National Grid Group plc. and the Company, containing the consent of National Grid Group plc to the Company's execution and delivery of the Merger Agreement and with respect to certain actions relating to the consummation of the transactions set forth therein; said Consent Agreement to be substantially in the form presented to this meeting, with such changes, additions, and modifications thereto as the officer or officers executing the same shall approve, such approval to be evidenced by the execution and delivery thereof.

                          EASTERN UTILITIES ASSOCIATES

                             Secretary's Certificate


          The undersigned, the Secretary of Eastern Utilities Associates, a voluntary association created under the laws of The Commonwealth of Massachusetts (the "Association"), DOES HEREBY CERTIFY, on behalf of the Association, that:

               Attached hereto as Exhibit A is a true and correct copy of votes duly adopted by The Board of Trustees of the Association, which Votes have not been revoked, modified, amended, or rescinded and remain in full force and effect on the date hereof, except as indicated therein.

         IN WITNESS WHEREOF, the undersigned has executed and delivered this certificate this 27th day of April, 1999.


                                        EASTERN UTILITIES ASSOCIATES



                                        By:  /s/  CLIFFORD J. HEBERT, JR.
                                             -----------------------------------
                                             Clifford J. Hebert, Jr.
                                             Secretary


Subscribed and sworn to before me
this 27th day of April, 1999.


/s/  ROSE MARY ABRAMS
-----------------------------------
Notary Public

My Commission expires    May 6, 2005
                       ---------------

                            NEW ENGLAND POWER COMPANY
                         MASSACHUSETTS ELECTRIC COMPANY
                        THE NARRAGANSETT ELECTRIC COMPANY
                  NEW ENGLAND ELECTRIC TRANSMISSION CORPORATION
                   NEW ENGLAND HYDRO-TRANSMISSION CORPORATION
              NEW ENGLAND HYDRO-TRANSMISSION ELECTRIC COMPANY, INC.
                       ALLENERGY MARKETING COMPANY, L.L.C.
                            MONTAUP ELECTRIC COMPANY
                       BLACKSTONE VALLEY ELECTRIC COMPANY
                             EASTERN EDISON COMPANY
                          NEWPORT ELECTRIC CORPORATION
                               RESEARCH DRIVE LLC
                FOR APPROVAL OF MERGER AND RELATED AUTHORIZATIONS



                                    EXHIBIT A

                  Board of Trustees' Authorization Resolutions

                                Votes Adopted by
       Eastern Utilities Associates Board of Trustees on February 1, 1999

                                    Attached

                  SPECIAL MEETING OF TRUSTEES, FEBRUARY 1, 1999

          Pursuant to the action taken at the January 31, 1999 Special Meeting of the Trustees, a Special Meeting of the Trustees of Eastern Utilities Associates was held at the office of the Association, One Liberty Square, Boston, Massachusetts, on Monday, February 1, 1999 at 5:30 o'clock in the forenoon.

          There were present - Russell A. Boss (via conference telephone), Paul
J. Choquette, Jr. (via conference telephone), Peter S. Damon (via conference telephone), Peter B. Freeman (via conference telephone), Larry A. Liebenow (via conference telephone), Jacek Makowski (via conference telephone), Wesley W. Marple, Jr. (via conference telephone) Donald G. Pardus, Margaret M. Stapleton (via conference telephone), John R. Stevens and W. Nicholas Thorndike (via conference telephone), being all of the Trustees.

          Clifford J. Hebert, Jr., Treasurer and Secretary of the Association, Henry A. Clark II (via conference telephone) and Robert N. Hoglund (via conference telephone), Managing Directors, of Salomon Smith Barney, Inc. ("Salomon"); David P. Falck (via conference telephone) of Winthrop, Stimson, Putnam & Roberts; and Arthur I. Anderson and David A. Fazzone (via conference telephone) of McDermott, Will & Emery, Counsel for the Association, were also present at the meeting.

          Donald G. Pardus, Chairman, presided.

          Arthur I. Anderson, Acting Secretary, kept the records of the meeting.

          Mr. Pardus asked if there were any additional questions regarding the proposed transaction with New England Electric System ("NEES"). A general discussion then ensued with respect to several questions which were raised by Trustees after review of the draft Merger Agreement.

          The representatives of Salomon indicated that they were prepared to deliver their fairness opinion in connection with the NEES transaction as contemplated by the Merger Agreement.

          On motion duly made and seconded, the following votes were unanimously adopted:

          VOTED - that the form, terms and provisions of, and the transactions contemplated by, that certain Agreement and Plan of Merger (the "Agreement") by and among New England Electric System ("NEES"), Research Drive LLC ("LLC") and the Association in the form presented to the Trustees, pursuant to which LLC will be merged (the "Merger") into this Association and each Common Share of this Association will be converted into and exchanged for $31 in cash, subject to adjustment, be and it hereby is approved; and that the Chairman of the Board, Donald G. Pardus, be, and he hereby is, acting singly, authorized and directed to execute the Agreement and an acknowledgment of the Consent Agreement between NEES and National Group PLC pertaining to the Merger on behalf of the Association, with such changes, modifications and deletions as he so deems necessary, the execution and delivery thereof to be conclusive evidence of his authority so to act.

          VOTED - that, in accordance with the terms and conditions of the Agreement and the transactions contemplated thereby, the Chairman of the Board, the Vice Chairman of the Board, the President, any Vice President, the Treasurer, the Assistant Treasurer, the Secretary or any Assistant Secretary (collectively, the "Authorized Officers") of the Association be, and each of them hereby is, acting singly, authorized and directed to execute and file on behalf of the Association, all necessary regulatory filings as may be required, including, but not limited to, filings with the Department of Justice, the Federal Trade Commission, the Federal Communications Commission, the Nuclear Regulatory Commission, the Federal Energy Regulatory Commission, the Securities and Exchange Commission (the "SEC") and any of the following states:
Massachusetts, New Hampshire, Maine, Connecticut, Vermont and Rhode Island, the filing by such Authorized Officer or Authorized Officers to be conclusive evidence of his or their authority so to act.

          VOTED - that the Association cause a proxy statement (the "Proxy Statement") to be prepared, in accordance with the requirements of the SEC, setting forth the necessary information concerning the transactions contemplated by the Agreement to obtain the required shareholder authorization for the consummation of the transactions contemplated by the Agreement (including, without limitation, any required authorizations pursuant to Article 37 of this Association's Declaration of Trust, as amended) and that the Authorized Officers be, and each of them hereby is, acting singly, authorized and directed, to file the Proxy Statement with the SEC, with such provisions therein as the Authorized Officer or Authorized Officers filing the Proxy Statement may deem necessary or desirable, the filing by such Authorized Officer or Authorized Officers to be conclusive evidence of his or their authority so to act.

          VOTED - that the Trustees hereby declare that the Merger is advisable and in the best interests of the Association and recommend to shareholders that they approve the Merger.

          VOTED - that the Authorized Officers of this Association be, and each of them acting singly hereby is, authorized and empowered to do or cause to be done all such acts or things and to sign and deliver, or cause to be signed and delivered, all such documents, instruments and certificates (including, without limitation, obtaining all required shareholder authorizations under Article 37 of this Association's Declaration of Trust, as amended) as such officer of this Association may deem necessary, advisable or appropriate to effectuate or carry out the purposes and intent of the foregoing votes and to perform the obligations of this Association under the agreements and instruments referred to therein.

          There being no further business to discuss, on motion duly made and seconded, it was VOTED - to adjourn at 5:45 o'clock in the forenoon.

          A true record.

               Attest:

                                        Acting Secretary

                            National Grid Letterhead

                           The National Grid Group plc
                                   IOSTA, Inc.
                                NGG Holdings LLC

                             Secretary's Certificate


          The undersigned, Acting Secretary of The National Grid Group plc, IOSTA, Inc., and NGG Holdings LLC, DO HEREBY CERTIFY on behalf of The National Grid Group plc, IOSTA, Inc., and NGG Holdings LLC THAT:

          Attached hereto as Exhibit A is a true and correct copy of Resolutions duly adopted by the Boards of The National Grid Group plc, IOSTA, Inc., and NGG Holdings LLC, which Resolutions have not been revoked, modified, amended, or rescinded and remain in full force and effect on the date hereof, except as indicated therein.

          IN WITNESS WHEREOF, the undersigned has executed and delivered this certificate this 28th day of April, 1999.


                                        THE NATIONAL GRID GROUP plc
                                        IOSTA, INC.
                                        NGG HOLDINGS PLC



                                        By:  /s/  CLARE M. PHELAN
                                             -----------------------------------
                                             Clare M. Phelan
                                             Acting Secretary

Signed and sworn to before me this
28th day of April, 1999.



/s/  SANDRA J. BROCHER
-----------------------------------
Notary Public


My commission expires:    8/19/2005
                        -------------

                            NEW ENGLAND POWER COMPANY
                         MASSACHUSETTS ELECTRIC COMPANY
                        THE NARRAGANSETT ELECTRIC COMPANY
                  NEW ENGLAND ELECTRIC TRANSMISSION CORPORATION
                   NEW ENGLAND HYDRO-TRANSMISSION CORPORATION
              NEW ENGLAND HYDRO-TRANSMISSION ELECTRIC COMPANY, INC.
                       ALLENERGY MARKETING COMPANY, L.L.C.
                            MONTAUP ELECTRIC COMPANY
                       BLACKSTONE VALLEY ELECTRIC COMPANY
                             EASTERN EDISON COMPANY
                          NEWPORT ELECTRIC CORPORATION
                               RESEARCH DRIVE LLC
                FOR APPROVAL OF MERGER AND RELATED AUTHORIZATIONS



                                    EXHIBIT A

                  Board of Directors' Authorization Resolutions


            Resolved at The National Grid Group plc Committee of the
                 Board of Directors Meeting on January 29, 1999


RESOLVED:      Each of the Directors present confirmed that he had sufficiently and carefully considered the terms of the Consent Agreement and, accordingly, IT WAS RESOLVED that the Chairman or any one
               Executive Director or Fiona Smith be and is hereby authorised to agree any further amendments to and to execute and deliver on behalf of the Company the Consent Agreement.

                            NEW ENGLAND POWER COMPANY
                         MASSACHUSETTS ELECTRIC COMPANY
                        THE NARRAGANSETT ELECTRIC COMPANY
                  NEW ENGLAND ELECTRIC TRANSMISSION CORPORATION
                   NEW ENGLAND HYDRO-TRANSMISSION CORPORATION
              NEW ENGLAND HYDRO-TRANSMISSION ELECTRIC COMPANY, INC.
                       ALLENERGY MARKETING COMPANY, L.L.C.
                            MONTAUP ELECTRIC COMPANY
                       BLACKSTONE VALLEY ELECTRIC COMPANY
                             EASTERN EDISON COMPANY
                          NEWPORT ELECTRIC CORPORATION
                               RESEARCH DRIVE LLC
                FOR APPROVAL OF MERGER AND RELATED AUTHORIZATIONS



                                    EXHIBIT A

                  Board of Managers' Authorization Resolutions


       Resolved at IOSTA, Inc. Meeting of the Managers on January 29, 1999


RESOLVED:      It was noted that the Acquisition would be entered into by NEES as soon as reasonably practicable after the date hereof AND IT
               WAS ACCORDINGLY RESOLVED that subject to being satisfied as to valuation and price, The National Grid Group plc be and is hereby authorised to give consent to NEES to the entering into of the Acquisition by way of entering into a Consent Agreement with NEES.

                            NEW ENGLAND POWER COMPANY
                         MASSACHUSETTS ELECTRIC COMPANY
                        THE NARRAGANSETT ELECTRIC COMPANY
                  NEW ENGLAND ELECTRIC TRANSMISSION CORPORATION
                   NEW ENGLAND HYDRO-TRANSMISSION CORPORATION
              NEW ENGLAND HYDRO-TRANSMISSION ELECTRIC COMPANY, INC.
                       ALLENERGY MARKETING COMPANY, L.L.C.
                            MONTAUP ELECTRIC COMPANY
                       BLACKSTONE VALLEY ELECTRIC COMPANY
                             EASTERN EDISON COMPANY
                          NEWPORT ELECTRIC CORPORATION
                               RESEARCH DRIVE LLC
                FOR APPROVAL OF MERGER AND RELATED AUTHORIZATIONS



                                    EXHIBIT A

                  Board of Directors' Authorization Resolutions


                          Resolved at NGG Holdings LLC
                   Meeting of the Managers on January 29, 1999


RESOLVED:      It was noted that the Acquisition would be entered into by NEES as soon as reasonably practicable after the date hereof AND IT
               WAS ACCORDINGLY RESOLVED that subject to being satisfied as to valuation and price, The National Grid Group plc be and is hereby authorised to give consent to NEES to the entering into of the Acquisition by way of entering into a Consent Agreement with NEES.

                            UNITED STATES OF AMERICA
                                   BEFORE THE
                      FEDERAL ENERGY REGULATORY COMMISSION


NEW ENGLAND POWER COMPANY                             )
MASSACHUSETTS ELECTRIC COMPANY                        )
THE NARRAGANSETT ELECTRIC COMPANY                     )
NEW ENGLAND ELECTRIC TRANSMISSION                     )
  CORPORATION                                         )   Docket No. EC99-70-000
NEW ENGLAND HYDRO-TRANSMISSION                        )
  CORPORATION                                         )
NEW ENGLAND HYDRO-TRANSMISSION                        )
  ELECTRIC COMPANY, INC.                              )
ALLENERGY MARKETING COMPANY, L.L.C.                   )
MONTAUP ELECTRIC COMPANY                              )
BLACKSTONE VALLEY ELECTRIC COMPANY                    )
EASTERN EDISON COMPANY                                )
NEWPORT ELECTRIC CORPORATION                          )
RESEARCH DRIVE LLC                                    )

                              JOINT APPLICATION OF
                        NEW ENGLAND POWER COMPANY, et al.
                      AND MONTAUP ELECTRIC COMPANY, et al.
                FOR APPROVAL OF MERGER AND RELATED AUTHORIZATIONS

                                    EXHIBITS

Edward Berlin, Esq.                       David A. Fazzone, Esq. of
Kenneth G. Jaffe, Esq.                    David A. Fazzone, P.C., and
Scott P. Klurfeld, Esq.                   McDermott, Will & Emery
Swidler Berlin Shereff Friedman, LLP      28 State Street
3000 K Street, N.W., Suite 300            Boston, Massachusetts 02109-4000
Washington, D.C.  20007-5116              (617) 535-4016
(202) 424-7500                            Attorneys for Montaup Electric Company
                                          and Affiliated Applicants

Thomas G. Robinson, Esq.
New England Power Company
25 Research Drive
Westborough, MA 01582
(508) 389-2877
Attorneys for New England Power
  Company and Affiliated Applicants

May, 1999

                            NEW ENGLAND POWER COMPANY
                         MASSACHUSETTS ELECTRIC COMPANY
                        THE NARRAGANSETT ELECTRIC COMPANY
                  NEW ENGLAND ELECTRIC TRANSMISSION CORPORATION
                   NEW ENGLAND HYDRO-TRANSMISSION CORPORATION
              NEW ENGLAND HYDRO-TRANSMISSION ELECTRIC COMPANY, INC.
                       ALLENERGY MARKETING COMPANY, L.L.C.
                            MONTAUP ELECTRIC COMPANY
                       BLACKSTONE VALLEY ELECTRIC COMPANY
                             EASTERN EDISON COMPANY
                          NEWPORT ELECTRIC CORPORATION
                               RESEARCH DRIVE LLC
                FOR APPROVAL OF MERGER AND RELATED AUTHORIZATIONS

                                    EXHIBIT A

                  Board of Directors' Authorization Resolutions

                           NEW ENGLAND ELECTRIC SYSTEM

                             Secretary's Certificate


          The undersigned, the Secretary of New England Electric System, a voluntary association created under the laws of The Commonwealth of Massachusetts, DOES HEREBY CERTIFY, on behalf of the Association, that:

          Attached hereto as Exhibit A is a true and correct copy of votes duly adopted by The Board of Directors of the Association, and registered with the Trustee, which Votes have not been revoked, modified, amended, or rescinded and remain in full force and effect on the date hereof, except as indicated therein.

          IN WITNESS WHEREOF, the undersigned has executed and delivered this certificate this 27th day of April, 1999.


                                        NEW ENGLAND ELECTRIC SYSTEM


                                        By:  /s/ Cheryl A. LaFleur
                                             -----------------------------------
                                             Cheryl A. LaFleur
                                             Secretary


Signed and sworn to before me this
27th day of April, 1999.


/s/ Sandra J. Brochu
-----------------------------------
Notary Public

My commission expires: 8/19/2005

                            NEW ENGLAND POWER COMPANY
                         MASSACHUSETTS ELECTRIC COMPANY
                        THE NARRAGANSETT ELECTRIC COMPANY
                  NEW ENGLAND ELECTRIC TRANSMISSION CORPORATION
                   NEW ENGLAND HYDRO-TRANSMISSION CORPORATION
              NEW ENGLAND HYDRO-TRANSMISSION ELECTRIC COMPANY, INC.
                       ALLENERGY MARKETING COMPANY, L.L.C.
                            MONTAUP ELECTRIC COMPANY
                       BLACKSTONE VALLEY ELECTRIC COMPANY
                             EASTERN EDISON COMPANY
                          NEWPORT ELECTRIC CORPORATION
                               RESEARCH DRIVE LLC
                FOR APPROVAL OF MERGER AND RELATED AUTHORIZATIONS


                                    EXHIBIT A

                  Board of Directors' Authorization Resolutions


                                Votes Adopted at
       New England Electric System Board of Directors on January 30, 1999

VOTED: That Richard P. Sergel, President and Chief Executive Officer, and Michael E. Jesanis, Senior Vice President and Chief Financial Officer, are severally authorized to execute and deliver, in the name and on behalf of the Company, The Agreement and Plan of Merger, by and among Eastern Utilities Associates, a Merger Acquisition Subsidiary LLC of the Company, and the Company (the Merger Agreement) specifying the terms and conditions for the acquisition for cash of all the outstanding common shares of Eastern Utilities Associates at a price of $31.00 per share for an aggregate purchase price of up to $650 million, subject to adjustments as specified in the Merger Agreement; said Merger Agreement to be substantially in the form presented to this meeting, with such changes, additions, and modifications thereto as the officer or officers executing the same shall approve, such approval to be evidenced by the execution and delivery thereof.

          That the officers of the Company are severally authorized, in the name and on behalf of the Company, to form a Merger Acquisition Subsidiary LLC as a Massachusetts limited liability company with the Company having a ninety-nine percent interest therein as a member (NEES Global, Inc. having a one percent interest); said Merger Acquisition Subsidiary LLC being formed to execute and deliver the Merger Agreement; and all acts done and taken in pursuance thereof are authorized, approved, adopted, ratified, and confirmed.

          That the officers of the Company are severally authorized to execute and deliver, in the name and on behalf of the Company, the Consent Agreement between National Grid Group plc. and the Company, containing the consent of National Grid Group plc to the Company's execution and delivery of the Merger Agreement and with respect to certain actions relating to the consummation of the transactions set forth therein; said Consent Agreement to be substantially in the form presented to this meeting, with such changes, additions, and modifications thereto as the officer or officers executing the same shall approve, such approval to be evidenced by the execution and delivery thereof.

                          EASTERN UTILITIES ASSOCIATES

                             Secretary's Certificate


          The undersigned, the Secretary of Eastern Utilities Associates, a voluntary association created under the laws of The Commonwealth of Massachusetts (the "Association"), DOES HEREBY CERTIFY, on behalf of the Association, that:

               Attached hereto as Exhibit A is a true and correct copy of votes duly adopted by The Board of Trustees of the Association, which Votes have not been revoked, modified, amended, or rescinded and remain in full force and effect on the date hereof, except as indicated therein.

          IN WITNESS WHEREOF, the undersigned has executed and delivered this certificate this 27th day of April, 1999.


                                        EASTERN UTILITIES ASSOCIATES


                                        By:  /s/ Clifford J. Hebert, Jr.
                                             -----------------------------------
                                             Clifford J. Hebert, Jr.
                                             Secretary



Signed and sworn to before me this
27th day of April, 1999.


/s/ Rose Mary Abrams
-----------------------------------
Notary Public

My commission expires:  May 6, 2005

                            NEW ENGLAND POWER COMPANY
                         MASSACHUSETTS ELECTRIC COMPANY
                        THE NARRAGANSETT ELECTRIC COMPANY
                  NEW ENGLAND ELECTRIC TRANSMISSION CORPORATION
                   NEW ENGLAND HYDRO-TRANSMISSION CORPORATION
              NEW ENGLAND HYDRO-TRANSMISSION ELECTRIC COMPANY, INC.
                       ALLENERGY MARKETING COMPANY, L.L.C.
                            MONTAUP ELECTRIC COMPANY
                       BLACKSTONE VALLEY ELECTRIC COMPANY
                             EASTERN EDISON COMPANY
                          NEWPORT ELECTRIC CORPORATION
                               RESEARCH DRIVE LLC
                FOR APPROVAL OF MERGER AND RELATED AUTHORIZATIONS

                                    EXHIBIT A

                  Board of Directors' Authorization Resolutions


                                Votes Adopted by
       Eastern Utilities Associates Board of Trustees on February 1, 1999

                                    Attached

                  SPECIAL MEETING OF TRUSTEES, FEBRUARY 1, 1999

          Pursuant to the action taken at the January 31, 1999 Special Meeting of the Trustees, a Special Meeting of the Trustees of Eastern Utilities Associates was held at the office of the Association, One Liberty Square, Boston, Massachusetts, on Monday, February 1, 1999 at 5:30 o'clock in the forenoon.

          There were present - Russell A. Boss (via conference telephone), Paul
J. Choquette, Jr. (via conference telephone), Peter S. Damon (via conference telephone), Peter B. Freeman (via conference telephone), Larry A. Liebenow (via conference telephone), Jacek Makowski (via conference telephone), Wesley W. Marple, Jr. (via conference telephone), Donald G. Pardus, Margaret M. Stapleton (via conference telephone), John R. Stevens and W. Nicholas Thorndike (via conference telephone), being all of the Trustees.

          Clifford J. Hebert, Jr., Treasurer and Secretary of the Association, Henry A. Clark II (via conference telephone) and Robert N. Hoglund (via conference telephone), Managing Directors, of Salomon Smith Barney, Inc. ("Salomon"); David P. Falck (via conference telephone) of Winthrop, Stimson, Putnam & Roberts; and Arthur I. Anderson and David A. Fazzone (via conference telephone) of McDermott, Will & Emery, Counsel for the Association, were also present at the meeting.

          Donald G. Pardus, Chairman, presided.

          Arthur I. Anderson, Acting Secretary, kept the records of the meeting.

          Mr. Pardus asked if there were any additional questions regarding the proposed transaction with New England Electric System ("NEES"). A general discussion then ensued with respect to several questions which were raised by Trustees after review of the draft Merger Agreement.

          The representatives of Salomon indicated that they were prepared to deliver their fairness opinion in connection with the NEES transaction as contemplated by the Merger Agreement.

          On motion duly made and seconded, the following votes were unanimously adopted:

          VOTED - that the form, terms and provisions of, and the transactions contemplated by, that certain Agreement and Plan of Merger (the "Agreement") by and among New England Electric System ("NEES"), Research Drive LLC ("LLC") and the Association in the form presented to the Trustees, pursuant to which LLC will be merged (the "Merger") into this Association and each Common Share of this Association will be converted into and exchanged for $31 in cash, subject to adjustment, be and it hereby is approved; and that the Chairman of the Board, Donald G. Pardus, be, and he hereby is, acting singly, authorized and directed to execute the Agreement and an acknowledgment of the Consent Agreement between NEES and National Group PLC pertaining to the Merger on behalf of the Association, with such changes, modifications and deletions as he so deems necessary, the execution and delivery thereof to be conclusive evidence of his authority so to act.

          VOTED - that, in accordance with the terms and conditions of the Agreement and the transactions contemplated thereby, the Chairman of the Board, the Vice Chairman of the Board, the President, any vice President, the Treasurer, the Assistant Treasurer, the Secretary or any Assistant Secretary (collectively, the "Authorized Officers") of the Association be, and each of them hereby is, acting singly, authorized and directed to execute and file on behalf of the Association, all necessary regulatory filings as may be required including, but not limited to, filings with the Department of Justice, the

Federal Trade Commission, the Federal Communications Commission, the Nuclear Regulatory Commission, the Federal Energy Regulatory Commission, the Securities and Exchange Commission (the "SEC") and any of the following states:
Massachusetts, New Hampshire, Maine, Connecticut, Vermont and Rhode Island, the filing by such Authorized Officer or Authorized Officers to be conclusive evidence of his or their authority so to act.

          VOTED - that the Association cause a proxy statement (the "Proxy Statement") to be prepared, in accordance with the requirements of the SEC, setting forth the necessary information concerning the transactions contemplated by the Agreement to obtain the required shareholder authorization for the consummation of the transactions contemplated by the Agreement (including, without limitation, any required authorizations pursuant to Article 37 of this Association's Declaration of Trust, as amended) and that the Authorized Officers be, and each of them hereby is, acting singly, authorized and directed, to file the Proxy Statement with the SEC, with such provisions therein as the Authorized Officer or Authorized Officers filing the Proxy Statement may deem necessary or desirable, the filing by such Authorized Officer or Authorized Officers to be conclusive evidence of his or their authority so to act.

          VOTED - that the Trustees hereby declare that the Merger is advisable and in the best interests of the Association and recommend to shareholders that they approve the Merger.

          VOTED - that the Authorized Officers of this Association be, and each of them acting singly hereby is, authorized and empowered to do or cause to be done all such acts or things and to sign and deliver, or cause to be signed and delivered, all such documents, instruments and certificates (including, without limitation, obtaining all required shareholder authorizations under Article 37 of this Association's Declaration of Trust, as amended) as such officer of this Association may deem necessary advisable or appropriate to effectuate or carry out the purposes and intent of the foregoing votes and to perform the obligations of this Association under the agreements and instruments referred to therein.

          There being no further business to discuss, on motion duly made and seconded, it was

          VOTED - to adjourn at 5:45 o'clock in the forenoon.

          A true record.

               Attest:

                                        Acting Secretary

                           The National Grid Group plc
                                   IOSTA, Inc.
                                NGG Holdings LLC

                             Secretary's Certificate

          The undersigned, Acting Secretary of The National Grid Group plc, IOSTA, Inc., and NGG Holdings LLC, DO HEREBY CERTIFY on behalf of The National Grid Group plc, IOSTA, Inc., and NGG Holginds LLC that:

          Attached hereto as Exhibit A is a true and correct copy of Resolutions duly adopted by the Boards of The National Grid Group plc, IOSTA, Inc., and NGG Holdings LLC, which Resolutions have not been revoked, modified, amended, or rescinded and remain in full force and effect on the date hereof, except as indicated therein.

          IN WITNESS WHEREOF, the undersigned has executed and delivered this certificate this 28th day of April, 1999.


                                        THE NATIONAL GRID GROUP plc
                                        IOSTA, INC.
                                        NGG HOLDINGS PLC


                                        By:  /s/ Clare M. Phelan
                                             -----------------------------------
                                             Clare M. Phelan
                                             Acting Secretary

Signed and sworn to before me this
28th day of April, 1999.


/s/ Sandra J. Brochu
-----------------------------------
Notary Public

My commission expires: 8/19/2005

                            NEW ENGLAND POWER COMPANY
                         MASSACHUSETTS ELECTRIC COMPANY
                        THE NARRAGANSETT ELECTRIC COMPANY
                  NEW ENGLAND ELECTRIC TRANSMISSION CORPORATION
                   NEW ENGLAND HYDRO-TRANSMISSION CORPORATION
              NEW ENGLAND HYDRO-TRANSMISSION ELECTRIC COMPANY, INC.
                       ALLENERGY MARKETING COMPANY, L.L.C.
                            MONTAUP ELECTRIC COMPANY
                       BLACKSTONE VALLEY ELECTRIC COMPANY
                             EASTERN EDISON COMPANY
                          NEWPORT ELECTRIC CORPORATION
                               RESEARCH DRIVE LLC
                FOR APPROVAL OF MERGER AND RELATED AUTHORIZATIONS


                                    EXHIBIT A

                  Board of Directors' Authorization Resolutions


            Resolved at The National Grid Group plc Committee of the
                 Board of Directors Meeting on January 29, 1999


RESOLVED:      Each of the Directors present confirmed that he had sufficiently and carefully considered the terms of the consent Agreement and, accordingly, IT WAS RESOLVED that the Chairman or any one
               Executive Director or Fiona Smith be and is hereby authorised to agree any further amendments to and to execute and deliver on behalf of the Company the Consent Agreement.

                            NEW ENGLAND POWER COMPANY
                         MASSACHUSETTS ELECTRIC COMPANY
                        THE NARRAGANSETT ELECTRIC COMPANY
                  NEW ENGLAND ELECTRIC TRANSMISSION CORPORATION
                   NEW ENGLAND HYDRO-TRANSMISSION CORPORATION
              NEW ENGLAND HYDRO-TRANSMISSION ELECTRIC COMPANY, INC.
                       ALLENERGY MARKETING COMPANY, L.L.C.
                            MONTAUP ELECTRIC COMPANY
                       BLACKSTONE VALLEY ELECTRIC COMPANY
                             EASTERN EDISON COMPANY
                          NEWPORT ELECTRIC CORPORATION
                               RESEARCH DRIVE LLC
                FOR APPROVAL OF MERGER AND RELATED AUTHORIZATIONS



                                    EXHIBIT A

                  Board of Managers' Authorization Resolutions


       Resolved at IOSTA, Inc. Meeting of the Managers on January 29, 1999


RESOLVED:      It was noted that the Acquisition would be entered into by NEES as soon as reasonably practicable after the date hereof AND IT
               WAS ACCORDINGLY RESOLVED that subject to being satisfied as to valuation and price, The National Grid Group plc be and is hereby authorised to give consent to NEES to the entering into of the Acquisition by way of entering into a Consent Agreement with NEES.

                            NEW ENGLAND POWER COMPANY
                         MASSACHUSETTS ELECTRIC COMPANY
                        THE NARRAGANSETT ELECTRIC COMPANY
                  NEW ENGLAND ELECTRIC TRANSMISSION CORPORATION
                   NEW ENGLAND HYDRO-TRANSMISSION CORPORATION
              NEW ENGLAND HYDRO-TRANSMISSION ELECTRIC COMPANY, INC.
                       ALLENERGY MARKETING COMPANY, L.L.C.
                            MONTAUP ELECTRIC COMPANY
                       BLACKSTONE VALLEY ELECTRIC COMPANY
                             EASTERN EDISON COMPANY
                          NEWPORT ELECTRIC CORPORATION
                               RESEARCH DRIVE LLC
                FOR APPROVAL OF MERGER AND RELATED AUTHORIZATIONS



                                    EXHIBIT A

                  Board of Managers' Authorization Resolutions


                          Resolved at NGG Holdings LLC
                   Meeting of the Managers on January 29, 1999


RESOLVED:      It was noted that the Acquisition would be entered into by NEES as soon as reasonably practicable after the date hereof AND IT
               WAS ACCORDINGLY RESOLVED that subject to being satisfied as to valuation and price, The National Grid Group plc be and is hereby authorised to give consent to NEES to the entering into of the Acquisition by way of entering into a Consent Agreement with NEES.

                            NEW ENGLAND POWER COMPANY
                         MASSACHUSETTS ELECTRIC COMPANY
                        THE NARRAGANSETT ELECTRIC COMPANY
                  NEW ENGLAND ELECTRIC TRANSMISSION CORPORATION
                   NEW ENGLAND HYDRO-TRANSMISSION CORPORATION
              NEW ENGLAND HYDRO-TRANSMISSION ELECTRIC COMPANY, INC.
                       ALLENERGY MARKETING COMPANY, L.L.C.
                            MONTAUP ELECTRIC COMPANY
                       BLACKSTONE VALLEY ELECTRIC COMPANY
                             EASTERN EDISON COMPANY
                          NEWPORT ELECTRIC CORPORATION
                               RESEARCH DRIVE LLC
                FOR APPROVAL OF MERGER AND RELATED AUTHORIZATIONS




                                    EXHIBIT B

                        Statement of Control of Ownership

                                                                       Exhibit B
                                                                    Page 1 of 12

                            New England Power Company


          No ownership or control is exercised by or over New England Power Company as to any bank, trust company, banking association, or firm that is authorized to underwrite or participate in the marketing of securities of a public utility, or any company supplying electric equipment to such companies. The NEES Companies parent, however, does have certain directors who are directors of commercial banks or of companies which have subsidiaries authorized to underwrite or participate in the marketing of securities. In any event, a minority of directors who also serve on boards of commercial banks or companies who have subsidiaries authorized to underwrite securities are not likely to exercise "control" as the term is used in 18 C.F.R. 33.3, Exhibit B.

                                                                       Exhibit B
                                                                    Page 2 of 12

                         Massachusetts Electric Company


          No ownership or control is exercised by or over Massachusetts Electric Company as to any bank, trust company, banking association, or firm that is authorized to underwrite or participate in the marketing of securities of a public utility, or any company supplying electric equipment to such companies. The NEES Companies parent, however, does have certain directors who are directors of commercial banks or of companies which have subsidiaries authorized to underwrite or participate in the marketing of securities. In any event, a minority of directors who also serve on boards of commercial banks or companies who have subsidiaries authorized to underwrite securities are not likely to exercise "control" as the term is used in 18 C.F.R. 33.3, Exhibit B.

                                                                       Exhibit B
                                                                    Page 3 of 12

                        The Narragansett Electric Company


          No ownership or control is exercised by or over The Narragansett Electric Company as to any bank, trust company, banking association, or firm that is authorized to underwrite or participate in the marketing of securities of a public utility, or any company supplying electric equipment to such companies. The NEES Companies parent, however, does have certain directors who are directors of commercial banks or of companies which have subsidiaries authorized to underwrite or participate in the marketing of securities. In any event, a minority of directors who also serve on boards of commercial banks or companies who have subsidiaries authorized to underwrite securities are not likely to exercise "control" as the term is used in 18 C.F.R. 33.3, Exhibit B.

                                                                       Exhibit B
                                                                    Page 4 of 12

                  New England Electric Transmission Corporation


          No ownership or control is exercised by or over New England Electric Transmission Corporation as to any bank, trust company, banking association, or firm that is authorized to underwrite or participate in the marketing of securities of a public utility, or any company supplying electric equipment to such companies. The NEES Companies parent, however, does have certain directors who are directors of commercial banks or of companies which have subsidiaries authorized to underwrite or participate in the marketing of securities. In any event, a minority of directors who also serve on boards of commercial banks or companies who have subsidiaries authorized to underwrite securities are not likely to exercise "control" as the term is used in 18 C.F.R. 33.3, Exhibit B.

                                                                       Exhibit B
                                                                    Page 5 of 12

                   New England Hydro-Transmission Corporation


          No ownership or control is exercised by or over New England Hydro-Transmission Corporation as to any bank, trust company, banking association, or firm that is authorized to underwrite or participate in the marketing of securities of a public utility, or any company supplying electric equipment to such companies. The NEES Companies parent, however, does have certain directors who are directors of commercial banks or of companies which have subsidiaries authorized to underwrite or participate in the marketing of securities. In any event, a minority of directors who also serve on boards of commercial banks or companies who have subsidiaries authorized to underwrite securities are not likely to exercise "control" as the term is used in 18 C.F.R. 33.3, Exhibit B.

                                                                       Exhibit B
                                                                    Page 6 of 12

              New England Hydro-Transmission Electric Company, Inc.


          No ownership or control is exercised by or over New England Hydro-Transmission Electric Company, Inc. as to any bank, trust company, banking association, or firm that is authorized to underwrite or participate in the marketing of securities of a public utility, or any company supplying electric equipment to such companies. The NEES Companies parent, however, does have certain directors who are directors of commercial banks or of companies which have subsidiaries authorized to underwrite or participate in the marketing of securities. In any event, a minority of directors who also serve on boards of commercial banks or companies who have subsidiaries authorized to underwrite securities are not likely to exercise "control" as the term is used in 18 C.F.R. 33.3, Exhibit B.

                                                                       Exhibit B
                                                                    Page 7 of 12

                       AllEnergy Marketing Company, L.L.C.


          No ownership or control is exercised by or over AllEnergy Marketing Company, L.L.C. as to any bank, trust company, banking association, or firm that is authorized to underwrite or participate in the marketing of securities of a public utility, or any company supplying electric equipment to such companies. The NEES Companies parent, however, does have certain directors who are directors of commercial banks or of companies which have subsidiaries authorized to underwrite or participate in the marketing of securities. In any event, a minority of directors who also serve on boards of commercial banks or companies who have subsidiaries authorized to underwrite securities are not likely to exercise "control" as the term is used in 18 C.F.R. 33.3, Exhibit B.

                                                                       Exhibit B
                                                                    Page 8 of 12

                            Montaup Electric Company


          Montaup Electric Company is a wholly owned subsidiary of Eastern Edison Company, which is a public utility company and an indirect subsidiary of Eastern Utilities Associates ("EUA"), a public utility holding company. No ownership or control is exercised by or over Montaup Electric Company as to any bank, trust company, banking association, or firm that is authorized to underwrite or participate in the marketing of securities of a public utility, or any company supplying electric equipment to such companies.

          Certain of the EUA trustees, representing a minority of the EUA Board of Trustees, also serve as directors of commercial banks or of companies which have subsidiaries authorized to underwrite or participate in the marketing of securities. A minority of trustees who also serve on boards of commercial banks or companies who have subsidiaries authorized to underwrite securities are not likely to exercise "control" as the term is used in 18 C.F.R. 33.3, Exhibit B.

          Montaup Electric Company has officers and directors in common with Blackstone Valley Electric Company, Eastern Edison Company, Newport Electric Corporation and EUA.

                                                                       Exhibit B
                                                                    Page 9 of 12

                       Blackstone Valley Electric Company


          Blackstone Valley Electric Company is a wholly owned subsidiary of EUA, a public utility holding company. No ownership or control is exercised by or over Blackstone Valley Electric Company as to any public utility or bank, trust company, banking association, or firm that is authorized to underwrite or participate in the marketing of securities of a public utility, or any company supplying electric equipment to such companies.

          Certain of the EUA trustees, representing a minority of the EUA Board of Trustees, also serve as directors of commercial banks or of companies which have subsidiaries authorized to underwrite or participate in the marketing of securities. A minority of trustees who also serve on boards of commercial banks or companies who have subsidiaries authorized to underwrite securities are not likely to exercise "control" as the term is used in 18 C.F.R. 33.3, Exhibit B.

          Blackstone Valley Electric Company has officers and directors in common with Montaup Electric Company, Eastern Edison Company, Newport Electric Corporation and EUA.

                                                                       Exhibit B
                                                                   Page 10 of 12

                             Eastern Edison Company


          Eastern Edison Company is a wholly owned subsidiary of EUA, a public utility holding company. Eastern Edison Company owns all of the issued and outstanding common stock of Montaup Electric Company, a public utility company. No ownership or control is exercised by or over Eastern Edison Company as to any bank, trust company, banking association, or firm that is authorized to underwrite or participate in the marketing of securities of a public utility, or any company supplying electric equipment to such companies.

          Certain of the EUA trustees, representing a minority of the EUA Board of Trustees, also serve as directors of commercial banks or of companies which have subsidiaries authorized to underwrite or participate in the marketing of securities. A minority of trustees who also serve on boards of commercial banks or companies who have subsidiaries authorized to underwrite securities are not likely to exercise "control" as the term is used in 18 C.F.R. 33.3, Exhibit B.

Eastern Edison Company has officers and directors in common with Blackstone Valley Electric Company, Montaup Electric Company, Newport Electric Corporation and EUA.

                                                                       Exhibit B
                                                                   Page 11 of 12

                          Newport Electric Corporation


          Newport Electric Corporation is a wholly owned subsidiary of EUA, a public utility holding company. No ownership or control is exercised by or over Newport Electric Corporation as to any public utility or bank, trust company, banking association, or firm that is authorized to underwrite or participate in the marketing of securities of a public utility, or any company supplying electric equipment to such companies.

          Certain of the EUA trustees, representing a minority of the EUA Board of Trustees, also serve as directors of commercial banks or of companies which have subsidiaries authorized to underwrite or participate in the marketing of securities. A minority of trustees who also serve on boards of commercial banks or companies who have subsidiaries authorized to underwrite securities are not likely to exercise "control" as the term is used in 18 C.F.R. 33.3, Exhibit B.

          Newport Electric Corporation has officers and directors in common with Montaup Electric Company, Eastern Edison Company, Blackstone Valley Electric Company and EUA.

                                                                       Exhibit B
                                                                   Page 12 of 12

                               Research Drive LLC


          No ownership or control is exercised by or over Research Drive LLC as to any bank, trust company, banking association, or firm that is authorized to underwrite or participate in the marketing of securities of a public utility, or any company supplying electric equipment to such companies. The NEES Companies parent, however, does have certain directors who are directors of commercial banks or of companies which have subsidiaries authorized to underwrite or participate in the marketing of securities. In any event, a minority of directors who also serve on boards of commercial banks or companies who have subsidiaries authorized to underwrite securities are not likely to exercise "control" as the term is used in 18 C.F.R. 33.3, Exhibit B.

                             JOINT APPLICATION OF

                       NEW ENGLAND POWER COMPANY, ET AL.

                     AND MONTAUP ELECTRIC COMPANY, ET AL.

               FOR APPROVAL OF MERGER AND RELATED AUTHORIZATIONS


EXHIBIT C-1                New England Power Company

EXHIBIT C-2             Massachusetts Electric Company

EXHIBIT C-3            The Narragansett Electric Company

EXHIBIT C-4      New England Electric Transmission Corporation

EXHIBIT C-5       New England Hydro Transmission Corporation

EXHIBIT C-6  New England Hydro-Transmission Electric Company, Inc.

EXHIBIT C-7                Montaup Electric Company

EXHIBIT C-8           Blackstone Valley Electric Company

EXHIBIT C-9                 Eastern Edison Company

EXHIBIT C-10             Newport Electric Corporation


                             ACTUAL AND PRO FORMA

                                BALANCE SHEETS
                              AND PLANT SCHEDULES


                              SEPTEMBER 30, 1998

                                                           NEES Companies
                                                           Exhibit No. C-1
                                                           Page 1 of 5
Name of Respondent
New England Power Company                                        At September 30, 1998



   COMPARATIVE BALANCE SHEET (ASSETS AND OTHER DEBITS)

                                                                                    Adjusted
  Line                                                    Balance at   Pro-Forma   Balance at
  No.                   Title of Account                    9-30-98   Adjustments   9-30-98

     1                    UTILITY PLANT
     2 Utility Plant (101-106, 114)                     1,510,284,010             1,510,284,010
     3 Construction Work in Progress (107)                 28,179,703                28,179,703
     4 TOTAL UTILITY PLANT
       (Enter Total of lines 2 and 3)                   1,538,463,713             1,538,463,713
     5 (Less) Accum. Prov. for Depr.
        Amort. Depl. (108, 111, 115)                    1,100,830,086             1,100,830,086

     6 Net Utility Plant (Enter total of line 4 less 5)   437,633,627              437,633,627
     7 Nuclear fuel (120.1-120.4, 120.6)                   72,825,922               72,825,922
     8 (Less) Accum. Prov. for Amort. of Nucl.             59,232,721               59,232,721
       Assemblies (120.5)
     9 Net Nuclear Fuel (Enter Total of line 7 Less 8)     13,593,201               13,593,201
    10 Net Utility Plant (Enter Total of lines 6 and 9)   451,226,828              451,226,828
    11 Utility Plant Adjustments (116)
    12 Gas Stored Underground-Noncurrent (117)
    13           OTHER PROPERTY AND INVESTMENTS
    14 Nonutility Property (121)                            6,345,708                6,345,708
    15 (Less) Accum. Prov. for Depr. and Amort. (122)          10,287                   10,287
    16 Investments in Associated Companies (123)           48,202,681               48,202,681
    17 Investment in Subsidiary Companies (123.1)
    18 (For Cost of Account 123.1, See Footnote Page
       224, Line 42)
    19 Noncurrent Portion of Allowances
    20 Other Investments (124)                                233,566                  233,566
    21 Special Funds (125-128)                             27,740,101               27,740,101
    22 TOTAL Other Property and Investments (Total of      82,511,769               82,511,769
       lines 14-17, 19-21)
    23             CURRENT AND ACCRUED ASSETS
    24 Cash (131)                                              74,602                   74,602
    25 Special Deposits (132-134)                           2,001,662                2,001,662
    26 Working Fund (135)                                      46,030                   46,030
    27 Temporary Cash Investments (136)
    28 Notes Receivable (141)
    29 Customer Accounts Receivable (142)                  20,362,387               20,362,387
    30 Other Accounts Receivable (143)                     13,345,437               13,345,437
    31 (Less) Accum. Prov. for Uncollectible
       Acct.-Credit (144)
    32 Notes Receivable from Associated Companies (145)   147,200,000              147,200,000
    33 Accounts Receivable from Assoc. Companies (146)    149,982,908              149,982,908
    34 Fuel Stock (151)                                       510,793                  510,793
    35 Fuel Stock Expenses Undistributed (152)
    36 Residuals (Elec) and Extracted Products (153)
    37 Plant Materials and Operating Supplies (154)         9,177,832                9,177,832
    38 Merchandise (155)
    39 Other Materials and Supplies (156)
    40 Nuclear Materials Held for Sale (157)
    41 Allowances (158.1 and 158.2)
    42 (Less) Noncurrent Portion of Allowances
    43 Stores Expense Undistributed (163)
    44 Gas Stored Underground-Current (164.1)
    45 Liquefied Natural Gas Stored and Held for
       Processing (164.2-164.3)
    46 Prepayments (165)                                    3,477,340                3,477,340
    47 Advances for Gas (166-167)
    48 Interest and Dividends Receivable (171)              2,755,846                2,755,846
    49 Rents Receivable (172)
    50 Accrued Utility Revenues (173)
    51 Miscellaneous Current and Accrued Assets (174)          25,201                   25,201

                                                           NEES Companies
                                                           Exhibit No. C-1
                                                           Page 2 of 5
Name of Respondent
New England Power Company                                        At September 30, 1998

   COMPARATIVE BALANCE SHEET (ASSETS AND OTHER DEBITS) (Continued)
                                                                                    Adjusted
Line                                                      Balance at   Pro-Forma   Balance at
No.                     Title of Account                    9-30-98   Adjustments    9-30-98

    52 TOTAL Current and Accrued Assets
       (Enter Total of lines 24 thru 51)                  348,960,038               348,960,038
    53                   DEFERRED DEBITS
    54 Unamortized Debt Expenses (181)                      3,039,869                 3,039,869
    55 Extraordinary Property Losses (182.1)
    56 Unrecovered Plant and Regulatory Study Costs
       (182.2)
    57 Other Regulatory Assets (182.3)                  1,576,719,353             1,576,719,353
    58 Prelim. Survey and Investigation Charges               132,814                   132,814
       (Electric) (183)
    59 Prelim. Sur. And Invest. Charges (Gas) (183.1,
       183.2)
    60 Clearing Accounts (184)                                182,213                   182,213
    61 Temporary Facilities (185)
    62 Miscellaneous Deferred Debits (186)                 35,068,645                35,068,645
    63 Def. Losses from Disposition of Utility Plt. (187)
    64 Research, Devel. and Demonstration Expend. (188)
    65 Unamortized Loss on Reacquired Debt (189)
    66 Accumulated Deferred Income Taxes (190)            127,606,257               127,606,257
    67 Unrecovered Purchased Gas Costs (191)
    68 TOTAL Deferred Debits                            1,742,749,151             1,742,749,151
       (Enter Total of Lines 54 thru 67)
    69 TOTAL Assets and other Debits (Enter Total of    2,625,447,786             2,625,447,786
       lines 10, 11, 12, 22, 52 and 68)

                                                           NEES Companies
                                                           Exhibit No. C-1
                                                           Page 3 of 5
Name of Respondent
New England Power Company                                        At September 30, 1998

                     COMPARATIVE BALANCE SHEET (LIABILITIES AND CREDITS )
                                                                                    Adjusted
  Line                                                     Balance at   Pro-Forma  Balance at
   No.                  Title of Account                     9-30-98   Adjustments   9-30-98

     1                 PROPRIETARY CAPITAL
     2 Common Stock Issued (201)                            74,997,920              74,997,920
     3 Preferred Stock Issued (204)                         10,574,500              10,574,500
     4 Capital Stock Subscribed (202, 205)
     5 Stock Liability for Conversion (203, 206)
     6 Premium on Capital Stock (207)                       50,395,347              50,395,347
     7 Other Paid-in Capital (208-211)                     190,721,846             190,721,846
     8 Installments Received on Capital Stock (212)
     9 (Less) Discount on Capital Stock (213)
    10 (Less) Capital Stock Expense (214)
    11 Retained Earnings (215, 215.1, 216)                 172,101,567             172,101,567
    12 Unappropriated Undistributed Subsidiary Earnings     14,252,922              14,252,922
       (216.1)
    13 (Less) Reacquired Capital Stock (217)
    14 TOTAL Proprietary Capital
       (Enter Total of Lines 2 thru 13)                    513,044,102             513,044,102
    15                   LONG-TERM DEBT
    16 Bonds (221)                                         371,850,000             371,850,000
    17 (Less) Reacquired Bonds (222)
    18 Advances from Associated Companies (223)
    19 Other Long-Term Debt (224)
    20 Unamortized Premium on Long-Term Debt (225)
    21 (Less) Unamortized Discount on Long-Term                 86,585                  86,585
       Debt-Debit (226)
    22 TOTAL Long-Term Debt (Enter Total of Lines 16       371,763,415             371,763,415
       thru 21)
    23 OTHER NONCURRENT LIABILITIES
    24 Obligations Under Capital Leases-Noncurrent (227)
    25 Accumulated Provision for Property Insurance
       (228.1)
    26 Accumulated Provision for Injuries and Damages
       (228.2)
    27 Accumulated Provision for Pensions and Benefits
       (228.3)
    28 Accumulated Miscellaneous Operating Provisions        1,916,764               1,916,764
       (228.4)
    29 Accumulated Provision for Rate Refunds (229)
    30 TOTAL OTHER Noncurrent Liabilities (Enter Total       1,916,764               1,916,764
       of lines 24 thru 29)
    31 CURRENT AND ACCRUED LIABILITIES
    32 Notes Payable (231)
    33 Accounts Payable (232)                               68,409,221              68,409,221
    34 Notes Payable to Associated Companies (233)
    35 Accounts Payable to Associated Companies (234)       11,542,824              11,542,824
    36 Customer Deposits (235)
    37 Taxes Accrued (236)                                  24,674,915              24,674,915
    38 Interest Accrued (237)                                  266,558                 266,558
    39 Dividends Declared (238)                                141,340                 141,340
    40 Matured Long-Term Debt (239)
    41 Matured Interests (240)
    42 Tax Collections Payable (241)                            27,396                  27,396
    43 Miscellaneous Current and Accrued Liabilities       134,184,483             134,184,483
       (242)
    44 Obligations Under Capital Leases - Current (243)
    45 TOTAL Current and Accrued Liabilities (Enter        239,246,737             239,246,737
       Total of lines 32 thru 44)

                                                           NEES Companies
                                                           Exhibit No. C-1
                                                           Page 4 of 5
Name of Respondent
New England Power Company                                        At September 30, 1998

                     COMPARATIVE BALANCE SHEET (LIABILITIES AND CREDITS )
                                                                                    Adjusted
  Line                                                     Balance at   Pro-Forma  Balance at
   No.                  Title of Account                     9-30-98   Adjustments   9-30-98

    46                  DEFERRED CREDITS
    47 Customer Advances for Construction (252)
    48 Accumulated Deferred Investment Tax Credits (255)    30,648,837              30,648,837
    49 Deferred Gains from Disposition of Utility Plant
       (256)
    50 Other Deferred Credits (253)                      1,134,673,476           1,134,673,476
    51 Other Regulatory Liabilities (254)                   36,341,946              36,341,946
    52 Unamortized Gain on Reacquired Debt (257)
    53 Accumulated Deferred Income Taxes (281-283)         297,812,509             297,812,509
    54 TOTAL Deferred Credits (Enter Total of Lines 47   1,499,476,768           1,499,476,768
       thru 53)
    55
    56
    57
    58
    59
    60
    61
    62
    63
    64
    65
    66
    67
    68 Total Liabilities and Other Credits
       (Enter Total of Lines 14, 22, 30, 45 and 54)     2,625,447,786            2,625,447,786

           SUMMARY OF UTILITY PLANT AND ACCUMULATED PROVISION
              FOR DEPRECIATION, AMORTIZATION AND DEPLETION
                                                                                    Adjusted
  Line                                                     Balance at   Pro-Forma  Balance at
   No.                  Title of Account                     9-30-98   Adjustments   9-30-98

      1                       UTILITY PLANT
      2 In Service
      3   Plant in Service (Classified)                  1,393,566,319             1,393,566,319
      4   Property Under Capital Leases
      5   Plant Purchased or Sold
      6   Completed Construction not Classified            108,238,451               108,238,451
      7   Experimental Plant Unclassified
      8      Total (Enter Total of lines 3 thru 7)       1,501,804,770             1,501,804,770
      9 Leased to Others
     10 Held for Future Use                                  8,479,240                 8,479,240
     11 Construction Work in Progress                       28,179,703                28,179,703
     12 Acquisition Adjustments
     13      Total Utility Plant
        (Enter total of lines 8 thru 12)                 1,538,463,713             1,538,463,713

     14 Accum. Prov. for Depr., Amort., and Depl.        1,100,830,086             1,100,830,086
     15      Net Utility Plant
        (Enter Total of line 13 less 14)                   437,633,627               437,633,627
     16 DETAIL OF ACCUMULATED PROVISIONS FOR
        DEPRECIATION, AMORTIZATION AND DEPLETION
     17 In service:
     18   Depreciation                                     762,764,185               762,764,185
     18   Amort. and Depl. of Producing
          Natural Gas & Land Rights
     20   Amort. of Underground Storage
          Land and Land Rights
     21   Amort. of Other Utility Plant                    338,065,901               338,065,901
     22      TOTAL In Service
             (Enter Total of lines 18 thru 21)           1,100,830,086             1,100,830,086
     23 Leased to Others
     24   Depreciation
     25   Amortization and Depletion
     26      TOTAL Leased to Others
             (Enter Total of lines 24 and 25)
     27 Held for Future Use
     28   Depreciation
     29   Amortization
     30      Total Held for Future Use
             (Enter Total of lines 28 and 29)
     31 Abandonment of Leases (Natural Gas)
     32   Amort. of Plant Acquisition Adj.
     33      Total Accumulated Provisions
             (Should agree with line 14 above)           1,100,830,086             1,100,830,086


             (Enter Total of lines 22,
              26, 30, 31 and 32)

                                                               NEES Companies
                                                               Exhibit No. C-2
                                                               Page 1 of 5
Name of Respondent
Massachusetts Electric Company                                     At September 30, 1998

 COMPARATIVE BALANCE SHEET (ASSETS AND OTHER DEBITS)
                                                                                    Adjusted
  Line                                                     Balance at   Pro-Forma  Balance at
   No.                  Title of Account                     9-30-98   Adjustments   9-30-98

    52 TOTAL Current and Accrued Assets (Enter Total of   348,960,038               348,960,038
     1                  UTILITY PLANT
     2 Utility Plant (101-106, 114)                     1,603,921,360             1,603,921,360
     3 Construction Work in Progress (107)                 18,932,439                18,932,439
     4 TOTAL UTILITY PLANT (Enter total of lines 2      1,622,853,799             1,622,853,799
       and 3)
     5 (Less) Accum. Prov. for Depr. Amort. Depl.         487,714,629               487,714,629
       (108, 111, 115)
     6 Net Utility Plant (enter total of line 4 Less    1,135,139,170             1,135,139,170
       5)
     7 Nuclear Fuel (120.1-120.4, 120.6)
     8 (Less) Accum. Prov. for Amort. of Nucl.
       Assemblies (120.5)
     9 Net Nuclear Fuel (Enter Total of line 7 Less
       8)
    10 Net Utility Plant (Enter Total of lines 6 and    1,135,139,170             1,135,139,170
       9)
    11 Utility Plant Adjustments (116)
    12 Gas Stored Underground-Noncurrent (117)
    13 OTHER PROPERTY AND INVESTMENTS
    14 Nonutility Property (121)                           12,719,532                12,719,532
    15 (Less) Accum. Prov. for Depr. and Amort. (122)         856,183                   856,183
    16 Investments in Associated Companies (123)
    17 Investment in Subsidiary Companies (123.1)
    18 (For Cost of Account 123.1, See Footnote Page
       224, Line 42)
    19 Noncurrent Portion of Allowance
    20 Other Investments (124)                                360,594                   360,594
    21 Special funds (125-128)                              1,974,098                 1,974,098
    22 TOTAL Other Property and Investments (Total         14,198,041                14,198,041
       of lines 14-17, 19-21)
    23           CURRENT AND ACCRUED ASSETS
    24 Cash (131)                                           7,157,257                 7,157,257
    25 Special Deposits (132-134)                           1,149,887                 1,149,887
    26 Working Fund (135)                                     107,738                   107,738
    27 Temporary Cash Investments (136)
    28 Notes Receivable (141)
    29 Customer Accounts Receivable (142)                 174,776,613               174,776,613
    30 Other Accounts Receivable (143)                        546,204                   546,204
    31 (Less) Accum. Prov. for Uncollectible               14,889,674                14,889,674
       Acct-Credit (144)
    32 Notes Receivable from Associated Companies
       (145)
    33 Accounts Receivable from Assoc. Companies           33,795,614                33,795,614
       (146)
    34 Fuel Stock (151)
    35 Fuel Stock Expenses Undistributed (152)
    36 Residuals (Elec) and Extracted Products (153)
    37 Plant Materials and Operating Supplies (154)         9,274,158                 9,274,158
    38 Merchandise (155)
    39 Other Materials and Supplies (156)
    40 Nuclear Materials Held for Sale (157)
    41 Allowances (158.1 and 158.2)
    42 (Less) Noncurrent Portion of Allowances
    43 Stores Expense Undistributed (163)
    44 Gas Stored Underground-Current (164.1)
    45 Liquefied Natural Gas Stored and Held
       for Processing (164.2-164.3)
    46 Prepayments (165)                                   13,947,353                13,947,353
    47 Advances for Gas (166-167)
    48 Interest and Dividends Receivable (171)
    49 Rents Receivable (172)
    50 Accrued Utility Revenues (173)                      52,702,000                52,702,000
    51 Miscellaneous Current and Accrued Assets (174)         821,036                   821,036

                                                               NEES Companies
                                                               Exhibit No. C-2
                                                               Page 2 of 5
Name of Respondent
Massachusetts Electric Company                                     At September 30, 1998

                                                                                    Adjusted
  Line                                                     Balance at   Pro-Forma  Balance at
   No.                  Title of Account                     9-30-98   Adjustments   9-30-98

 COMPARATIVE BALANCE SHEET (ASSETS AND OTHER DEBITS)
    52 TOTAL Current and Accrued Assets (Enter Total      279,388,186               279,388,186
       of lines 24 thru 51)
    53                 DEFERRED DEBITS
    54 Unamortized Debt Expenses (181)                        613,887                   613,887
    55 Extraordinary Property Losses (182.1)
    56 Unrecovered Plant and Regulatory Study Costs
       (182.2)
    57 Other Regulatory Assets (182.3)                     32,633,218                32,633,218
    58 Prelim. Survey and Investigation Charges                78,698                    78,698
       (Electric) (183)
    59 Prelim. Sur. and Invest. Charges (Gas)
       (183.1, 183.2)
    60 Clearing Accounts (184)                               (148,654)                 (148,654)
    61 Temporary Facilities (185)
    62 Miscellaneous Deferred Debits (186)                  6,942,267                 6,942,267
    63 Def. Losses from Disposition of Utility Plt.
       (187)
    64 Research, Devel. and Demonstration Expend.
       (188)
    65 Unamortized Loss on Reacquired Debt (189)
    66 Accumulated Deferred Income Taxes (190)             60,657,945                60,657,945
    67 Unrecovered Purchased Gas Costs (191)
    68 TOTAL Deferred Debits (Enter Total of lines        100,777,361               100,777,361
       54 thru 67)
    69 TOTAL Assets and Other Debits (Enter Total of    1,529,502,758             1,529,502,758
       lines 10, 11, 12, 22, 52, and 68)

                                                               NEES Companies
                                                               Exhibit No. C-2
                                                               Page 3 of 5
Name of Respondent
Massachusetts Electric Company                                     At September 30, 1998

          COMPARATIVE BALANCE SHEET (LIABILITIES AND CREDITS)
                                                                                     Adjusted
  Line                  Title of Account                    Balance at   Pro-Forma  Balance at
   No.                                                        9-30-98    Adjustments  9-30-98

    52 TOTAL Current and Accrued Assets (Enter Total of   348,960,038               348,960,038
     1                 PROPRIETARY CAPITAL
     2 Common Stock issued (201)                           59,952,775                59,952,775
     3 Preferred Stock issued (204)                        15,738,525                15,738,525
     4 Capital Stock Subscribed (202, 205)
     5 Stock Liability for Conversion (203, 206)
     6 Premium on Capital Stock (207)                      45,945,427                45,945,427
     7 Other Paid-in Capital (208-211)                    193,498,180               192,498,180
     8 Installments Received on Capital Stock (212)
     9 (Less) Discount on Capital Stock (213)
    10 (Less) Capital Stock Expense (214)
    11 Retained Earnings (215, 215.1, 216)                196,579,054               196,579,054
    12 Unappropriated Undistributed
       Subsidiary Earnings (216.1)
    13 (Less) Reacquired Capital Stock (217)
    14 TOTAL Proprietary Capital
       (Enter Total of Lines 2 thru 13)                   511,713,961               511,713,961
    15 LONG-TERM DEBT
    16 Bonds (221)
    17 (Less) Reacquired bonds (222)
    18 Advances from Associated Companies (223)
    19 Other Long-Term Debt (224)                         355,000,000               355,000,000
    20 Unamortized Premium on Long-Term Debt (225)
    21 (Less) Unamortized Discount on Long-term             1,561,996                 1,561,996
       Debt-Debit (226)
    22 TOTAL Long-Term Debt                               353,438,004               353,438,004
       (Enter Total of Lines 16 thru 21)
    23            OTHER NONCURRENT LIABILITIES
    24 Obligations Under Capital Leases-Noncurrent (227)      651,829                   651,829
    25 Accumulated Provision for Property Insurance
       (228.1)
    26 Accumulated Provision for Injuries and Damages
       (228.2)
    27 Accumulated provision for Pensions and Benefits
       (228.3)
    28 Accumulated Miscellaneous Operating Provisions
       (228.4)
    29 Accumulated Provision for Rate Refunds (229)
    30 TOTAL OTHER Noncurrent Liabilities                     651,829                   651,829
       (enter Total of lines 24 thru 29)
    31 CURRENT AND ACCRUED LIABILITIES
    32 Notes Payable (231)
    33 Accounts Payable (232)                              83,868,192                83,868,192
    34 Notes Payable to Associated Companies (233)         52,950,000                52,950,000
    35 Accounts Payable to Associated Companies (234)     112,820,067               112,820,067
    36 Customer Deposits (235)                              4,639,484                 4,639,484
    37 Taxes Accrued (236)                                  1,893,091                 1,893,091
    38 Interest Accrued (237)                               7,774,998                 7,774,998
    39 Dividends Declared (238)                               240,149                   240,149
    40 Matured Long-Term Debt (239)
    41 Matured Interests (240)
    42 Tax Collections Payable (241)                          504,125                   504,125
    43 Miscellaneous Current and
       Accrued Liabilities (242)                           64,739,809                64,739,809
    44 Obligations Under Capital
       leases - Current (243)                                 192,534                   192,534
    45 TOTAL Current and Accrued Liabilities              329,622,449               329,622,449
       (Enter Total of lines 32 thru 44)

                                                               NEES Companies
                                                               Exhibit No. C-2
                                                               Page 4 of 5
Name of Respondent
Massachusetts Electric Company                                     At September 30, 1998

COMPARATIVE BALANCE SHEET (LIABILITIES AND CREDITS) (Continued)

                                                                                     Adjusted
  Line                  Title of Account                    Balance at   Pro-Forma  Balance at
   No.                                                        9-30-98    Adjustments  9-30-98

    46                  DEFERRED CREDITS
    47 Customer Advances for Construction (252)               292,673                   292,673
    48 Accumulated Deferred
       Investment Tax Credits (255)                        14,648,573                14,648,573
    49 Deferred Gains from Disposition
       of Utility Plant (256)
    50 Other Deferred Credits (253)                        53,264,732                53,264,732
    51 Other Regulatory Liabilities (254)                  20,212,371                20,212,371
    52 Unamortized Gain on Reacquired Debt (257)
    53 Accumulated Deferred Income Taxes (281-283)        245,658,166               245,658,166
    54 TOTAL Deferred Credits
       (Enter Total of Lines 47 thru 53)                  334,076,515               334,076,515

    55
    56
    57
    58
    59
    60
    61
    62
    63
    64
    65
    66
    67
    68 Total Liabilities and Other credits
       (Enter Total of Lines 14, 22, 30, 45 and 54)     1,529,502,758             1,529,502,758

                                                               NEES Companies
                                                               Exhibit No. C-2
                                                               Page 5 of 5
Name of Respondent
Massachusetts Electric Company                                     At September 30, 1998

        SUMMARY OF UTILITY PLANT AND ACCUMULATED PROVISION
           FOR DEPRECIATION, AMORTIZATION AND DEPLETION             At September 30, 1998

                                                                                     Adjusted
  Line                  Title of Account                    Balance at   Pro-Forma  Balance at
   No.                                                        9-30-98    Adjustments  9-30-98

    1                      UTILITY PLANT
    2 In Service
    3 Plant in Service (Classified)                     1,413,389,021             1,413,389,021
    4 Property Under Capital Leases                           844,364                   844,364
    5 Plant Purchased or Sold
    6 Completed Construction not Classified               188,904,329               188,904,329
    7 Experimental Plant Unclassified
    8      Total (Enter Total of lines 3 thru 7)        1,603,137,714             1,603,137,714
    9 Leased to Others
   10 Held for Future Use                                     783,646                   783,646
   11 Construction Work in Progress                        18,932,439                18,932,439
   12 Acquisition Adjustments
   13      Total Utility Plant
           (Enter total of lines 8 thru 12)             1,622,853,799             1,622,853,799
   14 Accum. Prov. for Depr. Amort. And Depl.             487,714,629               487,714,629
   15      Net Utility Plant
          (Enter Total of line 13 less 14)              1,135,139,170             1,135,139,170
   16 DETAIL OF ACCUMULATED PROVISIONS
      FOR DEPRECIATION, AMORTIZATION AND DEPLETION
   17 In Service:
   18    Depreciation                                     487,714,629               487,714,629
   19    Amort. and Depl. Of Producing
         Natural Gas & Land Rights
   20    Amort. of Underground Storage
         Land and Land Rights
   21    Amort. of Other Utility Plant
   22      TOTAL in Service (Enter Total of
           lines 18 thru 21)                              487,714,629               487,714,629
   23 Leased to Others
   24    Depreciation
   25    Amortization and Depletion
   26 TOTAL Leased to Others
      (Enter Total of lines 24 and 25)
   27 Held for Future Use
   28    Depreciation
   29    Amortization
   30      Total Held for Future Use
           (Enter Total of Lines 28 and 29)
   31 Abandonment of Leases (Natural Gas)
   32    Amort. of Plant Acquisition Adj.
   33      Total Accumulated Provisions
           (Should agree with line 14 above)
           (Enter Total of lines 22, 26, 30,
           31 and 32)                                      487,714,629               487,714,629

                                                          NEES Companies
                                                          Exhibit No. C-3
                                                          Page 1 of 5
Name of Respondent
Narragansett Electric Company                                    At September 30, 1998

         COMPARATIVE BALANCE SHEET (ASSETS AND OTHER DEBITS)
                                                                                     Adjusted
  Line                                                    Balance at   Pro-Forma   Balance at
  No.                   Title of Account                    9-30-98   Adjustments   9-30-98

     1                   UTILITY PLANT
     2 Utility Plant (101-106, 114)                       726,338,509              726,338,509
     3 Construction Work in Progress (107)                  2,717,852                2,717,852
     4 TOTAL UTILITY PLANT (Enter Tota of lines 2 and 3)  729,056,361              729,056,361
     5 (Less) Accum. Prov. for Depr. Amort. Depl.         203,908,243              203,908,243
       (108, 111, 115)
     6 Net Utility Plant (Enter Total of line 4 Less 5)   525,148,118              525,148,118
     7 Nuclear Fuel (120.1-120.4, 120.6)
     8 (Less) Accum. Prov. for Amort. of Nucl.
       Assemblies (120.5)
     9 Net Nuclear Fuel (Enter Total of line 7 Less 8)
    10 Net Utility Plant (enter Total of lines 6 and 9)   525,148,118              525,148,118
    11 Utility Plant Adjustments (116)
    12 Gas Stored Underground-Noncurrent (117)
    13          OTHER PROPERTY AND INVESTMENTS
    14 Nonutility Property (121)                            2,492,201                2,492,201
    15 (Less) Accum. Prov. for Depr. and Amort. (122)           4,511                    4,511
    16 Investments in Associated Companies (123)
    17 Investment in Subsidiary Companies (123.1)
    18 (For Cost of Account 123.1. See Footnote Page
       224, Line 42)
    19 Noncurrent Portion of Allowances
    20 Other Investments (124)                                565,541                  565,541
    21 Special Funds (125-128)                              1,548,940                1,548,940
    22 TOTAL Other Property and Investments (Total of       4,602,171                4,602,171
       lines 14-17, 19-21)
    23            CURRENT AND ACCRUED ASSETS
    24 Cash (131)                                           3,181,620                3,181,620
    25 Special Deposits (132-134)                             213,011                  213,011
    26 Working Fund (135)                                      26,607                   26,607
    27 Temporary Cash Investments (136)
    28 Notes Receivable (141)
    29 Customer Accounts Receivable (142)                  50,680,661               50,680,661
    30 Other Accounts Receivable (143)                      2,712,633                2,712,633
    31 (Less) Accum. Prov. for Uncollectible                5,002,071                5,002,071
       Acct.-Credit (144)
    32 Notes Receivable from Associated Companies (145)
    33 Accounts Receivable from Assoc. Companies (146)     20,580,742               20,580,742
    34 Fuel Stock (151)                                        61,948                   61,948
    35 Fuel Stock Expenses Undistributed (152)
    36 Residuals (Elec) and Extracted Products (153)
    37 Plant Materials and Operating Supplies (154)         3,501,637                3,501,637
    38 Merchandise (155)
    39 Other Materials and Supplies (156)
    40 Nuclear Materials Held for Sale (157)
    41 Allowances (158.1 and 158.2)
    42 (Less) Noncurrent Portion of Allowances
    43 Stores Expense Undistributed (163)
    44 Gas Stored Underground-Current (164.1)
    45 Liquefied Natural Gas Stored and Held for
       Processing (164.2-164.3)
    46 Prepayments (165)                                    9,798,341                9,798,341
    47 Advances for Gas (166-167)
    48 Interest and Dividends receivable (171)                  8,363                    8,363
    49 Rents Receivable (172)
    50 Accrued Utility Revenues (173)                      19,536,000               19,536,000
    51 Miscellaneous Current and Accrued Assets (174)         181,394                  181,394
    52 TOTAL Current and Accrued Assets (Enter Total      105,480,886              105,480,886
       of lines 24 thru 51)

                                                          NEES Companies
                                                          Exhibit No. C-3
                                                          Page 2 of 5
Name of Respondent
Narragansett Electric Company                                    At September 30, 1998





   COMPARATIVE BALANCE SHEET (ASSETS AND OTHER DEBITS) (Continued)
                                                                                     Adjusted
  Line                  Title of Account                    Balance at   Pro-Forma  Balance at
   No.                                                        9-30-98    Adjustments  9-30-98

    53                  DEFERRED DEBITS
    54 Unamortized Debt Expenses (181)                        709,785                  709,785
    55 Extraordinary Property Losses (182.1)
    56 Unrecovered Plant and Regulatory Study Costs
       (182.2)
    57 Other Regulatory Assets (182.3)                     41,696,083               41,696,083
    58 Prelim. Survey and Investigation Charges               319,376                  319,376
       (Electric) (183)
    59 Prelim. Sur. and Invest. Charges (Gas) (183.1,
       183.2)
    60 Clearing Accounts (184)                                142,669                  142,669
    61 Temporary Facilities (185)
    62 Miscellaneous Deferred Debits (186)                 12,616,238               12,616,238
    63 Def. Losses from Disposition of Utility Plt.
       (187)
    64 Research, Devel. and Demonstration Expend. (188)
    65 Unamortized Loss on Reacquired Debt (189)
    66 Accumulated Deferred Income taxes (190)             16,312,823               16,312,823
    67 Unrecovered Purchased Gas Costs (191)
    68 TOTAL Deferred Debits (Enter Total of lines 54      71,796,974               71,796,974
       thru 67)
    69 TOTAL Assets and other Debits (Enter Total of      707,028,149              707,028,149
       lines 10,11,12,22,52, and 68)

                                                          NEES Companies
                                                          Exhibit No. C-3
                                                          Page 3 of 5
Name of Respondent
Narragansett Electric Company                                    At September 30, 1998



         COMPARATIVE BALANCE SHEET (LIABILITIES AND CREDITS)
                                                                                   Adjusted
  Line                Title of Account                  Balance at    Pro-Forma   Balance at
   No.                                                    9-30-98     Adjustments   9-30-98

     1               PROPRIETARY CAPITAL
     2 Common Stock Issued (201)                          56,624,350                56,624,350
     3 Preferred Stock Issued (204)                        7,601,300                 7,601,300
     4 Capital Stock Subscribed (202, 205)
     5 Stock Liability for Conversion (203, 206)
     6 Premium on Capital Stock (207)                         80,161                    80,161
     7 Other Paid-in Capital (208-211)                   105,713,572               105,713,572
     8 Installments Received on Capital Stock (212)
     9 (Less) Discount on Capital Stock (213)
    10 (Less) Capital Stock Expense (214)
    11 Retained Earnings (215, 215.1, 216)                83,524,686                83,524,686
    12 Unappropriated Undistributed Subsidiary
       Earnings (216.1)
    13 (Less) Reacquired Capital Stock (217)
    14 TOTAL Proprietary Capital (Enter Total of         253,544,069               253,544,069
       Lines 2 thru 13)
    15                 LONG-TERM DEBT
    16 Bonds (221)                                       179,700,000               179,700,000
    17 (Less) Reacquired Bonds (222)
    18 Advances from Associated Companies (223)
    19 Other Long-Term Debt (224)
    20 Unamortized Premium on Long-Term Debt (225)
    21 (Less) Unamortized Discount on Long-Term            1,041,937                 1,041,937
       Debt-Debit (226)
    22 TOTAL Long-Term Debt (Enter Total of Lines 16     178,658,063               178,658,063
       thru 21)
    23          OTHER NONCURRENT LIABILITIES
    24 Obligations Under Capital Leases-Noncurrent
       (227)
    25 Accumulated Provision for Property Insurance
       (228.1)
    26 Accumulated Provision for Injuries and
       Damages (228.2)
    27 Accumulated Provision for Pensions and
       Benefits (228.3)
    28 Accumulated Miscellaneous Operating
       Provisions (228.4)
    29 Accumulated Provision for Rate Refunds (229)
    30 TOTAL OTHER Noncurrent Liabilities (Enter
       Total of lines 24 thru 29)
    31         CURRENT AND ACCRUED LIABILITIES
    32 Notes Payable (231)
    33 Accounts Payable (232)                             17,029,894                17,029,894
    34 Notes Payable to Associated Companies (233)        40,750,000                40,750,000
    35 Accounts Payable to Associated Companies (234)     34,355,863                34,355,863
    36 Customer Deposits (235)                             6,165,541                 6,165,541
    37 Taxes Accrued (236)                                 3,357,327                 3,357,327
    38 Interest Accrued (237)                              3,121,364                 3,121,364
    39 Dividends Declared (238)                               99,326                    99,326
    40 Matured Long-Term Debt (239)
    41 Matured Interests (240)
    42 Tax Collections Payable (241)                         948,630                   948,630
    43 Miscellaneous Current and Accrued Liabilities      37,943,157                37,943,157
       (242)
    44 Obligations Under Capital Leases - Current
       (243)
    45 TOTAL Current and Accrued Liabilities (Enter      143,771,102               143,771,102
       Total of lines 32 thru 44)

                                                          NEES Companies
                                                          Exhibit No. C-3
                                                          Page 4 of 5
Name of Respondent
Narragansett Electric Company                                    At September 30, 1998



   COMPARATIVE BALANCE SHEET (LIABILITIES AND CREDITS) (Continued)
                                                                                   Adjusted
  Line                Title of Account                  Balance at    Pro-Forma   Balance at
   No.                                                    9-30-98     Adjustments   9-30-98

    46                DEFERRED CREDITS
    47 Customer Advances for Construction (252)             (10,133)                  (10,133)
    48 Accumulated Deferred Investment Tax Credits         6,655,589                 6,655,589
       (255)
    49 Deferred Gains from Disposition of Utility
       Plant (256)
    50 Other Deferred Credits (253)                       14,029,220                14,029,220
    51 Other Regulatory Liabilities (254)                  8,846,730                 8,846,730
    52 Unamortized Gain on Reacquired Debt (257)
    53 Accumulated Deferred Income Taxes (281-283)       101,533,509               101,533,509
    54 TOTAL Deferred Credits (Enter Total of Lines      131,054,915               131,054,915
       47 thru 53)
    55
    56
    57
    58
    59
    60
    61
    62
    63
    64
    65
    66
    67
    68 Total Liabilities and Other Credits (Enter        707,028,149               707,028,149
       Total of Lines 14, 22, 30, 45, and 54)

                                                          NEES Companies
                                                          Exhibit No. C-3
                                                          Page 5 of 5
Name of Respondent
Narragansett Electric Company                                    At September 30, 1998



         SUMMARY OF UTILITY PLANT AND ACCUMULATED PROVISION
            FOR DEPRECIATION, AMORTIZATION AND DEPLETION
                                                                                        Adjusted
  Line                Title of Account                        Balance at    Pro-Forma   Balance at
   No.                                                         9-30-98     Adjustments   9-30-98

1                           UTILITY PLANT
2     In Service
3       Plant in Service (Classified)                           593,280,225          593,280,225
4       Property Under Capital Leases
5       Plant Purchased or Sold
6       Completed Construction not Classified                   120,410,883          120,410,883
7       Experimental Plant Unclassified
8          Total (Enter Total of lines 3 thru 7)                713,691,108          713,691,108
9     Leased to Others
10    Held for Future Use                                        12,647,401           12,647,401
11    Construction Work in Progress                               2,717,852           2,717,852
12    Acquisition Adjustments
13         Total Utility Plant (Enter total of lines 8 thru 12) 729,056,361          729,056,361
14    Accum. Prov. for Depr., Amort., and Depl.                 203,908,243          203,908,243
15         Net Utility Plant (Enter Total of line 13 less 14)   525,148,118          525,148,118
16    DETAIL OF ACCUMULATED PROVISIONS FOR DEPRECIATION,
      AMORTIZATION AND DEPLETION
17 In service:
18      Depreciation                                            203,908,243          203,908,243
19      Amort. and Depl. of Producing Natural Gas & Land Rights
20      Amort. of Underground Storage Land and Land Rights
21      Amort. of Other Utility Plant
22         TOTAL in Service (Enter Total of lines 18 thru 21)   203,908,243          203,908,243
23    Leased to Others
24      Depreciation
25      Amortization and Depletion
26         TOTAL Leased to Others (Enter Total of
           lines 24 and 25)
27    Held for Future Use
28      Depreciation
29      Amortization
30         Total Held for Future Use (Enter Total of
             lines 28 and 29)
31    Abandonment of Leases (Natural Gas)
32      Amort. of Plant Acquisition Adj.
33         Total Accumulated Provisions (Should agree with      203,908,243          203,908,243
           line 14 above)(Enter Total of lines 22, 26, 30,
           31 and 32)

                                                           NEES Companies
                                                           Exhibit No. C-4
                                                           Page 1 of 5
Name of Respondent
New England Electric Transmission Corporation                    At September 30, 1998



   COMPARATIVE BALANCE SHEET (ASSETS AND OTHER DEBITS)
                                                                                        Adjusted
  Line                Title of Account                        Balance at    Pro-Forma   Balance at
   No.                                                         9-30-98     Adjustments   9-30-98

     1                    UTILITY PLANT
     2 Utility Plant (101-106, 114)                           91,168,193              91,168,193
     3 Construction Work in Progress (107)
     4 TOTAL UTILITY PLANT (Enter Total of lines 2 and 3)     91,168,193              91,168,193
     5 (Less) Accum. Prov. for Depr. Amort. Depl. (108,       55,614,132              55,614,132
       111, 115)
     6 Net Utility Plant (Enter total of line 4 less 5)       35,554,061              35,554,061
     7 Nuclear fuel (120.1-120.4, 120.6)
     8 (Less) Accum. Prov. for Amort. of Nucl.
       Assemblies (120.5)
     9 Net Nuclear Fuel (Enter Total of line 7 Less 8)
    10 Net Utility Plant (Enter Total of lines 6 and 9)       35,554,061              35,554,061
    11 Utility Plant Adjustments (116)
    12 Gas Stored Underground-Noncurrent (117)
    13           OTHER PROPERTY AND INVESTMENTS
    14 Nonutility Property (121)
    15 (Less) Accum. Prov. for Depr. and Amort. (122)
    16 Investments in Associated Companies (123)
    17 Investment in Subsidiary Companies (123.1)
    18 (For Cost of Account 123.1, See Footnote Page
       224, Line 42)
    19 Noncurrent Portion of Allowances
    20 Other Investments (124)
    21 Special Funds (125-128)
    22 TOTAL Other Property and Investments (Total of
       lines 14-17, 19-21)
    23             CURRENT AND ACCRUED ASSETS
    24 Cash (131)                                                21,763                  21,763
    25 Special Deposits (132-134)
    26 Working Fund (135)
    27 Temporary Cash Investments (136)
    28 Notes Receivable (141)
    29 Customer Accounts Receivable (142)
    30 Other Accounts Receivable (143)                             (239)                   (239)
    31 (Less) Accum. Prov. for Uncollectible
       Acct.-Credit (144)
    32 Notes Receivable from Associated Companies (145)
    33 Accounts Receivable from Assoc. Companies (146)            13,940                  13,940
    34 Fuel Stock (151)
    35 Fuel Stock Expenses Undistributed (152)
    36 Residuals (Elec) and Extracted Products (153)
    37 Plant Materials and Operating Supplies (154)               87,007                  87,007
    38 Merchandise (155)
    39 Other Materials and Supplies (156)
    40 Nuclear Materials Held for Sale (157)
    41 Allowances (158.1 and 158.2)
    42 (Less) Noncurrent Portion of Allowances
    43 Stores Expense Undistributed (163)
    44 Gas Stored Underground-Current (164.1)
    45 Liquefied Natural Gas Stored and Held for
       Processing (164.2-164.3)
    46 Prepayments (165)                                           8,732                   8,732
    47 Advances for Gas (166-167)
    48 Interest and Dividends Receivable (171)                        23                      23
    49 Rents Receivable (172)
    50 Accrued Utility Revenues (173)

COMPARATIVE BALANCE SHEET (ASSETS AND OTHER DEBITS) (Continued)

                                                           NEES Companies
                                                           Exhibit No. C-4
                                                           Page 2 of 5
Name of Respondent
New England Electric Transmission Corporation                    At September 30, 1998


                                                                                        Adjusted
  Line                Title of Account                        Balance at    Pro-Forma   Balance at
   No.                                                         9-30-98     Adjustments   9-30-98


    51 Miscellaneous Current and Accrued Assets (174)
    52 TOTAL Current and Accrued Assets (Enter Total of
       lines 24 thru 51)                                       131,226                 131,226
    53                   DEFERRED DEBITS
    54 Unamortized Debt Expenses (181)                         310,736                 310,736
    55 Extraordinary Property Losses (182.1)
    56 Unrecovered Plant and Regulatory Study Costs
       (182.2)
    57 Other Regulatory Assets (182.3)                       1,522,900               1,522,900
    58 Prelim. Survey and Investigation Charges
       (Electric) (183)
    59 Prelim. Sur. and Invest. Charges (Gas) (183.1,
       183.2)
    60 Clearing Accounts (184)
    61 Temporary Facilities (185)
    62 Miscellaneous Deferred Debits (186)
    63 Def. Losses from Disposition of Utility Plt. (187)
    64 Research, Devel. and Demonstration Expend. (188)
    65 Unamortized Loss on Reacquired Debt (189)
    66 Accumulated Deferred Income Taxes (190)               3,027,920               3,027,920
    67 Unrecovered Purchased Gas Costs (191)
    68 TOTAL Deferred Debits (Enter Total of Lines 54        4,861,556               4,861,556
       thru 67)
    69 TOTAL Assets and other Debits (Enter Total of        40,546,843              40,546,843
       lines 10, 11, 12, 22, 52 and 68)

                                                           NEES Companies
                                                           Exhibit No. C-4
                                                           Page 3 of 5
Name of Respondent
New England Electric Transmission Corporation                    At September 30, 1998



    COMPARATIVE BALANCE SHEET (LIABILITIES AND CREDITS)
                                                                                        Adjusted
  Line                Title of Account                        Balance at    Pro-Forma   Balance at
   No.                                                         9-30-98     Adjustments   9-30-98

     1                 PROPRIETARY CAPITAL
     2 Common Stock Issued (201)                                   450                     450
     3 Preferred Stock Issued (204)
     4 Capital Stock Subscribed (202, 205)
     5 Stock Liability for Conversion (203, 206)
     6 Premium on Capital Stock (207)                           89,550                  89,550
     7 Other Paid-In Capital (208-211)                       2,160,000               2,160,000
     8 Installments Received on Capital Stock (212)
     9 (Less) Discount on Capital Stock (213)
    10 (Less) Capital Stock Expense (214)
    11 Retained Earnings (215, 215.1, 216)                     127,400                 127,400
    12 Unappropriated Undistributed Subsidiary Earnings
       (216.1)
    13 (Less) Reacquired Capital Stock (217)
    14 TOTAL Proprietary Capital (Enter Total of Lines 2     2,377,400               2,377,400
       thru 13)
    15 LONG-TERM DEBT
    16 Bonds (221)
    17 (Less) Reacquired Bonds (222)
    18 Advances from Associated Companies (223)
    19 Other Long-Term Debt (224)                           17,392,000              17,392,000
    20 Unamortized Premium on Long-Term Debt (225)
    21 (Less) Unamortized Discount on Long-Term
       Debt-Debit (226)
    22 TOTAL Long-Term Debt (Enter Total of Lines 16 thru   17,392,000              17,392,000
       21)
    23 OTHER NONCURRENT LIABILITIES
    24 Obligations Under Capital Leases-Noncurrent (227)
    25 Accumulated Provision for Property Insurance
       (228.1)
    26 Accumulated Provision for Injuries and Damages
       (228.2)
    27 Accumulated Provision for Pensions and Benefits
       (228.3)
    28 Accumulated Miscellaneous Operating Provisions
       (228.4)
    29 Accumulated Provision for Rate Refunds (229)
    30 TOTAL OTHER Noncurrent Liabilities (Enter Total of
       lines 24 thru 29)
    31           CURRENT AND ACCRUED LIABILITIES
    32 Notes Payable (231)
    33 Accounts Payable (232)                                   67,228                  67,228
    34 Notes Payable to Associated Companies (233)           3,500,000               3,500,000
    35 Accounts Payable to Associated Companies (234)           75,031                  75,031
    36 Customer Deposits (235)
    37 Taxes Accrued (236)                                    (41,734)                (41,734)
    38 Interest Accrued (237)                                   80,361                  80,361
    39 Dividends Declared (238)
    40 Matured Long-Term Debt (239)
    41 Matured Interests (240)
    42 Tax Collections Payable (241)                               445                     445
    43 Miscellaneous Current and Accrued Liabilities (242)      91,666                  91,666
    44 Obligations Under Capital Leases - Current (243)
    45 TOTAL Current and Accrued Liabilities (Enter Total    3,772,997               3,772,997
       of lines 32 thru 44)

                                                           NEES Companies
                                                           Exhibit No. C-4
                                                           Page 4 of 5
Name of Respondent
New England Electric Transmission Corporation                    At September 30, 1998



COMPARATIVE BALANCE SHEET (LIABILITIES AND CREDITS) (Continued)
                                                                                       Adjusted
  Line                Title of Account                      Balance at    Pro-Forma   Balance at
   No.                                                       9-30-98     Adjustments   9-30-98

    46                  DEFERRED CREDITS
    47 Customer Advances for Construction (252)
    48 Accumulated Deferred Investment Tax Credits (255)     3,082,234               3,082,234
    49 Deferred Gains from Disposition of Utility Plant
       (256)
    50 Other Deferred Credits (253)
    51 Other Regulatory Liabilities (254)                    2,448,249               2,448,249
    52 Unamortized Gain on Reacquired Debt (257)
    53 Accumulated Deferred Income Taxes (281-283)          11,473,963              11,473,963
    54 TOTAL Deferred Credits (Enter Total of Lines 47      17,004,446              17,004,446
       thru 53)
    55
    56
    57
    58
    59
    60
    61
    62
    63
    64
    65
    66
    67
    68 Total Liabilities and Other Credits (Enter Total     40,546,843              40,546,843
       of Lines 14, 22, 30, 45 and 54)

                                                           NEES Companies
                                                           Exhibit No. C-4
                                                           Page 5 of 5
Name of Respondent
New England Electric Transmission Corporation                    At September 30, 1998



      SUMMARY OF UTILITY PLANT AND ACCUMULATED PROVISION
         FOR DEPRECIATION, AMORTIZATION AND DEPLETION
                                                                                       Adjusted
  Line                                                     Balance at    Pro-Forma    Balance at
   No.                       Item                            9-30-98     Adjustments   9-30-98

    1                       UTILITY PLANT
    2 In Service
    3   Plant in Service (Classified)                           91,168,193           91,168,193
    4   Property Under Capital Leases
    5   Plant Purchased or Sold
    6   Completed Construction not Classified
    7   Experimental Plant Unclassified
    8      Total (Enter Total of lines 3 thru 7)                91,168,193           91,168,193
    9 Leased to Others
   10 Held for Future Use
   11 Construction Work in Progress
   12 Acquisition Adjustments
   13      Total Utility Plant (Enter total of
           lines 8 thru 12)                                     91,168,193           91,168,193
   14 Accum. Prov. for Depr., Amort., and Depl.                 55,614,132           55,614,132
   15      Net Utility Plant (Enter Total of line 13 less 14)   35,554,061           35,554,061
   16 DETAIL OF ACCUMULATED PROVISIONS FOR DEPRECIATION,
      AMORTIZATION AND DEPLETION
   17 In service:
   18   Depreciation                                            55,573,632           55,573,632
   18   Amort. and Depl. of Producing Natural Gas & Land
        Rights
   20   Amort. of Underground Storage Land and Land Rights
   21   Amort. of Other Utility Plant                               40,500              40,500
   22      TOTAL In Service (Enter Total of lines 18 thru 21)   55,614,132           55,614,132
   23 Leased to Others
   24   Depreciation
   25   Amortization and Depletion
   26      TOTAL Leased to Others (Enter Total of lines 24
           and 25)
   27 Held for Future Use
   28   Depreciation
   29   Amortization
   30      Total Held for Future Use (Enter Total of lines 28
           and 29)
   31 Abandonment of Leases (Natural Gas)
   32   Amort. of Plant Acquisition Adj.
   33      Total Accumulated Provisions (Should agree with
           line 14 above) (Enter Total of lines 22, 26, 30, 31
           and 32)                                              55,614,132           55,614,132

                                                           NEES Companies
                                                           Exhibit No. C-5
                                                           Page 1 of 11
Name of Respondent
New England Hydro Transmission Corporation                       At September 30, 1998



    COMPARATIVE BALANCE SHEET (ASSETS AND OTHER DEBITS)
                                                                                       Adjusted
  Line                Title of Account                      Balance at    Pro-Forma   Balance at
   No.                                                       9-30-98     Adjustments   9-30-98

     1                    UTILITY PLANT
     2 Utility Plant (101-106, 114)                         173,245,669            173,245,669
     3 Construction Work in Progress (107)
     4 TOTAL UTILITY PLANT (Enter Total of lines 2 and 3)   173,245,669            173,245,669
     5 (Less) Accum. Prov. for Depr. Amort. Depl. (108,      45,222,278             45,222,278
       111, 115)
     6 Net Utility Plant (Enter total of line 4 less 5)     128,023,391            128,023,391
     7 Nuclear fuel (120.1-120.4, 120.6)
     8 (Less) Accum. Prov. for Amort. of Nucl. Assemblies
       (120.5)
     9 Net Nuclear Fuel (Enter Total of line 7 Less 8)
    10 Net Utility Plant (Enter Total of lines 6 and 9)     128,023,391            128,023,391
    11 Utility Plant Adjustments (116)
    12 Gas Stored Underground-Noncurrent (117)
    13           OTHER PROPERTY AND INVESTMENTS
    14 Nonutility Property (121)
    15 (Less) Accum. Prov. for Depr. and Amort. (122)
    16 Investments in Associated Companies (123)
    17 Investment in Subsidiary Companies (123.1)                 5,000                  5,000
    18 (For Cost of Account 123.1, See Footnote Page 224,
       Line 42)
    19 Noncurrent Portion of Allowance
    20 Other Investments (124)
    21 Special Funds (125-128)
    22 TOTAL Other Property and Investments (Total of             5,000                  5,000
       lines 14-17, 19-21)
    23             CURRENT AND ACCRUED ASSETS
    24 Cash (131)                                                19,583                 19,583
    25 Special Deposits (132-134)
    26 Working Fund (135)
    27 Temporary Cash Investments (136)
    28 Notes Receivable (141)
    29 Customer Accounts Receivable (142)
    30 Other Accounts Receivable (143)                         (28,653)               (28,653)
    31 (Less) Accum. Prov. for Uncollectible Acct.-Credit
       (144)
    32 Notes Receivable from Associated Companies (145)
    33 Accounts Receivable from Assoc. Companies (146)
    34 Fuel Stock (151)
    35 Fuel Stock Expenses Undistributed (152)
    36 Residuals (Elec) and Extracted Products (153)
    37 Plant Materials and Operating Supplies (154)              86,804                 86,804
    38 Merchandise (155)
    39 Other Materials and Supplies (156)
    40 Nuclear Materials Held for Sale (157)
    41 Allowances (158.1 and 158.2)
    42 (Less) Noncurrent Portion of Allowances
    43 Stores Expense Undistributed (163)
    44 Gas Stored Underground-Current (164.1)
    45 Liquefied Natural Gas Stored and Held for
       Processing (164.2-164.3)
    46 Prepayments (165)                                          6,360                  6,360
    47 Advances for Gas (166-167)
    48 Interest and Dividends Receivable (171)                      181                    181
    49 Rents Receivable (172)
    50 Accrued Utility Revenues (173)

                                                           NEES Companies
                                                           Exhibit No. C-5
                                                           Page 2 of 11
Name of Respondent
New England Hydro Transmission Corporation                       At September 30, 1998



    COMPARATIVE BALANCE SHEET (ASSETS AND OTHER DEBITS) (Continued)
                                                                                       Adjusted
  Line                Title of Account                      Balance at    Pro-Forma   Balance at
   No.                                                       9-30-98     Adjustments   9-30-98

    51 Miscellaneous Current and Accrued Assets (174)
    52 TOTAL Current and Accrued Assets (Enter Total of          84,275                 84,275
       lines 24 thru 51)
    53                   DEFERRED DEBITS
    54 Unamortized Debt Expenses (181)                          484,827                484,827
    55 Extraordinary Property Losses (182.1)
    56 Unrecovered Plant and Regulatory Study Costs
       (182.2)
    57 Other Regulatory Assets (182.3)                        9,526,405              9,526,405
    58 Prelim. Survey and Investigation Charges
       (Electric) (183)
    59 Prelim. Sur. and Invest. Charges (Gas) (183.1,
       183.2)
    60 Clearing Accounts (184)
    61 Temporary Facilities (185)
    62 Miscellaneous Deferred Debits (186)
    63 Def. Losses from Disposition of Utility Plt. (187)
    64 Research, Devel. and Demonstration Expend. (188)
    65 Unamortized Loss on Reacquired Debt (189)
    66 Accumulated Deferred Income Taxes (190)                7,334,675              7,334,675
    67 Unrecovered Purchased Gas Costs (191)
    68 TOTAL Deferred Debits (Enter Total of Lines 54        17,345,907             17,345,907
       thru 67)
    69 TOTAL Assets and other Debits (Enter Total of        145,458,573            145,458,573
       lines 10, 11, 12, 22, 52 and 68)

                                                           NEES Companies
                                                           Exhibit No. C-5
                                                           Page 3 of 11
Name of Respondent
New England Hydro Transmission Corporation                       At September 30, 1998



                     COMPARATIVE BALANCE SHEET (LIABILITIES AND CREDITS )
                                                                                    Adjusted
   Line                                                    Balance at   Pro-Forma  Balance at
    No.                 Title of Account                     9-30-98   Adjustments   9-30-98
      1                PROPRIETARY CAPITAL
      2 Common Stock Issued (201)                               82,500                  82,500
      3 Preferred Stock Issued (204)
      4 Capital Stock Subscribed (202, 205)
      5 Stock Liability for Conversion (203, 206)
      6 Premium on Capital Stock (207)                      16,417,499              16,417,499
      7 Other Paid-In Capital (208-211)                     13,593,689              13,593,689
      8 Installments Received on Capital Stock (212)
      9 (Less) Discount on Capital Stock (213)
     10 (Less) Capital Stock Expense (214)
     11 Retained Earnings (215, 215.1, 216)                     90,276                  90,276
     12 Unappropriated Undistributed Subsidiary Earnings
        (216.1)
     13 (Less) Reacquired Capital Stock (217)
     14 TOTAL Proprietary Capital (Enter Total of Lines     30,183,964              30,183,964
        2 thru 13)
     15                  LONG-TERM DEBT
     16 Bonds (221)
     17 (Less) Reacquired Bonds (222)
     18 Advances from Associated Companies (223)            48,500,000              48,500,000
     19 Other Long-Term Debt (224)
     20 Unamortized Premium on Long-Term Debt (225)
     21 (Less) Unamortized Discount on Long-Term
        Debt-Debit (226)
     22 TOTAL Long-Term Debt (Enter Total of Lines 16       48,500,000              48,500,000
        thru 21)
     23           OTHER NONCURRENT LIABILITIES
     24 Obligations Under Capital Leases-Noncurrent (227)   26,559,367              26,559,367
     25 Accumulated Provision for Property Insurance
        (228.1)
     26 Accumulated Provision for Injuries and Damages
        (228.2)
     27 Accumulated Provision for Pensions and Benefits
        (228.3)
     28 Accumulated Miscellaneous Operating Provisions
        (228.4)
     29 Accumulated Provision for Rate Refunds (229)
     30 TOTAL OTHER Noncurrent Liabilities (Enter Total     26,559,367              26,559,367
        of lines 24 thru 29)
     31 CURRENT AND ACCRUED LIABILITIES
     32 Notes Payable (231)
     33 Accounts Payable (232)                                  35,002                  35,002
     34 Notes Payable to Associated Companies (233)          1,700,000               1,700,000
     35 Accounts Payable to Associated Companies (234)         580,708                 580,708
     36 Customer Deposits (235)
     37 Taxes Accrued (236)                                    856,767                 856,767
     38 Interest Accrued (237)                                 190,392                 190,392
     39 Dividends Declared (238)
     40 Matured Long-Term Debt (239)
     41 Matured Interests (240)
     42 Tax Collections Payable (241)
     43 Miscellaneous Current and Accrued Liabilities          112,006                 112,006
        (242)
     44 Obligations Under Capital Leases - Current (243)     1,577,784               1,577,784
     45 TOTAL Current and Accrued Liabilities (Enter         5,052,659               5,052,659
        Total of lines 32 thru 44)

                                                           NEES Companies
                                                           Exhibit No. C-5
                                                           Page 4 of 11
Name of Respondent
New England Hydro Transmission Corporation                       At September 30, 1998




COMPARATIVE BALANCE SHEET (LIABILITIES AND CREDITS) (Continued)

                                                                                    Adjusted
   Line                                                    Balance at   Pro-Forma  Balance at
    No.                 Title of Account                     9-30-98   Adjustments   9-30-98

     46                 DEFERRED CREDITS
     47 Customer Advances for Construction (252)
     48 Accumulated Deferred Investment Tax Credits (255)    4,636,578               4,636,578
     49 Deferred Gains from Disposition of Utility Plant
        (256)
     50 Other Deferred Credits (253)
     51 Other Regulatory Liabilities (254)                   5,061,420               5,061,420
     52 Unamortized Gain on Reacquired Debt (257)
     53 Accumulated Deferred Income Taxes (281-283)         25,464,585              25,464,585
     54 TOTAL Deferred Credits (Enter Total of Lines 47
        thru 53)                                            35,162,583              35,162,583
     55
     56
     57
     58
     59
     60
     61
     62
     63
     64
     65
     66
     67
     68 Total Liabilities and Other Credits (Enter Total   145,458,573             145,458,573
        of Lines 14, 22, 30, 45, and 54)

                                                           NEES Companies
                                                           Exhibit No. C-5
                                                           Page 5 of 11
Name of Respondent
New England Hydro Transmission Corporation                       At September 30, 1998



       SUMMARY OF UTILITY PLANT AND ACCUMULATED PROVISION
          FOR DEPRECIATION, AMORTIZATION AND DEPLETION
                                                                                   Adjusted
   Line                                                    Balance at   Pro-Forma  Balance at
    No.                        Item                          9-30-98   Adjustments   9-30-98

     1                    UTILITY PLANT
     2 In Service
     3   Plant in Service (Classified)                     134,048,639             134,048,639
     4   Property Under Capital Leases                      28,137,151              28,137,151
     5   Plant Purchased or Sold
     6   Completed Construction not Classified              11,059,879              11,059,879
     7   Experimental Plant Unclassified
     8      Total (Enter Total of lines 3 thru 7)          173,245,669             173,245,669
     9 Leased to Others
    10 Held for Future Use
    11 Construction Work in Progress
    12 Acquisition Adjustments
    13      Total Utility Plant (Enter total of
            lines 8 thru 12)                               173,245,669             173,245,669
    14 Accum. Prov. for Depr., Amort., and Depl.            45,222,278              45,222,278
    15      Net Utility Plant (Enter Total of line 13
            less 14)                                       128,023,391             128,023,391
    16 DETAIL OF ACCUMULATED PROVISIONS FOR DEPRECIATION,
       AMORTIZATION AND

       DEPLETION
    17 In service:
    18   Depreciation                                       45,222,278              45,222,278
    18   Amort. and Depl. of Producing Natural Gas & Land
         Rights
    20   Amort. of Underground Storage Land and Land
         Rights
    21   Amort. of Other Utility Plant
    22      TOTAL In Service (Enter Total of lines 18
            thru 21)                                        45,222,278              45,222,278
    23 Leased to Others
    24   Depreciation
    25   Amortization and Depletion
    26 TOTAL Leased to Others (Enter Total of lines 24 and 25)
    27 Held for Future Use
    28   Depreciation
    29   Amortization
    30      Total Held for Future Use (Enter Total of
            lines 28 and 29)
    31 Abandonment of Leases (Natural Gas)
    32   Amort. of Plant Acquisition Adj.
    33      Total Accumulated Provisions (Should agree
            with line 14 above) (Enter Total of lines 22,
            26, 30, 31 and 32)                              45,222,278              45,222,278

                                                           NEES Companies
                                                           Exhibit No. C-5
                                                           Page 6 of 11
Name of Respondent
New England Hydro Transmission Corporation                       At September 30, 1998




COMPARATIVE BALANCE SHEET (ASSETS AND OTHER DEBITS)
                                                                                    Adjusted
   Line                                                    Balance at   Pro-Forma  Balance at
    No.                 Title of Account                     9-30-98   Adjustments   9-30-98

    1                UTILITY PLANT
    2 Utility Plant (101-106, 114)                         220,637,167             220,637,167
    3 Construction Work In Progress (107)
    4 TOTAL UTILITY PLANT (Enter Total of lines
      2 and 3)                                             220,637,167             220,637,167
    5 (Less) Accum. Prov. for Depr. Amort.
      Depl. (108, 111, 115)                                 68,342,093              68,342,093
    6 Net Utility Plant (enter Total of Line 4
      Less 5)                                              152,295,074             152,295,074
    7 Nuclear Fuel (120.1-120.4, 120.6)
    8 (Less) Accum. Prov. for Amort. of Nucl.
      Assemblies (120.5)
    9 Net Nuclear Fuel (Enter Total of line 7
      Less 8)
   10 Net Utility Plan (Enter Total of lines 6
      and 9)                                               152,295,074             152,295,074
   11 Utility Plant Adjustments (116)
   12 Gas Stored Underground-Noncurrent (117)
   13 OTHER PROPERTY AND INVESTMENTS
   14 Nonutility Property (121)
   15 (Less) Accum. Prov. for Depr. and Amort.
      (122)
   16 Investments in Associated Companies (123)
   17 Investment in Subsidiary Companies (123.1)                 5,000                   5,000
   18 (For Cost of Account 123.1, See Footnote
      Page 224, Line 42)
   19 Noncurrent Portion of Allowances
   20 Other Investments (124)
   21 Special Funds (125-128)
   22 TOTAL Other Property and Investments
      (Total of lines 14-17, 19-21)                              5,000                   5,000
   23         CURRENT AND ACCRUED ASSETS
   24 Cash (131)                                                17,360                  17,360
   25 Special Deposits (132-134)
   26 Working Fund (135)
   27 Temporary Cash Investments (136)
   28 Notes Receivable (141)
   29 Customer Accounts Receivable (142)
   30 Other Accounts Receivable (143)                         (20,450)                (20,450)
   31 (Less) Accum. Prov. for Uncollectible
      Acct.-Credit (144)
   32 Notes Receivable from Associated
      Companies (145)                                        4,675,000               4,675,000
   33 Accounts Receivable from Assoc. Companies
      (146)                                                      3,582                   3,582
   34 Fuel Stock (151)
   35 Fuel Stock Expenses Undistributed (152)
   36 Residuals (Elec) and Extracted Products
      (153)
   37 Plant Materials and Operating Supplies (154)           1,919,818               1,919,818
   38 Merchandise (155)
   39 Other Materials Held for Sale (156)
   40 Nuclear Materials Held for Sale (157)
   41 Allowances (158.1 and 158.2)
   42 (Less) Noncurrent Portion of Allowances
   43 Stores Expense Undistributed (163)
   44 Gas Stored Underground-Current (164.1)
   45 Liquefied Natural Gas Stored and Held for
      Processing (164.2-164.3)
   46 Prepayments (165)                                         40,624                  40,624
   47 Advances for Gas (166-167)
   48 Interest and Dividends Receivable (171)                   24,188                  24,188
   49 Rents Receivable (172)
   50 Accrued Utility Revenues (173)

                                                           NEES Companies
                                                           Exhibit No. C-5
                                                           Page 7 of 11
Name of Respondent
New England Hydro Transmission Corporation                       At September 30, 1998

                                                                                    Adjusted
   Line                                                    Balance at   Pro-Forma  Balance at
    No.                 Title of Account                     9-30-98   Adjustments   9-30-98


   51 Miscellaneous Current and Accrued Assets
      (174)                                                      4,607                   4,607
   52 TOTAL Current and Accrued Assets (Enter
      Total of lines 24 thru 51)                             6,664,729               6,664,729

                                                           NEES Companies
                                                           Exhibit No. C-5
                                                           Page 8 of 11
Name of Respondent
New England Hydro Transmission Corporation                       At September 30, 1998



COMPARATIVE BALANCE SHEET (ASSETS AND OTHER DEBITS) (Continued)
                                                                                    Adjusted
   Line                                                    Balance at   Pro-Forma  Balance at
    No.                 Title of Account                     9-30-98   Adjustments   9-30-98

    53                DEFERRED DEBITS
    54 Unamortized Debt Expenses (181)                         728,307              728,307
    55 Extraordinary Property Losses (182.1)
    56 Unrecovered Plant and Regulatory Study Costs
       (182.1)
    57 Other Regulatory Assets (182.3)                      10,655,530           10,655,530
    58 Prelim. Survey and Investigation Charges
       (Electric) (183)
    59 Prelim Sur. and Invest. Charges (Gas)
       (183.1, 183.2)
    60 Cleaning Accounts (184)
    61 Temporary Facilities (185)
    62 Miscellaneous Deferred Debits (186)
    63 Def. Losses from Disposition of Utility Pit.
       (187)
    64 Research, Devel. and Demonstration Expend.
       (188)
    65 Unamortized Loss on Reacquired Debt (189)
    66 Accumulated Deferred Income Taxes (190)              11,839,622           11,839,622
    67 Unrecovered Purchased Gas Costs (191)
    68 TOTAL Deferred Debits (Enter total of lines          23,223,459           23,223,459
       54 thru 67)
    69 TOTAL Assets and other Debits (Enter Total
       of lines 10, 11, 12, 22, 52, and 68)                182,188,262          182,188,262

                                                           NEES Companies
                                                           Exhibit No. C-5
                                                           Page 9 of 11
Name of Respondent
New England Hydro Transmission Corporation                       At September 30, 1998



COMPARATIVE BALANCE SHEET (LIABILITIES AND CREDITS)
                                                                                    Adjusted
   Line                                                    Balance at   Pro-Forma  Balance at
    No.                 Title of Account                     9-30-98   Adjustments   9-30-98

     1             PROPRIETARY CAPITAL
     2 Common Stock Issued (201)                             3,700,014               3,700,014
     3 Preferred Stock Issued (204)
     4 Capital Stock Subscribed (202, 205)
     5 Stock Liability for Conversion (203, 206)
     6 Premium on Capital Stock (207)                       33,300,130              33,200,130
     7 Other Paid-in Capital (208-211)                      15,155,770              15,155,770
     8 Installments Received on Capital Stock
       (212)
     9 (Less) Discount on Captial Stock (213)
    10 (Less) Capital Stock expense (214)
    11 Retained Earnings (215, 215.1, 216)                      96,398                  96,398
    12 Unappropriated Undistributed Subsidiary
       Earnings (216.1)
    13 (Less) Reacquired Capital Stock (217)
    14 TOTAL Proprietary Capital (Enter Total of
       Lines 2 thru 13)                                     52,252,312              52,252,312
    15               LONG-TERM DEBT
    16 Bonds (221)
    17 (Less) Reacquired Bonds (222)
    18 Advances from Associated Companies (223)             79,350,000              79,350,000
    19 Other Long-Term (224)
    20 Unamortized Premium on Long-Term Debt
       (225)
    21 (Less) Unamortized Discount on Long-Term
       Debt-Debit (226)
    22 TOTAL Long-Term Debt (Enter Total of                 79,350,000              79,350,000
       Lines 16 thru 21
    23       OTHER NONCURRENT LIABILITIES
    24 Obligations Under Capital
       Leases-Noncurrent (227)
    25 Accumulated Provision for Property
       Insurance (228.1)
    26 Accumulated Provision for Injuries and
       Damages (228.2)
    27 Accumulated Provision for Pensions and
       Benefits (228.3)
    28 Accumulated Miscellaneous Operating
       Provisions (228.4)
    29 Accumulated Provision for Rate Refunds
       (229)
    30 TOTAL OTHER Noncurrent Liabilities (Enter Total of lines 24 thru 29)
    31 CURRENT AND ACCRUED LIABILITIES
    32 Notes Payable (231)
    33 Accounts Payable (232)                                  456,426                 456,426
    34 Notes Payable to Associated Companies (233)
    35 Accounts Payable to Associated Companies                 76,152                  76,152
       (234)
    36 Customer Deposits (235)
    37 Taxes Accrued (236)                                     602,704                 602,704
    38 Interest Accrued (237)                                  304,689                 304,689
    39 Dividends Declared (238)
    40 Matured Long-Term Debt (239)
    41 Matured Interests (240)
    42 Tax Collections Payable (241)                             3,690                   3,690
    43 Miscellaneous Current and Accrued
       Liabilities (242)                                       438,813                 438,813
    44 Obligations Under Capital Leases -
       Current (243)
    45 TOTAL Current and Accrued Liabilities
       (Enter Total of lines 32 thru 44)                     1,882,474               1,882,474

                                                           NEES Companies
                                                           Exhibit No. C-5
                                                           Page 10 of 11
Name of Respondent
New England Hydro Transmission Corporation                       At September 30, 1998



COMPARATIVE BALANCE SHEET (LIABILITIES AND CREDITS) (Continued)
                                                                                    Adjusted
   Line                                                    Balance at   Pro-Forma  Balance at
    No.                 Title of Account                     9-30-98   Adjustments   9-30-98

   46               DEFERRED CREDITS
   47 Customer Advances for Construction (252)
   48 Accumulated Deferred Investment Tax Credits (255)      7,991,098               7,991,098
   49 Deferred Gains from Disposition of Utility
      Plant (256)
   50 Other Deferred Credits (253)
   51 Other Regulatory Liabilities (254)                     7,334,350               7,334,350
   52 Unamortized Gain on Reacquired Debt (257)
   53 Accumulated Deferred Income Taxes (281-283)           33,378,028              33,378,028
   54 TOTAL Deferred Credits (Enter Total of
      Lines 47 thru 53)                                     48,703,476              48,703,476
   55
   56
   57
   58
   59
   60
   61
   62
   63
   64
   65
   66
   67
   68 Total Liabilities and Other Credits (Enter
      Total of Lines 14,22,30,45, and 54)                  182,188,262             182,188,262

                                                     NEES Companies
                                                     Exhibit No. C-6
                                                     Page 11 of 11
Name of Respondent
New England Hydro Transmission Electric Company

 SUMMARY OF UTILITY PLANT AND ACCUMULATED PROVISION
    FOR DEPRECIATION, AMORTIZATION AND DEPLETION            At September 30, 1998
                                                                                    Adjusted
   Line                                                    Balance at   Pro-Forma  Balance at
    No.                 Item                                 9-30-98   Adjustments   9-30-98

    1                  UTILITY PLANT
    2 In Service
    3 Plant in Service (Classified)
    4 Property Under Capital Leases
    5 Plant Purchased or Sold
    6 Completed Construction not Classified                220,637,167             220,637,167
    7 Experimental Plant Unclassified
    8      Total (Enter Total of lines 3 thru 7)           220,637,167             220,637,167
    9 Leased to Others
   10 Held for Future Use
   11 Construction Work in Progress
   12 Acquisition Adjustments
   13      Total Utility Plant (Enter total of lines
           8 thru 12)                                      220,637,167             220,637,167
   14 Accum. Prov. for Depr. Amort., and Depl.              68,342,093              68,342,093
   15    Net Utility Plant (Enter Total of line 13         220,637,167             220,637,167
         less 14)                                          220,637,167             220,637,167
   16 DETAIL OF ACCUMULATED PROVISIONS FOR
      DEPRECIATION, AMORTIZATION AND DEPLETION
   17 In Service:
   18 Depreciation                                          68,123,593              68,123,593
   19 Amort. and Depl. of Producing Natural Gas &
      Land Rights
   20 Amort. of Underground Storage Land and Land
      Rights
   21 Amort. of Other Utility Plant                            218,500                 218,500
   22      TOTAL In Service (Enter Total of lines 18
           thru 12)                                         68,342,093              68,342,093
   23 Leased to Others
   24   Depreciation
   25   Amortization and Depletion
   26      TOTAL Leased  to Others (Enter Total of
           lines 24 and 25)
   27 Held for Future Use
   28   Depreciation
   29   Amortization
   30      Total Held for Future Use (Enter total of
      lines 28 and 29)
   31 Abandonment of Leases (Natural Gas)
   32   Amort. of Plant Acquisition Adj.
   33 Total Accumulated Provisions (Should agree
      with line 14 above) (Enter total of lines 22, 26,
      30, 31 and 32)                                        68,342,093              68,342,093

                                                                EUA Companies
                                                                Exhibit No. C-7
                                                                Page 1 of 5
Name of Respondent
Montaup ElectricCompany                                                  At September 30, 1998



             COMPARATIVE BALANCE SHEET (ASSETS AND OTHER DEBITS)
                                                                                              Adjusted
   Line                  Title of Account                      Balance at      Pro-Forma     Balance at
    No.                                                         9-30-98       Adjustments      9-30-98
      1                    UTILITY PLANT
      2 Utility Plant (101-106, 114)                             571,772,660                   571,772,660
      3 Construction Work in Progress (107)                        3,683,654                     3,683,654
      4 TOTAL UTILITY PLANT (Enter Total of lines 2 and 3)       575,456,314                   575,456,314
      5 (Less) Accum. Prov. for Depr. Amort. Depl. (108,
        111, 115)                                                202,785,329                   202,785,329
      6 Net Utility Plant (Enter Total of line 4 Less 5)         372,670,985                   372,670,985
      7 Nuclear Fuel (120.1-120.4, 120.6)                         10,322,443                    10,322,443
      8 (Less) Accum. Prov. for Amort. of Nucl. Assemblies
        (120.5)                                                    5,988,016                     5,988,016
      9 Net Nuclear Fuel (Enter Total of line 7 Less 8)            4,334,427                     4,334,427
     10 Net Utility Plant (Enter Total of lines 6 and 9)         377,005,412                   377,055,412
     11 Utility Plant Adjustments (116)
     12 Gas Stored Underground-Noncurrent (117)
     13           OTHER PROPERTY AND INVESTMENTS
     14 Nonutility Property (121)                                  2,446,513                     2,446,513
     15 (Less) Accum. Prov. for Depr. and Amort. (122)
     16 Investments in Associated Companies (123)
     17 Investment in Subsidiary Companies (123.1)                13,129,910                    13,129,910
     18 (for Cost of Account 123.1, See footnote Page 224,
        Line 42)
     19 Noncurrent Portion of Allowances
     20 Other Investments (124)
     21 Special Funds (125-128)                                    7,726,838                     7,726,838
     22 TOTAL Other Property and Investments (Total of
        lines 14-17, 19-21)                                       23,303,261                    23,303,261
     23             CURRENT AND ACCRUED ASSETS
     24 Cash (131)                                                   193,458                       193,458
     25 Special Deposits (132-134)
     26 Working Fund (135)                                             5,800                         5,800
     27 Temporary Cash Investments (136)
     28 Notes Receivable (141)
     29 Customer Accounts Receivable (142)                         3,117,329                     3,117,329
     30 Other Accounts Receivable (143)                              428,048                       428,048
     31 (Less) Accum. Prov. for Uncollectible Acct-Credit (144)
     32 Notes Receivable from Associated Companies (145)
     33 Accounts Receivable from Assoc. Companies (146)           60,613,693                    60,613,693
     34 Fuel Stock (151)                                           5,156,045                     5,156,045
     35 Fuel Stock Expenses Undistributed (152)                      102,418                       102,418
     36 Residuals (Elec) and Extracted Products (153)
     37 Plant Materials and Operating Supplies (154)               1,918,242                     1,918,242
     38 Merchandise (155)
     39 Other Materials and Supplies (156)
     40 Nuclear Materials Held for Sale (157)
     41 Allowances (158.1 and 158.2)                                  18,050                        18,050
     42 (Less) Noncurrent Potion of Allowances
     43 Stores Expense Undistributed (163)                            70,258                        70,258
     44 Gas Stored Underground-Current (164.1)
     45 Liquefied Natural Gas Stored and Held for
        Processing (164.2-164.3)
     46 Prepayments (165)                                          2,855,763                     2,855,763
     47 Advances for Gas (166-167)
     48 Interest and Dividends Receivable (171)
     49 Rents Receivable (172)                                        65,548                        65,548
     50 Accrued Utility Revenues (173)
     51 Miscellaneous Current and Accrued Assets (174)                97,458                        97,458
     52 TOTAL Current and Accrued Assets (Enter Total of          74,642,110                    74,642,110
        lines 24 thru 51)

                                                                     EUA Companies
                                                                     Exhibit No. C-7
                                                                     Page 2 of 5
Name of Respondent
Montaup Electric Company                                                   At September 30, 1998



COMPARATIVE BALANCE SHEET (ASSETS AND OTHER DEBITS) (Continued)
                                                                                              Adjusted
   Line                  Title of Account                      Balance at      Pro-Forma     Balance at
    No.                                                         9-30-98       Adjustments      9-30-98
     53                   DEFERRED DEBITS
     54 Unamoritzed Debt Expenses (181)                               22,321                        22,321
     55 Extraordinary Property Losses (182.2)
     56 Unrecovered Plant and Regulatory Study Costs (182.2)      60,672,177                    60,672,177

     57 Other Regulatory Assets (182.3)                           77,096,573                    77,096,573
     58 Prelim. Survey and Investigation Charges (Electric (183)   (550,692)                     (550,692)
     59 Prelim Sur. and Invest. Charges (Gas) (183.1, 183.2)
     60 Clearing Accounts (184)
     61 Temporary Facilities (185)
     62 Miscellaneous Deferred Debits (186)                        9,752,754                     9,752,754
     63 Def. Losses from Disposition of Utility Plt. (187)
     64 Research, Devel. and Demonstration Expend. (188)
     65 Unamortized Loss on Reacquired Debt (189)                  9,998,437                     9,998,437
     66 Accumulated Deferred Income Taxes (190)                    7,908,353                     7,908,353
     67 Unrecovered Purchased Gas Costs (191)
     68 TOTAL Deferred Debits (Enter total of lines 54 thru 67)  164,899,923                   164,899,923
     69 TOTAL Assets and other Debits (Enter Total of
        lines 10,11,22,52, and 68)                               639,850,706                   639,850,706

                                                                     EUA Companies
                                                                     Exhibit No. C-7
                                                                     Page 3 of 5
Name of Respondent
Montaup ElectricCompany                                                    At September 30, 1998



             COMPARATIVE BALANCE SHEET (LIABILITIES AND CREDITS)
                                                                                              Adjusted
   Line                  Title of Account                      Balance at      Pro-Forma     Balance at
    No.                                                         9-30-98       Adjustments      9-30-98

      1                 PROPRIETARY CAPITAL
      2 Common Stock issued (201)                                 58,600,000                    58,600,000
      3 Preferred Stock Issued (204)                               1,500,000                     1,500,000
      4 Capital Stock Subscribed (202, 205)
      5 Stock Liability for Conversion (203, 206)
      6 Premium on Capital Stock (207)
      7 Other Paid-in Capital (208-211)                           29,528,000                    29,528,000
      8 Installments Received on Capital Stock (212)
      9 (Less) discount on Capital Stock (213)
     10 (Less) Capital Stock Expense (214)
     11 Retained Earnings (215, 215.1, 216)                       69,730,306                    69,730,306
     12 Unappropriated Undistributed Subsidiary Earnings (216.1)   4,059,386                     4,059,386
     13 (Less) Reacquired Capital Stock (217)
     14 TOTAL Proprietary Capital (Enter Total of
        Lines 2 thru 13)                                         163,417,692                   163,417,692
     15                   LONG-TERM DEBT
     16 Bonds (221)                                              172,913,929                   172,913,929
     17 (Less) Reacquired Bonds (222)
     18 Advances from Associated Companies (223)
     19 Other Long-term Debt (224)
     20 Unamortized Premium on Long-Term Debt (226)
     21 (Less) Unamortized Discount on Long-Term
        Debt-Debit (226)
     22 TOTAL Long-Term Debt (Enter Total of Lines 16 thru 21)   172,913,929                   172,913,929
     23 OTHER NONCURRENT LIABILITIES
     24 Obligations Under Capital Leases-Noncurrent (227)
     25 Accumulated Provision for Property Insurance (228.1)
     26 Accumulated Provision for Injuries and Damages (228.2)
     27 Accumulated Provision for Pensions and Benefits (228.3)      542,945                       542,945
     28 Accumulated Miscellaneous Operating Provisions  (228.4)      431,750                       431,750
     29 Accumulated Provision for Rate Refunds (229)
     30 TOTAL OTHER Noncurrent Liabilities (Enter Total of
        lines 24 thru 29)                                            974,695                       974,695
     31 CURRENT AND ACCRUED LIABILITIES 32 Notes Payable (231)
     33 Accounts Payable (232)                                    23,632,257                    23,632,257
     34 Notes Payable to Associated Companies (233)
     35 Accounts Payable to Associated Companies (234)            13,549,498                    13,549,498
     36 Customer Deposits (235)
     37 Taxes Accrued (236)                                        2,154,094                     2,154,094
     38 Interest Accrued (237)                                     5,745,563                     5,745,563
     39 Dividends Declared (238)
     40 Matured Long-Term Debt (239)
     41 Matured Interests (240)
     42 Tax Collections Payable (241)                                  8,225                         8,225
     43 Miscellaneous Current and Accrued Liabilities (242)        1,644,957                     1,644,957
     44 Obligations Under Capital Leases - Current (243)
     45 TOTAL Current and Accrued Liabilities (Enter Total
        of lines 32 thru 44)                                      46,734,594                    46,734,594

                                                                     EUA Companies
                                                                     Exhibit No. C-7
                                                                     Page 4 of 5
Name of Respondent
Montaup Electric Company                                                   At September 30, 1998



COMPARATIVE BALANCE SHEET (LIABILITIES AND CREDITS) (Continued)
                                                                                              Adjusted
   Line                    Title of Account                     Balance at       Pro-Forma   Balance at
    No.                                                           9-30-98      Adjustments     9-30-98
     46                    DEFERRED CREDITS
     47 Customer Advances for Construction (252)
     48 Accumulated Deferred Investment Tax Credits (255)         11,605,710                    11,605,710
     49 Deferred Gains from Disposition of Utility Plant (256)
     50 Other Deferred Credits (253)                              77,065,660                    77,065,660
     51 Other Regulatory Liabilities (2540                        36,757,546                    36,757,546
     52 Unamortized Gain on Reacquired Debt (257)
     53 Accumulated Deferred Income Taxes (281-283)              130,380,880                   130,380,880
     54 TOTAL Deferred Credits (Enter Total of
        Lines 47 thru 53)                                        255,809,796                   255,809,796
     55
     56
     57
     58
     59
     60
     61
     62
     63
     64
     65
     66
     67
     68 Total Liabilities and Other Credits (Enter Total of      639,850,706                   639,850,706
        Lines 14, 22, 30, 45, and 54)

                                                                     EUA Companies
                                                                     Exhibit No. C-7
                                                                     Page 5 of 5
Name of Respondent
Montaup Electric Company                                                   At September 30, 1998


             SUMMARY OF UTILITY PLANT AND ACCUMULATED PROVISION
                FOR DEPRECIATION, AMORTIZATION AND DEPLETION
                                                                                               Adjusted
   Line                  Title of Account                      Balance at        Pro-Forma    Balance at
    No.                                                         9-30-98        Adjustments     9-30-98
      1                    UTILITY PLANT
      2 In Service
      3 Plant in Service (Classified)                            566,134,233                   566,134,233
      4 Property Under Capital Leases
      5 Plant Purchased or Sold
      6 Completed Construction not Classified
      7 Experimental Plant Unclassified
      8      Total (Enter Total of lines 3 thru 7)               566,134,233                   566,134,233
      9 Leased to Others
     10 Held for Future Use                                        5,638,427                     5,638,427
     11 Construction Work in Progress                              3,683,654                     3,683,654
     12 Acquisition Adjustments
     13      Total Utility Plant (Enter total of
             lines 8 thru 12)                                    575,456,314                   575,456,314
     14 Accum. Prov. for Depr., Amort., and Depl.
     15      Net Utility Plant (Enter Total of line 13
             less 14)                                            575,456,314                   575,456,314
     16 DETAIL OF ACCUMULATED PROVISIONS FOR DEPRECIATION,
         AMORTIZATION AND DEPLETION
     17 In service:
     18   Depreciation                                           195,038,776                   195,038,776
     19   Amort. and Depl. of Producing Natural Gas & Land
          Rights
     20   Amort. of Underground Storage Land and Land Rights
     21   Amort. of Other Utility Plant                               64,099                        64,099
     22      TOTAL In Service (Enter Total of lines 18
              thru 21)                                           195,102,875                   195,102,875
     23 Leased to Others
     24   Depreciation
     25   Amortization and Depletion
     26 TOTAL Leased to Others (Enter Total of lines 24 and 25)
     27 Held for Future Use
     28 Depreciation
     29 Amortization
     30      Total Held for Future Use (Enter Total of
             lines 28 and 29)
     31 Abandonment of Leases (Natural Gas)
     32   Amort. of Plant Acquisition Adj.
     33      Total Accumulated Provisions (Should agree
             with line 14 above (Enter Total of lines 22, 26,
             30, 31 and 32)                                      195,102,875                   195,102,875

                                                                     EUA Companies
                                                                     Exhibit No. C-8
                                                                     Page 1 of 5
Name of Respondent
Blackstone Valley Electric Company                                         At September 30, 1998



            COMPARATIVE BALANCE SHEET (ASSETS AND OTHER DEBITS)
                                                                                              Adjusted
   Line                  Title of Account                      Balance at        Pro-Forma   Balance at
    No.                                                         9-30-98        Adjustments     9-30-98
      1                    UTILITY PLANT
      2 Utility Plant (101-106, 114)                             142,289,834                   142,289,834
      3 Construction Work in Progress (107)                        3,022,539                     3,022,539
      4 TOTAL UTILITY PLANT (Enter Total of lines 2 and 3)       145,312,373                   145,312,373
      5 (Less) Accum. Prov. for Depr. Amort. Depl. (108,          59,929,466                    59,929,466
        111, 115)
      6 Net Utility Plant (Enter Total of line 4 Less 5)          85,382,907                    85,382,907
      7 Nuclear Fuel (120.1-120.4, 120.6)
      8 (Less) Accum. Prov. for Amort. of Nucl. Assemblies
        (120.5)
      9 Net Nuclear Fuel (Enter Total of line 7 less 8)
     10 Net Utility Plant (Enter Total of lines 6 and 9)          85,382,907                    85,382,907
     11 Utility Plant Adjustments (116)
     12 Gas Stored Underground-Noncurrent (117)
     13           OTHER PROPERTY AND INVESTMENTS
     14 Nonutility Property (121)                                     70,206                        70,206
     15 (Less) Accum. Prov. For Depr. and Amort. (122)                26,248                        26,248
     16 Investments in Associated Companies (123)
     17 Investment in Subsidiary Companies (123.1)
     18 (For Cost of Account 123.1, See Footnote Page 224,
        Line 42)
     19 Noncurrent Portion of Allowances
     20 Other Investments (124)
     21 Special Funds (125-128)                                    7,325,402                     7,325,402
     22 TOTAL Other Property and Investments (Total of             7,369,360                     7,369,360
        lines 14-17, 19-21)
     23         CURRENT AND ACCRUED ASSETS
     24 Cash (131)                                                   730,073                       730,073
     25 Special Deposits (132-134)
     26 Working Fund (135)                                            22,700                        22,700
     27 Temporary Cash Investments (136)
     28 Notes Receivable (141)
     29 Customer Accounts Receivable (142)                        11,149,804                    11,149,804
     30 Other Accounts Receivable (143)                            4,517,229                     4,517,229
     31 (Less) Accum. Prov. Uncollectible Acct.-Credit (144)         150,333                       150,333
     32 Notes Receivable from Associated Companies (145)
     33 Accounts Receivable from Assoc. Companies (146)              436,116                       436,116
     34 Fuel Stock (151)
     35 Fuel Stock Expenses Undistributed (152)
     36 Residuals (Elec.) and Extracted Products (153)
     37 Plant Materials and Operating Supplies (154)                 833,765                       833,765
     38 Merchandise (155)
     39 Other Materials and Supplies (156)
     40 Nuclear Materials Held for Sale (157)
     41 Allowances (158.1 and 158.2)
     42 (Less) Noncurrent Portion of Allowances
     43 Stores Expense Undistributed (163)                          (27,692)                      (27,692)
     44 Gas Stored Underground-Current (164.1)
     45 Liquefied Natural Gas Stored and Held for
        Processing (164.2-164.3)
     46 Prepayments (165)                                            159,800                       159,800
     47 Advances for Gas (166-167)
     48 Interest and Dividends Receivable (171)
     49 Rents Receivable (172)
     50 Accrued Utility Revenues (173)                             2,584,848                     2,584,848
     51 Miscellaneous Current and Accrued Assets (174)               132,130                       132,130
     52 TOTAL Current and Accrued Assets ( Enter Total of
        lines 24 thru 51)                                         20,388,440                    20,388,440

                                                                     EUA Companies
                                                                     Exhibit No. C-8
                                                                     Page 2 of 5
Name of Respondent
Blackstone Valley Electric Company                                         At September 30, 1998



             COMPARATIVE BALANCE SHEET (ASSETS AND OTHER DEBITS) (Continued)
                                                                                              Adjusted
   Line                    Title of Account                      Balance at      Pro-Forma   Balance at
    No.                                                           9-30-98      Adjustments     9-30-98
     53                     DEFERRED DEBITS
     54 Unamortized Debt Expenses (181)                              548,775                       548,775
     55 Extraordinary Property Losses (182.1)
     56 Unrecovered Plant and Regulatory Study Costs (182.2)
     57 Other Regulatory Assets (182.3)                           13,582,789                    13,582,789
     58 Prelim. Survey and Investigation Charges (Electric)(183)
     59 Prelim. Sur. and Invest. Charges (Gas) (183.1, 183.2)
     60 Clearing Accounts (184)                                        (365)                         (365)
     61 Temporary Facilities (185)
     62 Miscellaneous Deferred Debits (186)                        7,331,798                     7,331,798
     63 Def. Losses from Disposition of Utility Plt. (187)
     64 Research, Devel. and Demonstration Expend. (188)
     65 Unamortized Loss on Reacquired Debt (189)                    371,387                       371,387
     66 Accumulated Deferred Income Taxes (190)                    2,767,376                     2,767,376
     67 Unrecovered Purchased Gas Costs (191)
     68 TOTAL Deferred Debits (Enter Total of lines 54 thru 67)   24,601,760                    24,601,760
     69 TOTAL Assets and other Debits (Enter Total of lines
        10, 11, 12, 22, 52, and 68)                              137,742,467                   137,742,467

                                                                     EUA Companies
                                                                     Exhibit No. C-8
                                                                     Page 3 of 5
Name of Respondent
Blackstone Valley Electric Company                                         At September 30, 1998



            COMPARATIVE BALANCE SHEET (LIABILITIES AND CREDITS)
                                                                                              Adjusted
   Line                  Title of Account                      Balance at        Pro-Forma   Balance at
    No.                                                         9-30-98        Adjustments     9-30-98
      1                 PROPRIETARY CAPITAL
      2 Common Stock Issued (201)                                  9,203,100                     9,203,100
      3 Preferred Stock Issued (204)                               6,000,000                     6,000,000
      4 Capital Stock Subscribed (202, 205)
      5 Stock Liability for Conversion (203, 206)
      6 Premium on Capital Stock (207)                               737,430                       737,430
      7 Other Paid-in Capital (208-211)                           17,300,000                    17,300,000
      8 Installments Received on Capital Stock (212)
      9 (Less) Discount on Capital Stock (213)
     10 (Less) Capital Stock Expense (214)
     11 Retained Earnings (215, 215.1, 216)                       13,679,581                    13,679,581
     12 Unappropriated Undistributed Subsidiary Earnings (216.1)
     13 (Less) Reacquired Capital Stock (217)
     14 TOTAL Proprietary Capital (Enter Total of Lines 2
        thru 13)                                                  46,920,111                    42,920,111
     15                   LONG-TERM DEBT
     16 Bonds (221)                                               33,500,000                     33,500,00
     17 (Less) Reacquired Bonds (222)
     18 Advances from Associated Companies (223)
     19 Other Long-Term Debt (224)
     20 Unamortized Premium on Long-Term Debt (225)
     21 (Less) Unamortized Discount on Long-Term
        Debt-Debit (226)
     22 TOTAL Long-Term Debt (Enter Total of Lines 16 thru 21)    33,500,000                    33,500,000
     23 OTHER NONCURRENT LIABILITIES
     24 Obligations Under Capital Leases-Noncurrent (227)
     25 Accumulated Provision for Property Insurance (228.1)
     26 Accumulated Provision for Injuries and Damages (228.2)
     27 Accumulated Provision for Pensions and Benefits (228.3)    3,818,586                     3,818,586
     28 Accumulated Miscellaneous Operating Provisions (228.4)     7,325,403                     7,325,403
     29 Accumulated Provision for Rate Refunds (229)
     30 TOTAL OTHER Noncurrent Liabilities (Enter Total of
        lines 24 thru 29)                                         11,143,989                    11,143,989
     31           CURRENT AND ACCRUED LIABILITIES
     32 Note Payable (231)                                         2,350,000                     2,350,000
     33 Accounts Payable (232)                                       376,329                       376,329
     34 Notes Payable to Associated Companies (233)
     35 Accounts Payable to Associated Companies (234)            12,570,244                    12,570,244
     36 Customer Deposits (235)                                      970,789                       970,789
     37 Taxes Accrued (236)                                        1,468,909                     1,468,909
     38 Interest Accrued (237)                                     1,039,448                     1,039,448
     39 Dividends Declared (238)                                      72,188                        72,188
     40 Matured Long-Term Debt (239)
     41 Matured Interest (240)
     42 Tax Collections Payable (241)                                195,296                       195,296
     43 Miscellaneous Current and Accrued Liabilities (242)        4,863,514                     4,863,514
     44 Obligations Under Capital Leases - Current (243)
     45 TOTAL Current and Accrued Liabilities (Enter Total
        of lines 32 thru 44)                                      23,906,717                    23,906,717

                                                                     EUA Companies
                                                                     Exhibit No. C-8
                                                                     Page 4 of 5
Name of Respondent
Blackstone Valley Electric Company                                         At September 30, 1998



             COMPARATIVE BALANCE SHEET (LIABILITIES AND CREDITS) (Continued)
                                                                                              Adjusted
   Line                   Title of Account                      Balance at       Pro-Forma   Balance at
    No.                                                          9-30-98       Adjustments     9-30-98
     46                   DEFERRED CREDITS
     47 Customer Advances for Construction (252)
     48 Accumulated Deferred Investment Tax Credits (255)          2,246,686                     2,246,686
     49 Deferred Gains from Disposition of Utility Plant (256)
     50 Other Deferred Credits (253)                                 337,205                       337,205
     51 Other Regulatory Liabilities (254)                         3,747,169                     3,747,169
     52 Unamortized Gain on Reacquired Debt (257)
     53 Accumulated Deferred Income Taxes (281-283)               15,940,590                    15,940,590
     54 TOTAL Deferred Credits (Enter Total of Lines 47 thru
        53)                                                       22,271,650                    22,271,650
     55
     56
     57
     59
     60
     61
     62
     63
     64
     65
     66
     67
     68 Total Liabilities and Other Credits (Enter Total of      137,742,467                   137,742,467
        Lines 14, 22,30,45, and 54)

                                                                     EUA Companies
                                                                     Exhibit No. C-8
                                                                     Page 5 of 5
Name of Respondent
Blackstone Valley Electric Company                                         At September 30, 1998


             SUMMARY OF UTILITY PLANT AND ACCUMULATED PROVISION                       Page 1 of 5
                FOR DEPRECIATION, AMORTIZATION AND DEPLETION
                                                                                               Adjusted
   Line                        Item                            Balance at        Pro-Forma    Balance at
    No.                                                         9-30-98        Adjustments     9-30-98
      1                    UTILITY PLANT
      2 In Service
      3 Plant in Service (Classified)                            142,289,834                   142,289,834
      4 Property Under Capital Leases
      5 Plant Purchased or Sold
      6 Completed Construction not Classified
      7 Experimental Plant Unclassified
      8      Total (Enter Total of lines 3 thru 7)               142,289,834                   142,289,834
      9 Leased to Others
     10 Held for Future Use
     11 Construction Work in Progress                              3,022,539                     3,022,539
     12 Acquisition Adjustments
     13      Total Utility Plant (Enter total of lines 8
             thru 12)                                            145,312,373                   145,312,373
     14 Accum. Prov. for Depr., Amort., and Depl.                 59,929,466                    59,929,466
     15      Net Utility Plant (Enter Total of line 13
             less 14)                                             85,382,907                    85,382,907
     16 DETAIL OF ACCUMULATED PROVISIONS FOR DEPRECIATION,
         AMORTIZATION AND DEPLETION
     17 In service:
     18   Depreciation                                            59,929,466                    59,929,466
     19   Amort. and Depl. of Producing Natural Gas & Land
          Rights
     20   Amort. of Underground Storage Land and Land
          Rights
     21   Amort. of Other Utility Plant
     22      TOTAL In Service (Enter Total of lines 18
             thru 21)                                             59,929,466                    59,929,466
     23 Leased to Others
     24   Depreciation
     25   Amortization and Depletion
     26 TOTAL Leased to Others (Enter Total of lines 24 and 25)
     27 Held for Future Use
     28 Depreciation
     29 Amortization
     30      Total Held for Future Use (Enter Total of
             lines 28 and 29)
     31 Abandonment of Leases (Natural Gas)
     32   Amort. of Plant Acquisition Adj.
     33      Total Accumulated Provisions (Should agree
             with line 14 above) (Enter Total of lines 22, 26,
             30, 31 and 32)                                       59,929,466                    59,929,466

                                                                     EUA Companies
                                                                     Exhibit No. C-9
                                                                     Page 1 of 5
Name of Respondent
Eastern Edison Company                                                     At September 30, 1998


            COMPARATIVE BALANCE SHEET (ASSETS AND OTHER DEBITS)
                                                                                              Adjusted
   Line                  Title of Account                      Balance at        Pro-Forma   Balance at
    No.                                                         9-30-98        Adjustments     9-30-98
      1                    UTILITY PLANT
      2 Utility Plant (101-106, 114)                             239,866,645                   239,866,645
      3 Construction Work in Progress (107)                        6,724,868                     6,724,868
      4 TOTAL UTILITY PLANT (Enter Total of lines 2 and 3)       246,591,513                   246,591,513
      5 (Less) Accum. Prov. for Depr. Amort. Depl. (108,
        111, 115)                                                 95,357,566                    95,357,566
      6 Net Utility Plant (Enter Total of line 4 Less 5)         151,233,947                   151,233,947
      7 Nuclear Fuel (120.1-142.4, 120.6)
      8 (Less) Accum. Prov. for Amort. of Nucl. Assemblies
        (120.5)
      9 Net Nuclear Fuel (Enter Total of line 7 less 8)
     10 Net Utility Plant (Enter Total of lines 6 and 9)         151,233,947                   151,233,947
     11 Utility Plant Adjustments (116)
     12 Gas Stored Underground-Noncurrent (117)
     13           OTHER PROPERTY AND INVESTMENTS
     14 Nonutility Property (121)                                    105,734                       105,734
     15 (Less) Accum. Prov. For Depr. and Amort. (122)                 9,697                         9,697
     16 Investments in Associated Companies (123)                306,803,621                   306,803,621
     17 Investment in Subsidiary Companies (123.1)                29,528,000                    29,528,000
     18 (For Cost of Account 123.1, See Footnote Page 224,
        Line 42)
     19 Noncurrent Portion of Allowances
     20 Other Investments (124)                                       10,405                        10,405
     21 Special Funds (125-128)
     22 TOTAL Other Property and Investments (Total of
        lines 14-17, 19-21)                                      336,438,063                   336,438,063
     23         CURRENT AND ACCRUED ASSETS
     24 Cash (131)                                                    92,204                        92,204
     25 Special Deposits (132-134)
     26 Working Fund (135)                                            13,200                        13,200
     27 Temporary Cash Investments (136)
     28 Notes Receivable (141)
     29 Customer Accounts Receivable (142)                        24,582,138                    24,582,138
     30 Other Accounts Receivable (143)                            7,458,318                     7,458,318
     31 (Less) Accum. Prov. Uncollectible Acct.-Credit (144)
     32 Notes Receivable from Associated Companies (145)
     33 Accounts Receivable from Assoc. Companies (146)           16,702,455                    16,702,455
     34 Fuel Stock (151)
     35 Fuel Stock Expenses Undistributed (152)
     36 Residuals (Elec) and Extracted Products (153)
     37 Plant Materials and Operating Supplies (154)               1,955,186                     1,955,186
     38 Merchandise (155)
     39 Other Materials and Supplies (156)
     40 Nuclear Materials Held for Sale (157)
     41 Allowances (158.1 and 158.2)
     42 (Less) Noncurrent Portion of Allowances
     43 Stores Expense Undistributed (163)                            82,313                        82,313
     44 Gas Stored Underground-Current (164.1)
     45 Liquefied Natural Gas Stored and Held for
        Processing (164.2-164.3)
     46 Prepayments (165)                                            431,655                       431,655
     47 Advances for Gas (166-167)
     48 Interest and Dividends Receivable (171)
     49 Rents Receivable (172)
     50 Accrued Utility Revenues (173)                             5,552,427                     5,552,427
     51 Miscellaneous Current and Accrued Assets (174)               256,505                       256,505
     52 TOTAL Current and Accrued Assets ( Enter Total of
        lines 24 thru 51)                                         57,126,401                    57,126,401

                                                                     EUA Companies
                                                                     Exhibit No. C-9
                                                                     Page 2 of 5
Name of Respondent
Eastern Edison Company                                                     At September 30, 1998



COMPARATIVE BALANCE SHEET (ASSETS AND OTHER DEBITS) (Continued)
                                                                                              Adjusted
   Line                    Title of Account                      Balance at      Pro-Forma   Balance at
    No.                                                           9-30-98      Adjustments     9-30-98
     53                     DEFERRED DEBITS
     54 Unamortized Debt Expenses (181)                            1,841,761                     1,841,761
     55 Extraordinary Property Losses (182.1)
     56 Unrecovered Plant and Regulatory Study Costs (182.2)
     57 Other Regulatory Assets (182.3)                            7,121,375                     7,121,375
     58 Prelim. Survey and Investigation Charges (Electric)(183)
     59 Prelim. Sur. and Invest. Charges (Gas) (183.1, 183.2)
     60 Clearing Accounts (184)                                        3,175                         3,175
     61 Temporary Facilities (185)
     62 Miscellaneous Deferred Debits (186)                        9,678,602                     9,678,602
     63 Def. Losses from Disposition of Utility Plt. (187)
     64 Research, Devel. and Demonstration Expend. (188)
     65 Unamortized Loss on Reacquired Debt (189)                    572,909                       572,909
     66 Accumulated Deferred Income Taxes (190)                    6,051,869                     6,051,869
     67 Unrecovered Purchased Gas Costs (191)
     68 TOTAL Deferred Debits (Enter Total of
        lines 54 thru 67)                                         25,269,691                    25,269,691
     69 TOTAL Assets and other Debits (Enter Total of lines
        10, 11, 12, 22, 52, and 68)                              570,068,102                   570,068,102

                                                                     EUA Companies
                                                                     Exhibit No. C-9
                                                                     Page 3 of 5
Name of Respondent
Eastern Edison Company                                                     At September 30, 1998



            COMPARATIVE BALANCE SHEET (LIABILITIES AND CREDITS)
                                                                                              Adjusted
   Line                  Title of Account                      Balance at        Pro-Forma   Balance at
    No.                                                         9-30-98        Adjustments     9-30-98
      1                 PROPRIETARY CAPITAL
      2 Common Stock Issued (201)                                 72,283,925                    72,283,925
      3 Preferred Stock Issued (204)                              30,000,000                    30,000,000
      4 Capital Stock Subscribed (202, 205)
      5 Stock Liability for Conversion (203, 206)
      6 Premium on Capital Stock (207)                             5,824,633                     5,824,633
      7 Other Paid-in Capital (208-211)                           39,663,601                    39,663,601
      8 Installments Received on Capital Stock (212)
      9 (Less) discount on Capital Stock (213)
     10 (Less) Capital Stock Expense (214)                           379,410                       379,410
     11 Retained Earnings (215, 215.1, 216)                       25,671,690                    25,671,690
     12 Unappropriated Undistributed Subsidiary Earnings
        (216.1)                                                   73,789,692                    73,789,692
     13 (Less) Reacquired Capital Stock (217)
     14 TOTAL Proprietary Capital (Enter Total of Lines 2
        thru 13)                                                 246,854,131                   246,854,131
     15                   LONG-TERM DEBT
     16 Bonds (221)                                              163,000,000                   163,000,000
     17 (Less) Reacquired Bonds (222)
     18 Advances from Associated Companies (223)
     19 Other Long-Term Debt (224)
     20 Unamortized Premium on Long-Term Debt (225)
     21 (Less) Unamortized Discount on Long-Term                     458,781                       458,781
        Debt-Debit (226)
     22 TOTAL Long-Term Debt (Enter Total of Lines 16 thru 21)   162,541,219                   162,541,219
     23 OTHER NONCURRENT LIABILITIES
     24 Obligations Under Capital Leases-Noncurrent (227)
     25 Accumulated Provision for Property Insurance (228.1)
     26 Accumulated Provision for Injuries and Damages (228.2)
     27 Accumulated Provision for Pensions and Benefits (228.3)    5,208,566                     5,208,566
     28 Accumulated Miscellaneous Operating Provisions (228.4)
     29 Accumulated Provision for Rate Refunds (229)
     30 TOTAL OTHER Noncurrent Liabilities (Enter Total of
        lines 24 thru 29)                                          5,208,566                     5,208,566
     31           CURRENT AND ACCRUED LIABILITIES
     32 Note Payable (231)                                        52,195,000                    52,195,000
     33 Accounts Payable (232)                                     1,030,631                     1,030,631
     34 Notes Payable to Associated Companies (233)
     35 Accounts Payable to Associated Companies (234)            52,383,867                    52,383,867
     36 Customer Deposits (235)                                    1,431,214                     1,431,214
     37 Taxes Accrued (236)                                        (771,961)                     (771,961)
     38 Interest Accrued (237)                                     3,876,191                     3,876,191
     39 Dividends Declared (238)
     40 Matured Long-Term Debt (239)
     41 Matured Interest (240)
     42 Tax Collections Payable (241)                                287,954                       287,954
     43 Miscellaneous Current and Accrued Liabilities (242)        9,525,902                     9,525,902
     44 Obligations Under Capital Leases - Current (243)
     45 TOTAL Current and Accrued Liabilities (Enter Total
        of lines 32 thru 44)                                     119,958,798                   119,958,798

                                                                     EUA Companies
                                                                     Exhibit No. C-9
                                                                     Page 4 of 5
Name of Respondent
Eastern Edison Company                                                     At September 30, 1998



COMPARATIVE BALANCE SHEET (LIABILITIES AND CREDITS) (Continued)
                                                                                              Adjusted
   Line                   Title of Account                      Balance at      Pro-Forma    Balance at
    No.                                                          9-30-98       Adjustments     9-30-98
     46                   DEFERRED CREDITS
     47 Customer Advances for Construction (252)
     48 Accumulated Deferred Investment Tax Credits (255)          3,385,727                     3,385,727
     49 Deferred Gains from Disposition of Utility Plant (256)
     50 Other Deferred Credits (253)                               1,094,191                     1,094,191
     51 Other Regulatory Liabilities (254)                         6,202,507                     6,202,507
     52 Unamortized Gain on Reacquired Debt (257)
     53 Accumulated Deferred Income Taxes (281-283)               24,822,963                    24,822,963
     54 TOTAL Deferred Credits (Enter Total of Lines 47 thru      35,505,388                    35,505,388
        53)
     55
     56
     57
     59
     60
     61
     62
     63
     64
     65
     66
     67
     68 Total Liabilities and Other Credits (Enter Total of      570,068,102                   570,068,102
        Lines 14, 22,30,45, and 54)

                                                                     EUA Companies
                                                                     Exhibit No. C-9
                                                                     Page 5 of 5
Name of Respondent
Eastern Edison Company                                                     At September 30, 1998


             SUMMARY OF UTILITY PLANT AND ACCUMULATED PROVISION
                FOR DEPRECIATION, AMORTIZATION AND DEPLETION
                                                                                               Adjusted
   Line                        Item                            Balance at        Pro-Forma    Balance at
    No.                                                         9-30-98        Adjustments     9-30-98
      1                    UTILITY PLANT
      2 In Service
      3 Plant in Service (Classified)                            239,866,645                   239,866,645
      4 Property Under Capital Leases
      5 Plant Purchased or Sold
      6 Completed Construction not Classified
      7 Experimental Plant Unclassified
      8      Total (Enter Total of lines 3 thru 7)               239,866,645                   239,866,645
      9 Leased to Others
     10 Held for Future Use
     11 Construction Work in Progress                              6,724,868                     6,724,868
     12 Acquisition Adjustments
     13      Total Utility Plant (Enter total of lines 8
             thru 12)                                            246,591,513                   246,591,513
     14 Accum. Prov. for Depr., Amort., and Depl.                 95,357,566                    95,357,566
     15      Net Utility Plant (Enter Total of line 13
             less 14)                                            151,233,947                   151,233,947
     16 DETAIL OF ACCUMULATED PROVISIONS FOR DEPRECIATION,
         AMORTIZATION AND DEPLETION
     17 In service:
     18   Depreciation                                            95,357,566                    95,357,566
     19   Amort. and Depl. of Producing Natural Gas & Land
          Rights
     20   Amort. of Underground Storage Land and Land
          Rights
     21   Amort. of Other Utility Plant
     22      TOTAL In Service (Enter Total of lines 18
             thru 21)                                             95,357,566                    95,357,566
     23 Leased to Others
     24   Depreciation
     25   Amortization and Depletion
     26      TOTAL Leased to Others (Enter Total of lines 24 and 25)
     27 Held for Future Use
     28 Depreciation
     29 Amortization
     30      Total Held for Future Use (Enter Total of
             lines 28 and 29)
     31 Abandonment of Leases (Natural Gas)
     32   Amort. of Plant Acquisition Adj.
     33      Total Accumulated Provisions (Should agree
             with line 14 above) (Enter Total of lines 22, 26,
             30, 31 and 32)                                       95,357,566                    95,357,566

                                                                     EUA Companies
                                                                     Exhibit No. C-10
                                                                     Page 1 of 5
Name of Respondent
Newport Electric Corporation                                               At September 30, 1998


            COMPARATIVE BALANCE SHEET (ASSETS AND OTHER DEBITS)
                                                                                              Adjusted
   Line                  Title of Account                      Balance at        Pro-Forma   Balance at
    No.                                                         9-30-98        Adjustments     9-30-98
      1                    UTILITY PLANT
      2 Utility Plant (101-106, 114)                              82,995,307                    82,995,307
      3 Construction Work in Progress (107)                        1,353,158                     1,353,158
      4 TOTAL UTILITY PLANT (Enter Total of lines 2 and 3)        84,348,465                    84,348,465
      5 (Less) Accum. Prov. for Depr. Amort. Depl. (108,
        111, 115)                                                 29,066,441                    29,066,441
      6 Net Utility Plant (Enter Total of line 4 Less 5)          55,282,024                    55,282,024
      7 Nuclear Fuel (120.1-120.4, 120.6)
      8 (Less) Accum. Prov. for Amort. of Nucl. Assemblies (120.5)
      9 Net Nuclear Fuel (Enter Total of line 7 less 8)
     10 Net Utility Plant (Enter Total of lines 6 and 9)          55,282,024                    55,282,024
     11 Utility Plant Adjustments (116)
     12 Gas Stored Underground-Noncurrent (117)
     13           OTHER PROPERTY AND INVESTMENTS
     14 Nonutility Property (121)
     15 (Less) Accum. Prov. for Depr. and Amort. (122)
     16 Investments in Associated Companies (123)
     17 Investment in Subsidiary Companies (123.1)
     18 (For Cost of Account 123.1, See Footnote Page 224, Line 42)
     19 Noncurrent Portion of Allowances
     20 Other Investments (124)
     21 Special Funds (125-128)
     22 TOTAL Other Property and Investments (Total of
        lines 14-17, 19-21)
     23         CURRENT AND ACCRUED ASSETS
     24 Cash (131)                                                   269,892                       269,892
     25 Special Deposits (132-134)
     26 Working Fund (135)                                             4,740                         4,740
     27 Temporary Cash Investments (136)
     28 Notes Receivable (141)
     29 Customer Accounts Receivable (142)                         4,885,295                     4,885,295
     30 Other Accounts Receivable (143)                            2,719,166                     2,719,166
     31 (Less) Accum. Prov. Uncollectible Acct.-Credit (144)         100,768                       100,768
     32 Notes Receivable from Associated Companies (145)
     33 Accounts Receivable from Assoc. Companies (146)              261,182                       261,182
     34 Fuel Stock (151)                                              53,017                        53,017
     35 Fuel Stock Expenses Undistributed (152)
     36 Residuals (Elec) and Extracted Products (153)
     37 Plant Materials and Operating Supplies (154)                 795,183                       795,183
     38 Merchandise (155)
     39 Other Materials and Supplies (156)
     40 Nuclear Materials Held for Sale (157)
     41 Allowances (158.1 and 158.2)
     42 (Less) Noncurrent Portion of Allowances
     43 Stores Expense Undistributed (163)                            57,108                        57,108
     44 Gas Stored Underground-Current (164.1)
     45 Liquefied Natural Gas Stored and Held for
        Processing (164.2-164.3)
     46 Prepayments (165)                                            111,097                       111,097
     47 Advances for Gas (166-167)
     48 Interest and Dividends Receivable (171)
     49 Rents Receivable (172)
     50 Accrued Utility Revenues (173)                             1,245,890                     1,245,890
     51 Miscellaneous Current and Accrued Assets (174)               134,354                       134,354
     52 TOTAL Current and Accrued Assets ( Enter Total of
        lines 24 thru 51)                                         10,436,156                    10,436,156

                                                                     EUA Companies
                                                                     Exhibit No. C-10
                                                                     Page 2 of 5
Name of Respondent
Newport Electric Corporation                                               At September 30, 1998



COMPARATIVE BALANCE SHEET (ASSETS AND OTHER DEBITS) (Continued)
                                                                                              Adjusted
   Line                    Title of Account                      Balance at      Pro-Forma   Balance at
    No.                                                           9-30-98      Adjustments     9-30-98
     53                     DEFERRED DEBITS
     54 Unamortized Debt Expenses (181)                              371,814                       371,814
     55 Extraordinary Property Losses (182.1)
     56 Unrecovered Plant and Regulatory Study Costs (182.2)
     57 Other Regulatory Assets (182.3)                            4,109,449                     4,109,449
     58 Prelim. Survey and Investigation Charges (Electric) (183)
     59 Prelim. Sur. and Invest. Charges (Gas) (183.1, 183.2)
     60 Clearing Accounts (184)                                        (465)                         (465)
     61 Temporary Facilities (185)
     62 Miscellaneous Deferred Debits (186)                        1,022,224                     1,022,224
     63 Def. Losses from Disposition of Utility Plt. (187)
     64 Research, Devel. and Demonstration Expend. (188)
     65 Unamortized Loss on Reacquired Debt (189)                    285,162                       285,162
     66 Accumulated Deferred Income Taxes (190)                      714,543                       714,543
     67 Unrecovered Purchased Gas Costs (191)
     68 TOTAL Deferred Debits (Enter Total of lines 54 thru 67)    6,502,727                     6,502,727
     69 TOTAL Assets and other Debits (Enter Total of lines
        10, 11, 12, 22, 52, and 68)                               72,220,907                    72,220,907

                                                                     EUA Companies
                                                                     Exhibit No. C-10
                                                                     Page 3 of 5
Name of Respondent
Newport Electric Corporation                                               At September 30, 1998



            COMPARATIVE BALANCE SHEET (LIABILITIES AND CREDITS)
                                                                                              Adjusted
   Line                  Title of Account                      Balance at        Pro-Forma   Balance at
    No.                                                         9-30-98        Adjustments     9-30-98
      1                 PROPRIETARY CAPITAL
      2 Common Stock Issued (201)                                 11,368,779                    11,368,779
      3 Preferred Stock Issued (204)                                 768,900                       768,900
      4 Capital Stock Subscribed (202, 205)
      5 Stock Liability for Conversion (203, 206)
      6 Premium on Capital Stock (207)
      7 Other Paid-in Capital (208-211)                            9,002,150                     9,002,150
      8 Installments Received on Capital Stock (212)
      9 (Less) Discount on Capital Stock (213)
     10 (Less) Capital Stock Expense (214)                           742,214                       742,214
     11 Retained Earnings (215, 215.1, 216)                        3,248,396                     3,248,396
     12 Unappropriated Undistributed Subsidiary Earnings (216.1)
     13 (Less) Reacquired Capital Stock (217)
     14 TOTAL Proprietary Capital (Enter Total of Lines 2
        thru 13)                                                  23,646,011                    23,646,011
     15                   LONG-TERM DEBT
     16 Bonds (221)                                               19,816,516                    19,816,516
     17 (Less) Reacquired Bonds (222)
     18 Advances from Associated Companies (223)
     19 Other Long-Term Debt (224)
     20 Unamortized Premium on Long-Term Debt (225)
     21 (Less) Unamortized Discount on Long-Term
        Debt-Debit (226)
     22 TOTAL Long-Term Debt (Enter Total of Lines 16 thru 21)   19,816,516                    19,816,516
     23 OTHER NONCURRENT LIABILITIES
     24 Obligations Under Capital Leases-Noncurrent (227)
     25 Accumulated Provision for Property Insurance (228.1)
     26 Accumulated Provision for Injuries and Damages (228.2)
     27 Accumulated Provision for Pensions and Benefits (228.3)
     28 Accumulated Miscellaneous Operating Provisions (228.4)
     29 Accumulated Provision for Rate Refunds (229)
     30 TOTAL OTHER Noncurrent Liabilities (Enter Total of
        lines 24 thru 29)
     31           CURRENT AND ACCRUED LIABILITIES
     32 Note Payable (231)                                         5,120,000                     5,120,000
     33 Accounts Payable (232)                                       127,057                       127,057
     34 Notes Payable to Associated Companies (233)
     35 Accounts Payable to Associated Companies (234)             7,019,840                     7,019,840
     36 Customer Deposits (235)                                      577,209                       577,209
     37 Taxes Accrued (236)                                          586,675                       586,675
     38 Interest Accrued (237)                                       218,317                       218,317
     39 Dividends Declared (238)                                       7,208                         7,208
     40 Matured Long-Term Debt (239)
     41 Matured Interest (240)
     42 Tax Collections Payable (241)                                121,652                       121,652
     43 Miscellaneous Current and Accrued Liabilities (242)          951,242                       951,242
     44 Obligations Under Capital Leases - Current (243)
     45 TOTAL Current and Accrued Liabilities (Enter Total
        of lines 32 thru 44)                                      14,729,200                    14,729,200

                                                                     EUA Companies
                                                                     Exhibit No. C-10
                                                                     Page 4 of 5
Name of Respondent
Newport Electric Corporation                                               At September 30, 1998




             COMPARATIVE BALANCE SHEET (LIABILITIES AND CREDITS) (Continued)
                                                                                              Adjusted
   Line                   Title of Account                      Balance at       Pro-Forma   Balance at
    No.                                                          9-30-98       Adjustments     9-30-98
     46                   DEFERRED CREDITS
     47 Customer Advances for Construction (252)
     48 Accumulated Deferred Investment Tax Credits (255)          1,060,284                     1,060,284
     49 Deferred Gains from Disposition of Utility Plant (256)
     50 Other Deferred Credits (253)                               1,524,300                     1,524,300
     51 Other Regulatory Liabilities (254)                         1,268,555                     1,268,555
     52 Unamortized Gain on Reacquired Debt (257)
     53 Accumulated Deferred Income Taxes (281-283)               10,176,041                    10,176,041
     54 TOTAL Deferred Credits (Enter Total of Lines 47 thru 53)  14,029,180                    14,029,180
     55
     56
     57
     59
     60
     61
     62
     63
     64
     65
     66
     67
     68 Total Liabilities and Other Credits (Enter Total of       72,220,907                    72,220,907
        Lines 14, 22,30,45, and 54)

                                                                     EUA Companies
                                                                     Exhibit No. C-10
                                                                     Page 5 of 5
Name of Respondent
Newport Electric Corporation                                               At September 30, 1998

             SUMMARY OF UTILITY PLANT AND ACCUMULATED PROVISION
                FOR DEPRECIATION, AMORTIZATION AND DEPLETION
                                                                                               Adjusted
   Line                        Item                            Balance at        Pro-Forma    Balance at
    No.                                                         9-30-98        Adjustments     9-30-98
      1                    UTILITY PLANT
      2 In Service
      3 Plant in Service (Classified)                             82,779,252                    82,779,252
      4 Property Under Capital Leases
      5 Plant Purchased or Sold
      6 Completed Construction not Classified
      7 Experimental Plant Unclassified
      8      Total (Enter Total of lines 3 thru 7)                82,779,252                    82,779,252
      9 Leased to Others
     10 Held for Future Use                                          216,055                       216,055
     11 Construction Work in Progress                              1,353,158                     1,353,158
     12 Acquisition Adjustments
     13      Total Utility Plant (Enter total of lines 8
             thru 12)                                             84,348,465                    84,348,465
     14 Accum. Prov. for Depr., Amort., and Depl.                 29,066,441                    29,066,441
     15      Net Utility Plant (Enter Total of line 13
             less 14)                                             55,282,024                    55,282,024
     16 DETAIL OF ACCUMULATED PROVISIONS FOR DEPRECIATION,
         AMORTIZATION AND DEPLETION
     17 In service:
     18   Depreciation                                            28,721,895                    28,721,895
     19   Amort. and Depl. of Producing Natural Gas & Land
          Rights
     20   Amort. of Underground Storage Land and Land
          Rights
     21   Amort. of Other Utility Plant                              344,546                       344,546
     22      TOTAL In Service (Enter Total of lines 18 thru 21)   29,066,441                    29,066,441
     23 Leased to Others
     24   Depreciation
     25   Amortization and Depletion
     26      TOTAL Leased to Others (Enter Total of lines 24 and 25)
     27 Held for Future Use
     28 Depreciation
     29 Amortization
     30      Total Held for Future Use (Enter Total of
             lines 28 and 29)
     31 Abandonment of Leases (Natural Gas)
     32   Amort. of Plant Acquisition Adj.
     33      Total Accumulated Provisions (Should agree
             with line 14 above) (Enter Total of lines 22, 26,
             30, 31 and 32)                                       29,066,441                    29,066,441

                              JOINT APPLICATION OF
                        NEW ENGLAND POWER COMPANY, et al.
                      AND MONTAUP ELECTRIC COMPANY, et al.


                FOR APPROVAL OF MERGER AND RELATED AUTHORIZATIONS



EXHIBIT D-1    New England Power Company

EXHIBIT D-2    Massachusetts Electric Company

EXHIBIT D-3    The Narragansett Electric Company

EXHIBIT D-4    New England Electric Transmission Corporation

EXHIBIT D-5    New England Hydro Transmission Corporation

EXHIBIT D-6    New England Hydro - Transmission Electric Company, Inc.

EXHIBIT D-7    Montaup Electric Company

EXHIBIT D-8    Blackstone Valley Electric Company

EXHIBIT D-9    Eastern Edison Company

EXHIBIT D-10   Newport Electric Corporation


                  Statement of all Known Contingent Liabilities

                                   EXHIBIT D-1                       Page 1 of 9
                            NEW ENGLAND POWER COMPANY

                  Statement of all Known Contingent Liabilities


Note A - Hazardous Waste
------------------------

          The Federal Comprehensive Environmental Response, Compensation and Liability Act, more commonly known as the "Superfund" law, imposes strict, joint and several liability, regardless of fault, for remediation of property contaminated with hazardous substances. A number of states, including Massachusetts, have enacted similar laws.

          The electric utility industry typically utilizes and/or generates in its operations a range of potentially hazardous products and by-products. New England Power Company (the Company) currently has in place an internal environmental audit program and an external waste disposal vendor audit and qualification program intended to enhance compliance with existing federal, state, and local requirements regarding the handling of potentially hazardous products and by-products.

          The Company has been named as a potentially responsible party (PRP) by either the United States Environmental Protection Agency or the Massachusetts Department of Environmental Protection for six sites at which hazardous waste is alleged to have been disposed. Private parties have also contacted or initiated legal proceedings against the Company regarding hazardous waste cleanup. The Company is currently aware of other possible hazardous waste sites, and may in the future become aware of additional sites, that it may be held responsible for remediating.

          Predicting the potential costs to investigate and remediate hazardous waste sites continues to be difficult. There are also significant uncertainties as to the portion, if any, of the investigation and remediation costs of any particular hazardous waste site that may ultimately be borne by the Company. The New England Electric System (NEES) companies have recovered amounts from certain insurers and other third parties, and, where appropriate, the Company intends to seek recovery from other insurers and from other PRPs, but it is uncertain whether, and to what extent, such efforts will be successful. The Company believes that hazardous waste liabilities for all sites of which it is aware are not material to its financial position.

                                   EXHIBIT D-1                       Page 2 of 9
                            NEW ENGLAND POWER COMPANY

                  Statement of all Known Contingent Liabilities


Note B - Nuclear Units
----------------------

Yankee Nuclear Power Companies (Yankees)

          A summary of combined results of operations, assets and liabilities of the four Yankee Nuclear Power Companies in which the Company has investments is as follows:

                                  Twelve Months Ended
                                     September 30,
                              ----------------------------
                                1998                1997
                                ----                ----
                                     (In Thousands)

Operating revenue             $480,305            $767,441
                              --------            --------

Net Income                    $ 29,194            $ 29,594
                              --------            --------

Company's equity in
 net income                   $  5,467            $  4,898
                              --------            --------

                              September 30,       September 30,
                                 1998                  1997
                                 ----                  ----
                                     (In Thousands)

Net plant                     $    177,372        $    420,918
Other assets                     2,958,662           2,225,214
Liabilities and debt            (2,875,214)         (2,374,643)
                              ------------        ------------
Net assets                    $    260,820        $    271,489
                              ------------        ------------
Company's equity in           $     48,203        $     50,370
net assets                    ------------        ------------

          At September 30, 1998, $14,259,000 of undistributed earnings of the nuclear power companies were included in the Company's retained earnings.

                                   EXHIBIT D-1                       Page 3 of 9
                            NEW ENGLAND POWER COMPANY

                  Statement of all Known Contingent Liabilities


Note B - Nuclear Units - continued
----------------------

Nuclear Units Permanently Shut Down

          Three regional nuclear generating companies in which the Company has a minority interest own nuclear generating units which have been permanently shut down. These three units are as follows:

                       NEP's       Investment                    Future Estimated
    Unit              Percent      Amount($)      Date Retired   Billings to NEP($)
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
Yankee Atomic           30          6 million     Feb 1992        33 million
Connecticut Yankee      15         15 million     Dec 1996        83 million
Maine Yankee            20         16 million     Aug 1997       145 million
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

          In the case of each of these units, the Company has recorded an estimate of the total future payment obligation as a liability and an offsetting regulatory asset, reflecting estimated future billings from the companies. In a 1993 decision, the FERC allowed Yankee Atomic to recover its undepreciated investment in the plant as well as unfunded nuclear decommissioning costs and other costs. The Company's industry restructuring settlements allow it to recover all costs that the FERC allows these Yankee companies to bill to the Company. Connecticut Yankee and Maine Yankee have both filed similar requests with the FERC. Several parties have intervened in opposition to both filings. On August 31, 1998, a FERC Administrative Law Judge (ALJ) issued an initial decision which would allow for full recovery of Connecticut Yankee's unrecovered investment, but precluded a return on that investment. The ALJ's initial decision is subject to review and approval by the FERC. Connecticut Yankee, the Company, and other parties have filed exceptions to the ALJ's decision with the FERC. Should the FERC uphold the ALJ's initial decision in its current form, the Company's share of the loss of the return component would total approximately $12 million to $15 million before taxes.

          The Citizen's Awareness Network and Nuclear Information and Resource Service have indicated their intention to file a request with the Nuclear Regulatory commission (NRC) designed to overturn a current NRC rule on decommissioning. The Company cannot predict what impact, if any, these activities, if successful, would have on the cost of decommissioning the plants.

                                   EXHIBIT D-1                       Page 4 of 9
                            NEW ENGLAND POWER COMPANY

                  Statement of all Known Contingent Liabilities


Note B - Nuclear Units - continued
----------------------

          At Main Yankee, the NRC issued a notice of violation on October 8, 1998 for issues identified prior to the shut down of the plant in August 1997. The NRC did not assess any civil penalties related to the notice of violation.

          In the 1970s, the Company and several other shareholders (Sponsors) of Maine Yankee entered into 27 contracts (Secondary Purchase Agreements) under which they sold portions of their entitlements to Maine Yankee power output through 2002 to various entities, primarily municipal and cooperative systems in New England (Secondary Purchasers). Virtually all of the Secondary Purchasers have ceased making payments under the Secondary Purchase Agreements and have demanded arbitration, claiming that such agreements excuse further payments upon plant shutdown. The motion of the Secondary Purchasers to compel arbitration was denied by the Maine Superior Court on the grounds that the FERC has jurisdiction. The Secondary Purchasers are appealing this decision to the Maine Supreme Judicial Court. The Company has asked the FERC to enforce the Company's rights under the agreements. In the event that no further payments are forthcoming from Secondary Purchasers, the Company, as a primary obligor to Maine Yankee, would be required to pay an additional $7 million of future shutdown costs. These costs are not included in the $145 million estimate disclosed in the table above. Shutdown costs are recoverable from customers under the industry restructuring settlements.

          A Maine statute provides that if both Maine Yankee and its decommissioning trust fund have insufficient assets to pay for the plant decommissioning, the owners of Maine Yankee are jointly and severally liable for the shortfall.

Operating Nuclear Units

          The Company has minority interests in three other nuclear generating units, Vermont Yankee, Millstone 3, and Seabrook 1. Uncertainties regarding the future of nuclear generating stations, particularly older units, such as Vermont Yankee, are increasing rapidly and could adversely affect their service lives, availability, and costs. These uncertainties stem from a combination of factors, including the acceleration of competitive pressures in the power generation industry and increased NRC scrutiny. The company performs periodic economic viability reviews of operating nuclear units in which it holds ownership interests.

                                   EXHIBIT D-1                       Page 5 of 9
                            NEW ENGLAND POWER COMPANY

                  Statement of all Known Contingent Liabilities


Note B - Nuclear Units - continued
----------------------

Millstone 3

          In April 1996, the NRC ordered Millstone 3, which had experienced numerous technical and nontechnical problems, to shut down pending verification that the unit's operations were in accordance with NRC regulations and the unit's operating license. In July 1998, Millstone 3 returned to full operation. Millstone 3 remains on the NRC "Watch List," signifying that it continues to warrant increased NRC attention. Millstone 3 is operated by a subsidiary of Northeast Utilities (NU). The Company is not an owner of the Millstone 2 nuclear generating unit, which is temporarily shut down under NRC orders, or the Millstone 1 nuclear generating unit, which has been permanently shut down.

          During the Millstone 3 outage, the Company incurred an estimated $45 million in incremental replacement power costs. Through February 1998, when most of the Company's power sales were subject to a fuel clause, the Company recovered its incremental replacement power costs from customers through its fuel clause. Starting in March 1998, most of the Company's power sales are at a stated rate which is not subject to a fuel clause. However, certain true-up mechanisms exist in lieu of the fuel clause, which cover most of these costs.

          Several criminal investigations related to Millstone 3 are ongoing. In December 1997, the NRC assessed civil penalties totaling $2.1 million for numerous violations at the three Millstone units. The Company's share of this fine was less than $100,000. On September 24, 1998, NU, the Connecticut Department of Environmental Protection and the Connecticut Attorney General reached a stipulated agreement for alleged wastewater discharge violations at the Millstone units. As part of the agreement, NU will pay a civil penalty of $700,000, and an additional $500,000 to fund three environmental projects. The Company's share of this fine will be immaterial.

                                   EXHIBIT D-1                       Page 6 of 9
                            NEW ENGLAND POWER COMPANY

                  Statement of all Known Contingent Liabilities


Note B - Nuclear Units - continued
----------------------

          In August 1997, the Company sued NU in Massachusetts Superior Court for damages resulting from the tortious conduct of NU that caused the shutdown of Millstone 3. The Company's damages include the costs of replacement power during the outage and costs necessary to return Millstone 3 to safe operation. The Company also seeks punitive damages. The Company also sent a demand for arbitration to Connecticut Light & Power Company (CL&P) and Western Massachusetts Electric Company (WMEC), both subsidiaries of NU, seeking damages resulting from their breach of obligations under an agreement with the Company and others regarding the operation and ownership of Millstone 3. The arbitration is scheduled for October 1999. NU moved to dismiss the Company's suit, or, in the alternative, stay the suit pending arbitration of the Company's claims against CL&P and WMEC. NU also moved to consolidate the Company's suit with suits filed by other joint owners in Massachusetts Superior Court. On July 3, 1998, the court denied NU's motion to dismiss and its motion to stay pending arbitration. On July 21, 1998, the Company amended its complaint by, among other things, adding NU's Trustees as defendants. The Worcester Superior Court granted the Company's motion for a trial in June 1999, subject to revision if the cases are consolidated. No ruling has been made on NU's motion to consolidate.

Nuclear Decommissioning

          In New Hampshire, legislation was recently enacted which makes owners of Seabrook 1, of which the Company owns a 10 percent interest, proportional guarantors for decommissioning costs in the event that an owner without a franchise service territory fails to fund its share of decommissioning costs. Currently, a single owner of an approximate 12 percent share of Seabrook 1 has no franchise service territory. For more information on nuclear decommissioning, refer to the Company's Annual Report on Form 10-K for 1997.

          The New Hampshire Nuclear Decommissioning Finance Committee is reviewing Seabrook Station's decommissioning estimate and associated annual funding levels. Among the items being considered is the imposition of joint and several liability among the Seabrook joint owners for decommissioning funding. The Company cannot predict what additional liability, if any, may be imposed on it.

                                   EXHIBIT D-1                       Page 7 of 9
                            NEW ENGLAND POWER COMPANY

                  Statement of all Known Contingent Liabilities


Note B - Nuclear Units - continued
----------------------

          The Nuclear Waste Policy Act of 1982 establishes that the federal government (through the Department of Energy (DOE)) is responsible for the disposal of spent nuclear fuel. The federal government requires the Company to pay a fee based on its share of the net generation from the Millstone 3 and Seabrook 1 nuclear units. Through February 1998, the company recovered this fee through its fuel clause. Subsequently, most of these costs are recovered through the Company's restructuring settlement in lieu of the fuel clause. Similar costs are incurred by the Vermont Yankee nuclear generating unit. These costs are billed to the Company and also recovered from customers through the same mechanism. In November 1997, ruling on a lawsuit brought against the DOE by numerous utilities and state regulatory commissions, the Court of Appeals for the District of Columbia (the Appeals Court) held that the DOE was obligated to begin disposing of utilities' spent nuclear fuel by January 31, 1998. The DOE failed to meet this deadline, and is not scheduled to have a temporary or permanent repository for spent nuclear fuel for several years. In February 1998, Maine Yankee petitioned the Appeals Court to compel the DOE to remove Maine Yankee's spent fuel from the site. In May 1998, the Appeals Court rejected the petitions of Maine Yankee and the other utilities and state regulatory commissions stating that the issue of damages was a contractual matter. The operators of the units in which the Company has an obligation, including Maine Yankee, Connecticut Yankee, and Yankee Atomic, continue to pursue damage claims against the DOE in the Federal Court of Claims (Claims Court). On October 30, 1998, the Claims Court ruled that the DOE violated a commitment to remove spent fuel from Yankee Atomic. The Claims Court issued similar rulings in November 1998 related to cases brought by Connecticut Yankee and Maine Yankee. Further proceedings will be scheduled by the Claims Court to decide the amount of damages.

                                   EXHIBIT D-1                       Page 8 of 9
                            NEW ENGLAND POWER COMPANY

                  Statement of all Known Contingent Liabilities


Note C - Town of Norwood
------------------------

          On September 29, 1998, the United States District Court for the District Massachusetts dismissed the lawsuit filed by the Town of Norwood, Massachusetts against NEES and the Company in April 1997. The company had been a wholesale power supplier for Norwood pursuant to rates approved by the FERC. In the lawsuit, Norwood had alleged that the Company's divestiture of its power generating assets would violate the terms of a 1983 power contract. Norwood also alleged that the divestiture and recovery of stranded investment costs contravened federal antitrust laws. The District Court judge granted NEES' and the Company's motion for dismissal on the grounds that the contract did not require the Company to retain its generating units, that the FERC-approved filed rates govern these matters and that Norwood had adequate opportunity at the FERC to litigate these matters. Norwood has filed a motion to alter or amend the order of dismissal.

          In March 1998, Norwood gave notice of its intent to terminate its contract with the Company, without accepting responsibility for its share of the Company's stranded costs, and began taking power from another supplier commencing in April 1998. In May 1998, the FERC ruled that the Company could assess a contract termination charge to any of the Company's unaffiliated customers that choose to terminate their wholesale power contracts early. Norwood claimed that the contract termination charge approved by the FERC did not apply to Norwood; however, in denying Norwood's motion for rehearing, the FERC ruled that the charge did apply to Norwood. On October 2, 1998, Norwood appealed this decision to the First Circuit Court of Appeals (First Circuit). The Company's billings to Norwood for this charge through September 1998 have been approximately $4 million. Norwood has not paid any of these billings. The Company intends to pursue collection action to recover these amounts.

          Norwood appealed the FERC's orders approving the divestiture and the Massachusetts and Rhode Island industry restructuring settlement agreements (including modification of the Company's contracts with Massachusetts Electric and Narragansett Electric) to the First Circuit on July 31, 1998 and August 7, 1998, respectively. The FERC had found that the challenged orders do not apply to Norwood.

                                   EXHIBIT D-1                       Page 9 of 9
                            NEW ENGLAND POWER COMPANY

                  Statement of all Known Contingent Liabilities


Note C - Town of Norwood - continued
------------------------

          On October 20, 1998, the First Circuit consolidated all three of Norwood's appeals from the FERC's orders. These consolidated appeals will likely be consolidated with two other appeals that were filed on August 6, 1998 with the Second Circuit Court of Appeals and transferred to the First Circuit on October 13, 1998. Both appeals, filed by the Northeast Center for Social Issue Studies, challenge the FERC's approval of the Company's sale of its hydroelectric facilities.

Note D - Hydro-Quebec Arbitration
---------------------------------

          In 1996, various New England utilities which are members of the New England Power Pool, including the Company, submitted a dispute to arbitration regarding their Firm Energy Purchased Power Contract with Hydro-Quebec. In June 1997, Hydro-Quebec presented a damage claim of approximately $37 million for past damages, of which the Company's share would have been approximately $6 million to $9 million. The claims involved a dispute over the components of a pricing formula and additional costs under the contract. With respect to ongoing claims, the Company paid Hydro-Quebec the higher amount (additional costs of approximately $3 million per year) from July 1996 until September 1, 1998 under protest and subject to refund. The contract was transferred to USGen on September 1, 1998 in conjunction with the sale of the nonnuclear generating business. In October 1997, an arbitrator ruled in favor of the New England utilities in all respects. Hydro-Quebec has not yet refunded any monies and has appealed the decision. In June 1998, the United States District Court (District Court) issued an order affirming the 1997 arbitration decision in favor of the Company and the other utilities. Hydro-Quebec is appealing this order to the Court of Appeals for the First Circuit.

          On July 31, 1998, in a separate proceeding, an arbitrator denied the request of the Company and other utilities that they be allowed to withhold payment of disputed amounts from Hydro-Quebec during the pendency of Hydro-Quebec's appeal. The Company and the other utilities have filed a petition with the District Court to vacate this decision, and Hydro-Quebec has petitioned the District Court to confirm it.

                                   EXHIBIT D-2                       Page 1 of 2
                         MASSACHUSETTS ELECTRIC COMPANY

                  Statement of all Known Contingent Liabilities

Note A - Hazardous Waste
------------------------

          The Federal Comprehensive Environmental Response, Compensation and Liability Act, more commonly known as the "Superfund" law, imposes strict, joint and several liability, regardless of fault, for remediation of property contaminated with hazardous substances. A number of states, including Massachusetts, have enacted similar laws.

          The electric utility industry typically utilizes and/or generates in its operations a range of potentially hazardous products and by-products. Massachusetts Electric Company (the Company) currently has in place an internal environmental audit program and an external waste disposal vendor audit and qualification program intended to enhance compliance with existing federal, state, and local requirements regarding the handling of potentially hazardous products and by-products.

          The Company has been named as a potentially responsible party (PRP) by either the United States Environmental Protection Agency or the Massachusetts Department of Environmental Protection for 16 sites at which hazardous waste is alleged to have been disposed. Private parties have also contacted or initiated legal proceedings against the Company regarding hazardous waste cleanup. The most prevalent types of hazardous waste sites with which the Company has been associated are manufactured gas locations. (Until the early 1970's, New England Electrical System (NEES) was a combined electric and holding company system.) The Company is aware of approximately 35 such manufactured gas locations in Massachusetts. The Company has been identified as a PRP at eight of these manufactured gas locations, which are included in the 16 PRP sites discussed above. The Company is engaged in various phases of investigation and remediation work at 17 of the manufactured gas locations. The Company is currently aware of other possible locations. The Company is currently aware of other possible hazardous waste sites, and may in the future become aware of additional sites, that it may be held responsible for remediating.

          In 1993, the Massachusetts Department of Public Utilities approved a settlement agreement regarding the rate recovery of remediation costs of former manufactured gas sites and certain other hazardous waste sites located in Massachusetts. Under that agreement, qualified remedial costs related to these sites are paid out of a special fund established on the Company's books. The Company made an initial $30 million contribution to the fund. Rate-recoverable contributions of $3 million, adjusted since 1993 for inflation, are added annually to the fund along with interest and any recoveries from insurance carriers and other third parties. At September 30, 1998, the fund had a balance of $46 million.

                                   EXHIBIT D-2                       Page 2 of 2
                         MASSACHUSETTS ELECTRIC COMPANY

                  Statement of all Known Contingent Liabilities


Note A - Hazardous Waste - continued
------------------------

          Predicting the potential costs to investigate and remediate hazardous waste sites continues to be difficult. There are also significant uncertainties as to the portion, if any, of the investigation and remediation costs of any particular hazardous waste site that may ultimately be borne by the Company. The NEES companies have recovered amounts from certain insurers and other third parties, and, where appropriate, the Company intends to seek recovery from other insurers and from other PRPs, but it is uncertain whether, and to what extent, such efforts will be successful. At September 30, 1998, the Company had total reserves for environmental response costs of $47 million. This represents an increase from the $35 million balance at the end of 1997. Since all of the sites for which increased reserves were recognized are covered by rate agreements, this increase in the reserves did not have an adverse effect on net income. The Company believes that hazardous waste liabilities for all sites of which it is aware, and which are not covered by a rate agreement, are not material to its financial position.

                                   EXHIBIT D-3                       Page 1 of 1
                        THE NARRAGANSETT ELECTRIC COMPANY

                  Statement of all Known Contingent Liabilities

Note A - Hazardous Waste
------------------------

          The Federal Comprehensive Environmental Response, Compensation and Liability Act, more commonly known as the "Superfund" law, imposes strict, joint and several liability, regardless of fault, for remediation of property contaminated with hazardous substances.

          The electric utility industry typically utilizes and/or generates in its operations a range of potentially hazardous products and by-products. The Narragansett Electric Company (the Company) currently has in place an internal environmental audit program and an external waste disposal vendor audit and qualification program intended to enhance compliance with existing federal, state, and local requirements regarding the handling of potentially hazardous products and by-products.

          The Company has been named as a potentially responsible party (PRP) by either the United States Environmental Protection Agency or the Massachusetts Department of Environmental Protection for three sites (two of which are located in Massachusetts) at which hazardous waste is alleged to have been disposed. The Company is currently aware of other possible hazardous waste sites, and may in the future become aware of additional sites, that it may be held responsible for remediating.

          Gas was manufactured from coal in Rhode Island in the past. The Company is aware of five sites on which gas was manufactured or manufactured gas was stored that were owned either by the Company or by its predecessor companies. It is not known to what extent the Company would be held liable for hazardous wastes, if any, left at these manufactured gas locations.

          Predicting the potential costs to investigate and remediate hazardous waste sites continues to be difficult. There are also significant uncertainties as to the portion, if any, of the investigation and remediation costs of any particular hazardous waste site that may ultimately be borne by the Company. A preliminary review by a consultant hired by the New England Electric System
(NEES) companies of the potential cost of investigating and, if necessary, remediating Rhode Island manufactured gas sites resulted in costs per site ranging from less than $1 million to $11 million. An informal survey of other utilities conducted on behalf of NEES and its subsidiaries indicated costs in a similar range. The NEES companies have recovered amounts from certain insurers and other third parties, and, where appropriate, the Company intends to seek recovery from other insurers and from other PRPs, but it is uncertain whether, and to what extent, such efforts will be successful. The Company believes that hazardous waste liabilities for all sites of which it is aware are not material to its financial position.

                                   EXHIBIT D-4
                  NEW ENGLAND ELECTRIC TRANSMISSION CORPORATION

                         No known contingent liabilities

                                   EXHIBIT D-5
                   NEW ENGLAND HYDRO TRANSMISSION CORPORATION

                         No known contingent liabilities

                                   EXHIBIT D-6
              NEW ENGLAND HYDRO-TRANSMISSION ELECTRIC COMPANY, INC.

                         No known contingent liabilities

                                   EXHIBIT D-7                       Page 1 of 5
                            MONTAUP ELECTRIC COMPANY

                  Statement of all Known Contingent Liabilities

Note A - Nuclear Fuel Disposal and Nuclear Decommissioning Costs
----------------------------------------------------------------

          The owners (or lead participants) of the nuclear units in which Montaup has an interest have made, or expect to make, various arrangements for the acquisition of uranium concentrate, the conversion, enrichment, fabrication and utilization of nuclear fuel and the disposition of that fuel after use. The owners (or lead participants) of United States nuclear units have entered into contracts with the Department of Energy (DOE) for disposal of spent nuclear fuel in accordance with the Nuclear Waste Policy Act of 1982 (NWPA). The NWPA requires (subject to various contingencies) that the federal government design, license, construct and operate a permanent repository for high level radioactive wastes and spent nuclear fuel and establish a prescribed fee for the disposal of such wastes and nuclear fuel. The NWPA specifies that the DOE provide for the disposal of such waste and spent nuclear fuel starting in 1998. Objections on environmental and other grounds have been asserted against proposals for storage as well as disposal of spent nuclear fuel. The DOE now estimates that a permanent disposal site for spent fuel will not be ready to accept fuel for storage or disposal until as late as the year 2010. In early 1998, a number of utilities filed suit in federal appeals court seeking, among other things, an order requiring the DOE to immediately establish a program for the disposal of spent nuclear fuel. Montaup owns a 4.01% interest in Millstone 3 and a 2.9% interest in Seabrook I. Northeast Utilities, the operator of the units, indicates that Millstone 3 has sufficient on-site storage facilities which, with rack additions, can accommodate its spent fuel for the projected life of the unit. At the Seabrook Project, there is on-site storage capacity which, with rack additions, will be sufficient to at least the year 2011.

          The Energy Policy Act of 1992 requires that a fund be created for the decommissioning and decontamination of the DOE uranium enrichment facilities. The fund will be financed in part by special assessments on nuclear power plants in which Montaup has an interest. These assessments are calculated based on the utilities' prior use of the government facilities and have been levied by the DOE, starting in September 1993, and will continue over 15 years. This cost is passed on to the joint owners or power buyers as an additional fuel charge on a monthly basis and is currently being recovered by Montaup through rates.

                                   EXHIBIT D-7                       Page 2 of 5
                            MONTAUP ELECTRIC COMPANY

                  Statement of all Known Contingent Liabilities


Note A - Nuclear Fuel Disposal and Nuclear
------------------------------------------
         Decommissioning Costs - continued
         ---------------------

          Montaup has a 4.5% equity ownership in Connecticut Yankee, a nuclear generating facility which is in the process of decommissioning. Montaup's share of the total estimated costs for the permanent shutdown, decommissioning and recovery of the investment in Connecticut Yankee is approximately $23.8 million. On August 31, 1998, a FERC law judge rejected Connecticut Yankee's filed plan to decommission the plant. The judge claimed that estimates of clean-up costs were flawed and certain restoration costs were not supported. The judge also said Connecticut Yankee could not pass on spent fuel storage costs to rate-payers. The judge recommended that Connecticut Yankee withdraw its decommissioning plan and submit a new plan which addresses the issues cited by him. FERC will review the judge's recommendation and issue a decision on this case in the coming months. If FERC concurs with the judge's recommendation, this may result in a write down of certain of Connecticut Yankee plant investments.

          In August 1997, as a result of an economic evaluation, the Maine Yankee Board of Directors voted to permanently close that nuclear plant. Montaup has a 4.0% equity ownership in Maine Yankee. Montaup's share of the total estimated costs for the permanent shutdown, decommissioning and recovery of the remaining investment in Maine Yankee is approximately $31.0 million. In January 1998, FERC accepted Maine Yankee's rate filing, subject to refund, for the recovery of its costs during the decommissioning period.

          Also, Montaup is recovering through rates its share of estimated decommissioning costs for Millstone 3 and Seabrook I. Montaup's share of the current estimate of total costs to decommission Millstone 3 is $22.4 million in 1998 dollars, and Seabrook I is $14.4 million in 1998 dollars. These figures are based on studies performed for the lead owner of the units. Montaup also pays into decommissioning reserves pursuant to contractual arrangements with other nuclear generating facilities in which it has an equity ownership interest or life of the unit entitlement. Such expenses are currently recoverable through rates.

                                   EXHIBIT D-7                       Page 3 of 5
                            MONTAUP ELECTRIC COMPANY

                  Statement of all Known Contingent Liabilities

Note B - Environmental Matters
------------------------------

          There is an extensive body of federal and state statutes governing environmental matters, which permit, among other things, federal and state authorities to initiate legal action providing for liability, compensation, cleanup, and emergency response to the release or threatened release of hazardous substances into the environment and for the cleanup of inactive hazardous waste disposal sites which constitute substantial hazards. Because of the nature of Montaup's business, various by-products and substances are produced or handled which are classified as hazardous under the rules and regulations promulgated by the United States Environmental Protection Agency
(EPA) as well as state and local authorities. The Company generally provides for the disposal of such substances through licensed contractors, but these statutory provisions generally impose potential joint and several responsibility on the generators of the wastes for cleanup costs. In the past, Montaup had been notified with respect to a number of sites where they were allegedly responsible for such costs, including sites where they allegedly had joint and several liability with other responsible parties. Montaup is currently not involved in any environmental site investigation.

          It is the policy of Montaup to notify liability insurers and to initiate claims. The Company is unable to predict whether liability, if any, will be assumed by, or can be enforced against, the insurance carriers in these matters. The costs incurred in connection with these sites have been financed primarily with internally generated cash.

          The Clean Air Act Amendments created new regulatory programs and generally updated and strengthened air pollution control laws. These amendments expanded the regulatory role of the EPA regarding emissions from electric generating facilities and a host of other sources. Montaup generating facilities were first affected in 1995, when EPA regulations took effect for facilities owned by Montaup. Montaup's coal-fired Somerset Unit No. 6 is utilizing lower sulfur content coal to meet the 1995 air standards. Eastern Edison does not anticipate the impact from the Amendments to be material to its financial position.

                                   EXHIBIT D-7                       Page 4 of 5
                            MONTAUP ELECTRIC COMPANY

                  Statement of all Known Contingent Liabilities


Note B - Environmental Matters - continued
------------------------------

          In July, the EPA issued a new and more stringent rule covering ozone particulate matter which is to be followed by promulgation of more stringent ozone and particulate matter standards. The effect that such standards will have on the EUA System cannot be determined by management at this time.

          Montaup and the Massachusetts Attorney General and Division of Energy Resources entered into a settlement regarding electric utility industry restructuring in Massachusetts. The settlement includes a plan for emissions reductions related to Montaup's Somerset Station Units 5 and 6, and to Montaup's 50% ownership share of Canal Electric's Unit 2. The basis for sulfur dioxide
(SO2) and nitrogen oxide (NOx) emission reductions in the proposed settlement is an allowance cap calculation. Montaup may meet its allowance caps by any combination of control technologies, fuel switching, operational changes, and/or the use of purchased or surplus allowances. The proposed settlement was approved by FERC on December 19, 1997.

          In April 1992, the Northeast States for Coordinated Air Use Management (NESCAUM), an environmental advisory group for eight Northeast states including Massachusetts and Rhode Island issued recommendations for NOx controls for existing utility boilers required to meet the ozone non-attainment requirements of the Clean Air Act. The NESCAUM recommendations are more restrictive than the Clean Air Act requirements. The Massachusetts Department of Environmental Management has amended its regulations to require that Reasonably Available Control Technology (RACT) be implemented at all stationary sources potentially emitting 50 tons or more per year of NOx. Similar regulations have been issued in Rhode Island. Montaup has initiated compliance, through, among other things, selective, noncatalytic reduction processes.

          A number of scientific studies in the past several years have examined the possibility of health effects from EMF that are found wherever there is electricity. While some of the studies have indicated some association between exposure to EMF and health effects, many others have indicated no direct association. Some states have enacted regulations to limit the strength of magnetic fields at the edge of transmission line rights-of-way. Rhode Island has enacted a statute which authorizes and directs the Energy Facility Siting Board to establish rules and regulations governing construction of high voltage transmission lines of 69kv or more. Management cannot predict the ultimate outcome of the EMF issue.

                                   EXHIBIT D-7                       Page 5 of 5
                            MONTAUP ELECTRIC COMPANY

                  Statement of all Known Contingent Liabilities


Note C - Other
--------------

          Since early 1997, fourteen plaintiffs brought suit against numerous defendants, including EUA, for injuries and illness all allegedly caused by exposure to asbestos over approximately a thirty-year period, at premises, including some owned by EUA companies. The total damages claimed in all of these complaints was $34 million in compensatory and punitive damages, plus exemplary damages and interest and costs. Each names between fifteen and twenty-eight defendants, including EUA. These complaints have been referred to the applicable insurance companies. Counsel has been retained by the insurers and is actively defending all cases. Four cases have been dismissed as against EUA companies. EUA cannot predict the ultimate outcome of this matter at this time.

                                   EXHIBIT D-8                       Page 1 of 4
                           BLACKSTONE VALLEY ELECTRIC

                  Statement of all Known Contingent Liabilities


Note A - Environmental Matters
-------------------------------

          The Comprehensive Environmental Response, Compensation Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, and certain similar state statutes authorize various governmental authorities to seek court orders compelling responsible parties to take cleanup action at disposal sites which have been determined by such governmental authorities to present an imminent and substantial danger to the public and to the environment because of an actual or threatened release of hazardous substances. Because of the nature of Blackstone's business, various by-products and substances are produced or handled which are classified as hazardous under the rules and regulations promulgated by the EPA as well as state and local authorities. Blackstone generally provides for the disposal of such substances through licensed contractors, but these statutory provisions generally impose potential joint and several responsibility on the generators of the wastes for cleanup costs. Blackstone has been notified with respect to a number of sites where they may be responsible for such costs, including sites where they may have joint and several liability with other responsible parties. It is the policy of Blackstone to notify liability insurers and to initiate claims. However, it is not possible at this time to predict whether liability, if any, will be assumed by, or can be enforced against, the insurance carriers in these matters.

          On December 13, 1994, the United States District Court for the District of Massachusetts (District Court) issued a judgment against Blackstone, finding Blackstone liable to the Commonwealth of Massachusetts (commonwealth) for the full amount of response costs incurred by the Commonwealth in the cleanup of a by-product of manufactured gas at a site at Mendon Road in Attleboro, Massachusetts. The judgment also found Blackstone liable for interest and litigation expenses calculated to the date of judgment. The total liability is approximately $5.9 million, including approximately $3.6 million in interest which has accumulated since 1985. Due to the uncertainty of the ultimate outcome of this proceeding and anticipated recoverability, Blackstone recorded the $5.9 million District Court judgment as a deferred debit. This amount is included with Other Assets on the Balance Sheet at December 31, 1997 and 1996.

                                   EXHIBIT D-8                       Page 2 of 4
                           BLACKSTONE VALLEY ELECTRIC

                  Statement of all Known Contingent Liabilities


Note A - Environmental Matters - continued
------------------------------

          On January 20, 1995, Blackstone entered into an escrow agreement with the Commonwealth whereby Blackstone deposited $5.9 million with an escrow agent who transferred the funds into an interest bearing money market account. The distribution of the proceeds of the escrow account will be determined upon the final resolution of the judgment. No additional interest expense will accrue on the judgment amount.

          Blackstone filed a Notice of Appeal of the District Court's judgment and filed its brief with the United States Court of Appeals for the First Circuit (Circuit Court) on February 24, 1995. On October 6, 1995, the Circuit Court vacated the District Court's $5.9 million judgement to refer the matter to the EPA to determine whether the chemical substance ferric ferrocyanide (FFC) contained within the by-product is a hazardous substance.

          Given the present posture of the case, Blackstone may not be liable to reimburse the Commonwealth for the Mendon Road cleanup costs if the EPA determines that FFC is not a hazardous substance. On January 9, 1997, Blackstone met with representatives of EPA and the Commonwealth to discuss the procedure EPA would follow in resolving the FFC issue. In January 1997, Blackstone submitted written comments which were followed by the Commonwealth's written reply in March 1997. Both parties submitted additional memoranda to EPA during remainder of the year. The EPA will now determine whether FFC is a hazardous substance. Further court proceedings are likely.

          On January 28, 1994, Blackstone filed a complaint in the Massachusetts District court, seeking, among other relief, contribution and reimbursement from Stone & Webster Inc., of New York City and several of its affiliated companies (Stone & Webster), and Valley Gas Company of Cumberland, Rhode Island (Valley) for any damages incurred by Blackstone regarding the Mendon Road site. On November 7, 1994, the Court denied motions to dismiss the complaint filed by Stone & Webster and Valley. This proceeding was stayed in December 1995 pending final EPA determination as to whether FFC is a hazardous substance.

                                   EXHIBIT D-8                       Page 3 of 4
                           BLACKSTONE VALLEY ELECTRIC

                  Statement of all Known Contingent Liabilities


Note A - Environmental Matters - continued
------------------------------

          In addition, Blackstone has notified certain liability insurers and has filed claims with respect to the Mendon Road site, as well as other sites. Blackstone reached settlement with one carrier for reimbursement of legal costs related to the Mendon Road case. In January 1996, Blackstone received the proceeds of the settlement.

          As of December 31, 1998, Blackstone had incurred costs of approximately $6.7 million (excluding the $5.9 million Mendon Road judgment) in connection with the investigation and cleanup of these sites. These amounts have been financed primarily by internally generated cash. Blackstone is currently amortizing all of its incurred costs over a five-year period consistent with prior regulatory recovery periods and is recovering certain of those costs in rates. The Company estimates that additional costs of up to approximately $1.8 million (excluding the $5.9 million Mendon Road judgment) may be incurred at these sites through 1999 by it and the other responsible parties. Estimated amounts after 1999 are not now determinable since site studies, which are the basis of these estimates, have not been completed.

          As a result of the recoverability of cleanup costs in rates and the uncertainly regarding both its estimated liability, as well as potential contributions from insurance carriers and other responsible parties, Blackstone does not believe that the ultimate impact of the environmental costs will be material to its financial position and thus, no loss provision is required at this time.

          A number of scientific studies in the past several years have examined the possibility of health effects from electric and magnetic fields (EMF) that are found wherever there is electricity. While some of the studies have indicated some association between exposure to EMF and health effects, many others have indicated no direct association.

          Some states have enacted regulations to limit the strength of EMF at the edge of transmission line rights-of-way. The Rhode Island legislature has enacted a statute which authorizes and directs the Rhode Island Energy Facility Siting Board to establish rules and regulations governing construction of high voltage transmission lines of 69 kv or more. In addition, an energy facility siting application, in Rhode Island must include, when applicable, any current independent, scientific research pertaining to EMF exposure for review by the Board. Management cannot predict the impact, if any, that legislation or other developments concerning EMF may have on Blackstone.

                                   EXHIBIT D-8                       Page 4 of 4
                           BLACKSTONE VALLEY ELECTRIC

                  Statement of all Known Contingent Liabilities


Note B- Other
-------------

          Since early 1997, thirteen plaintiffs brought suit against numerous defendants, including EUA, for injuries and illness allegedly caused by exposure to asbestos over approximately a thirty-year period, at premises, including some owned by EUA companies. The total damages claimed in all of these complaints was $34 million in compensatory and punitive damages, plus exemplary damages and interest and costs. Each complaint names between fifteen and twenty-eight defendants, including EUA. These complaints have been referred to the applicable insurance companies. Counsel has been retained by the insurers and is actively defending all cases. Four cases have been dismissed as against EUA companies, with prejudice. EUA cannot predict the ultimate outcome of this matter at this time.

                                   EXHIBIT D-9                       Page 1 of 5
                             EASTERN EDISON COMPANY

                  Statement of all Known Contingent Liabilities


Note A - Nuclear Fuel Disposal and Nuclear Decommissioning Costs
----------------------------------------------------------------

          The owners (or lead participants) of the nuclear units in which Montaup has an interest have made, or expect to make, various arrangements for the acquisition of uranium concentrate, the conversion, enrichment, fabrication and utilization of nuclear fuel and the disposition of that fuel after use. The owners (or lead participants) of United States nuclear units have entered into contracts with the Department of Energy (DOE) for disposal of spent nuclear fuel in accordance with the Nuclear Waste Policy Act of 1982 (NWPA). The NWPA requires (subject to various contingencies) that the federal government design, license, construct and operate a permanent repository for high level radioactive wastes and spent nuclear fuel and establish a prescribed fee for the disposal of such wastes and nuclear fuel. The NWPA specifies that the DOE provide for the disposal of such waste and spent nuclear fuel starting in 1998. Objections on environmental and other grounds have been asserted against proposals for storage as well as disposal of spent nuclear fuel. The DOE now estimates that a permanent disposal site for spent fuel will not be ready to accept fuel for storage or disposal until as late as the year 2010. In early 1998, a number of utilities filed suit in federal appeals court seeking, among other things, an order requiring the DOE to immediately establish a program for the disposal of spent nuclear fuel. Montaup owns a 4.01% interest in Millstone 3 and a 2.9% interest in Seabrook I. Northeast Utilities, the operator of the units, indicates that Millstone 3 has sufficient on-site storage facilities which, with rack additions, can accommodate its spent fuel for the projected life of the unit. At the Seabrook Project, there is on-site storage capacity which, with rack additions, will be sufficient to at least the year 2011.

          The Energy Policy Act of 1992 requires that a fund be created for the decommissioning and decontamination of the DOE uranium enrichment facilities. The fund will be financed in part by special assessments on nuclear power plants in which Montaup has an interest. These assessments are calculated based on the utilities' prior use of the government facilities and have been levied by the DOE, starting in September 1993, and will continue over 15 years. This cost is passed on to the joint owners or power buyers as an additional fuel charge on a monthly basis and is currently being recovered by Montaup through rates.

                                   EXHIBIT D-9                       Page 2 of 5
                             EASTERN EDISON COMPANY

                  Statement of all Known Contingent Liabilities


Note A - Nuclear Fuel Disposal and Nuclear
------------------------------------------
         Decommissioning Costs - continued
         ---------------------

          Montaup has a 4.5% equity ownership in Connecticut Yankee, a nuclear generating facility which is in the process of decommissioning. Montaup's share of the total estimated costs for the permanent shutdown, decommissioning and recovery of the investment in Connecticut Yankee is approximately $23.8 million. On August 31, 1998, a FERC law judge rejected Connecticut Yankee's filed plan to decommission the plant. The judge claimed that estimates of clean-up costs were flawed and certain restoration costs were not supported. The judge also said Connecticut Yankee could not pass on spent fuel storage costs to rate-payers. The judge recommended that Connecticut Yankee withdraw its decommissioning plan and submit a new plan which addresses the issues cited by him. FERC will review the judge's recommendation and issue a decision on this case in the coming months. If FERC concurs with the judge's recommendation, this may result in a write down of certain of Connecticut Yankee plant investments.

          In August 1997, as a result of an economic evaluation, the Maine Yankee Board of Directors voted to permanently close that nuclear plant. Montaup has a 4.0% equity ownership in Maine Yankee. Montaup's share of the total estimated costs for the permanent shutdown, decommissioning and recovery of the remaining investment in Maine Yankee is approximately $31.0 million. In January 1998, FERC accepted Maine Yankee's rate filing, subject to refund, for the recovery of its costs during the decommissioning period.

          Also, Montaup is recovering through rates its share of estimated decommissioning costs for Millstone 3 and Seabrook I. Montaup's share of the current estimate of total costs to decommission Millstone 3 is $22.4 million in 1998 dollars, and Seabrook I is $14.4 million in 1998 dollars. These figures are based on studies performed for the lead owner of the units. Montaup also pays into decommissioning reserves pursuant to contractual arrangements with other nuclear generating facilities in which it has an equity ownership interest or life of the unit entitlement. Such expenses are currently recoverable through rates.

                                   EXHIBIT D-9                       Page 3 of 5
                             EASTERN EDISON COMPANY

                  Statement of all Known Contingent Liabilities


Note B - Environmental Matters
------------------------------

          There is an extensive body of federal and state statutes governing environmental matters, which permit, among other things, federal and state authorities to initiate legal action providing for liability, compensation, cleanup, and emergency response to the release or threatened release of hazardous substances into the environment and for the cleanup of inactive hazardous waste disposal sites which constitute substantial hazards. Because of the nature of the Eastern Edison business, various by-products and substances are produced or handled which are classified as hazardous under the rules and regulations promulgated by the United States Environmental protection Agency
(EPA) as well as state and local authorities. The Company generally provides for the disposal of such substances through licensed contractors, but these statutory provisions generally impose potential joint and several responsibility on the generators of the wastes for cleanup costs. In the past, Eastern Edison and Montaup had been notified with respect to a number of sites where they were allegedly responsible for such costs, including sites where they allegedly had joint and several liability with other responsible parties.

          It is the policy of Eastern Edison and Montaup to notify liability insurers and to initiate claims. Eastern Edison is currently not involved in any environmental site investigation. It is the policy of Eastern Edison to notify liability insurers and to initiate claims. The Company is unable to predict whether liability, if any, will be assumed by, or can be enforced against, the insurance carriers in these matters. The costs incurred in connection with these sites have been financed primarily with internally generated cash.

          The Clean Air Act Amendments created new regulatory programs and generally updated and strengthened air pollution control laws. These amendments expanded the regulatory role of the EPA regarding emissions from electric generating facilities and a host of other sources. Montaup generating facilities were first affected in 1995, when EPA regulations took effect for facilities owned by Montaup. Montaup's coal-fired Somerset Unit No. 6 is utilizing lower sulfur content coal to meet the 1995 air standards. Eastern Edison does not anticipate the impact from the Amendments to be material to its financial position.

          In July, the EPA issued a new and more stringent rule covering ozone particulate matter which is to be followed by promulgation of more stringent ozone and particulate matter standards. The effect that such standards will have on the EUA System cannot be determined by management at this time.

                                   EXHIBIT D-9                       Page 4 of 5
                             EASTERN EDISON COMPANY

                  Statement of all Known Contingent Liabilities


Note B - Environmental Matters - continued
------------------------------

          Eastern Edison, Montaup, the Massachusetts Attorney General and Division of Energy Resources entered into a settlement regarding electric utility industry restructuring in Massachusetts. The settlement includes a plan for emissions reductions related to Montaup's Somerset Station Units 5 and 6, and to Montaup's 50% ownership share of Canal Electric's Unit 2. The basis for sulfur dioxide (SO2) and nitrogen oxide (NOx) emission reductions in the proposed settlement is an allowance cap calculation. Montaup may meet its allowance caps by any combination of control technologies, fuel switching, operational changes, and/or the use of purchased or surplus allowances. The proposed settlement was approved by FERC on December 19, 1997.

          In April 1992, the Northeast States for Coordinated Air Use Management (NESCAUM), an environmental advisory group for eight Northeast states including Massachusetts and Rhode Island issued recommendations for NOx controls for existing utility boilers required to meet the ozone non-attainment requirements of the Clean Air Act. The NESCAUM recommendations are more restrictive than the Clean Air Act requirements. The Massachusetts Department of Environmental Management has amended its regulations to require that Reasonably Available Control Technology (RACT) be implemented at all stationary sources potentially emitting 50 tons or more per year of NOx. Similar regulations have been issued in Rhode Island. Montaup has initiated compliance, through, among other things, selective, noncatalytic reduction processes.

          A number of scientific studies in the past several years have examined the possibility of health effects from EMF that are found wherever there is electricity. While some of the studies have indicated some association between exposure to EMF and health effects, many others have indicated no direct association. Some states have enacted regulations to limit the strength of magnetic fields at the edge of transmission line rights-of-way. Rhode Island has enacted a statute which authorizes and directs the Energy Facility Siting Board to establish rules and regulations governing construction of high voltage transmission lines of 69kv or more. Management cannot predict the ultimate outcome of the EMF issue.

                                   EXHIBIT D-9                       Page 5 of 5
                             EASTERN EDISON COMPANY

                  Statement of all Known Contingent Liabilities


          Since early 1997, fourteen plaintiffs brought suit against numerous defendants, including EUA, for injuries and illness all allegedly caused by exposure to asbestos over approximately a thirty-year period, at premises, including some owned by EUA companies. The total damages claimed in all of these complaints was $34 million in compensatory and punitive damages, plus exemplary damages and interest and costs. Each names between fifteen and twenty-eight defendants, including EUA. These complaints have been referred to the applicable insurance companies. Counsel has been retained by the insurers and is actively defending all cases. Four cases have been dismissed as against EUA companies. EUA cannot predict the ultimate outcome of this matter at this time.

          A pending class action, filed on March 2, 1998, in the Massachusetts Supreme Judicial Court naming all eight Massachusetts electric distribution companies, including Eastern Edison, and certain Massachusetts state agencies, seeks to invalidate certain sections of the Electric Restructuring Act of 1997. The Act directs electric distribution companies to fund energy efficient activities to promote renewable energy projects, and impose a mandatory charge on all electricity sold to customers to fund such activities and projects. In addition to declaratory judgement, plaintiffs seek remittance of monies paid to each distribution company by customers along with any interest earned. The outcome of this class action is unknown at this time, however Eastern Edison is vigorously defending the lawsuit.

                                  EXHIBIT D-10                       Page 1 of 1
                             EASTERN EDISON COMPANY

                  Statement of all Known Contingent Liabilities


Note A - Environmental Matters
------------------------------

          The Comprehensive Environmental Response, Compensation Liability Act of 1980, as amended by the Superfund Amendments and Reauthorizaton Act of 1986, and certain similar state statutes authorize various governmental authorities to seek court orders compelling responsible parties to take cleanup action at disposal sites which have been determined by such governmental authorities to present an imminent and substantial danger to the public and to the environment because of an actual or threatened release of hazardous substances. Because of the nature of Newport's business, various by-products and substances are produced or handled which are classified as hazardous under the rules and regulations promulgated by the EPA as well as state and local authorities. The Company is currently not involved in any environmental site investigations. Newport generally provides for the disposal of such substances through licensed contractors, but these statutory provisions generally impose potential joint and several responsibility on the generators of the wastes for cleanup costs. It is the policy of Newport to notify liability insurers and to initiate claims. However, it is not possible at this time to predict whether liability, if any, will be assumed by, or can be enforced against, the insurance carrier in this matter.

          The Clean Air Act Amendments created new regulatory programs and generally updated and strengthened air pollution control laws. These amendments expanded the regulatory role of the United States Environmental Protection Agency (EPA) regarding emissions from electric generating facilities and a host of other sources. The Company does not anticipate the impact from the Amendments to be material to its financial position.

          In April 1992, the Northeast States for Coordinated Air Use Management (NESCAUM), an environmental advisory group for eight Northeast states including Massachusetts and Rhode Island issued recommendations for nitrogen oxide (NOx) controls for existing utility boilers required to meet the ozone non-attainment requirements of the Clean Air Act. The NESCAUM recommendations are more restrictive than the Clean Air Act requirements. The Massachusetts Department of Environmental Management has amended its regulations to require that Reasonably Available Control Technology (RACT) be implemented at all stationary sources potentially emitting 50 tons or more per year of NOx. Rhode Island has issued similar regulations also requiring that RACT be implemented at all stationary sources potentially emitting 50 tons or more per year of NOx. The Company has initiated compliance through, among other things, selective, reduction processes. Effective October 1, 1999 Newport sold its own generation as part of the utility restructuring laws. Newport still owns its share of the Wyman generating station.

                               JOINT APPLICATION OF
                         NEW ENGLAND POWER COMPANY, et al.
                       AND MONTAUP ELECTRIC COMPANY, et al.

                 FOR APPROVAL OF MERGER AND RELATED AUTHORIZATIONS



EXHIBIT E-1                            New England Power Company
EXHIBIT E-2                          Massachusetts Electric Company
EXHIBIT E-3                        The Narragansett Electric Company
EXHIBIT E-4                  New England Electric Transmission Corporation
EXHIBIT E-5                    New England Hydro Transmission Corporation
EXHIBIT E-6             New England Hydro - Transmission Electric Company, Inc.
EXHIBIT E-7                             Montaup Electric Company
EXHIBIT E-8                        Blackstone Valley Electric Company
EXHIBIT E-9                              Eastern Edison Company
EXHIBIT E-10                          Newport Electric Corporation


           Income Statement for the 12 Months Ending September 30, 1998


                                                                        NEES Companies
                                                                        Exhibit No. E-1
                                                                        Page 1 of 2


         Name of Respondent
         New England Power Company
                           STATEMENT OF INCOME FOR THE YEAR
                                                                           12 months               12 months
Line                                Account                                  ended     Pro-Forma    Adjusted
 No.                                                                         9-30-98   Adjustments   9-30-98

   1                       UTILITY OPERATING INCOME
   2 Operating Revenues (400)                                            1,481,067,948          1,481,067,948
   3 Operating Expenses
   4    Operation Expenses (401)                                           963,957,991            963,957,991
   5    Maintenance Expenses (402)                                          75,560,088             75,560,088
   6    Depreciation Expense (403)                                          78,245,773             78,245,773
   7    Amort. & Depl. of Utility Plant (404-405)                                3,000                  3,000
   8    Amort. of Utility Plant Acq. Adj. (406)
   9    Amort. of Property Losses, Unrecovered Plant and
          Regulatory Study Costs (407)
  10    Amort. of Conversion Expenses (407)
  11    Regulatory Debits (407.3)                                           33,786,395             33,786,395
  12    (Less) Regulatory Credits (407.4)
  13    Taxes Other Than Income Taxes (408.1)                               61,346,769             61,346,769
  14    Income Taxes - Federal (409.1)                                     243,772,477            243,772,477
  15               - Other (409.1)                                          48,628,105             48,628,105
  16    Provision for Deferred Income Taxes (410.1)                        210,590,379            210,590,379
  17    (Less) Provision for Deferred Income Taxes - Cr. (411.1)           414,473,197            414,473,197
  18    Investment Tax Credit Adj. - Net (411.4)                           (1,897,334)            (1,897,334)
  19    (Less) Gains from Disp. of Utility Plant (411.6)
  20    Losses from Disp. of Utility Plant (411.7)
  21    (Less) Gains from Disposition of Allowances (411.8)
  22    Losses from Disposition of Allowances (411.9)
  23      TOTAL Utility Operating Expenses (Enter Total of
            Lines 4 thru 22)                                             1,299,520,446          1,299,520,446
  24      Net Utility Operating Income (Enter Total of
              line 2 less 23) (Carry forward to line 25)                   181,547,502            181,547,502

                                                                        NEES Companies
                                                                        Exhibit No. E-1
                                                                        Page 2 of 2


         Name of Respondent
         New England Power Company
                     STATEMENT OF INCOME FOR THE YEAR (Continued)
                                                                           12 months               12 months
Line                                Account                                  ended     Pro-Forma    Adjusted
 No.                                                                         9-30-98   Adjustments   9-30-98

  25 Net Utility Operating Income (Carried forward)                        181,547,502            181,547,502
  26               Other Income and Deductions
  27 Other Income
  28    Nonutility Operating Income
  29      Revenues From Merchandising, Jobbing and Contract Work (415)
  30      (Less) Costs and Exp. of Merchandising, Job. & Contract Work
            (416)
  31      Revenues From Nonutility Operations (417)
  32      (Less) Expenses of Nonutility Operations (417.1)                   2,627,907              2,627,907
  33      Nonoperating Rental Income (418)                                     524,820                524,820
  34      Equity in Earnings of Subsidiary Companies (418.1)                 5,466,612              5,466,612
  35    Interest and Dividend Income (419)                                   3,547,764              3,547,764
  36    Allowance for Other Funds Used During Construction (419.1)             113,773                113,773
  37    Miscellaneous Nonoperating Income (421)                                 76,473                 76,473
  38    Gain on Disposition of Property (421.1)                                483,765                483,765
  39      TOTAL Other Income (Enter Total of lines 29 thru 38)               7,585,300              7,585,300
  40 Other Income Deductions
  41    Loss on Disposition of Property (421.2)                                (7,007)                (7,007)
  42    Miscellaneous Amortization (425)
  43    Miscellaneous Income Deductions (426.1-426.5)                       22,273,872             22,273,872
  44      TOTAL Other Income Deductions (Total of lines 41 thru 43)         22,266,865             22,266,865
  45 Taxes Applic. to Other Income and Deductions
  46    Taxes Other Than Income Taxes (408.2)                                  330,286                330,286
  47    Income Taxes - Federal (409.2)                                       (741,885)              (741,885)
  48    Income Taxes - Other (409.2)                                          (12,200)               (12,200)
  49    Provision for Deferred Inc. Taxes (410.2)                              381,700                381,700
  50    (Less) Provision for Deferred Income Taxes - Cr. (411.2)
  51    Investment Tax Credit Adj. - Net (411.5)
  52    (Less) Investment Tax Credits (420)                               (21,422,661)           (21,422,661)
  53      TOTAL Taxes on Other Income and Deduct. (Total of 46 thru 52)   (21,464,760)           (21,464,760)
  54    Net Other Income and Deductions (Enter Total of lines 39, 44, 53)    6,783,195              6,783,195
  55               Interest Charges
  56 Interest on Long-Term Debt (427)                                       34,408,021             34,408,021
  57 Amort. of Debt Disc. and Expense (428)                                    862,427                862,427
  58 Amortization of Loss on Reacquired Debt (428.1)                         2,358,015              2,358,015
  59 (Less) Amort. of Premium on Debt - Credit (429)
  60 (Less) Amortization of Gain on Reacquired Debt - Credit (429.1)
  61 Interest on Debt to Assoc. Companies (430)                              2,700,216              2,700,216
  62 Other Interest Expense (431)                                            9,754,285              9,754,285
  63 (Less) Allowance for Borrowed Funds Used During Construction-Cr. (432)  1,147,923              1,147,923
  64    Net Interest Charges (Enter Total of lines 56 thru 63)              48,935,041             48,935,041
  65    Income Before Extraordinary Items (Total of lines 25, 54 and 64)   139,395,656            139,395,656
  66               Extraordinary Items
  67 Extraordinary Income (434)
  68 (Less) Extraordinary Deductions (435)
  69 Net Extraordinary Items (Enter Total of line 67 less line 68)
  70 Income Taxes-Federal and Other (409.3)
  71 Extraordinary Items After Taxes (Enter Total of line 69 less line 70)
  72 Net Income (Enter Total of lines 65 and 71)                           139,395,656            139,395,656

                                                                        NEES Companies
                                                                        Exhibit No. E-2
                                                                        Page 1 of 2


         Name of Respondent
         Massachusetts Electric Company
                           STATEMENT OF INCOME FOR THE YEAR
                                                                           12 months               12 months
Line                                Account                                  ended     Pro-Forma    Adjusted
 No.                                                                         9-30-98   Adjustments   9-30-98
   1                       UTILITY OPERATING INCOME
   2 Operating Revenues (400)                                            1,583,046,649          1,583,046,649
   3 Operating Expenses
   4    Operation Expenses (401)                                         1,302,105,564          1,302,105,564
   5    Maintenance Expenses (402)                                          37,630,776             37,630,776
   6    Depreciation Expense (403)                                          58,845,497             58,845,497
   7    Amort. & Depl. of Utility Plant (404-405)
   8    Amort. of Utility Plant Acq. Adj. (406)
   9    Amort. of Property Losses, Unrecovered Plant and
          Regulatory Study Costs (407)
  10    Amort. of Conversion Expenses (407)
  11    Regulatory Debits (407.3)
  12    (Less) Regulatory Credits (407.4)
  13    Taxes Other Than Income Taxes (408.1)                               36,990,471             36,990,471
  14    Income Taxes - Federal (409.1)                                      26,868,282             26,868,282
  15               - Other (409.1)                                           5,424,674              5,424,674
  16    Provision for Deferred Income Taxes (410.1)                         28,663,972             28,663,972
  17    (Less) Provision for Deferred Income Taxes - Cr. (411.1)            14,205,743             14,205,743
  18    Investment Tax Credit Adj. - Net (411.4)                           (1,090,292)            (1,090,292)
  19    (Less) Gains from Disp. of Utility Plant (411.6)
  20    Losses from Disp. of Utility Plant (411.7)
  21    (Less) Gains from Disposition of Allowances (411.8)
  22    Losses from Disposition of Allowances (411.9)
  23      TOTAL Utility Operating Expenses (Enter Total of
            Lines 4 thru 22)                                             1,481,233,201          1,481,233,201
  24      Net Utility Operating Income (Enter Total of
              line 2 less 23) (Carry forward to line 25)                   101,813,448            101,813,448

                                                                        NEES Companies
                                                                        Exhibit No. E-2
                                                                        Page 2 of 2


         Name of Respondent
         Massachusetts Electric Company
                     STATEMENT OF INCOME FOR THE YEAR (Continued)
                                                                           12 months               12 months
Line                                Account                                  ended     Pro-Forma    Adjusted
 No.                                                                         9-30-98   Adjustments   9-30-98

  25 Net Utility Operating Income (Carried forward)                        101,813,448            101,813,448
  26               Other Income and Deductions
  27 Other Income
  28    Nonutility Operating Income
  29      Revenues From Merchandising, Jobbing and Contract Work (415)
  30      (Less) Costs and Exp. of Merchandising, Job. & Contract Work (416)
  31      Revenues From Nonutility Operations (417)
  32      (Less) Expenses of Nonutility Operations (417.1)                   1,701,619              1,701,619
  33      Nonoperating Rental Income (418)                                    (12,241)               (12,241)
  34      Equity in Earnings of Subsidiary Companies (418.1)
  35    Interest and Dividend Income (419)                                   3,088,624              3,088,624
  36    Allowance for Other Funds Used During Construction (419.1)
  37    Miscellaneous Nonoperating Income (421)                                 49,375                 49,375
  38    Gain on Disposition of Property (421.1)                                227,271                227,271
  39      TOTAL Other Income (Enter Total of lines 29 thru 38)               1,651,410              1,651,410
  40 Other Income Deductions
  41    Loss on Disposition of Property (421.2)                                    625                    625
  42    Miscellaneous Amortization (425)
  43    Miscellaneous Income Deductions (426.1-426.5)                        4,859,474              4,859,474
  44      TOTAL Other Income Deductions (Total of lines 41 thru 43)          4,860,099              4,860,099
  45 Taxes Applic. to Other Income and Deductions
  46    Taxes Other Than Income Taxes (408.2)                                  280,079                280,079
  47    Income Taxes - Federal (409.2)                                       (734,407)              (734,407)
  48    Income Taxes - Other (409.2)                                         (140,900)              (140,900)
  49    Provision for Deferred Inc. Taxes (410.2)                               36,200                 36,200
  50    (Less) Provision for Deferred Income Taxes - Cr. (411.2)
  51    Investment Tax Credit Adj. - Net (411.5)
  52    (Less) Investment Tax Credits (420)
  53      TOTAL Taxes on Other Income and Deduct. (Total of 46 thru 52)      (559,028)              (559,028)
  54    Net Other Income and Deductions (Enter Total of lines 39, 44, 53)  (2,649,661)            (2,649,661)
  55               Interest Charges
  56 Interest on Long-Term Debt (427)                                       26,302,043             26,302,043
  57 Amort. of Debt Disc. and Expense (428)                                    237,624                237,624
  58 Amortization of Loss on Reacquired Debt (428.1)                           510,833                510,833
  59 (Less) Amort. of Premium on Debt - Credit (429)
  60 (Less) Amortization of Gain on Reacquired Debt - Credit (429.1)
  61 Interest on Debt to Assoc. Companies (430)                                462,294                462,294
  62 Other Interest Expense (431)                                            5,169,282              5,169,282
  63 (Less) Allowance for Borrowed Funds Used During Construction-Cr. (432)    590,154                590,154
  64    Net Interest Charges (Enter Total of lines 56 thru 63)              32,091,922             32,091,922
  65    Income Before Extraordinary Items (Total of lines 25, 54 and 64)    67,071,865             67,071,865
  66               Extraordinary Items
  67 Extraordinary Income (434)
  68 (Less) Extraordinary Deductions (435)
  69 Net Extraordinary Items (Enter Total of line 67 less line 68)
  70 Income Taxes-Federal and Other (409.3)
  71 Extraordinary Items After Taxes (Enter Total of line 69 less line 70)
  72 Net Income (Enter Total of lines 65 and 71)                            67,071,865             67,071,865

                                                                        NEES Companies
                                                                        Exhibit No. E-3
                                                                        Page 1 of 2


         Name of Respondent
         Narragansett Electric Company
                           STATEMENT OF INCOME FOR THE YEAR
                                                                           12 months               12 months
Line                                Account                                  ended     Pro-Forma    Adjusted
 No.                                                                        9-30-98   Adjustments    9-30-98

   1                       UTILITY OPERATING INCOME
   2 Operating Revenues (400)                                              492,755,355            492,755,355
   3 Operating Expenses
   4    Operation Expenses (401)                                           353,720,050            353,720,050
   5    Maintenance Expenses (402)                                          12,030,441             12,030,441
   6    Depreciation Expense (403)                                          23,048,075             23,048,075
   7    Amort. & Depl. of Utility Plant (404-405)
   8    Amort. of Utility Plant Acq. Adj. (406)
   9    Amort. of Property Losses, Unrecovered Plant and
          Regulatory Study Costs (407)
  10    Amort. of Conversion Expenses (407)
  11    Regulatory Debits (407.3)
  12    (Less) Regulatory Credits (407.4)
  13    Taxes Other Than Income Taxes (408.1)                               40,685,062             40,685,062
  14    Income Taxes - Federal (409.1)                                      14,754,386             14,754,386
  15                 - Other (409.1)
  16    Provision for Deferred Income Taxes (410.1)                         10,064,285             10,064,285
  17    (Less) Provision for Deferred Income Taxes - Cr. (411.1)             8,482,700              8,482,700
  18    Investment Tax Credit Adj. - Net (411.4)                             (490,596)              (490,596)
  19    (Less) Gains from Disp. of Utility Plant (411.6)
  20    Losses from Disp. of Utility Plant (411.7)
  21    (Less) Gains from Disposition of Allowances (411.8)
  22    Losses from Disposition of Allowances (411.9)
  23      TOTAL Utility Operating Expenses (Enter Total of
            Lines 4 thru 22)                                               445,329,003            445,329,003
  24      Net Utility Operating Income (Enter Total of
              line 2 less 23) (Carry forward to line 25)                    47,426,352             47,426,352

                                                                        NEES Companies
                                                                        Exhibit No. E-3
                                                                        Page 2 of 2


         Name of Respondent
         Narragansett Electric Company
                     STATEMENT OF INCOME FOR THE YEAR (Continued)
                                                                           12 months               12 months
Line                                Account                                  ended     Pro-Forma    Adjusted
 No.                                                                        9-30-98   Adjustments    9-30-98

  25 Net Utility Operating Income (Carried forward)                         47,426,352             47,426,352
  26               Other Income and Deductions
  27 Other Income
  28    Nonutility Operating Income
  29      Revenues From Merchandising, Jobbing and Contract Work (415)
  30      (Less) Costs and Exp. of Merchandising, Job. & Contract Work (416)
  31      Revenues From Nonutility Operations (417)
  32      (Less) Expenses of Nonutility Operations (417.1)                     826,705                826,705
  33      Nonoperating Rental Income (418)                                       6,096                  6,096
  34      Equity in Earnings of Subsidiary Companies (418.1)
  35    Interest and Dividend Income (419)                                     834,809                834,809
  36    Allowance for Other Funds Used During Construction (419.1)
  37    Miscellaneous Nonoperating Income (421)                              1,760,164              1,760,164
  38    Gain on Disposition of Property (421.1)                                266,939                266,939
  39      TOTAL Other Income (Enter Total of lines 29 thru 38)               2,041,303              2,041,303
  40 Other Income Deductions
  41    Loss on Disposition of Property (421.2)                                 36,101                 36,101
  42    Miscellaneous Amortization (425)
  43    Miscellaneous Income Deductions (426.1-426.5)                          807,314                807,314
  44      TOTAL Other Income Deductions (Total of lines 41 thru 43)            843,415                843,415
  45 Taxes Applic. to Other Income and Deductions
  46    Taxes Other Than Income Taxes (408.2)                                   72,073                 72,073
  47    Income Taxes - Federal (409.2)                                       (464,501)              (464,501)
  48    Income Taxes - Other (409.2)
  49    Provision for Deferred Inc. Taxes (410.2)                             (26,053)               (26,053)
  50    (Less) Provision for Deferred Income Taxes - Cr. (411.2)
  51    Investment Tax Credit Adj. - Net (411.5)
  52    (Less) Investment Tax Credits (420)
  53      TOTAL Taxes on Other Income and Deduct. (Total of 46 thru 52)      (418,481)              (418,481)
  54    Net Other Income and Deductions (Enter Total of lines 39, 44, 53)    1,616,369              1,616,369
  55               Interest Charges
  56 Interest on Long-Term Debt (427)                                       14,323,257             14,323,257
  57 Amort. of Debt Disc. and Expense (428)                                    140,171                140,171
  58 Amortization of Loss on Reacquired Debt (428.1)                           732,145                732,145
  59 (Less) Amort. of Premium on Debt - Credit (429)
  60 (Less) Amortization of Gain on Reacquired Debt - Credit (429.1)
  61 Interest on Debt to Assoc. Companies (430)                                366,514                366,514
  62 Other Interest Expense (431)                                            3,072,789              3,072,789
  63 (Less) Allowance for Borrowed Funds Used During Construction-Cr. (432)    127,378                127,378
  64    Net Interest Charges (Enter Total of lines 56 thru 63)              18,507,498             18,507,498
  65    Income Before Extraordinary Items (Total of lines 25, 54 and 64)    30,535,223             30,535,223
  66               Extraordinary Items
  67 Extraordinary Income (434)
  68 (Less) Extraordinary Deductions (435)
  69 Net Extraordinary Items (Enter Total of line 67 less line 68)
  70 Income Taxes-Federal and Other (409.3)
  71 Extraordinary Items After Taxes (Enter Total of line 69 less line 70)
  72 Net Income (Enter Total of lines 65 and 71)                            30,535,223             30,535,223

                                                                        NEES Companies
                                                                        Exhibit No. E-4
                                                                        Page 1 of 2


         Name of Respondent
         New England Electric Transmission Corporation
                           STATEMENT OF INCOME FOR THE YEAR
                                                                           12 months               12 months
Line                                Account                                  ended     Pro-Forma    Adjusted
 No.                                                                        9-30-98    Adjustments   9-30-98

   1                       UTILITY OPERATING INCOME
   2 Operating Revenues (400)                                                9,360,175              9,360,175
   3 Operating Expenses
   4    Operation Expenses (401)                                             1,195,551              1,195,551
   5    Maintenance Expenses (402)                                             309,577                309,577
   6    Depreciation Expense (403)                                           4,688,448              4,688,448
   7    Amort. & Depl. of Utility Plant (404-405)
   8    Amort. of Utility Plant Acq. Adj. (406)
   9    Amort. of Property Losses, Unrecovered Plant and
          Regulatory Study Costs (407)
  10    Amort. of Conversion Expenses (407)
  11    Regulatory Debits (407.3)
  12    (Less) Regulatory Credits (407.4)
  13    Taxes Other Than Income Taxes (408.1)                                  424,728                424,728
  14    Income Taxes - Federal (409.1)                                         346,865                346,865
  15                 - Other (409.1)                                            51,336                 51,336
  16    Provision for Deferred Income Taxes (410.1)                            108,090                108,090
  17    (Less) Provision for Deferred Income Taxes - Cr. (411.1)               147,210                147,210
  18    Investment Tax Credit Adj. - Net (411.4)                             (406,443)              (406,443)
  19    (Less) Gains from Disp. of Utility Plant (411.6)
  20    Losses from Disp. of Utility Plant (411.7)
  21    (Less) Gains from Disposition of Allowances (411.8)
  22    Losses from Disposition of Allowances (411.9)
  23      TOTAL Utility Operating Expenses (Enter Total of
            Lines 4 thru 22)                                                 6,570,942              6,570,942
  24      Net Utility Operating Income (Enter Total of
              line 2 less 23) (Carry forward to line 25)                     2,789,233              2,789,233

                                                                        NEES Companies
                                                                        Exhibit No. E-4
                                                                        Page 2 of 2


         Name of Respondent
         New England Electric Transmission Corporation
                            STATEMENT OF INCOME FOR THE YEAR (Continued)
                                                                           12 months               12 months
Line                                Account                                  ended     Pro-Forma    Adjusted
 No.                                                                        9-30-98   Adjustments    9-30-98

  25 Net Utility Operating Income (Carried forward)                          2,789,233              2,789,233
  26               Other Income and Deductions
  27 Other Income
  28    Nonutility Operating Income
  29      Revenues From Merchandising, Jobbing and Contract Work (415)
  30      (Less) Costs and Exp. of Merchandising, Job. & Contract Work (416)
  31      Revenues From Nonutility Operations (417)
  32      (Less) Expenses of Nonutility Operations (417.1)                       4,666                  4,666
  33      Nonoperating Rental Income (418)
  34      Equity in Earnings of Subsidiary Companies (418.1)
  35    Interest and Dividend Income (419)                                       9,781                  9,781
  36    Allowance for Other Funds Used During Construction (419.1)
  37    Miscellaneous Nonoperating Income (421)                                    861                    861
  38    Gain on Disposition of Property (421.1)
  39      TOTAL Other Income (Enter Total of lines 29 thru 38)                   5,976                  5,976
  40 Other Income Deductions
  41    Loss on Disposition of Property (421.2)
  42    Miscellaneous Amortization (425)
  43    Miscellaneous Income Deductions (426.1-426.5)                              702                    702
  44      TOTAL Other Income Deductions (Total of lines 41 thru 43)                702                    702
  45 Taxes Applic. to Other Income and Deductions
  46    Taxes Other Than Income Taxes (408.2)
  47    Income Taxes - Federal (409.2)                                              17                     17
  48    Income Taxes - Other (409.2)
  49    Provision for Deferred Inc. Taxes (410.2)
  50    (Less) Provision for Deferred Income Taxes - Cr. (411.2)
  51    Investment Tax Credit Adj. - Net (411.5)
  52    (Less) Investment Tax Credits (420)
  53      TOTAL Taxes on Other Income and Deduct. (Total of 46 thru 52)             17                     17
  54    Net Other Income and Deductions (Enter Total of lines 39, 44, 53)        5,257                  5,257
  55               Interest Charges
  56 Interest on Long-Term Debt (427)                                        1,734,068              1,734,068
  57 Amort. of Debt Disc. and Expense (428)                                     40,968                 40,968
  58 Amortization of Loss on Reacquired Debt (428.1)
  59 (Less) Amort. of Premium on Debt - Credit (429)
  60 (Less) Amortization of Gain on Reacquired Debt - Credit (429.1)
  61 Interest on Debt to Assoc. Companies (430)                                173,164                173,164
  62 Other Interest Expense (431)                                               16,694                 16,694
  63 (Less) Allowance for Borrowed Funds Used During Construction-Cr. (432)
  64    Net Interest Charges (Enter Total of lines 56 thru 63)               1,964,894              1,964,894
  65    Income Before Extraordinary Items (Total of lines 25, 54 and 64)       829,596                829,596
  66               Extraordinary Items
  67 Extraordinary Income (434)
  68 (Less) Extraordinary Deductions (435)
  69 Net Extraordinary Items (Enter Total of line 67 less line 68)
  70 Income Taxes-Federal and Other (409.3)
  71 Extraordinary Items After Taxes (Enter Total of line 69 less line 70)
  72 Net Income (Enter Total of lines 65 and 71)                               829,596                829,596

                                                                        NEES Companies
                                                                        Exhibit No. E-5
                                                                        Page 1 of 2


         Name of Respondent
         New England Hydro Transmission Corporation
                           STATEMENT OF INCOME FOR THE YEAR
                                                                           12 months               12 months
Line                                Account                                  ended     Pro-Forma    Adjusted
 No.                                                                        9-30-98   Adjustments    9-30-98

   1                       UTILITY OPERATING INCOME
   2 Operating Revenues (400)                                               31,394,424             31,394,424
   3 Operating Expenses
   4    Operation Expenses (401)                                             9,747,947              9,747,947
   5    Maintenance Expenses (402)                                             173,008                173,008
   6    Depreciation Expense (403)                                           5,866,290              5,866,290
   7    Amort. & Depl. of Utility Plant (404-405)
   8    Amort. of Utility Plant Acq. Adj. (406)
   9    Amort. of Property Losses, Unrecovered Plant and
          Regulatory Study Costs (407)
  10    Amort. of Conversion Expenses (407)
  11    Regulatory Debits (407.3)
  12    (Less) Regulatory Credits (407.4)
  13    Taxes Other Than Income Taxes (408.1)                                2,940,284              2,940,284
  14    Income Taxes - Federal (409.1)                                         917,086                917,086
  15               - Other (409.1)                                             353,305                353,305
  16    Provision for Deferred Income Taxes (410.1)                            683,800                683,800
  17    (Less) Provision for Deferred Income Taxes - Cr. (411.1)                34,200                 34,200
  18    Investment Tax Credit Adj. - Net (411.4)                             1,000,943              1,000,943
  19    (Less) Gains from Disp. of Utility Plant (411.6)
  20    Losses from Disp. of Utility Plant (411.7)
  21    (Less) Gains from Disposition of Allowances (411.8)
  22    Losses from Disposition of Allowances (411.9)
  23      TOTAL Utility Operating Expenses (Enter Total of
            Lines 4 thru 22)                                                21,648,463             21,648,463
  24      Net Utility Operating Income (Enter Total of
              line 2 less 23) (Carry forward to line 25)                     9,745,961              9,745,961

                                                                        NEES Companies
                                                                        Exhibit No. E-5
                                                                        Page 2 of 2


         Name of Respondent
         New England Hydro Transmission Corporation
                                            STATEMENT OF INCOME FOR THE YEAR (Continued)
                                                                           12 months               12 months
Line                                Account                                  ended     Pro-Forma    Adjusted
 No.                                                                        9-30-98   Adjustments    9-30-98

  25 Net Utility Operating Income (Carried forward)                          9,745,961              9,745,961
  26               Other Income and Deductions
  27 Other Income
  28    Nonutility Operating Income
  29      Revenues From Merchandising, Jobbing and Contract Work (415)
  30      (Less) Costs and Exp. of Merchandising, Job. & Contract Work (416)
  31      Revenues From Nonutility Operations (417)
  32      (Less) Expenses of Nonutility Operations (417.1)                       4,334                  4,334
  33      Nonoperating Rental Income (418)
  34      Equity in Earnings of Subsidiary Companies (418.1)
  35    Interest and Dividend Income (419)                                     131,916                131,916
  36    Allowance for Other Funds Used During Construction (419.1)
  37    Miscellaneous Nonoperating Income (421)                                    370                    370
  38    Gain on Disposition of Property (421.1)
  39      TOTAL Other Income (Enter Total of lines 29 thru 38)                 127,952                127,952
  40 Other Income Deductions
  41    Loss on Disposition of Property (421.2)
  42    Miscellaneous Amortization (425)
  43    Miscellaneous Income Deductions (426.1-426.5)                              240                    240
  44      TOTAL Other Income Deductions (Total of lines 41 thru 43)                240                    240
  45 Taxes Applic. to Other Income and Deductions
  46    Taxes Other Than Income Taxes (408.2)
  47    Income Taxes - Federal (409.2)                                          30,620                 30,620
  48    Income Taxes - Other (409.2)
  49    Provision for Deferred Inc. Taxes (410.2)
  50    (Less) Provision for Deferred Income Taxes - Cr. (411.2)
  51    Investment Tax Credit Adj. - Net (411.5)
  52    (Less) Investment Tax Credits (420)
  53      TOTAL Taxes on Other Income and Deduct. (Total of 46 thru 52)         30,620                 30,620
  54    Net Other Income and Deductions (Enter Total of lines 39, 44, 53)       97,092                 97,092
  55               Interest Charges
  56 Interest on Long-Term Debt (427)
  57 Amort. of Debt Disc. and Expense (428)
  58 Amortization of Loss on Reacquired Debt (428.1)                            28,800                 28,800
  59 (Less) Amort. of Premium on Debt - Credit (429)
  60 (Less) Amortization of Gain on Reacquired Debt - Credit (429.1)
  61 Interest on Debt to Assoc. Companies (430)                              4,674,165              4,674,165
  62 Other Interest Expense (431)                                                7,235                  7,235
  63 (Less) Allowance for Borrowed Funds Used During Construction-Cr. (432)
  64    Net Interest Charges (Enter Total of lines 56 thru 63)               4,710,200              4,710,200
  65    Income Before Extraordinary Items (Total of lines 25, 54 and 64)     5,132,853              5,132,853
  66               Extraordinary Items
  67 Extraordinary Income (434)
  68 (Less) Extraordinary Deductions (435)
  69 Net Extraordinary Items (Enter Total of line 67 less line 68)
  70 Income Taxes-Federal and Other (409.3)
  71 Extraordinary Items After Taxes (Enter Total of line 69 less line 70)
  72 Net Income (Enter Total of lines 65 and 71)                             5,132,853              5,132,853

                                                                        NEES Companies
                                                                        Exhibit No. E-6
                                                                        Page 1 of 2


         Name of Respondent
         New England Hydro Transmission Electric Company
                           STATEMENT OF INCOME FOR THE YEAR
                                                                           12 months               12 months
Line                                Account                                  ended     Pro-Forma    Adjusted
 No.                                                                        9-30-98   Adjustments    9-30-98

   1                       UTILITY OPERATING INCOME
   2 Operating Revenues (400)                                               39,364,267             39,364,267
   3 Operating Expenses
   4    Operation Expenses (401)                                             4,937,241              4,937,241
   5    Maintenance Expenses (402)                                           1,279,759              1,279,759
   6    Depreciation Expense (403)                                           8,867,993              8,867,993
   7    Amort. & Depl. of Utility Plant (404-405)                               27,600                 27,600
   8    Amort. of Utility Plant Acq. Adj. (406)
   9    Amort. of Property Losses, Unrecovered Plant and
          Regulatory Study Costs (407)
  10    Amort. of Conversion Expenses (407)
  11    Regulatory Debits (407.3)
  12    (Less) Regulatory Credits (407.4)
  13    Taxes Other Than Income Taxes (408.1)                                3,251,403              3,251,403
  14    Income Taxes - Federal (409.1)                                       1,883,988              1,883,988
  15               - Other (409.1)                                             824,873                824,873
  16    Provision for Deferred Income Taxes (410.1)                          1,610,000              1,610,000
  17    (Less) Provision for Deferred Income Taxes - Cr. (411.1)             (168,364)              (168,364)
  18    Investment Tax Credit Adj. - Net (411.4)                             1,167,961              1,167,961
  19    (Less) Gains from Disp. of Utility Plant (411.6)
  20    Losses from Disp. of Utility Plant (411.7)
  21    (Less) Gains from Disposition of Allowances (411.8)
  22    Losses from Disposition of Allowances (411.9)
  23      TOTAL Utility Operating Expenses (Enter Total of
            Lines 4 thru 22)                                                24,019,182             24,019,182
  24      Net Utility Operating Income (Enter Total of
              line 2 less 23) (Carry forward to line 25)                    15,345,085             15,345,085

                                                                        NEES Companies
                                                                        Exhibit No. E-6
                                                                        Page 2 of 2


         Name of Respondent
         New England Hydro Transmission Electric Company
                     STATEMENT OF INCOME FOR THE YEAR (Continued)
                                                                           12 months               12 months
Line                                Account                                  ended     Pro-Forma    Adjusted
 No.                                                                        9-30-98   Adjustments    9-30-98

  25 Net Utility Operating Income (Carrie forward)                          15,345,085             15,345,085
  26               Other Income and Deductions
  27 Other Income
  28    Nonutility Operating Income
  29      Revenues From Merchandising, Jobbing and Contract Work (415)
  30      (Less) Costs and Exp. of Merchandising, Job. & Contract Work (416)
  31      Revenues From Nonutility Operations (417)
  32      (Less) Expenses of Nonutility Operations (417.1)                      10,526                 10,526
  33      Nonoperating Rental Income (418)
  34      Equity in Earnings of Subsidiary Companies (418.1)
  35    Interest and Dividend Income (419)                                     252,190                252,190
  36    Allowance for Other Funds Used During Construction (419.1)
  37    Miscellaneous Nonoperating Income (421)                                  4,614                  4,614
  38    Gain on Disposition of Property (421.1)
  39      TOTAL Other Income (Enter Total of lines 29 thru 38)                 246,278                246,278
  40 Other Income Deductions
  41    Loss on Disposition of Property (421.2)
  42    Miscellaneous Amortization (425)
  43    Miscellaneous Income Deductions (426.1-426.5)                            2,238                  2,238
  44      TOTAL Other Income Deductions (Total of lines 41 thru 43)              2,238                  2,238
  45 Taxes Applic. to Other Income and Deductions
  46    Taxes Other Than Income Taxes (408.2)
  47    Income Taxes - Federal (409.2)                                          86,419                 86,419
  48    Income Taxes - Other (409.2)                                            17,600                 17,600
  49    Provision for Deferred Inc. Taxes (410.2)
  50    (Less) Provision for Deferred Income Taxes - Cr. (411.2)
  51    Investment Tax Credit Adj. - Net (411.5)
  52    (Less) Investment Tax Credits (420)
  53      TOTAL Taxes on Other Income and Deduct. (Total of 46 thru 52)        104,019                104,019
  54    Net Other Income and Deductions (Enter Total of lines 39, 44, 53)      140,021                140,021
  55               Interest Charges
  56 Interest on Long-Term Debt (427)
  57 Amort. of Debt Disc. and Expense (428)                                     43,200                 43,200
  58 Amortization of Loss on Reacquired Debt (428.1)
  59 (Less) Amort. of Premium on Debt - Credit (429)
  60 (Less) Amortization of Gain on Reacquired Debt - Credit (429.1)
  61 Interest on Debt to Assoc. Companies (430)                              7,620,007              7,620,007
  62 Other Interest Expense (431)                                               10,375                 10,375
  63 (Less) Allowance for Borrowed Funds Used During Construction-Cr. (432)
  64    Net Interest Charges (Enter Total of lines 56 thru 63)               7,673,582              7,673,582
  65    Income Before Extraordinary Items (Total of lines 25, 54 and 64)     7,811,524              7,811,524
  66               Extraordinary Items
  67 Extraordinary Income (434)
  68 (Less) Extraordinary Deductions (435)
  69 Net Extraordinary Items (Enter Total of line 67 less line 68)
  70 Income Taxes-Federal and Other (409.3)
  71 Extraordinary Items After Taxes (Enter Total of line 69 less line 70)
  72 Net Income (Enter Total of lines 65 and 71)                             7,811,524              7,811,524

                                                                        EUA Companies
                                                                        Exhibit No. E-7
                                                                        Page 1 of 2


         Name of Respondent
         Montaup Electric Company                                                At September 30, 1998
                           STATEMENT OF INCOME FOR THE YEAR
                                                                           12 months               12 months
Line                                Account                                  ended     Pro-Forma    Adjusted
 No.                                                                        9-30-98   Adjustments    9-30-98

   1                       UTILITY OPERATING INCOME
   2 Operating Revenues (400)                                              332,786,837            332,786,837
   3 Operating Expenses
   4    Operation Expenses (401)                                           257,077,165            257,077,165
   5    Maintenance Expenses (402)                                          12,402,499             12,402,499
   6    Depreciation Expense (403)                                          17,221,414             17,221,414
   7    Amort. & Depl. of Utility Plant (404-405)                              682,111                682,111
   8    Amort. of Utility Plant Acq. Adj. (406)
   9    Amort. of Property Losses, Unrecovered Plant and
          Regulatory Study Costs (407)                                         676,468                676,468
  10    Amort. of Conversion Expenses (407)
  11    Regulatory Debits (407.3)
  12    (Less) Regulatory Credits (407.4)
  13    Taxes Other Than Income Taxes (408.1)                                6,328,539              6,328,539
  14    Income Taxes - Federal (409.1)                                       5,701,818              5,701,818
  15                 - Other (409.1)                                         1,088,045              1,088,045
  16    Provision for Deferred Income Taxes (410.1)                          1,471,757              1,471,757
  17    (Less) Provision for Deferred Income Taxes - Cr. (411.1)               678,952                678,952
  18    Investment Tax Credit Adj. - Net (411.4)                             (905,104)              (905,104)
  19    (Less) Gains from Disp. of Utility Plant (411.6)
  20    Losses from Disp. of Utility Plant (411.7)
  21    (Less) Gains from Disposition of Allowances (411.8)
  22    Losses from Disposition of Allowances (411.9)
  23      TOTAL Utility Operating Expenses (Enter Total of
            Lines 4 thru 22)                                               301,065,760            301,065,760
  24      Net Utility Operating Income (Enter Total of
              line 2 less 23) (Carry forward to line 25)                    31,721,077             31,721,077

                                                                        EUA Companies
                                                                        Exhibit No. E-7
                                                                        Page 2 of 2


         Name of Respondent
         Montaup Electric Company                                                At September 30, 1998
                     STATEMENT OF INCOME FOR THE YEAR (Continued)
                                                                           12 months               12 months
Line                                Account                                  ended     Pro-Forma    Adjusted
 No.                                                                        9-30-98   Adjustments    9-30-98

  25 Net Utility Operating Income (Carried forward)                         31,721,077             31,721,077
  26               Other Income and Deductions
  27 Other Income
  28    Nonutility Operating Income
  29      Revenues From Merchandising, Jobbing and Contract Work (415)
  30      (Less) Costs and Exp. of Merchandising, Job. & Contract Work (416)
  31      Revenues From Nonutility Operations (417)
  32      (Less) Expenses of Nonutility Operations (417.1)
  33      Nonoperating Rental Income (418)
  34      Equity in Earnings of Subsidiary Companies (418.1)                 1,548,829              1,548,829
  35    Interest and Dividend Income (419)                                   1,674,347              1,674,347
  36    Allowance for Other Funds Used During Construction (419.1)             132,163                132,163
  37    Miscellaneous Nonoperating Income (421)                                 89,804                 89,804
  38    Gain on Disposition of Property (421.1)                                138,533                138,533
  39      TOTAL Other Income (Enter Total of lines 29 thru 38)               3,583,676              3,583,676
  40 Other Income Deductions
  41    Loss on Disposition of Property (421.2)
  42    Miscellaneous Amortization (425)
  43    Miscellaneous Income Deductions (426.1-426.5)                        (178,932)              (178,932)
  44      TOTAL Other Income Deductions (Total of lines 41 thru 43)          (178,932)              (178,932)
  45 Taxes Applic. to Other Income and Deductions
  46    Taxes Other Than Income Taxes (408.2)
  47    Income Taxes - Federal (409.2)                                         875,589                875,589
  48    Income Taxes - Other (409.2)                                           190,795                190,795
  49    Provision for Deferred Inc. Taxes (410.2)                               29,667                 29,667
  50    (Less) Provision for Deferred Income Taxes - Cr. (411.2)
  51    Investment Tax Credit Adj. - Net (411.5)
  52    (Less) Investment Tax Credits (420)
  53      TOTAL Taxes on Other Income and Deduct. (Total of 46 thru 52)      1,096,051              1,096,051
  54    Net Other Income and Deductions (Enter Total of lines 39, 44, 53)    2,666,557              2,666,557
  55               Interest Charges
  56 Interest on Long-Term Debt (427)                                       19,994,750             19,994,750
  57 Amort. of Debt Disc. and Expense (428)                                     68,950                 68,950
  58 Amortization of Loss on Reacquired Debt (428.1)                           870,418                870,418
  59 (Less) Amort. of Premium on Debt - Credit (429)
  60 (Less) Amortization of Gain on Reacquired Debt - Credit (429.1)
  61 Interest on Debt to Assoc. Companies (430)
  62 Other Interest Expense (431)                                              277,863                277,863
  63 (Less) Allowance for Borrowed Funds Used During Construction-Cr. (432)     83,786                 83,786
  64    Net Interest Charges (Enter Total of lines 56 thru 63)              21,128,195             21,128,195
  65    Income Before Extraordinary Items (Total of lines 25, 54 and 64)    13,259,439             13,259,439
  66               Extraordinary Items
  67 Extraordinary Income (434)
  68 (Less) Extraordinary Deductions (435)
  69 Net Extraordinary Items (Enter Total of line 67 less line 68)
  70 Income Taxes-Federal and Other (409.3)
  71 Extraordinary Items After Taxes (Enter Total of line 69 less line 70)
  72 Net Income (Enter Total of lines 65 and 71)                            13,259,439             13,259,439

                                                                        EUA Companies
                                                                        Exhibit No. E-8
                                                                        Page 1 of 2


         Name of Respondent
         Blackstone Valley Electric Company                                      At September 30, 1998
                           STATEMENT OF INCOME FOR THE YEAR
                                                                           12 months               12 months
Line                                Account                                  ended     Pro-Forma    Adjusted
 No.                                                                        9-30-98   Adjustments    9-30-98

   1                       UTILITY OPERATING INCOME
   2 Operating Revenues (400)                                             $131,551,288            131,551,288
   3 Operating Expenses
   4    Operation Expenses (401)                                           101,814,860            101,814,860
   5    Maintenance Expenses (402)                                           2,815,522              2,815,522
   6    Depreciation Expense (403)                                           5,999,741              5,999,741
   7    Amort. & Depl. of Utility Plant (404-405)                               88,650                 88,650
   8    Amort. of Utility Plant Acq. Adj. (406)
   9    Amort. of Property Losses, Unrecovered Plant and
          Regulatory Study Costs (407)
  10    Amort. of Conversion Expenses (407)
  11    Regulatory Debits (407.3)
  12    (Less) Regulatory Credits (407.4)
  13    Taxes Other Than Income Taxes (408.1)                                7,717,100              7,717,100
  14    Income Taxes - Federal (409.1)                                       1,700,202              1,700,202
  15               - Other (409.1)                                               1,134                  1,134
  16    Provision for Deferred Income Taxes (410.1)                          2,188,258              2,188,258
  17    (Less) Provision for Deferred Income Taxes - Cr. (411.1)               319,823                319,823
  18    Investment Tax Credit Adj. - Net (411.4)                             (178,839)              (178,839)
  19    (Less) Gains from Disp. of Utility Plant (411.6)
  20    Losses from Disp. of Utility Plant (411.7)
  21    (Less) Gains from Disposition of Allowances (411.8)
  22    Losses from Disposition of Allowances (411.9)
  23      TOTAL Utility Operating Expenses (Enter Total of
            Lines 4 thru 22)                                               121,826,805            121,826,805
  24      Net Utility Operating Income (Enter Total of
              line 2 less 23) (Carry forward to line 25)                     9,724,483              9,724,483

                                                                        EUA Companies
                                                                        Exhibit No. E-8
                                                                        Page 2 of 2


         Name of Respondent
         Blackstone Valley Electric Company                                      At September 30, 1998
                     STATEMENT OF INCOME FOR THE YEAR (Continued)
                                                                           12 months               12 months
Line                                Account                                  ended     Pro-Forma    Adjusted
 No.                                                                        9-30-98   Adjustments    9-30-98

  25 Net Utility Operating Income (Carried forward)                          9,724,483              9,724,483
  26               Other Income and Deductions
  27 Other Income
  28    Nonutility Operating Income
  29      Revenues From Merchandising, Jobbing and Contract Work (415)
  30      (Less) Costs and Exp. of Merchandising, Job. & Contract Work (416)
  31      Revenues From Nonutility Operations (417)
  32      (Less) Expenses of Nonutility Operations (417.1)
  33      Nonoperating Rental Income (418)
  34      Equity in Earnings of Subsidiary Companies (418.1)
  35    Interest and Dividend Income (419)                                     (3,114)                (3,114)
  36    Allowance for Other Funds Used During Construction (419.1)
  37    Miscellaneous Nonoperating Income (421)                                 76,396                 76,396
  38    Gain on Disposition of Property (421.1)                                 45,744                 45,744
  39      TOTAL Other Income (Enter Total of lines 29 thru 38)                 119,026                119,026
  40 Other Income Deductions
  41    Loss on Disposition of Property (421.2)
  42    Miscellaneous Amortization (425)
  43    Miscellaneous Income Deductions (426.1-426.5)                          154,821                154,821
  44      TOTAL Other Income Deductions (Total of lines 41 thru 43)            154,821                154,821
  45 Taxes Applic. to Other Income and Deductions
  46    Taxes Other Than Income Taxes (408.2)
  47    Income Taxes - Federal (409.2)                                          15,561                 15,561
  48    Income Taxes - Other (409.2)
  49    Provision for Deferred Inc. Taxes (410.2)
  50    (Less) Provision for Deferred Income Taxes - Cr. (411.2)
  51    Investment Tax Credit Adj. - Net (411.5)
  52    (Less) Investment Tax Credits (420)
  53      TOTAL Taxes on Other Income and Deduct. (Total of 46 thru 52)         15,561                 15,561
  54    Net Other Income and Deductions (Enter Total of lines 39, 44, 53)     (51,356)               (51,356)
  55               Interest Charges
  56 Interest on Long-Term Debt (427)                                        3,073,092              3,073,092
  57 Amort. of Debt Disc. and Expense (428)                                     82,023                 82,023
  58 Amortization of Loss on Reacquired Debt (428.1)
  59 (Less) Amort. of Premium on Debt - Credit (429)
  60 (Less) Amortization of Gain on Reacquired Debt - Credit (429.1)
  61 Interest on Debt to Assoc. Companies (430)
  62 Other Interest Expense (431)                                              836,696                836,696
  63 (Less) Allowance for Borrowed Funds Used During Construction-Cr. (432)    108,232                108,232
  64    Net Interest Charges (Enter Total of lines 56 thru 63)               3,883,579              3,883,579
  65    Income Before Extraordinary Items (Total of lines 25, 54 and 64)     5,789,548              5,789,548
  66               Extraordinary Items
  67 Extraordinary Income (434)
  68 (Less) Extraordinary Deductions (435)
  69 Net Extraordinary Items (Enter Total of line 67 less line 68)
  70 Income Taxes-Federal and Other (409.3)
  71 Extraordinary Items After Taxes (Enter Total of line 69 less line 70)
  72 Net Income (Enter Total of lines 65 and 71)                             5,789,548              5,789,548

                                                                        EUA Companies
                                                                        Exhibit No. E-9
                                                                        Page 1 of 2


         Name of Respondent
         Eastern Edison Company                                                  At September 30, 1998
                           STATEMENT OF INCOME FOR THE YEAR
                                                                           12 months               12 months
Line                                Account                                  ended     Pro-Forma    Adjusted
 No.                                                                        9-30-98   Adjustments    9-30-98

   1                       UTILITY OPERATING INCOME
   2 Operating Revenues (400)                                             $266,376,072            266,376,072
   3 Operating Expenses
   4    Operation Expenses (401)                                           220,415,459            220,415,459
   5    Maintenance Expenses (402)                                           5,126,282              5,126,282
   6    Depreciation Expense (403)                                          10,625,246             10,625,246
   7    Amort. & Depl. of Utility Plant (404-405)
   8    Amort. of Utility Plant Acq. Adj. (406)
   9    Amort. of Property Losses, Unrecovered Plant and
          Regulatory Study Costs (407)
  10    Amort. of Conversion Expenses (407)
  11    Regulatory Debits (407.3)
  12    (Less) Regulatory Credits (407.4)
  13    Taxes Other Than Income Taxes (408.1)                                4,623,228              4,623,228
  14    Income Taxes - Federal (409.1)                                       7,500,708              7,500,708
  15               - Other (409.1)                                           1,486,136              1,486,136
  16    Provision for Deferred Income Taxes (410.1)                          2,454,729              2,454,729
  17    (Less) Provision for Deferred Income Taxes - Cr. (411.1)               153,009                153,009
  18    Investment Tax Credit Adj. - Net (411.4)                             (304,593)              (304,593)
  19    (Less) Gains from Disp. of Utility Plant (411.6)
  20    Losses from Disp. of Utility Plant (411.7)
  21    (Less) Gains from Disposition of Allowances (411.8)
  22    Losses from Disposition of Allowances (411.9)
  23      TOTAL Utility Operating Expenses (Enter Total of
            Lines 4 thru 22)                                               251,774,186            251,774,186
  24      Net Utility Operating Income (Enter Total of
              line 2 less 23) (Carry forward to line 25)                    14,601,886             14,601,886

                                                                        EUA Companies
                                                                        Exhibit No. E-9
                                                                        Page 2 of 2


         Name of Respondent
         Eastern Edison Company                                                  At September 30, 1998
                     STATEMENT OF INCOME FOR THE YEAR (Continued)
                                                                           12 months               12 months
Line                                Account                                  ended     Pro-Forma    Adjusted
 No.                                                                        9-30-98   Adjustments    9-30-98

  25 Net Utility Operating Income (Carried forward)                         14,601,886             14,601,886
  26               Other Income and Deductions
  27 Other Income
  28    Nonutility Operating Income
  29      Revenues From Merchandising, Jobbing and Contract Work (415)
  30      (Less) Costs and Exp. of Merchandising, Job. & Contract Work (416)
  31      Revenues From Nonutility Operations (417)
  32      (Less) Expenses of Nonutility Operations (417.1)
  33      Nonoperating Rental Income (418)
  34      Equity in Earnings of Subsidiary Companies (418.1)                13,259,439             13,259,439
  35    Interest and Dividend Income (419)                                  20,139,609             20,139,609
  36    Allowance for Other Funds Used During Construction (419.1)            (45,605)               (45,605)
  37    Miscellaneous Nonoperating Income (421)                                132,766                132,766
  38    Gain on Disposition of Property (421.1)                               (13,879)               (13,879)
  39      TOTAL Other Income (Enter Total of lines 29 thru 38)              33,472,330             33,472,330
  40 Other Income Deductions
  41    Loss on Disposition of Property (421.2)
  42    Miscellaneous Amortization (425)
  43    Miscellaneous Income Deductions (426.1-426.5)                          640,491                640,491
  44      TOTAL Other Income Deductions (Total of lines 41 thru 43)            640,491                640,491
  45 Taxes Applic. to Other Income and Deductions
  46    Taxes Other Than Income Taxes (408.2)
  47    Income Taxes - Federal (409.2)                                          50,332                 50,332
  48    Income Taxes - Other (409.2)                                             9,997                  9,997
  49    Provision for Deferred Inc. Taxes (410.2)
  50    (Less) Provision for Deferred Income Taxes - Cr. (411.2)
  51    Investment Tax Credit Adj. - Net (411.5)
  52    (Less) Investment Tax Credits (420)
  53      TOTAL Taxes on Other Income and Deduct. (Total of 46 thru 52)         60,329                 60,329
  54    Net Other Income and Deductions (Enter Total of lines 39, 44, 53)   32,771,510             32,771,510
  55               Interest Charges
  56 Interest on Long-Term Debt (427)                                       13,941,414             13,941,414
  57 Amort. of Debt Disc. and Expense (428)                                    322,185                322,185
  58 Amortization of Loss on Reacquired Debt (428.1)                           568,186                586,186
  59 (Less) Amort. of Premium on Debt - Credit (429)
  60 (Less) Amortization of Gain on Reacquired Debt - Credit (429.1)
  61 Interest on Debt to Assoc. Companies (430)
  62 Other Interest Expense (431)                                            3,404,253              3,404,253
  63 (Less) Allowance for Borrowed Funds Used During Construction-Cr. (432)    176,180                176,180
  64    Net Interest Charges (Enter Total of lines 56 thru 63)              18,059,858             18,059,858
  65    Income Before Extraordinary Items (Total of lines 25, 54 and 64)    29,313,538             29,313,538
  66               Extraordinary Items
  67 Extraordinary Income (434)
  68 (Less) Extraordinary Deductions (435)
  69 Net Extraordinary Items (Enter Total of line 67 less line 68)
  70 Income Taxes-Federal and Other (409.3)
  71 Extraordinary Items After Taxes (Enter Total of line 69 less line 70)
  72 Net Income (Enter Total of lines 65 and 71)                            29,313,538             29,313,538

                                                                        EUA Companies
                                                                        Exhibit No. E-10
                                                                        Page 1 of 2


         Name of Respondent
         Newport Electric Corporation                                            At September 30, 1998
                           STATEMENT OF INCOME FOR THE YEAR
                                                                           12 months               12 months
Line                                Account                                  ended     Pro-Forma    Adjusted
 No.                                                                        9-30-98   Adjustments    9-30-98

   1                       UTILITY OPERATING INCOME
   2 Operating Revenues (400)                                              $61,343,166            $61,343,166
   3 Operating Expenses
   4    Operation Expenses (401)                                            44,831,555             44,831,555
   5    Maintenance Expenses (402)                                           2,188,747              2,188,747
   6    Depreciation Expense (403)                                           2,864,116              2,864,116
   7    Amort. & Depl. of Utility Plant (404-405)                               61,860                 61,860
   8    Amort. of Utility Plant Acq. Adj. (406)
   9    Amort. of Property Losses, Unrecovered Plant and
          Regulatory Study Costs (407)
  10    Amort. of Conversion Expenses (407)
  11    Regulatory Debits (407.3)
  12    (Less) Regulatory Credits (407.4)
  13    Taxes Other Than Income Taxes (408.1)                                4,016,508              4,016,508
  14    Income Taxes - Federal (409.1)                                       1,170,049              1,170,049
  15               - Other (409.1)                                               1,162                  1,162
  16    Provision for Deferred Income Taxes (410.1)                            652,811                652,811
  17    (Less) Provision for Deferred Income Taxes - Cr. (411.1)                 (662)                  (662)
  18    Investment Tax Credit Adj. - Net (411.4)                               (3,960)                (3,960)
  19    (Less) Gains from Disp. of Utility Plant (411.6)
  20    Losses from Disp. of Utility Plant (411.7)
  21    (Less) Gains from Disposition of Allowances (411.8)
  22    Losses from Disposition of Allowances (411.9)
  23      TOTAL Utility Operating Expenses (Enter Total of
            Lines 4 thru  22)                                               55,783,510             55,783,510
  24      Net Utility Operating Income (Enter Total of
              line 2 less 23) (Carry forward to line 25)                     5,559,656              5,559,656

                                                                        EUA Companies
                                                                        Exhibit No. E-10
                                                                        Page 2 of 2


         Name of Respondent
         Newport Electric Company                                                At September 30, 1998
                     STATEMENT OF INCOME FOR THE YEAR (Continued)
                                                                           12 months               12 months
Line                                Account                                  ended     Pro-Forma    Adjusted
 No.                                                                        9-30-98   Adjustments    9-30-98

  25 Net Utility Operating Income (Carried forward)                          5,559,656              5,559,656
  26               Other Income and Deductions
  27 Other Income
  28    Nonutility Operating Income
  29      Revenues From Merchandising, Jobbing and Contract Work (415)
  30      (Less) Costs and Exp. of Merchandising, Job. & Contract Work (416)
  31      Revenues From Nonutility Operations (417)
  32      (Less) Expenses of Nonutility Operations (417.1)
  33      Nonoperating Rental Income (418)
  34      Equity in Earnings of Subsidiary Companies (418.1)
  35    Interest and Dividend Income (419)                                      10,617                 10,617
  36    Allowance for Other Funds Used During Construction (419.1)
  37    Miscellaneous Nonoperating Income (421)                                  4,209                  4,209
  38    Gain on Disposition of Property (421.1)                                (4,345)                (4,345)
  39      TOTAL Other Income (Enter Total of lines 29 thru 38)                  10,481                 10,481
  40 Other Income Deductions
  41    Loss on Disposition of Property (421.2)
  42    Miscellaneous Amortization (425)
  43    Miscellaneous Income Deductions (426.1-426.5)                           76,463                 76,463
  44      TOTAL Other Income Deductions (Total of lines 41 thru 43)             76,463                 76,463
  45 Taxes Applic. to Other Income and Deductions
  46    Taxes Other Than Income Taxes (408.2)
  47    Income Taxes - Federal (409.2)
  48    Income Taxes - Other (409.2)                                          (10,452)               (10,452)
  49    Provision for Deferred Inc. Taxes (410.2)
  50    (Less) Provision for Deferred Income Taxes - Cr. (411.2)
  51    Investment Tax Credit Adj. - Net (411.5)
  52    (Less) Investment Tax Credits (420)                                     81,360                 81,360
  53      TOTAL Taxes on Other Income and Deduct. (Total of 46 thru 52)       (91,812)               (91,812)
  54    Net Other Income and Deductions (Enter Total of lines 39, 44, 53)       25,830                 25,830
  55               Interest Charges
  56 Interest on Long-Term Debt (427)                                        1,444,216              1,444,216
  57 Amort. of Debt Disc. and Expense (428)                                     54,539                 54,539
  58 Amortization of Loss on Reacquired Debt (428.1)                            47,056                 47,056
  59 (Less) Amort. of Premium on Debt - Credit (429)
  60 (Less) Amortization of Gain on Reacquired Debt - Credit (429.1)
  61 Interest on Debt to Assoc. Companies (430)
  62 Other Interest Expense (431)                                              677,550                677,550
  63 (Less) Allowance for Borrowed Funds Used During Construction-Cr. (432)     41,530                 41,530
  64    Net Interest Charges (Enter Total of lines 56 thru 63)               2,181,831              2,181,831
  65    Income Before Extraordinary Items (Total of lines 25, 54 and 64)     3,403,655              3,403,655
  66               Extraordinary Items
  67 Extraordinary Income (434)
  68 (Less) Extraordinary Deductions (435)
  69 Net Extraordinary Items (Enter Total of line 67 less line 68)
  70 Income Taxes-Federal and Other (409.3)
  71 Extraordinary Items After Taxes (Enter Total of line 69 less line 70)
  72 Net Income (Enter Total of lines 65 and 71)                             3,403,655              3,403,655

                            JOINT APPLICATION OF
                     NEW ENGLAND POWER COMPANY, et al.
                    AND MONTAUP ELECTRIC COMPANY, et al.

             FOR APPROVAL OF MERGER AND RELATED AUTHORIZATIONS


EXHIBIT F-1         New England Power Company
EXHIBIT F-2         Massachusetts Electric Company
EXHIBIT F-3         The Narragansett Electric Company
EXHIBIT F-4         New England Electric Transmission Corporation
EXHIBIT F-5         New England Hydro Transmission Corporation
EXHIBIT F-6         New England Hydro-Transmission Electric Company, Inc.
EXHIBIT F-7         Montaup Electric Company
EXHIBIT F-8         Blackstone Valley Electric Company
EXHIBIT F-9         Eastern Edison Company
EXHIBIT F-10        Newport Electric Corporation


Analysis of Retained Earnings for the 12 Months Ending September 30, 1998

                                                                                                        NEES Companies
                                                                                                        Exhibit No. F-1
                                                                                                        Page 1 of 2


  Name of Respondent
  New England Power Company                                                             At September 30, 1998

             STATEMENT OF RETAINED EARNINGS FOR THE YEAR
                                                                                                               Adjusted
Line                          Item                                               Balance at     Pro-Forma     Balance at
No.                                                                               9-30-98      Adjustments     9-30-98
            UNAPPROPRIATED RETAINED EARNINGS (Account 216)
  1 Balance - Beginning of Year                                                  372,385,240                  372,385,240
  2    Changes (Identify by prescribed retained earnings accounts)
  3 Adjustments to Retained Earnings (Account 439)
  4    Credit:  Transfer from 215.1                                               23,204,856                   23,204,856
  5    Credit:
  6    Credit:
  7    Credit:
  8    Credit:
  9         TOTAL Credits to Retained Earnings (Acc. 439)
                  (Total of lines 4 thru 8)                                       23,204,856                   23,204,856
 10    Debit:  Repurchase of Common Stock                                       (193,817,339)                (193,817,339)
 11    Debit:
 12    Debit:
 13    Debit:
 14    Debit:
 15         TOTAL Debits to Retained Earnings (Acc. 439)
                  (Total of lines 10 thru 14)                                   (193,817,339)                (193,817,339)
 16 Balance Transferred from Income (Account 433 less Account 418.1)             133,929,044                  133,929,044
 17 Appropriations of Retained Earnings (Account 436)
 18 Amortization Reserve, Federal                                                 (3,451,609)                  (3,451,609)
 19
 20
 21
 22         Total Appropriations of Retained Earnings (Acc. 436)
                  (Total of lines 18 thru 21)                                     (3,451,609)                  (3,451,609)
 23 Dividends Declared - Preferred Stock (Account 437)
 24 *Dividends Declared on Preferred Stock                                        (1,697,833)                  (1,697,833)
 25
 26
 27
 28
 29         TOTAL Dividends Declared - Preferred Stock (Acct. 437)
                  (Total of lines 24 thru 28)                                     (1,697,833)                  (1,697,833)
 30 Dividends Declared - Common Stock (Account 438)
 31 Dividends Declared on Common Stock                                          (166,084,822)                (166,084,822)
 32
 33
 34
 35
 36         TOTAL Dividends Declared - Common Stock (Acct. 438)
                  (Total of lines 31 thru 35)                                   (166,084,822)                (166,084,822)
 37 Transfers from Acct. 216.1, Unappropriated Undistributed Subsidiary
       Earnings                                                                    7,634,030                    7,634,030
 38 Balance - End of Year (Total of lines 01,09,15,16,22,29,36, and 37)          172,101,567                  172,101,567

                                                                                                          NEES Companies
                                                                                                          Exhibit No. F-1
                                                                                                          Page 2 of 2

  Name of Respondent
  New England Power Company                                                             At September 30, 1998

                       STATEMENT OF RETAINED EARNINGS FOR THE YEAR (Continued)
                                                                                                               Adjusted
Line                          Item                                               Balance at     Pro-Forma     Balance at
No.                                                                               9-30-98      Adjustments     9-30-98
          APPROPRIATED RETAINED EARNINGS (Account 215)
 39
 40
 41
 42
 43
 44
 45  Total Appropriated Retained Earnings (Account 215)

      APPROPRIATED RETAINED EARNINGS - AMORTIZATION RESERVE, FEDERAL
                         (Account 215.1)

 46 Total Appropriated Retained Earnings - Amortization Reserve, Federal
       (Account 215.1)
 47 Total Appropriated Retained Earnings - (Account 215,215.1) (Enter
       total of lines 45 and 46)
 48 Total Retained Earnings (Account 215, 215.1, 216)(Enter total of
       lines 38 and 47)                                                          172,101,567                  172,101,567

     UNAPPROPRIATED UNDISTRIBUTED SUBSIDIARY EARNINGS (ACCOUNT 216.1)

 49 Balance - Beginning of Year (Debit or Credit)                                 16,420,340                   16,420,340
 50     Equity in Earnings for Year (Credit) (Account 418.1)                       5,466,612                    5,466,612
 51     (Less) Dividends Received (Debit)                                          7,634,030                    7,634,030
 52     Other Changes (Explain)
 53 Balance - End of Year (Total of Lines 49 thru 52)                             14,252,922                   14,252,922

                                                                                                        NEES Companies
                                                                                                        Exhibit No. F-2
                                                                                                        Page 1 of 2

         Name of Respondent
         Massachusetts Electric Company                                                   At September 30, 1998

               STATEMENT OF RETAINED EARNINGS FOR THE YEAR

                                                                                                               Adjusted
Line                          Item                                               Balance at     Pro-Forma     Balance at
No.                                                                               9-30-98      Adjustments     9-30-98
         UNAPPROPRIATED RETAINED EARNINGS (Account 216)

  1 Balance - Beginning of Year                                                  171,807,605                  171,807,605
  2    Changes (Identify by prescribed retained earnings accounts)
  3 Adjustments to Retained Earnings (Account 439)
  4    Credit:
  5    Credit:
  6    Credit:
  7    Credit:
  8    Credit:
  9         TOTAL Credits to Retained Earnings (Acc. 439)
                  (Total of lines 4 thru 8)
 10    Debit:  Premium on Redemption of Preferred Stock                           (3,764,951)                  (3,764,951)
 11    Debit:
 12    Debit:
 13    Debit:
 14    Debit:
 15         TOTAL Debits to Retained Earnings (Acc. 439)                          (3,764,951)                  (3,764,951)
                 (Total of lines 10 thru 14)
 16 Balance Transferred from Income (Account 433 less Account 418.1)              67,071,865                   67,071,865
 17 Appropriations of Retained Earnings (Account 436)
 18 Amortization Reserve, Federal
 19
 20
 21
 22         Total Appropriations of Retained Earnings (Acc. 436)
                  (Total of lines 18 thru 21)
 23 Dividends Declared - Preferred Stock (Account 437)
 24 *Dividends declared on preferred stock
 25 Cummulative Preferred Stock 4.44%                                               (147,360)                    (147,360)
 26 Cummulative Preferred Stock 4.76%                                               (156,776)                    (156,776)
 27 Cummulative Preferred Stock 6.99%                                               (493,691)                    (493,691)
 28 Cummulative Preferred Stock 6.84%                                               (408,042)                    (408,042)
 29         TOTAL Dividends Declared - Preferred Stock (Acct. 437)
                  (Total of lines 24 thru 28)                                     (1,205,869)                  (1,205,869)
 30 Dividends Declared - Common Stock (Account 438)
 31 2,398,111 Shares @ $17.50/Share                                              (41,966,943)                 (41,966,943)
 32
 33
 34
 35
 36         TOTAL Dividends Declared - Common Stock (Acct. 438)
                  (Total of lines 31 thru 35)                                    (41,966,943)                 (41,966,943)

 37 Transfers from Acct. 216.1, Unappropriated Undistributed Subsidiary
      Earnings
 38 Balance - End of Year (Total of lines 01,09,15,16,22,29,36, and 37)          191,941,707                  191,941,707

                                                                                                           NEES Companies
                                                                                                           Exhibit No. F-2
                                                                                                           Page 2 of 2

         Name of Respondent
         Massachusetts Electric Company                                                   At September 30, 1998

                 STATEMENT OF RETAINED EARNINGS FOR THE YEAR (Continued)
                                                                                                               Adjusted
Line                          Item                                               Balance at     Pro-Forma     Balance at
No.                                                                               9-30-98      Adjustments     9-30-98
              APPROPRIATED RETAINED EARNINGS (Account 215)
 39                                                                                4,637,347
 40
 41
 42
 43
 44
 45    Total Appropriated Retained Earnings (Account 215)                          4,637,347

       APPROPRIATED RETAINED EARNINGS - AMORTIZATION RESERVE, FEDERAL
                               (Account 215.1)

 46    Total Appropriated Retained Earnings - Amortization Reserve, Federal
         (Account 215.1)
 47    Total Appropriated Retained Earnings - (Account 215,215.1)
         (Enter total of lines 45 and 46)                                          4,637,347                    4,637,347
 48    Total Retained Earnings (Account 215, 215.1, 216)
         (Enter total of lines 38 and 47)                                        196,579,054                  196,579,054

   UNAPPROPRIATED UNDISTRIBUTED SUBSIDIARY EARNINGS (ACCOUNT 216.1)

 49 Balance - Beginning of Year (Debit or Credit)
 50     Equity in Earnings for Year (Credit) (Account 418.1)
 51     (Less) Dividends Received (Debit)
 52     Other Changes (Explain)
 53 Balance - End of Year (Total of Lines 49 thru 52)

                                                                                                        NEES Companies
                                                                                                        Exhibit No. F-3
                                                                                                        Page 1 of 2

         Name of Respondent
         Narragansett Electric Company                                                   At September 30, 1998

               STATEMENT OF RETAINED EARNINGS FOR THE YEAR

                                                                                                               Adjusted
Line                          Item                                               Balance at     Pro-Forma     Balance at
No.                                                                               9-30-98      Adjustments     9-30-98
         UNAPPROPRIATED RETAINED EARNINGS (Account 216)

  1 Balance - Beginning of Year                                                  129,686,160                  129,686,160
  2    Changes (Identify by prescribed retained earnings
   accounts)
  3 Adjustments to Retained Earnings (Account 439)
  4    Credit:
  5    Credit:
  6    Credit:
  7    Credit:
  8    Credit:
  9         TOTAL Credits to Retained Earnings (Acc. 439)
   (Total of lines 4 thru 8)
 10    Debit:  Reacquisition of Preferred Stock                                   (2,826,003)                  (2,826,003)
 11    Debit:
 12    Debit:
 13    Debit:
 14    Debit:
 15         TOTAL Debits to Retained Earnings (Acc. 439)                          (2,826,003)                  (2,826,003)
   (Total of lines 10 thru 14)
 16 Balance Transferred from Income (Account 433 less Account                     30,535,223                   30,535,223
   418.1)
 17 Appropriations of Retained Earnings (Account 436)
 18 Amortization Reserve, Federal
 19
 20
 21
 22         Total Appropriations of Retained Earnings (Acc.
   436) (Total of lines 18 thru 21)
 23 Dividends Declared - Preferred Stock (Account 437)
 24 *Dividends declared on preferred stock
 25 4.50% Series                                                                    (144,600)                    (144,600)
 26 4.64% Series                                                                    (165,596)                    (165,596)
 27 6.95% Series                                                                    (515,086)                    (515,086)
 28
 29         TOTAL Dividends Declared - Preferred Stock (Acct.                       (825,282)                    (825,282)
   437) (Total of lines 24 thru 28)
 30 Dividends Declared - Common Stock (Account 438)
 31 1,132,487 Shares at $64.50                                                   (73,045,412)                 (73,045,412)
 32
 33
 34
 35
 36         TOTAL Dividends Declared - Common Stock (Acct.                        73,045,412)                 (73,045,412)
   438) (Total of lines 31 thru 35)
 37 Transfers from Acct. 216.1, Unappropriated Undistributed
   Subsidiary Earnings
 38 Balance - End of Year (Total of lines                                         83,524,686                   83,524,686
   01,09,15,16,22,29,36, and 37)

                                                                                                           NEES Companies
                                                                                                           Exhibit No. F-3
                                                                                                           Page 2 of 2

         Name of Respondent
         Narragansett Electric Company                                                   At September 30, 1998

                 STATEMENT OF RETAINED EARNINGS FOR THE YEAR (Continued)
                                                                                                               Adjusted
Line                          Item                                               Balance at     Pro-Forma     Balance at
No.                                                                               9-30-98      Adjustments     9-30-98
              APPROPRIATED RETAINED EARNINGS (Account 215)
 39
 40
 41
 42
 43
 44
 45    Total Appropriated Retained Earnings (Account 215)

   APPROPRIATED RETAINED EARNINGS - AMORTIZATION RESERVE, FEDERAL
                         (Account 215.1)

 46    Total Appropriated Retained Earnings - Amortization
       Reserve, Federal (Account 215.1)
 47    Total Appropriated Retained Earnings - (Account 215,215.1)(Enter total of lines 45 and 46)
 48    Total Retained Earnings (Account 215, 215.1,                               83,524,686                   83,524,686
   216)(Enter total of lines 38 and 47)

   UNAPPROPRIATED UNDISTRIBUTED SUBSIDIARY EARNINGS (ACCOUNT 216.1)

 49 Balance - Beginning of Year (Debit or Credit)
 50     Equity in Earnings for Year (Credit) (Account 418.1)
 51     (Less) Dividends Received (Debit)
 52     Other Changes (Explain)
 53 Balance - End of Year (Total of Lines 49 thru 52)

                                                                                                        NEES Companies
                                                                                                        Exhibit No. F-4
                                                                                                        Page 1 of 2

         Name of Respondent
         New England Electric Transmission Corporation                                   At September 30, 1998

               STATEMENT OF RETAINED EARNINGS FOR THE YEAR

                                                                                                               Adjusted
Line                          Item                                               Balance at     Pro-Forma     Balance at
No.                                                                               9-30-98      Adjustments     9-30-98
         UNAPPROPRIATED RETAINED EARNINGS (Account 216)

  1 Balance - Beginning of Year                                                      294,086                      294,086
  2    Changes (Identify by prescribed retained earnings accounts)
  3 Adjustments to Retained Earnings (Account 439)
  4    Credit:
  5    Credit:
  6    Credit:
  7    Credit:
  8    Credit:
  9         TOTAL Credits to Retained Earnings (Acc. 439)
   (Total of lines 4 thru 8)
 10    Debit:  Premium on reacquisition of Capital Stock                             (42,282)                     (42,282)
 11    Debit:
 12    Debit:
 13    Debit:
 14    Debit:
 15         TOTAL Debits to Retained Earnings (Acc. 439)
   (Total of lines 10 thru 14)
 16 Balance Transferred from Income (Account 433 less Account 418.1)                 829,596                      829,596
 17 Appropriations of Retained Earnings (Account 436)
 18 Amortization Reserve, Federal
 19
 20
 21
 22         Total Appropriations of Retained Earnings (Acc. 436)
    (Total of lines 18 thru 21)
 23 Dividends Declared - Preferred Stock (Account 437)
 24 *Dividends declared on preferred stock
 25
 26
 27
 28
 29 TOTAL Dividends Declared - Preferred Stock (Acct.437)
    (Total of lines 24 thru 28)
 30 Dividends Declared - Common Stock (Account 438)
 31                                                                                 (954,000)                    (954,000)
 32
 33
 34
 35
 36         TOTAL Dividends Declared - Common Stock (Acct.438)                      (954,000)                    (954,000)
        (Total of lines 31 thru 35)
 37 Transfers from Acct. 216.1, Unappropriated Undistributed
    Subsidiary Earnings
 38 Balance - End of Year (Total of lines                                            127,400                      127,400
   01,09,15,16,22,29,36, and 37)



                                                                                                           NEES Companies
                                                                                                           Exhibit No. F-4
                                                                                                           Page 2 of 2

         Name of Respondent
         New England Electric Transmission Corporation                                   At September 30, 1998

                 STATEMENT OF RETAINED EARNINGS FOR THE YEAR (Continued)
                                                                                                               Adjusted
Line                          Item                                               Balance at     Pro-Forma     Balance at
No.                                                                               9-30-98      Adjustments     9-30-98
              APPROPRIATED RETAINED EARNINGS (Account 215)
 39
 39
 40
 41
 42
 43
 44
 45    Total Appropriated Retained Earnings (Account 215)

   APPROPRIATED RETAINED EARNINGS - AMORTIZATION RESERVE, FEDERAL
                         (Account 215.1)

 46    Total Appropriated Retained Earnings - Amortization
    Reserve, Federal (Account 215.1)
 47 Total Appropriated Retained Earnings - (Account 215,215.1)(Enter total of lines 45 and 46)
 48    Total Retained Earnings (Account 215, 215.1, 216)                             127,400                      127,400
   (Enter total of lines 38 and 47)

   UNAPPROPRIATED UNDISTRIBUTED SUBSIDIARY EARNINGS (ACCOUNT 216.1)

 49 Balance - Beginning of Year (Debit or Credit)
 50     Equity in Earnings for Year (Credit) (Account 418.1)
 51     (Less) Dividends Received (Debit)
 52     Other Changes (Explain)
 53 Balance - End of Year (Total of Lines 49 thru 52)

                                                                                                        NEES Companies
                                                                                                        Exhibit No. F-5
                                                                                                        Page 1 of 2

         Name of Respondent
         New England Hydro Transmission Corporation                                      At September 30, 1998

               STATEMENT OF RETAINED EARNINGS FOR THE YEAR

                                                                                                               Adjusted
Line                          Item                                               Balance at     Pro-Forma     Balance at
No.                                                                               9-30-98      Adjustments     9-30-98
         UNAPPROPRIATED RETAINED EARNINGS (Account 216)

  1 Balance - Beginning of Year                                                      557,639                      537,639
  2    Changes (Identify by prescribed retained earnings
   accounts)
  3 Adjustments to Retained Earnings (Account 439)
  4    Credit:
  5    Credit:
  6    Credit:
  7    Credit:
  8    Credit:
  9         TOTAL Credits to Retained Earnings (Acc. 439)
   (Total of lines 4 thru 8)
 10    Debit:  Premium on reacquisition of Capital Stock                             (50,466)                     (50,466)
 11    Debit:
 12    Debit:
 13    Debit:
 14    Debit:
 15         TOTAL Debits to Retained Earnings (Acc. 439)                             (50,466)                     (50,466)
   (Total of lines 10 thru 14)
 16 Balance Transferred from Income (Account 433 less Account 418.1)               5,132,853                    5,132,853
 17 Appropriations of Retained Earnings (Account 436)
 18 Amortization Reserve, Federal
 19
 20
 21
 22         Total Appropriations of Retained Earnings (Acc. 436)
    (Total of lines 18 thru 21)
 23 Dividends Declared - Preferred Stock (Account 437)
 24 *Dividends declared on preferred stock
 25
 26
 27
 28
 29 TOTAL Dividends Declared - Preferred Stock (Acct. 437)
    (Total of lines 24 thru 28)
 30 Dividends Declared - Common Stock (Account 438)
 31                                                                               (5,549,750)                  (5,549,750)
 32
 33
 34
 35
 36         TOTAL Dividends Declared - Common Stock (Acct. 438)                   (5,549,750)                  (5,549,750)
    (Total of lines 31 thru 35)
 37 Transfers from Acct. 216.1, Unappropriated Undistributed
    Subsidiary Earnings
 38 Balance - End of Year (Total of lines                                             90,276                       90,276
   01,09,15,16,22,29,36, and 37)



                                                                                                           NEES Companies
                                                                                                           Exhibit No. F-5
                                                                                                           Page 2 of 2

         Name of Respondent
         New England Hydro Transmission Corporation                                      At September 30, 1998

                 STATEMENT OF RETAINED EARNINGS FOR THE YEAR (Continued)
                                                                                                               Adjusted
Line                          Item                                               Balance at     Pro-Forma     Balance at
No.                                                                               9-30-98      Adjustments     9-30-98
              APPROPRIATED RETAINED EARNINGS (Account 215)
 39
 40
 41
 42
 43
 44
 45    Total Appropriated Retained Earnings (Account 215)

   APPROPRIATED RETAINED EARNINGS - AMORTIZATION RESERVE, FEDERAL
                         (Account 215.1)

 46    Total Appropriated Retained Earnings - Amortization
   Reserve, Federal (Account 215.1)
 47Total Appropriated Retained Earnings - (Account 215,215.1)(Enter total of lines 45 and 46)
 48    Total Retained Earnings (Account 215, 215.1,                                   90,276                       90,276
   216)(Enter total of lines 38 and 47)

   UNAPPROPRIATED UNDISTRIBUTED SUBSIDIARY EARNINGS (ACCOUNT 216.1)

 49 Balance - Beginning of Year (Debit or Credit)
 50     Equity in Earnings for Year (Credit) (Account 418.1)
 51     (Less) Dividends Received (Debit)
 52     Other Changes (Explain)
 53 Balance - End of Year (Total of Lines 49 thru 52)

                                                                                                        NEES Companies
                                                                                                        Exhibit No. F-6
                                                                                                        Page 1 of 2

         Name of Respondent
         New England Hydro Transmission Electric Company                                 At September 30, 1998

               STATEMENT OF RETAINED EARNINGS FOR THE YEAR

                                                                                                               Adjusted
Line                          Item                                               Balance at     Pro-Forma     Balance at
No.                                                                               9-30-98      Adjustments     9-30-98
         UNAPPROPRIATED RETAINED EARNINGS (Account 216)

  1 Balance - Beginning of Year                                                      456,236                      456,226
  2    Changes (Identify by prescribed retained earnings accounts)
  3    Adjustments to Retained Earnings (Account 439)
  4    Credit:
  5    Credit:
  6    Credit:
  7    Credit:
  8    Credit:
  9         TOTAL Credits to Retained Earnings (Acc. 439)
   (Total of lines 4 thru 8)
 10    Debit:  Premium on reacquisition of Capital Stock                             (31,362)                     (31,362)
 11    Debit:
 12    Debit:
 13    Debit:
 14    Debit:
 15         TOTAL Debits to Retained Earnings (Acc. 439)                             (31,362)                     (31,362)
   (Total of lines 10 thru 14)
 16 Balance Transferred from Income (Account 433 less Account                      7,811,524                    7,811,524
   418.1)
 17 Appropriations of Retained Earnings (Account 436)
 18 Amortization Reserve, Federal
 19
 20
 21
 22         Total Appropriations of Retained Earnings (Acc.
   436) (Total of lines 18 thru 21)
 23 Dividends Declared - Preferred Stock (Account 437)
 24 *Dividends declared on preferred stock
 25
 26
 27
 28
 29 TOTAL Dividends Declared - Preferred Stock (Acct. 437)
    (Total of lines 24 thru 28)
 30 Dividends Declared - Common Stock (Account 438)
 31                                                                               (8,140,000)                  (8,140,000)
 32
 33
 34
 35
 36         TOTAL Dividends Declared - Common Stock (Acct.                        (8,140,000)                  (8,140,000)
   438) (Total of lines 31 thru 35)
 37 Transfers from Acct. 216.1, Unappropriated Undistributed
   Subsidiary Earnings
 38 Balance - End of Year (Total of lines                                             96,398                       96,398
   01,09,15,16,22,29,36, and 37)



                                                                                                           NEES Companies
                                                                                                           Exhibit No. F-6
                                                                                                           Page 2 of 2

         Name of Respondent
         New England Hydro Transmission Electric Company                                 At September 30, 1998

                 STATEMENT OF RETAINED EARNINGS FOR THE YEAR (Continued)
                                                                                                               Adjusted
Line                          Item                                               Balance at     Pro-Forma     Balance at
No.                                                                               9-30-98      Adjustments     9-30-98
              APPROPRIATED RETAINED EARNINGS (Account 215)
 39
 40
 41
 42
 43
 44
 45    Total Appropriated Retained Earnings (Account 215)

   APPROPRIATED RETAINED EARNINGS - AMORTIZATION RESERVE, FEDERAL
                         (Account 215.1)

 46    Total Appropriated Retained Earnings - Amortization
       Reserve, Federal (Account 215.1)
 47 Total Appropriated Retained Earnings - (Account 215,215.1)(Enter total of lines 45 and 46)
 48    Total Retained Earnings (Account 215, 215.1,                                   96,398                       96,398
       216)(Enter total of lines 38 and 47)

   UNAPPROPRIATED UNDISTRIBUTED SUBSIDIARY EARNINGS (ACCOUNT 216.1)

 49 Balance - Beginning of Year (Debit or Credit)
 50     Equity in Earnings for Year (Credit) (Account 418.1)
 51     (Less) Dividends Received (Debit)
 52     Other Changes (Explain)
 53 Balance - End of Year (Total of Lines 49 thru 52)

                                                                                                        NEES Companies
                                                                                                        Exhibit No. F-7
                                                                                                        Page 1 of 2

         Name of Respondent
         Montaup Electric Company                                                        At September 30, 1998

               STATEMENT OF RETAINED EARNINGS FOR THE YEAR

                                                                                                                 Adjusted
Line                          Item                                               Balance at     Pro-Forma       Balance at
No.                                                                            September 1998   Adjustments   September 1998
         UNAPPROPRIATED RETAINED EARNINGS (Account 216)

  1 Balance - Beginning of Year                                                   69,650,578                   69,650,578
  2    Changes (Identify by prescribed retained earnings
   accounts)
  3 Adjustments to Retained Earnings (Account 439)
  4    Credit:
  5    Credit:
  6    Credit:
  7    Credit:
  8    Credit:
  9         TOTAL Credits to Retained Earnings (Acc. 439)
   (Total of lines 4 thru 8)
 10 Debit:
 11 Debit:
 12 Debit:
 13 Debit:
 14 Debit:
 15         TOTAL Debits to Retained Earnings (Acc. 439)
   (Total of lines 10 thru 14)
 16 Balance Transferred from Income (Account 433 less Account                     11,710,610                   11,710,610
    418.1)
 17 Appropriations of Retained Earnings (Account 436)
 18 Amortization Reserve, Federal
 19
 20
 21
 22         Total Appropriations of Retained Earnings (Acc.
    436) (Total of lines 18 thru 21)
 23 Dividends Declared - Preferred Stock (Account 437)
 24 *Dividends declared on preferred stock                                          (339,000)                    (339,000)
 25
 26
 27
 28
 29         TOTAL Dividends Declared - Preferred Stock (Acct.                       (339,000)`                   (339,000)
    437) (Total of lines 24 thru 28)
 30 Dividends Declared - Common Stock (Account 438)
 31                                                                              (13,243,600)                 (13,243,600)
 32
 33
 34
 35
 36         TOTAL Dividends Declared - Common Stock (Acct.                       (13,243,600)                 (13,243,600)
    438) (Total of lines 31 thru 35)
 37 Transfers from Acct. 216.1, Unappropriated Undistributed                       1,951,718                    1,951,718
    Subsidiary Earnings
 38 Balance - End of Year (Total of lines                                         69,730,306                   69,730,306
    01,09,15,16,22,29,36, and 37)

                                                                                                           NEES Companies
                                                                                                           Exhibit No. F-7
                                                                                                           Page 2 of 2

         Name of Respondent
         Montaup Electric Company                                                        At September 30, 1998

                 STATEMENT OF RETAINED EARNINGS FOR THE YEAR (Continued)
                                                                                                                 Adjusted
Line                          Item                                               Balance at     Pro-Forma       Balance at
No.                                                                             September 1998  Adjustments   September 1998
              APPROPRIATED RETAINED EARNINGS (Account 215)
 39
 40
 41
 42
 43
 44
 45    Total Appropriated Retained Earnings (Account 215)

   APPROPRIATED RETAINED EARNINGS - AMORTIZATION RESERVE, FEDERAL
                         (Account 215.1)

 46    Total Appropriated Retained Earnings - Amortization
       Reserve, Federal (Account 215.1)
 47 Total Appropriated Retained Earnings - (Account 215,215.1)(Enter total of lines 45 and 46)
 48    Total Retained Earnings (Account 215, 215.1,                                   69,730,306                   69,730,306
       216)(Enter total of lines 38 and 47)

   UNAPPROPRIATED UNDISTRIBUTED SUBSIDIARY EARNINGS (ACCOUNT 216.1)

 49 Balance - Beginning of Year (Debit or Credit)                                      4,462,275                    4,462,275
 50     Equity in Earnings for Year (Credit) (Account 418.1)                           1,548,829                    1,548,829
 51     (Less) Dividends Received (Debit)                                              1,951,718                    1,951,718
 52     Other Changes (Explain)
 53 Balance - End of Year (Total of Lines 49 thru 52)                                  4,059,386                    4,059,386

                                                                                                        NEES Companies
                                                                                                        Exhibit No. F-8
                                                                                                        Page 1 of 2

         Name of Respondent
         Blackstone Valley Electric Company                                              At September 30, 1998

               STATEMENT OF RETAINED EARNINGS FOR THE YEAR

                                                                                                                  Adjusted
Line                          Item                                                Balance at     Pro-Forma       Balance at
No.                                                                             September 1998   Adjustments   September 1998
         UNAPPROPRIATED RETAINED EARNINGS (Account 216)

  1 Balance - Beginning of Year                                                   10,102,232                   10,102,232
  2    Changes (Identify by prescribed retained earnings
    accounts)
  3 Adjustments to Retained Earnings (Account 439)
  4    Credit:
  5    Credit:
  6    Credit:
  7    Credit:
  8    Credit:
  9         TOTAL Credits to Retained Earnings (Acc. 439)
    (Total of lines 4 thru 8)
 10 Debit:
 11 Debit:
 12 Debit:
 13 Debit:
 14 Debit:
 15         TOTAL Debits to Retained Earnings (Acc. 439)
    (Total of lines 10 thru 14)
 16 Balance Transferred from Income (Account 433 less Account                      5,789,548                    5,789,548
    418.1)
 17 Appropriations of Retained Earnings (Account 436)
 18 Amortization Reserve, Federal
 19
 20
 21
 22         Total Appropriations of Retained Earnings (Acc.
    436) (Total of lines 18 thru 21)
 23 Dividends Declared - Preferred Stock (Account 437)
 24 *Dividends declared on preferred stock
 25 4.25% Preferred Stock                                                           (148,750)                    (148,750)
 26 5.60% Preferred Stock                                                           (140,000)                    (140,000)
 27
 28
 29         TOTAL Dividends Declared - Preferred Stock (Acct.                       (288,750)                    (288,750)
     437) (Total of lines 24 thru 28)
 30 Dividends Declared - Common Stock (Account 438)
 31
 32 Common Stock                                                                  (1,923,449)                  (1,923,449)
 33
 34
 35
 36         TOTAL Dividends Declared - Common Stock (Acct.                        (1,923,449)                  (1,923,449)
    438) (Total of lines 31 thru 35)
 37 Transfers from Acct. 216.1, Unappropriated Undistributed
    Subsidiary Earnings
 38 Balance - End of Year (Total of lines                                         13,679,581                   13,679,581
    01,09,15,16,22,29,36, and 37)



                                                                                                           NEES Companies
                                                                                                           Exhibit No. F-8
                                                                                                           Page 2 of 2

         Name of Respondent
         Blackstone Valley Electric Company                                              At September 30, 1998

                 STATEMENT OF RETAINED EARNINGS FOR THE YEAR (Continued)
                                                                                                                  Adjusted
Line                          Item                                                Balance at     Pro-Forma       Balance at
No.                                                                             September 1998   Adjustments   September 1998
              APPROPRIATED RETAINED EARNINGS (Account 215)
 39
 40
 41
 42
 43
 44
 45    Total Appropriated Retained Earnings (Account 215)

   APPROPRIATED RETAINED EARNINGS - AMORTIZATION RESERVE, FEDERAL
                         (Account 215.1)

 46    Total Appropriated Retained Earnings - Amortization
    Reserve, Federal (Account 215.1)
 47 Total Appropriated Retained Earnings - (Account 215,215.1)(Enter total of lines 45 and 46)
 48    Total Retained Earnings (Account 215, 215.1,                                   13,679,581                   13,679,581
    216)(Enter total of lines 38 and 47)

   UNAPPROPRIATED UNDISTRIBUTED SUBSIDIARY EARNINGS (ACCOUNT 216.1)

 49 Balance - Beginning of Year (Debit or Credit)
 50     Equity in Earnings for Year (Credit) (Account 418.1)
 51     (Less) Dividends Received (Debit)
 52     Other Changes (Explain)
 53 Balance - End of Year (Total of Lines 49 thru 52)

                                                                                                        NEES Companies
                                                                                                        Exhibit No. F-9
                                                                                                        Page 1 of 2

         Name of Respondent
         Eastern Edison Company                                                          At September 30, 1998

               STATEMENT OF RETAINED EARNINGS FOR THE YEAR

                                                                                                                 Adjusted
Line                          Item                                               Balance at     Pro-Forma       Balance at
No.                                                                            September 1998   Adjustments   September 1998
         UNAPPROPRIATED RETAINED EARNINGS (Account 216)

  1 Balance - Beginning of Year                                                   26,070,503                   26,070,503
  2    Changes (Identify by prescribed retained earnings accounts)
  3 Adjustments to Retained Earnings (Account 439)
  4    Credit:
  5    Credit:
  6    Credit:
  7    Credit:
  8    Credit:
  9         TOTAL Credits to Retained Earnings (Acc. 439)
    (Total of lines 4 thru 8)
 10    Debit:  Amortization of Preferred Stock Redemption Cost                      (435,552)                    (435,552)
 11    Debit:
 12    Debit:
 13    Debit:
 14    Debit:
 15         TOTAL Debits to Retained Earnings (Acc. 439)                           ($435,552)                    (435,552)
    (Total of lines 10 thru 14)
 16 Balance Transferred from Income (Account 433 less Account                     16,054,099                   16,054,099
    418.1)
 17 Appropriations of Retained Earnings (Account 436)
 18 Amortization Reserve, Federal
 19
 20
 21
 22         Total Appropriations of Retained Earnings (Acc.
    436) (Total of lines 18 thru 21)
 23 Dividends Declared - Preferred Stock (Account 437)
 24 6.625%                                                                        (1,987,500)                  (1,987,500)
 25
 26
 27
 28
 29         TOTAL Dividends Declared - Preferred Stock (Acct.                     (1,987,500)                  (1,987,500)
    437) (Total of lines 24 thru 28)
 30 Dividends Declared - Common Stock (Account 438)
 31                                                                              (27,612,460)                 (27,612,460)
 32
 33
 34
 35
 36         TOTAL Dividends Declared - Common Stock (Acct.                       (27,612,460)                 (27,612,460)
    438) (Total of lines 31 thru 35)
 37 Transfers from Acct. 216.1, Unappropriated Undistributed                      13,582,600                   13,582,600
    Subsidiary Earnings
 38 Balance - End of Year (Total of lines                                         25,671,690                   25,671,690
    01,09,15,16,22,29,36, and 37)

                                                                                                           NEES Companies
                                                                                                           Exhibit No. F-9
                                                                                                           Page 2 of 2

         Name of Respondent
         Eastern Edison Electric Company                                                 At September 30, 1998

                 STATEMENT OF RETAINED EARNINGS FOR THE YEAR (Continued)
                                                                                                                 Adjusted
Line                          Item                                               Balance at     Pro-Forma       Balance at
No.                                                                            September 1998  Adjustments    September 1998
              APPROPRIATED RETAINED EARNINGS (Account 215)
 39
 40
 41
 42
 43
 44
 45    Total Appropriated Retained Earnings (Account 215)

   APPROPRIATED RETAINED EARNINGS - AMORTIZATION RESERVE, FEDERAL
                         (Account 215.1)

 46    Total Appropriated Retained Earnings - Amortization
    Reserve, Federal (Account 215.1)
 47 Total Appropriated Retained Earnings - (Account 215,215.1)(Enter total of lines 45 and 46)
 48    Total Retained Earnings (Account 215, 215.1,                                   25,671,690               25,671,690
    216)(Enter total of lines 38 and 47)

   UNAPPROPRIATED UNDISTRIBUTED SUBSIDIARY EARNINGS (ACCOUNT 216.1)

 49 Balance - Beginning of Year (Debit or Credit)                                     74,112,853               74,112,853
 50     Equity in Earnings for Year (Credit) (Account 418.1)                          13,259,439               13,259,439
 51     (Less) Dividends Received (Debit)                                             13,582,600               13,582,600
 52     Other Changes (Explain)
 53 Balance - End of Year (Total of Lines 49 thru 52)                                 73,789,692               73,789,692

                                                                                                        NEES Companies
                                                                                                        Exhibit No. F-10
                                                                                                        Page 1 of 2

         Name of Respondent
         Newport Electric Company                                                        At September 30, 1998

               STATEMENT OF RETAINED EARNINGS FOR THE YEAR

                                                                                                                 Adjusted
Line                          Item                                               Balance at     Pro-Forma       Balance at
No.                                                                            September 1998   Adjustments   September 1998
         UNAPPROPRIATED RETAINED EARNINGS (Account 216)

  1 Balance - Beginning of Year                                                    2,283,575                    2,283,575
  2    Changes (Identify by prescribed retained earnings accounts)
  3 Adjustments to Retained Earnings (Account 439)
  4    Credit:
  5    Credit:
  6    Credit:
  7    Credit:
  8    Credit:
  9         TOTAL Credits to Retained Earnings (Acc. 439)
    (Total of lines 4 thru 8)
 10 Debit: Amortization of Preferred Stock Redemption Cost
 11    Debit:
 12    Debit:
 13    Debit:
 14    Debit:
 15         TOTAL Debits to Retained Earnings (Acc. 439)
    (Total of lines 10 thru 14)
 16 Balance Transferred from Income (Account 433 less Account                      3,403,655                    3,403,655
    418.1)
 17 Appropriations of Retained Earnings (Account 436)
 18 Amortization Reserve, Federal
 19
 20
 21
 22         Total Appropriations of Retained Earnings (Acc.
    436) (Total of lines 18 thru 21)
 23 Dividends Declared - Preferred Stock (Account 437)
 24 *Dividends declared on preferred stock                                           (28,834)                     (28,834)
 25 3.75% Preferred Stock
 26
 27
 28
 29         TOTAL Dividends Declared - Preferred Stock (Acct.                        (28,834)                     (28,834)
    437) (Total of lines 24 thru 28)
   (Account 438)
 30 Dividends Declared - Common Stock
 31                                                                               (2,410,000)                  (2,410,000)
 32
 33
 34
 35
 36         TOTAL Dividends Declared - Common Stock (Acct.                        (2,410,000)                  (2,410,000)
    438) (Total of lines 31 thru 35)
 37 Transfers from Acct. 216.1, Unappropriated Undistributed
    Subsidiary Earnings
 38 Balance - End of Year (Total of lines                                          3,248,396                    3,248,396
    01,09,15,16,22,29,36, and 37)

                                                                                                           NEES Companies
                                                                                                           Exhibit No. F-10
                                                                                                           Page 2 of 2

         Name of Respondent
         Newport Electric Company                                                        At September 30, 1998

                 STATEMENT OF RETAINED EARNINGS FOR THE YEAR (Continued)
                                                                                                                 Adjusted
Line                          Item                                               Balance at     Pro-Forma       Balance at
No.                                                                            September 1998  Adjustments    September 1998
              APPROPRIATED RETAINED EARNINGS (Account 215)
 39
 40
 41
 42
 43
 44
 45    Total Appropriated Retained Earnings (Account 215)

   APPROPRIATED RETAINED EARNINGS - AMORTIZATION RESERVE, FEDERAL
                         (Account 215.1)

 46    Total Appropriated Retained Earnings - Amortization
    Reserve, Federal (Account 215.1)
 47 Total Appropriated Retained Earnings - (Account 215,215.1)(Enter total of lines 45 and 46)
 48    Total Retained Earnings (Account 215, 215.1,                                3,248,396                    3,248,396
    216)(Enter total of lines 38 and 47)

   UNAPPROPRIATED UNDISTRIBUTED SUBSIDIARY EARNINGS (ACCOUNT 216.1)

 49 Balance - Beginning of Year (Debit or Credit)
 50     Equity in Earnings for Year (Credit) (Account 418.1)
 51     (Less) Dividends Received (Debit)
 52     Other Changes (Explain)
 53 Balance - End of Year (Total of Lines 49 thru 52)

                                    Exhibit G


                    State filings to be provided separately.

                                    Exhibit H


                              See separate volume.

                          AGREEMENT AND PLAN OF MERGER
                              and CONSENT AGREEMENT
                          dated as of February 1, 1999

                                    Exhibit I









                        [Map Reflecting the NEES and EUA
                           Direct Retail Service Areas
                           and Transmission Networks]

                          AGREEMENT AND PLAN OF MERGER
                              and CONSENT AGREEMENT
                          dated as of February 1, 1999

                                TABLE OF CONTENTS

AGREEMENT AND PLAN OF MERGER...................................................1

CONSENT AGREEMENT..............................................................2

                                                                           Tab 1

                          AGREEMENT AND PLAN OF MERGER

                          dated as of February 1, 1999

                                  by and among

                          NEW ENGLAND ELECTRIC SYSTEM,

                               RESEARCH DRIVE LLC

                                       and

                          EASTERN UTILITIES ASSOCIATES

                                TABLE OF CONTENTS

                                                                           Page
                                                                            No.

                                    ARTICLE I
          THE MERGER.........................................................  1

1.01      The Merger.........................................................  1
1.02      Effective Time.....................................................  1
1.03      Effects of the Merger..............................................  2

                                   ARTICLE II
          CONVERSION OF SHARES...............................................  2

2.01      Conversion of Capital Stock........................................  2
2.02      Surrender of Shares................................................  3
2.03      Withholding Rights.................................................  4

                                   ARTICLE III
          THE CLOSING........................................................  4

                                   ARTICLE IV
          REPRESENTATIONS AND WARRANTIES OF EUA..............................  5

4.01      Organization and Qualification.....................................  5
4.02      Capital Stock......................................................  6
4.03      Authority..........................................................  7
4.04      Non-Contravention; Approvals and Consents..........................  7
4.05      SEC Reports, Financial Statements and Utility Reports..............  8
4.06      Absence of Certain Changes or Events...............................  9
4.07      Legal Proceedings..................................................  9
4.08      Information Supplied...............................................  9
4.09      Compliance......................................................... 10
4.10      Taxes.............................................................. 10
4.11      Employee Benefit Plans; ERISA...................................... 12
4.12      Labor Matters...................................................... 14
4.13      Environmental Matters.............................................. 15
4.14      Regulation as a Utility............................................ 17
4.15      Insurance.......................................................... 17
4.16      Nuclear Facilities................................................. 18
4.17      Vote Required...................................................... 18
4.18      Opinion of Financial Advisor....................................... 18

                                                                            Page
                                                                             No.

4.19      Ownership of NEES Common Shares.................................... 18
4.20      State Anti-Takeover Statutes....................................... 18
4.21      Year 2000.......................................................... 19
4.22      EUA Associates..................................................... 19

                                    ARTICLE V
          REPRESENTATIONS AND WARRANTIES OF NEES............................. 19

5.01      Organization and Qualification..................................... 19
5.02      Authority.......................................................... 20
5.03      Capital Stock...................................................... 20
5.04      Non-Contravention; Approvals and Consents.......................... 20
5.05      Information Supplied............................................... 21
5.06      Compliance......................................................... 21
5.07      Financing.......................................................... 22
5.08      No Vote Required................................................... 22
5.09      Ownership of EUA Shares............................................ 22
5.10      Merger with The National Grid Group plc............................ 22

                                   ARTICLE VI
                    COVENANTS................................................ 22

6.01      Covenants of EUA................................................... 22
6.02      Covenants of NEES.................................................. 28
6.03      Additional Covenants by NEES and EUA............................... 29

                                   ARTICLE VII
                    ADDITIONAL AGREEMENTS.................................... 30

7.01      Access to Information.............................................. 30
7.02      Proxy Statement.................................................... 31
7.03      Approval of Shareholders........................................... 31
7.04      Regulatory and Other Approvals..................................... 31
7.05      Employee Benefit Plans............................................. 32
7.06      Labor Agreements and Workforce Matters............................. 34
7.07      Post Merger Operations............................................. 34
7.08      No Solicitations................................................... 35
7.09      Directors' and Officers' Indemnification and Insurance............. 36
7.10      Expenses........................................................... 37
7.11      Brokers or Finders................................................. 37
7.12      Anti-Takeover Statutes............................................. 38
7.13      Public Announcements............................................... 38

                                                                            Page
                                                                             No.

7.14      Restructuring of the Merger........................................ 38

                                  ARTICLE VIII
          CONDITIONS......................................................... 39

8.01      Conditions to Each Party's Obligation to Effect the Merger......... 39
8.02      Conditions to Obligation of NEES and LLC to Effect the Merger...... 39
8.03      Conditions to Obligation of EUA to Effect the Merger............... 40

                                   ARTICLE IX
          TERMINATION, AMENDMENT AND WAIVER.................................. 41

9.01      Termination........................................................ 41
9.02      Effect of Termination.............................................. 43
9.03      Termination Fees................................................... 43
9.04      Amendment.......................................................... 44
9.05      Waiver............................................................. 44

                                    ARTICLE X
          GENERAL PROVISIONS................................................. 44

10.01     Non-Survival of Representations, Warranties, Covenants and
          Agreements......................................................... 44
10.02     Notices............................................................ 44
10.03     Entire Agreement; Incorporation of Exhibits........................ 46
10.04     No Third Party Beneficiary......................................... 46
10.05     No Assignment; Binding Effect...................................... 46
10.06     Headings........................................................... 47
10.07     Invalid Provisions................................................. 47
10.08     Governing Law...................................................... 47
10.09     Enforcement of Agreement........................................... 47
10.10     Certain Definitions................................................ 47
10.11     Counterparts....................................................... 48
10.12     WAIVER OF JURY TRIAL............................................... 48

                            GLOSSARY OF DEFINED TERMS

          The following terms, when used in this Agreement, have the meanings ascribed to them in the corresponding Sections of this Agreement listed below:

"1935 Act"                             --              Section 4.05(b)
"Adjustment Date"                      --              Section 2.01(c)
"Affected Employees"                   --              Section 7.05(a)
"affiliate"                            --              Section 10.11(a)
"Agreement"                            --              Preamble
"Alternative Proposal"                 --              Section 7.08
"beneficially"                         --              Section 10.10(b)
"business day"                         --              Section 10.10(c)
"Canceled Shares"                      --              Section 2.02(b)
"Certificates"                         --              Section 2.02(b)
"Closing"                              --              Article III
"Closing Agreement"                    --              Section 4.10(j)
"Closing Date"                         --              Article III
"Code"                                 --              Section 2.03
"Confidentiality Agreement"            --              Section 7.01
"Constituent Entities"                 --              Section 1.01
"Contracts"                            --              Section 4.04(a)
"control," "controlling,"
     "controlled by" and
     "under common control with"       --              Section 10.10(a)
"DOE"                                  --              Section 4.05(b)
"Effective Time"                       --              Section 1.02
"Environmental Claim"                  --              Section 4.13(f)(i)
"Environmental Laws"                   --              Section 4.13(f)(ii)
"Environmental Permits"                --              Section 4.13(b)
"ERISA"                                --              Section 4.11(a)
"ERISA Affiliate"                      --              Section 4.11(c)
"EUA"                                  --              Preamble
"EUA Associates"                       --              Section 4.01(b)
"EUA Employee Agreements"              --              Section 7.05(d)(ii)
"EUA Executives"                       --              Section 7.05(d)(ii)
"EUA Shares"                           --              Preamble
"EUA Disclosure Letter"                --              Section 4.01(a)
"EUA Employee Benefit Plans"           --              Section 4.11(a)
"EUA Financial Statements"             --              Section 4.05(a)
"EUA Nuclear Facilities"               --              Section 4.16
"EUA Material Adverse Effect"          --              Section 4.01(a)
"EUA Required Consents"                --              Section 4.04(a)
"EUA Required Statutory Approvals"     --              Section 4.04(b)
"EUA SEC Reports"                      --              Section 4.05(a)

"EUA Shareholders' Approval"           --              Section 7.03
"EUA Shareholders' Meeting"            --              Section 7.03
"EUA Significant Subsidiary"           --              Section 7.08
"EUA Shares"                           --              Preamble
"EUA Trust Agreement"                  --              Section 1.03
"EUA Voting Debt                       --              Section 4.02(d)
"Evaluation Material"                  --              Section 7.01(a)
"Exchange Act"                         --              Section 4.05(a)
"Exchange Fund"                        --              Section 2.02(a)
"Extended Termination Date"            --              Section 9.01(b)
"FCC"                                  --              Section 4.05(b)
"FERC"                                 --              Section 4.05(b)
"Final Order"                          --              Section 8.01(d)
"Governmental Authority"               --              Section 4.04(a)
"Hazardous Materials"                  --              Section 4.13(f)(iii)
"HSR Act"                              --              Section 7.04(a)
"Indemnified Liabilities"              --              Section 7.09(a)
"Indemnified Party"                    --              Section 7.09(a)
"Indemnified Parties"                  --              Section 7.09(a)
"Information Systems"                  --              Section 4.21
"Initial Termination Date"             --              Section 9.01(b)
"IRS"                                  --              Section 4.10(m)
"knowledge"                            --              Section 10.11(d)
"laws"                                 --              Section 4.04(a)
"Lien"                                 --              Section 4.02(b)
"LLC"                                  --              Preamble
"Massachusetts Secretary"              --              Section 1.02
"Merger"                               --              Preamble
"Merger Consideration"                 --              Section 2.01(b)(ii)
"MGL"                                  --              Section 1.01
"National Grid Group"                  --              Section 5.10
"National Grid Merger Agreement"       --              Section 5.10
"NEES"                                 --              Preamble
"NEES Disclosure Letter"               --              Section 5.03
"NEES Material Adverse Effect"         --              Section 5.01
"NEES-EUA Regulatory Approvals"        --              Section 7.04(b)
"NEES-EUA Regulatory Proceedings"      --              Section 7.04(c)
"NEES Required Consents"               --              Section 5.04(a)
"NEES Required Statutory Approvals"    --              Section 5.04(b)
"NEES-NGG Regulatory Approvals"        --              Section 7.04(c)
"NEES-NGG Regulatory Proceedings"      --              Section 7.04(c)
"NEES-NGG Required Statutory Approvals"--              Section 7.04
"NEES-NGG Transactions"                --              Section 7.04
"NEES Shares"                          --              Section 5.03

"NEES Trust Agreement"                 --              Section 5.01
"NGG Circular"                         --              Section 7.02
"NRC"                                  --              Section 4.05(b)
"Options"                              --              Section 4.02(a)
"orders"                               --              Section 4.04(a)
"Out-of-Pocket Expenses"               --              Section 9.03(a)
"Paying Agent"                         --              Section 2.02(a)
"PBGC"                                 --              Section 4.11(g)
"person"                               --              Section 10.11(e)
"Per Share Amount"                     --              Section 2.01(b)(ii)
"Post Closing Plans"                   --              Section 7.05(b)
"Proxy Statement"                      --              Section 4.08(a)
"Release"                              --              Section 4.13(f)(iv)
"Representatives"                      --              Section 10.11(f)
"SEC"                                  --              Section 4.05(a)
"Securities Act"                       --              Section 4.05(a)
"Subsidiary"                           --              Section 10.11(g)
"Surviving Entity"                     --              Section 1.01
"Tax Ruling"                           --              Section 4.10(j)
"Taxes"                                --              Section 4.10
"Tax Return"                           --              Section 4.10
"US GAAP"                              --              Section 4.05(a)
"Yankee Companies"                     --              Section 4.16
"Y2K Consultant"                       --              Section 6.01(o)

          This AGREEMENT AND PLAN OF MERGER, dated as of February 1, 1999 (this "Agreement"), is made and entered into by and among NEW ENGLAND ELECTRIC SYSTEM, a Massachusetts business trust ("NEES"), RESEARCH DRIVE LLC ("LLC"), a Massachusetts limited liability company which is directly and indirectly wholly owned by NEES, and EASTERN UTILITIES ASSOCIATES, a Massachusetts business trust ("EUA").

          WHEREAS, the Board of Directors of NEES, the Board of Trustees of EUA and the members of LLC have each determined that it is advisable and in the best interests of their respective shareholders and members to consummate, and have approved, the business combination transaction provided for herein in which LLC would merge with and into EUA, with EUA being the surviving entity (the "Merger"), pursuant to the terms and conditions of this Agreement, as a result of which NEES will own, directly or indirectly, all of the issued and outstanding common shares of EUA (the "EUA Shares");

          WHEREAS, NEES, LLC and EUA desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                    ARTICLE I
                                   THE MERGER

          1.01 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.02), LLC shall be merged with and into EUA in accordance with Section 2 of Chapter 182 and Section 59 of Chapter 156C of the Massachusetts General Laws ("MGL"). At the Effective Time, the separate existence of LLC shall cease and EUA shall continue as the surviving entity in the Merger. EUA, after the Effective Time, is sometimes referred to herein as the "Surviving Entity" and EUA and LLC are sometimes referred to herein as the "Constituent Entities". The effect and consequences of the Merger shall be as set forth in Article II.

          1.02 Effective Time. Subject to the provisions of this Agreement, on the Closing Date (as defined in Article III), a certificate of merger shall be executed and filed by EUA and LLC with the Secretary of the Commonwealth of Massachusetts (the "Massachusetts Secretary"). The Merger shall become effective at the time of the filing of the certificate of merger relating to the Merger with the Massachusetts Secretary, or at such later time as is specified in the certificate of merger (such date and time being referred to herein as the "Effective Time").

          1.03 Effects of the Merger. At the Effective Time, the Agreement and Declaration of Trust of EUA (the "EUA Trust Agreement") as in effect immediately prior to the Effective Time shall be the agreement and declaration of trust of the Surviving Entity, until thereafter amended as provided by law and such agreement and declaration of trust. Subject to the foregoing, the additional effects of the Merger shall be as provided in the applicable provisions of
Section 2 of Chapter 182 of the MGL and Section 62 of the Limited Liability Company Act of Massachusetts.


                                   ARTICLE II
                              CONVERSION OF SHARES

          2.01 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

               (a) Membership Interests of LLC. Each one percent of the issued and outstanding membership interests in LLC shall be converted into one transferable certificate of participation or share of the Surviving Entity.

               (b)  Conversion of EUA Shares.

                    (i) Cancellation of Treasury Shares and Shares Owned by NEES and Subsidiaries. All EUA Shares that are owned by EUA as treasury shares and any EUA Shares owned by NEES or any other wholly owned Subsidiary (as defined in Section 10.11) of NEES shall be canceled and retired and shall cease to exist and no cash or other consideration shall be delivered in exchange therefor.

                    (ii) Conversion of EUA Shares. Each EUA Share issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.01(b)(i)) shall be canceled and converted in accordance with the provisions of this Section 2.01 into the right to receive cash in the amount (the "Per Share Amount") of $31.00 as such amount may hereafter be adjusted in accordance with Section 2.01(c) hereof (the "Merger Consideration"), payable, without interest, to the holder of such EUA Share, upon surrender, in the manner provided in Section 2.02 hereof, of the certificate formerly evidencing such share.

               (c) Adjustment in Amount of Merger Consideration. In the event that the Closing Date shall not have occurred on or prior to the date that is the six (6) month anniversary of the date on which EUA Shareholders' Approval is obtained (the "Adjustment Date"), the Per Share Amount shall be increased, for each day after the Adjustment Date up to and including the day which is one day prior to the earlier of the Closing Date and the Extended Termination Date, by an amount equal to $0.003.

          2.02 Surrender of Shares. (a) Deposit with Paying Agent. Prior to the Effective Time, NEES shall designate a bank or trust company reasonably acceptable to EUA to act as agent (the "Paying Agent") for the benefit of the holders of EUA Shares in connection with the Merger to receive the funds to which holders of EUA Shares shall become entitled pursuant to Section 2.01(b)(ii) (the "Exchange Fund"). From time to time at, immediately prior to or after the Effective Time, NEES or LLC shall make or cause to be made available to the Paying Agent immediately available funds in amounts and at the times necessary for the payment of the Merger Consideration upon surrender of Certificates (as defined in Section 2.02(b)) in accordance with Section 2.02(b), it being understood that any and all interest or other income earned on funds made available to the Paying Agent pursuant to this Section 2.02(a) shall belong to and shall be paid (at the time provided for in Section 2.02(e)) as directed by NEES or LLC. Any such funds deposited with the Paying Agent by NEES shall be invested by the Paying Agent as directed by NEES or LLC.

               (b) Exchange Procedure. As soon as practicable after the Effective Time, the Paying Agent shall mail to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding EUA Shares (the "Canceled Shares") that were canceled and became instead the right to receive the Merger Consideration pursuant to Section 2.01(b)(ii): (i) a letter of transmittal in such form as NEES and EUA may reasonably agree (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Paying Agent) and (ii) instructions for effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate or Certificates to the Paying Agent for cancellation (or to such other agent or agents as may be appointed by NEES and are reasonably acceptable to EUA), together with a duly executed letter of transmittal and such other documents as the Paying Agent shall require, the holder of such Certificate shall be entitled to receive the Merger Consideration in exchange for each EUA Share formerly evidenced by such Certificate which such holder has the right to receive pursuant to Section 2.01(b)(ii). In the event of a transfer of ownership of Canceled Shares which is not registered in the transfer records of EUA, the Merger Consideration in respect of such Canceled Shares may be given to the transferee thereof if the Certificate or Certificates representing such Canceled Shares is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and by evidence satisfactory to the Paying Agent that any applicable stock transfer taxes have been paid. At any time after the Effective Time, each Certificate shall be deemed to represent only the right to receive the Merger Consideration subject to and upon the surrender of such Certificate as contemplated by this Section
2.02. No interest shall be paid or will accrue on the Merger Consideration payable to holders of Certificates pursuant to Section 2.01(b)(ii).

               (c) No Further Ownership Rights in EUA Shares. The Merger Consideration paid upon the surrender of Certificates in accordance with the terms of Section 2.01(b)(ii) shall be deemed to have been paid at the Effective Time in full satisfaction of all rights pertaining to EUA Shares represented thereby. From and after the Effective Time, the share transfer books of EUA shall be closed and there shall be no further registration of transfers thereon of EUA Shares which were outstanding immediately prior to the Effective Time.

If, after the Effective Time, Certificates are presented to NEES for any reason, they shall be canceled and exchanged as provided in this Section 2.02.

               (d) Lost, Stolen or Destroyed Certificates. In the event any owner of any Certificate shall claim that such Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the owner of such Certificate and delivery of that affidavit to the Paying Agent and, if required by NEES or LLC, the posting by such person of a bond in customary amount as indemnity against any claim that may be made against NEES, EUA or the Surviving Entity with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable upon due surrender of, and deliverable pursuant to this
Section 2.02 in respect of, EUA Shares to which such Certificate relates.

               (e) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the shareholders of EUA for one (1) year after the Effective Time shall be delivered to the Surviving Entity, upon demand, and any Shareholders of EUA who have not theretofore complied with this
Article II shall thereafter look only to the Surviving Entity (subject to abandoned property, escheat and other similar laws) as general creditors for payment of their claim for the Merger Consideration payable upon due surrender of the Certificates held by them. None of NEES, LLC or the Surviving Entity shall be liable to any former holder of EUA Shares for the Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          2.03 Withholding Rights. Each of the Surviving Entity and NEES shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of EUA Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any other provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Entity or NEES, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of EUA Shares in respect of which such deduction and withholding was made by the Surviving Entity or NEES, as the case may be.


                                   ARTICLE III
                                   THE CLOSING

          The closing of the Merger and other transactions contemplated hereby (the "Closing") will take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022, at 10:00 a.m., local time, on the second business day following satisfaction or waiver (where applicable) of the conditions set forth in Article VIII (other than those conditions that by their nature are to be fulfilled at the Closing, but subject to the fulfillment or waiver of such conditions), unless another date, time or place is agreed to in writing by the parties hereto (the "Closing Date").

                                   ARTICLE IV
                      REPRESENTATIONS AND WARRANTIES OF EUA

          EUA represents and warrants to NEES and LLC as follows:

          4.01 Organization and Qualification. (a) EUA is a voluntary association duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has full power, authority and legal right to own its property and assets and to transact the business in which it is engaged. Each of EUA's Subsidiaries is a corporation duly organized or incorporated, validly existing and in good standing under the laws of its jurisdiction of organization or incorporation and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties, except where failure to be so organized or incorporated, existing and in good standing or to have such power and authority, individually or in the aggregate, could not reasonably be expected to have an EUA Material Adverse Effect. As used in this Agreement, the term "EUA Material Adverse Effect" means a material adverse effect on the business, assets, results of operations, condition (financial or otherwise) or prospects of EUA and its Subsidiaries taken as a whole. Each of EUA and its Subsidiaries is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except where failure to be so qualified, licensed or admitted and in good standing, individually or in the aggregate, could not reasonably be expected to have an EUA Material Adverse Effect. Section
4.01 of the letter dated the date hereof and delivered to NEES and LLC by EUA concurrently with the execution and delivery of this Agreement (the "EUA Disclosure Letter") sets forth (i) the name and jurisdiction of incorporation or organization of each Subsidiary of EUA, (ii) such Subsidiary's authorized capital stock, (iii) the number of issued and outstanding shares of capital stock of such Subsidiary and (iv) the number of shares of such Subsidiary held of record by EUA. EUA has previously delivered to NEES correct and complete copies of the EUA Trust Agreement and the certificate or articles of organization or incorporation and bylaws (or other comparable charter documents) of its Subsidiaries.

               (b) Section 4.01 of the EUA Disclosure Letter sets forth a description as of the date hereof, of all EUA Associates, including (i) the name of each such entity and EUA's interest therein and (ii) a brief description of the principal line or lines of business conducted by each such entity. For purposes of this Agreement "EUA Associates" shall mean any corporation or other entity (including partnerships and other business associations) that is not a Subsidiary of EUA in which EUA and/or one or more of its Subsidiaries, directly or indirectly, owns an equity interest (other than short-term investments in the ordinary course of business) if such corporation or other entity (including partnerships and other business associations) contributes five percent or more of EUA's consolidated revenues, assets, income or costs.

          4.02 Capital Stock. (a) The authorized equity securities of EUA consists of 36,000,000 EUA Shares, of which 20,435,997 shares were issued and outstanding as of the close of business on January 29, 1999. As of the close of business on January 29, 1999, no EUA Shares were held in the treasury of EUA. Since such date there has been no change in the sum of the issued and outstanding EUA Shares. All of the issued and outstanding EUA Shares are duly authorized, validly issued, fully paid and nonassessable. Except pursuant to this Agreement and except as described in Section 4.02 of the EUA Disclosure Letter, on the date hereof there are no outstanding subscriptions, options, warrants, rights (including share appreciation rights), preemptive rights or other contracts, commitments, understandings or arrangements, including any right of conversion or exchange under any outstanding security, instrument or agreement (together, "Options"), obligating EUA or any of its Subsidiaries to issue or sell any shares of equity securities of EUA or to grant, extend or enter into any Option with respect thereto. The EUA Disclosure Letter sets forth all capital stock authorized, issued and outstanding at subsidiary levels as of the close of business on January 29, 1999.

               (b) Except as disclosed in EUA SEC Reports filed prior to the date of this Agreement or Section 4.02 of the EUA Disclosure Letter, all of the outstanding shares of capital stock of each Subsidiary of EUA are duly authorized, validly issued, fully paid and nonassessable and are owned, beneficially and of record, by EUA or a Subsidiary, which is wholly owned, directly or indirectly, by EUA, free and clear of any liens, claims, mortgages, encumbrances, pledges, security interests, equities and charges of any kind (each a "Lien"). Except as disclosed in EUA SEC Reports filed prior to the date of this Agreement or Section 4.02 of the EUA Disclosure Letter, there are no (i) outstanding Options obligating EUA or any of its Subsidiaries to issue or sell any shares of capital stock of any Subsidiary of EUA or to grant, extend or enter into any such Option or (ii) voting trusts, proxies or other commitments, understandings, restrictions or arrangements in favor of any person other than EUA or a Subsidiary which is wholly owned, directly or indirectly, by EUA with respect to the voting of, or the right to participate in, dividends or other earnings on any capital stock of any Subsidiary of EUA.

               (c) Except as disclosed in EUA SEC Reports filed prior to the date of this Agreement or Section 4.02 of the EUA Disclosure Letter, there are no outstanding contractual obligations of EUA or any Subsidiary of EUA to repurchase, redeem or otherwise acquire any EUA Shares or any capital stock of any Subsidiary of EUA or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary of EUA or any other person.

               (d) As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of EUA or any Subsidiary of EUA having the right to vote (or which are convertible into or exercisable for securities having the right to vote) (together "EUA Voting Debt") on any matters on which Shareholders may vote are issued or outstanding nor are there any outstanding Options obligating EUA or any of its Subsidiaries to issue or sell any EUA Voting Debt or to grant, extend or enter into any Option with respect thereto.

          4.03 Authority. EUA has full power and authority to enter into this Agreement, to perform its obligations hereunder and, subject to obtaining EUA Shareholders' Approval (as defined in Section 7.03(b)) and EUA Required Statutory Approvals (as defined in Section 4.04(b)), to consummate the Merger and other transactions contemplated hereby. The execution, delivery and performance of this Agreement by EUA and the consummation by EUA of the Merger and other transactions contemplated hereby have been duly authorized by all necessary action on the part of EUA, subject to obtaining EUA Shareholders' Approval with respect to the consummation of the Merger and the other transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by EUA and constitutes a legal, valid and binding obligation of EUA enforceable against EUA in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          4.04 Non-Contravention; Approvals and Consents. (a) The execution and delivery of this Agreement by EUA do not, and the performance by EUA of its obligations hereunder and the consummation of the Merger and other transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of EUA or any of its Subsidiaries or any of the terms, conditions or provisions of (i) the EUA Trust Agreement or the certificates or articles of incorporation or organization or bylaws (or other comparable charter documents) of EUA's Subsidiaries, or (ii) subject to the obtaining of EUA Shareholders' Approval, EUA Required Consents, EUA Required Statutory Approvals and the taking of any other actions described in this Section 4.04, (x) any statute, law, rule, regulation or ordinance (together, "laws"), or any judgment, decree, order, writ, permit or license (together, "orders"), of any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision (a "Governmental Authority") applicable to EUA or any of its Subsidiaries or any of their respective assets or properties, or (y) subject to obtaining the third-party consents set forth in Section 4.04 of the EUA Disclosure Letter (the "EUA Required Consents"), any note, bond, mortgage, security agreement, indenture, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind (together, "Contracts") to which EUA or any of its Subsidiaries is a party or by which EUA or any of its Subsidiaries or any of their respective assets or properties is bound, excluding from the foregoing clauses (x) and (y) such conflicts, violations, breaches, defaults, payments or reimbursements, terminations, cancellations, modifications, accelerations and creations and impositions of Liens which, individually or in the aggregate, could not reasonably be expected to have an EUA Material Adverse Effect.

               (b) No declaration, filing or registration with, or notice to or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by EUA or the consummation by EUA of the Merger and other transactions contemplated hereby except as described in Section 4.04 of the EUA Disclosure Letter or the failure of which to obtain could not reasonably be expected to result in an EUA Material Adverse Effect (the "EUA Required Statutory Approvals," it being understood that references in this Agreement to "obtaining" such EUA Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notices; obtaining such authorizations, consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law).

          4.05 SEC Reports, Financial Statements and Utility Reports. (a) EUA delivered to NEES prior to the execution of this Agreement a true and complete copy of each form, report, schedule, registration statement, registration exemption, if applicable, definitive proxy statement and other document (together with all amendments thereof and supplements thereto) filed by EUA or any of its Subsidiaries with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act") and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act") since December 31, 1995 (as such documents have since the time of their filing been amended or supplemented, the "EUA SEC Reports"), which are all the documents (other than preliminary materials) that EUA and its Subsidiaries were required to file with the SEC under the Securities Act and the Exchange Act since such date. As of their respective dates, EUA SEC Reports (i) complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in EUA SEC Reports (the "EUA Financial Statements") complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. generally accepted accounting principles ("US GAAP") applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments (which are not expected to be, individually or in the aggregate, materially adverse to EUA and its Subsidiaries taken as a whole)) the consolidated financial position of EUA and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended. Except as set forth in Section 4.05 of the EUA Disclosure Letter, each Subsidiary of EUA is treated as a consolidated subsidiary of EUA in EUA Financial Statements for all periods covered thereby.

                  (b) All filings (other than immaterial filings) required to be made by EUA or any of its Subsidiaries since December 31, 1995, under the Public

Utility Holding Company Act of 1935 (the "1935 Act"), the Federal Power Act, the Atomic Energy Act of 1954, the Communications Act of 1934, and applicable state laws and regulations, have been filed with the SEC, the Federal Energy Regulatory Commission (the "FERC"), the Department of Energy (the "DOE"), the Nuclear Regulatory Commission (the "NRC"), the Federal Communications Commission (the "FCC") or any appropriate state public utility commissions (including, without limitation, to the extent required, the state public utility regulatory agencies of Massachusetts, Rhode Island, New Hampshire, Maine, Vermont and Connecticut as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, including but not limited to all rates, tariffs, franchises, service agreements and related documents and all such filings complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate statutes and the rules and regulations thereunder.

          4.06 Absence of Certain Changes or Events. Except as set forth in
Section 4.06 of the EUA Disclosure Letter or as disclosed in EUA SEC Reports filed prior to the date of this Agreement since December 31, 1997, EUA and each of EUA's Subsidiaries have conducted its business only in the ordinary course of business consistent with past practice and there has not been, and no fact or condition exists which, individually or in the aggregate, has or could reasonably be expected to have an EUA Material Adverse Effect.

          4.07 Legal Proceedings. Except as disclosed in EUA SEC Reports filed prior to the date of this Agreement or in Section 4.07 of the EUA Disclosure Letter and except for environmental matters which are governed by Section 4.13,
(i) there are no actions, claims, hearings, suits, arbitrations or proceedings pending or, to the knowledge of EUA or any of its Subsidiaries, threatened against, specifically relating to or affecting, and, to the knowledge of EUA or any of its Subsidiaries, there are no Governmental Authority investigations or audits pending or threatened against, specifically relating to or affecting, EUA or any of its Subsidiaries or any of their respective assets and properties which, individually or in the aggregate, could reasonably be expected to have an EUA Material Adverse Effect and (ii) neither EUA nor any of its Subsidiaries is subject to any order of any Governmental Authority which, individually or in the aggregate, could reasonably be expected to have an EUA Material Adverse Effect.

          4.08 Information Supplied. (a) The proxy statement relating to EUA Shareholders' Meeting, as amended or supplemented from time to time (as so amended and supplemented, the "Proxy Statement"), and any other documents to be filed by EUA with the SEC (including, without limitation, under the 1935 Act) or any other Governmental Authority in connection with the Merger and other transactions contemplated hereby will comply as to form in all material respects with the requirements of the Exchange Act, the Securities Act and the 1935 Act, as applicable, and will not, on the date of their respective filings or, in the case of the Proxy Statement, at the date it is mailed to Shareholders of EUA and at the time of EUA Shareholders' Meeting (as defined in Section 7.03), contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

               (b) Notwithstanding the foregoing provisions of this Section 4.08, no representation or warranty is made by EUA with respect to statements made or incorporated by reference in the Proxy Statement based on information supplied by NEES or LLC for inclusion or incorporation by reference therein.

          4.09 Compliance. Except as set forth in Section 4.09 of the EUA Disclosure Letter, or as disclosed in EUA SEC Reports filed prior to the date hereof, neither EUA nor any of EUA's Subsidiaries is in violation of, is, to the knowledge of EUA, under investigation with respect to any violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority, except for possible violations which, individually or in the aggregate, could not reasonably be expected to have an EUA Material Adverse Effect. Except as set forth in Section 4.09 of the EUA Disclosure Letter or as disclosed in EUA SEC Reports filed prior to the date hereof, EUA and EUA's Subsidiaries have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted except for such failures which could not reasonably be expected to have an EUA Material Adverse Effect. Neither EUA nor any of EUA's Subsidiaries is in breach or violation of, or in default in the performance or observance of any term or provision of, (i) the EUA Trust Agreement, in the case of EUA, or articles of incorporation or organization or by-laws, in the case of EUA's Subsidiaries, or (ii) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which EUA or any Subsidiary of EUA is bound or to which any of their respective property is subject, except for possible violations, breaches or defaults which, individually or in the aggregate, could not reasonably be expected to have an EUA Material Adverse Effect.

          4.10 Taxes. Except as disclosed in Section 4.10 of the EUA Disclosure
Letter:

               (a) Filing of Timely Tax Returns. EUA and each of its Subsidiaries have timely filed all Tax Returns required to be filed by each of them under applicable law. All Tax Returns were (and, as to Tax Returns not filed as of the date hereof, will be) true, complete and correct;

               (b) Payment of Taxes. EUA and each of its Subsidiaries have, within the time and in the manner prescribed by law, paid (and until the Closing Date will pay within the time and in the manner prescribed by law) all Taxes that are currently due and payable except for those contested in good faith and for which adequate reserves have been taken;

               (c) Tax Reserves. EUA and its Subsidiaries have established (and until the Closing Date will maintain) on their books and records adequate reserves for all Taxes and for any liability for deferred income taxes in accordance with GAAP;

               (d) Extensions of Time for Filing Tax Returns. Neither EUA nor any of its Subsidiaries has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed;

               (e) Waivers of Statute of Limitations. Neither EUA nor any of its Subsidiaries has in effect any extension, outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns;

               (f) Expiration of Statute of Limitations. The Tax Returns of EUA, each of its Subsidiaries and any affiliated, consolidated, combined or unitary group that includes EUA or any of its Subsidiaries either have been examined and settled with the appropriate Tax authority or closed by virtue of the expiration of the applicable statute of limitations for all years through and including 1993;

               (g) Audit, Administrative and Court Proceedings. No audits or other administrative proceedings or court proceedings are presently pending or threatened with regard to any Taxes or Tax Returns of EUA or any of its Subsidiaries (other than those being contested in good faith and for which adequate reserves have been established) and no issues have been raised in writing by any Tax authority in connection with any Tax or Tax Return;

               (h) Tax Liens. There are no Tax liens upon any asset of EUA or any of its Subsidiaries except liens for Taxes not yet due.

               (i) Powers of Attorney. No power of attorney currently in force has been granted by EUA or any of its Subsidiaries concerning any Tax matter;

               (j) Tax Rulings. Neither EUA nor any of its Subsidiaries has, during the five year period prior to the date of this Agreement, received a Tax Ruling (as defined below) or entered into a Closing Agreement (as defined below) with any taxing authority. "Tax Ruling", as used in this Agreement, shall mean a written ruling of a taxing authority relating to Taxes. "Closing Agreement", as used in this Agreement, shall mean a written and legally binding agreement with a taxing authority relating to Taxes;

               (k) Availability of Tax Returns. EUA and its Subsidiaries have made available to NEES complete and accurate copies, covering all years ending on or after December 31, 1993, of (i) all Tax Returns, and any amendments thereto, filed by EUA or any of its Subsidiaries, (ii) all audit reports received from any taxing authority relating to any Tax Return filed by EUA or any of its Subsidiaries and (iii) any Closing Agreements entered into by EUA or any of its Subsidiaries with any taxing authority.

               (l) Tax Sharing Agreements. No agreements relating to the allocation or sharing of Taxes exist between or among EUA and any of its Subsidiaries and neither EUA nor any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was EUA) or (ii) has any liability for Taxes of any Person (other than EUA or its Subsidiaries) under United States Treasury Regulation Section 1.1502-6 (or any provision of state, local), or foreign law, as a transferee or successor, by contract or otherwise;

               (m) Code Section 481 Adjustments. Neither EUA nor any of its Subsidiaries is required to include in income any adjustment pursuant to Code
Section 481(a) by reason of a voluntary change in accounting method initiated by EUA or any of its Subsidiaries, and, the Internal Revenue Service ("IRS") has not proposed any such adjustment or change in accounting method;

               (n) Code Sections 6661 and 6662. All transactions that could give rise to an understatement of federal income tax, and within the meaning of Code Section 6662 have been adequately disclosed (or, with respect to Tax Returns filed following the Closing, will be adequately disclosed) on the Tax Returns of EUA and its Subsidiaries in accordance with Code Section 6662(d)(2)(B);

               (o) Intercompany Transactions. Neither EUA nor any of its Subsidiaries has engaged in any intercompany transactions within the meaning of Treasury Regulations ss. 1.1502-13 for which any income or gain will remain unrecognized as of the close of the last taxable year prior to the Closing Date; and

               (p) Foreign Tax Returns. Neither EUA nor any of its Subsidiaries is required to file a foreign tax return.

          "Taxes" as used in this Agreement, shall mean any federal, state, county, local or foreign taxes, charges, fees, levies, or other assessments, including all net income, gross income, premiums, sales and use, ad valorem, transfer, gains, profits, windfall profits, excise, franchise, real and personal property, gross receipts, capital stock, production, business and occupation, employment, disability, payroll, license, estimated, stamp, custom duties, severance or withholding taxes, other taxes or similar charges of any kind whatsoever imposed by any governmental entity, whether imposed directly on a Person or resulting under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise and includes any interest and penalties on or additions to any such taxes or in respect of a failure to comply with any requirement relating to any Tax Return. "Tax Return" as used in this Agreement, shall mean a report, return or other information required to be supplied to a governmental entity with respect to Taxes including, where permitted or required, combined, unitary or consolidated returns for any group of entities.

          4.11 Employee Benefit Plans; ERISA. (a) Each "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), bonus, deferred compensation, share option or other written agreement relating to employment or fringe benefits for employees, former employees, officers, trustees or directors of EUA or any of its Subsidiaries effective as of the date hereof or providing benefits as of the date hereof to current employees, former employees, officers, trustees or directors of EUA or pursuant to which EUA or any of its subsidiaries has or could reasonably be expected to have any liability (collectively, the "EUA Employee Benefit Plans") is listed in Section 4.11(a) of the EUA Disclosure Letter, is in material compliance with applicable law, and has been administered and operated in all material respects in accordance with its terms. Each EUA Employee Benefit Plan which is intended to be qualified within the meaning of
Section 401(a) of the Code has received a favorable determination letter from the IRS as to such qualification and, to the knowledge of EUA, no event has occurred and no condition exists which could reasonably be expected to result in the revocation of, or have any adverse effect on, any such determination.

               (b) Complete and correct copies of the following documents have been made available to NEES as of the date of this Agreement: (i) all EUA Employee Benefit Plans and any related trust agreements or insurance contracts,
(ii) the most current summary descriptions of each EUA Employee Benefit Plan subject to ERISA, (iii) the three most recent Form 5500s and Schedules thereto for each EUA Employee Benefit Plan subject to such reporting, (iv) the most recent determination of the IRS with respect to the qualified status of each EUA Employee Benefit Plan that is intended to qualify under Section 401(a) of the Code, (v) the most recent accountings with respect to each EUA Employee Benefit Plan funded through a trust and (vi) the most recent actuarial report of the qualified actuary of each EUA Employee Benefit Plan with respect to which actuarial valuations are conducted.

               (c) Except as set forth in Section 4.11(c) of the EUA Disclosure Letter, neither EUA nor any Subsidiary maintains or is obligated to provide benefits under any EUA Employee Benefit Plan (other than as an incidental benefit under a Plan qualified under Section 401(a) of the Code) which provides health or welfare benefits to retirees or other terminated employees other than benefit continuations as required pursuant to Section 601 of ERISA. Each EUA Employee Benefit Plan subject to the requirements of Section 601 of ERISA has been operated in material compliance therewith. EUA has not contributed to a nonconforming group health plan (as defined in Code Section 5000(c)) and no person under common control with EUA within the meaning of Section 414 of the Code ("ERISA Affiliate") has incurred a tax liability under Code Section 5000(a) that is or could reasonably be expected to be a liability of EUA's.

               (d) Except as set forth in Section 4.11(d) of the EUA Disclosure Letter, each EUA Employee Benefit Plan covers only employees who are employed by EUA or a Subsidiary (or former employees or beneficiaries with respect to service with EUA or a Subsidiary).

               (e) Except as set forth in Section 4.11(e) of the EUA Disclosure Letter, neither EUA, any Subsidiary, any ERISA Affiliate nor any other corporation or organization controlled by or under common control with any of the foregoing within the meaning of Section 4001 of ERISA has, within the five-year period preceding the date of this Agreement, at any time contributed to any "multiemployer plan," as that term is defined in Section 4001 of ERISA.

               (f) No event has occurred, and there exists no condition or set of circumstances in connection with any EUA Employee Benefit Plan, under which EUA or any Subsidiary, directly or indirectly (through any indemnification agreement or otherwise), could be subject to any liability under Section 409 of ERISA, Section 502(i) of ERISA, Title IV of ERISA or Section 4975 of the Code except for instances of non-compliance which, individually or in the aggregate, could not reasonably be expected to have an EUA Material Adverse Effect.

               (g) Neither EUA nor any ERISA Affiliate has incurred any liability to the Pension Benefit Guaranty Corporation (the "PBGC") under Section 302(c)(ii), 4062, 4063, 4064 or 4069 of ERISA, or otherwise that has not been satisfied in full and no event or condition exists or has existed which could reasonably be expected to result in any such material liability. As of the date of this Agreement, no "reportable event" within the meaning of Section 4043 of ERISA has occurred with respect to any EUA Employee Benefit Plan that is a defined benefit plan under Section 3(35) of ERISA.

               (h) Except as set forth in Section 4.11(h) of the EUA Disclosure Letter, no employer securities, employer real property or other employer property is included in the assets of any EUA Employee Benefit Plan.

               (i) Full payment has been made of all material amounts which EUA or any affiliate thereof was required under the terms of EUA Employee Benefit Plans to have paid as contributions to such plans on or prior to the Effective Time (excluding any amounts not yet due) and no EUA Employee Benefit Plan which is subject to Part III of Subtitle B of Title I of ERISA has incurred any "accumulated funding deficiency" within the meaning of Section 302 of ERISA or
Section 412 of the Code, whether or not waived.

               (j) Except as set forth in Section 4.11(j) of the EUA Disclosure Letter, no amounts payable under any EUA Employee Benefit Plan or other agreement, contract, or arrangement will fail to be deductible for federal income tax purposes by virtue of Section 280G or Section 162(m) of the Code.

          4.12 Labor Matters. As of the date hereof, except as set forth in
Section 4.12 of the EUA Disclosure Letter, neither EUA nor any of its Subsidiaries is a party to any material collective bargaining agreement or other labor agreement with any union or labor organization. To the knowledge of EUA, as of the date hereof, there is no current union representation question involving employees of EUA or any of its Subsidiaries, nor does EUA know of any activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees. Except as set forth in Section
4.12 of the EUA Disclosure Letter, (i) there is no unfair labor practice, employment discrimination or other employment-related complaint or proceeding against EUA or any of its Subsidiaries pending or, to the knowledge of EUA, threatened, which has or could reasonably be expected to have an EUA Material Adverse Effect, (ii) there is no strike, dispute, slowdown, work stoppage or lockout pending, or, to the knowledge of EUA, threatened, against or involving EUA or any of its Subsidiaries which has or could reasonably be expected to have, an EUA Material Adverse Effect and (iii) there is no proceeding, claim, suit, or action pending or, to the knowledge of EUA or any of its Subsidiaries, threatened, nor, to the knowledge of EUA or any of its Subsidiaries is there any Governmental Authority investigation pending or threatened, in respect of which any trustee, director, officer, employee or agent of EUA or any of its Subsidiaries is or may be entitled to claim indemnification from EUA or any of its Subsidiaries pursuant to the EUA Trust Agreement, in the case of EUA, and their respective articles of incorporation and by-laws, in the case of EUA's Subsidiaries, or as provided in the indemnification agreements listed in Section
4.12 of the EUA Disclosure Letter. Except as set forth in Section 4.12 of the EUA Disclosure Letter, EUA and its Subsidiaries are in compliance with all federal, state and local laws with respect to employment practices and labor relations, including, without limitation, any provisions relating to affirmative action, employment discrimination, wages, hours, collective bargaining, and the payment of social security and similar taxes, safety and health regulations and mass layoffs and plant closings except for such instances of noncompliance which, individually or in the aggregate, could not reasonably be expected to have an EUA Material Adverse Effect.

          4.13 Environmental Matters. Except as disclosed in EUA SEC Reports filed prior to the date of this Agreement or in Section 4.13 of the EUA Disclosure Letter:

               (a) (i) Each of EUA and its Subsidiaries is in compliance with all applicable Environmental Laws (as hereinafter defined), except where the failure to be in compliance, in the aggregate could not reasonably be expected to result in an EUA Material Adverse Effect; and

                    (ii) Neither EUA nor any of its Subsidiaries has received any written communication from any person or Governmental Authority that alleges that EUA or any of its Subsidiaries is not in such compliance (including the materiality qualifier set forth in clause (i) above) with applicable Environmental Laws.

               (b) Each of EUA and its Subsidiaries has obtained all environmental, health and safety permits and governmental authorizations (collectively, the "Environmental Permits") necessary for the construction of their facilities and the conduct of their operations, as applicable, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and agency approval is expected in the ordinary course of business, and EUA and its Subsidiaries are in compliance with all terms and conditions of the Environmental Permits, except where the failure have such Environmental Permits, file a renewal application for such Environmental Permits, or to be in compliance with such Environmental Permits, in the aggregate could not reasonably be expected to result in an EUA Material Adverse Effect.

               (c) There is no Environmental Claim (as hereinafter defined) that could, individually or in the aggregate, reasonably be expected to have an EUA Material Adverse Effect pending (i) against EUA or any of its Subsidiaries;
(ii) against any person or entity whose liability for any Environmental Claim EUA or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law; or (iii) against any real or personal property or operations which EUA or any of its Subsidiaries owns, leases or manages, in whole or in part.

               (d) To the knowledge of EUA there have not been any material Releases (as hereinafter defined) of any Hazardous Material (as hereinafter defined) that would be reasonably likely to form the basis of any material Environmental Claim against EUA or any of its Subsidiaries, or against any person or entity whose liability for any material Environmental Claim EUA or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law, except for any Environmental Claim that, individually or in the aggregate, could not reasonably be expected to have an EUA Material Adverse Effect.

               (e) To the knowledge of EUA with respect to any predecessor of EUA or any of its Subsidiaries, there is no material Environmental Claim pending or threatened, and there has been no Release of Hazardous Materials that could reasonably be expected to form the basis of any material Environmental Claim except for any Environmental Claim that, individually or in the aggregate, could not be reasonably be expected to have an EUA Material Adverse Effect.

               (f)  As used in this Section 4.13:

                    (i) "Environmental Claim" means any and all written administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices or noncompliance, liability or violation by any person or entity (including any Governmental Authority) alleging potential liability (including, without limitation, potential responsibility or liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from

                    (A) the presence, or Release or threatened Release into the environment, of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by EUA or any of its Subsidiaries; or

                    (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law; or

                    (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials;

                    (ii) "Environmental Laws" means all federal, state and local laws, rules and regulations and binding interpretation thereof, relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous
Materials, or otherwise relating to the manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials;

                    (iii) "Hazardous Materials" means (A) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls; and (B) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", or words of similar import, under any Environmental Law; and (c) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law in a jurisdiction in which EUA or any of its Subsidiaries (x) operates or (y) stores, treats or disposes of Hazardous Materials; and

                    (iv) "Release" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

          4.14 Regulation as a Utility. (a) EUA is a public utility holding company registered under Section 5, and subject to the provisions, of the 1935 Act. Section 4.14 of the EUA Disclosure Letter lists the subsidiaries of EUA that are "public utility companies" within the meaning of Section 2(a)(5) of the 1935 Act and lists the jurisdictions where each such Subsidiary is subject to regulation as a public utility company or public service company. Except as set forth above and as set forth in Section 4.14 of the EUA Disclosure Letter, neither EUA nor any "subsidiary company" or "affiliate" of EUA is subject to regulation as a public utility or public service company (or similar designation) by the federal government of the United States, any state in the United States or any political subdivision thereof, or any foreign country.

               (b) As used in this Section 4.14, the terms "subsidiary company" and "affiliate" shall have the respective meanings ascribed to them in Section 2(a)(8) and Section 2(a)(11), respectively, of the 1935 Act.

          4.15 Insurance. Except as set forth in Section 4.15 of the EUA Disclosure Letter, each of EUA and its Subsidiaries is, and has been continuously since January 1, 1994, insured with financially responsible insurers in such amounts and against such risks and losses as are customary in all material respects for companies in the United States conducting the business conducted by EUA and its Subsidiaries during such time period. Except as set forth in Section 4.15 of the EUA Disclosure Letter, neither EUA nor any of its Subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of EUA or any of its Subsidiaries. The insurance policies of EUA and each of its Subsidiaries are valid and enforceable policies.

          4.16 Nuclear Facilities. Montaup Electric Company, a Subsidiary of EUA, is a minority common stockholder of each of Connecticut Yankee Atomic Power Company, Maine Yankee Atomic Power Company, Vermont Yankee Nuclear Power Corporation and Yankee Atomic Electric Company (the "Yankee Companies") and a minority joint owner in Millstone 3 and Seabrook 1 (collectively, as described in Section 4.16 of the EUA Disclosure Letter, the "EUA Nuclear Facilities"). With respect to its ownership of Millstone 3 and Seabrook 1, Montaup Electric Company holds the required operating licenses from the NRC. With respect to the Yankee Companies, each Yankee Company holds its own operating license from the NRC. Because it is a minority stockholder or a minority joint owner, Montaup Electric Company does not have responsibility for the operation of EUA Nuclear Facilities. Except as set forth in Section 4.16 of the EUA Disclosure Letter or as disclosed in EUA SEC Reports filed prior to the date hereof, to the knowledge of EUA, neither EUA nor any of its Subsidiaries is in violation of any applicable health, safety, regulatory and other legal requirement, including NRC laws and regulations and Environmental Laws, applicable to EUA Nuclear Facilities except for such failure to comply as could not reasonably be expected to have a material adverse effect with respect to EUA Nuclear Facilities and the ownership interest of EUA therein. To the knowledge of EUA, each of EUA Nuclear Facilities maintains emergency plans designed to respond to an unplanned release therefrom of radioactive materials into the environment and insurance coverages consistent with industry practice. EUA has funded, or has caused the funding of, its portion of the decommissioning cost of each of the EUA Nuclear Facilities and the storage of spent nuclear fuel consistent with the most recently approved plan for each of the EUA Nuclear Facilities and FERC authorized rates. Except as set forth in Section 4.16 of the EUA Disclosure Letter, to the knowledge of EUA, no EUA Nuclear Facility is as of the date of this Agreement on the List of Nuclear Power Plants Warranting Increased Regulatory Attention maintained by the NRC.

          4.17 Vote Required. The affirmative vote of two-thirds of the outstanding EUA Shares voting as a single class (with each EUA Share having one vote per share) with respect to the approval of the Merger and other transactions contemplated hereby is the only vote of the holders of any class or series of equity securities of EUA or its Subsidiaries required to approve this Agreement and approve the Merger and other transactions contemplated hereby.

          4.18 Opinion of Financial Advisor. EUA has received the opinion of Salomon Smith Barney Inc., dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair from a financial point of view to the holders of EUA Shares. A true and complete copy of the written opinion will be delivered to NEES promptly after receipt thereof by EUA.

          4.19 Ownership of NEES Common Shares. Neither EUA nor any of its Subsidiaries or other affiliates beneficially owns any NEES Common Shares.

          4.20 State Anti-Takeover Statutes. EUA has taken all necessary actions so that the provisions of Chapters 110C, 110D or 110F of the MGL will not apply to this Agreement, the Merger or other transactions contemplated hereby or thereby.

          4.21 Year 2000. The Information Systems operated by EUA and its Subsidiaries which is used in the conduct of their business is capable of providing or being adapted to provide uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 in substantially the same manner and with the same functionality as such Information Systems record, store, process and present such calendar dates falling on or before December 31, 1999 other than such interruptions in millennium functionality that could not, individually or in the aggregate, reasonably be expected to result in a EUA Material Adverse Effect. EUA reasonably believes as of the date hereof that the remaining cost of adaptations referred to in the foregoing sentence will not exceed the amounts reflected in the Form 10-Q filed by EUA for the quarter ended September 30, 1998 (excluding the fees and costs of any Y2K Consultant retained pursuant to Section 6.01(o) hereof and of the implementation of any recommendations by such Y2K Consultant actually made by EUA that are not already part of EUA's compliance plan as of the date hereof). "Information Systems" means mainframe and midrange hardware, operating system software and applications programs; network and desktop (PC) hardware, operating system software and applications programs; EDI (Electronic Date Interchange) and FTP (File Transfer Protocol) software; and embedded systems hardware and applications software.

          4.22 EUA Associates. The representations and warranties set forth in Sections 4.04(a), 4.06, 4.07, 4.09, 4.12 and 4.13 are true and correct in all material respects with regard to EUA Associates.


                                    ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF NEES

          NEES represents and warrants to EUA as follows:

          5.01 Organization and Qualification. NEES is a voluntary association duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has full power, authority and legal right to own its property and assets and to transact the business in which it is engaged. Each of the NEES Subsidiaries is a corporation duly organized or incorporated, validly existing and in good standing under the laws of its jurisdiction of organization or incorporation and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties, except where failure to be so organized or incorporated, existing and in good standing or to have such power and authority, individually or in the aggregate, could not reasonably be expected to have a NEES Material Adverse Effect. As used in this Agreement, the term "NEES Material Adverse Effect" means a material adverse effect on the business, assets, results of operations, condition (financial or otherwise) or prospects of NEES and its Subsidiaries taken as a whole. LLC is a limited liability company validly existing under the laws of the Commonwealth of Massachusetts. LLC was formed solely for the purpose of engaging in the Merger and other transactions contemplated hereby, has engaged in no other business activities (other than in connection with the formation and capitalization of LLC pursuant to or in accordance with the LLC Agreement (as defined below)) and has conducted its operations only as contemplated hereby and by the LLC Agreement. Each of NEES and its Subsidiaries is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except where failure to be so qualified, licensed or admitted and in good standing, individually or in the aggregate, could not reasonably be expected to have a NEES Material Adverse Effect. NEES has previously delivered to EUA correct and complete copies of its Agreement and Declaration of Trust (the "NEES Trust Agreement") and the articles of association of LLC.

          5.02 Authority. Each of NEES and LLC has full power and authority to enter into this Agreement, and to perform its obligations hereunder, and to consummate the Merger and other transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of NEES and LLC and the consummation by each of NEES and LLC of the Merger and other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of NEES and all necessary action on the part of LLC. This Agreement has been duly and validly executed and delivered by each of NEES and LLC and constitutes a legal, valid and binding obligation of each of NEES and LLC enforceable against each of NEES and LLC in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          5.03 Capital Stock. The authorized equity securities of NEES consists of 150,000,000 common shares of NEES (the "NEES Shares"), of which 59,170,986 shares were issued and outstanding as of the close of business on January 29, 1999. As of the close of business on January 29, 1999, 5,798,666 NEES Shares were held in the treasury of NEES. All of the issued and outstanding NEES Shares are duly authorized, validly issued, fully paid and nonassessable. Except as may be provided by the New England Electric System Companies' Incentive Share Plan, the New England Electric System Companies Incentive Thrift Plan I, the New England Electric System Companies Incentive Thrift Plan II, the New England Electric Companies Long-Term Performance Share Award Plan, and the New England Electric System Directors' annual retainer shares, and except as set forth in
Section 5.03 of the letter dated the date hereof and delivered to EUA by NEES and LLC concurrently with the execution and delivery of this Agreement (the "NEES Disclosure Letter"), on the date hereof there are no outstanding Options obligating NEES or any of its Subsidiaries to issue or sell any shares of equity securities of NEES or to grant, extend or enter into any Option with respect thereto.

          5.04 Non-Contravention; Approvals and Consents. (a) The execution and delivery of this Agreement by each of NEES and LLC do not, and the performance by each of NEES and LLC of its obligations hereunder and the consummation of the Merger and other transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of NEES, or LLC under, any of the terms, conditions or provisions of (i) the NEES Agreement and Declaration of Trust or the articles of organization of LLC, (ii) subject to the actions described in paragraph (b) of this Section, (x) any laws or orders of any Governmental Authority applicable to NEES or LLC or any of their respective assets or properties, or (y) subject to obtaining the third-party consents (the "NEES Required Consents") set forth in
Section 5.04 of the NEES Disclosure Letter any Contracts to which NEES is a party or by which NEES or any of its Subsidiaries or any of their respective assets or properties is bound, excluding from the foregoing clauses (x) and (y) conflicts, violations, breaches, defaults, terminations, modifications, accelerations and creations and impositions of Liens which, individually or in the aggregate, could not reasonably be expected to have a NEES Material Adverse Effect.

               (b) No declaration, filing or registration with, or notice to or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by NEES or LLC or the consummation by NEES or LLC of the Merger and other transactions contemplated hereby except as described in Section 5.04 of the NEES Disclosure Letter or the failure of which to obtain could not reasonably be expected to result in a NEES Material Adverse Effect (the "NEES Required Statutory Approvals," it being understood that references in this Agreement to "obtaining" such NEES Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notices; obtaining such authorizations, consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law).

          5.05 Information Supplied. (a) The information supplied by NEES or LLC and included in the Proxy Statement with the written consent of NEES or LLC, as the case may be, will not, at the date mailed to EUA's Shareholders or at the time of EUA Shareholder's Meeting, contain any untrue statements of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (b) Notwithstanding the foregoing provisions of this Section 5.05, no representation or warranty is made by NEES with respect to statements made or incorporated by reference in the Proxy Statement based on information supplied by EUA for inclusion or incorporation by reference therein or based on information which is not made in or incorporated by reference in such documents but which should have been disclosed pursuant to this Section 5.05.

          5.06 Compliance. Except as set forth in Section 5.06 of the NEES Disclosure Letter, or as disclosed in the NEES Reports filed prior to the date hereof, NEES is not in violation of, is, to the knowledge of NEES, under investigation with respect to any violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority, except for possible violations which, individually or in the aggregate, could not reasonably be expected to have a NEES Material Adverse Effect. Except as set forth in Section 5.06 of the NEES Disclosure Letter or as disclosed in the NEES Reports filed prior to the date hereof, NEES and its Subsidiaries have all material permits, licenses and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted which are material to the operation of the businesses of NEES. NEES is not in breach or violation of, or in default in the performance or observance of, any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default by NEES under (i) the NEES Agreement and Declaration of Trust or by-laws or (ii) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which NEES is bound or to which any of their respective property is subject, except for possible violations, breaches or defaults which, individually or in the aggregate, could not reasonably be expected to have a NEES Material Adverse Effect.

          5.07 Financing. NEES has or will have available, prior to the Effective Time, sufficient cash in immediately available funds to pay or to cause LLC to pay the Merger Consideration pursuant to Article II hereof and to consummate the Merger and other transactions contemplated hereby.

          5.08 No Vote Required. No vote of the NEES Shares or of any class or series of equity securities of NEES or its Subsidiaries is necessary for the approval of the Merger and other transactions contemplated hereby.

          5.09 Ownership of EUA Shares. Neither NEES nor any of its Subsidiaries or other affiliates beneficially owns any EUA Shares.

          5.10 Merger with The National Grid Group plc. NEES has entered into an Agreement and Plan of Merger dated as of December 11, 1998 by and among The National Grid Group plc ("National Grid Group"), NGG Holdings LLC (formerly known as Iosta LLC) and NEES (the "National Grid Merger Agreement"). Pursuant to
Section 6.01 of the National Grid Merger Agreement, NEES has provided a copy of this Agreement to National Grid Group, and National Grid Group has given NEES its written consent to enter into this Agreement and consummate the Merger on the terms set forth in this Agreement. Prior to the execution of this Agreement, NEES has provided EUA with a copy of such written consent.


                                   ARTICLE VI
                                    COVENANTS

          6.01 Covenants of EUA. At all times from and after the date hereof until the Effective Time, EUA covenants and agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or as set forth in Section 6.01 of the EUA Disclosure Letter, or to the extent that NEES shall otherwise previously consent in writing):

               (a) Ordinary Course. EUA and each of its Subsidiaries shall conduct their businesses only in, and EUA and each of its Subsidiaries shall not take any action except in, the ordinary course consistent with good utility practice. Without limiting the generality of the foregoing, EUA and its Subsidiaries shall use all commercially reasonable efforts to preserve intact in all material respects their present business organizations and reputation, to maintain in effect all existing permits, to keep available the services of their key officers and employees, to maintain their assets and properties in good working order and condition, ordinary wear and tear excepted, to maintain insurance on their tangible assets and businesses in such amounts and against such risks and losses as are currently in effect, to preserve their relationships with customers and suppliers and others having significant business dealings with them and to comply in all material respects with all laws and orders of all Governmental Authorities applicable to them.

               (b) Charter Documents. EUA shall not, nor shall it permit any of its Subsidiaries to, amend or propose to amend the EUA Trust Agreement, in the case of EUA, and its certificate or articles of incorporation or organization or bylaws (or other comparable charter documents), in the case of EUA's Subsidiaries.

               (c) Dividends. EUA shall not, nor shall it permit any of its Subsidiaries to, (i) declare, set aside or pay any dividends on, or make other distributions in respect of, any of its capital stock or share capital, except:

                    (A) that EUA may continue the declaration and payment of regular quarterly dividends on EUA Shares with usual record and payment dates not, in any fiscal year, in excess of the dividend for the comparable period in the prior fiscal year;

                    (B) that the Subsidiaries of EUA set forth in Section 6.01(c) of the EUA Disclosure Letter may continue the declaration and payment of dividends on preferred stock in accordance with the terms of such stock, with the record and payment dates and in the amounts set forth in Section 6.01(c) of the EUA Disclosure Letter;

                    (C) if the Effective Time does not occur between a record date and payment date of a regular quarterly dividend, for a special dividend on EUA Shares with respect to the quarter in which the Effective Time occurs with a record date on or prior to the date on which the Effective Time occurs, which does not exceed an amount equal to the product of (x) the number of days between the last payment date of a regular quarterly dividend and the record date of such special dividend, multiplied by (y) $.0045; and

                    (D) for dividends and distributions (including liquidating distributions) by a direct or indirect Subsidiary of EUA to its parent.

(ii) split, combine, subdivide, reclassify or take similar action with respect to any of its capital stock or share capital or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or comprised in its share capital,
(iii) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or (iv) directly or indirectly redeem, repurchase or otherwise acquire any shares of its capital stock or any Option with respect thereto except:

                    (A) in connection with intercompany purchases of capital stock or share capital,

                    (B) for the purpose of funding EUA's dividend reinvestment and share purchase plan in accordance with past practice, or

                    (C) subject to EUA's obligations under the Securities Act and the Exchange Act, pursuant to EUA's previously announced share repurchase program provided that the number of EUA Shares repurchased does not exceed 3,000,000 and the price paid per share does not exceed 95% of the Per Share Amount.

               (d) Share Issuances. EUA shall not, nor shall it permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any Option with respect thereto (other than the issuance by a wholly owned Subsidiary of its capital stock to its direct or indirect parent corporation, or modify or amend any right of any holder of outstanding shares of capital stock or Options with respect thereto).

               (e) Acquisitions. EUA shall not, nor shall it permit any of its Subsidiaries to acquire or agree to acquire (by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner) any business or any corporation, partnership, association or other business organization or division thereof.

               (f) Dispositions. EUA shall not, nor shall it permit any of its Subsidiaries to sell, lease, securitize, grant any security interest in or otherwise dispose of or encumber any of its assets or properties, other than dispositions in the ordinary course of its business consistent with past practice and having an aggregate value of less than $1,000,000 for each disposition and $5,000,000 in the aggregate.

               (g) Indebtedness. EUA shall not, nor shall it permit any of its Subsidiaries to incur or guarantee any indebtedness (including any debt borrowed or guaranteed or otherwise assumed, including, without limitation, the issuance of debt securities or warrants or rights to acquire debt) or enter into any "keep well" or other agreement to maintain any financial condition of another Person or enter into any arrangement having the economic effect of any of the foregoing other than (i) short-term indebtedness in the ordinary course of business consistent with past practice (such as the issuance of commercial paper or the use of existing credit facilities) in amounts not exceeding the amounts set forth in Section 6.01(g) of the EUA Disclosure Letter, (ii) long-term indebtedness in connection with the refinancing of existing indebtedness either at its stated maturity or at a lower cost of funds (calculating such cost on an aggregate after-tax basis) or (iii) guarantees or "keep well" agreements in favor of wholly owned Subsidiaries of EUA in connection with the conduct of the business of such wholly owned Subsidiaries of EUA not aggregating more than $1,000,000.

               (h) Capital Expenditures. Except (i) as required by law or (ii) as reasonably deemed necessary by EUA after consulting with NEES following a catastrophic event, such as a major storm, EUA shall not, nor shall it permit any of its Subsidiaries to make any capital expenditures or commitments during any fiscal year that is in excess of 110% of (i) the aggregate amount set forth in Section 6.01(h) of the EUA Disclosure Letter with respect to EUA and its Subsidiaries that are public utility companies within the meaning of Section 2(a)(5) of the 1935 Act or (ii) the amount set forth in Section 6.01(h) of the EUA Disclosure Letter with respect to each of EUA's other Subsidiaries.

               (i) Employee Benefits. EUA shall not, nor shall it permit any of its Subsidiaries to enter into, adopt, amend (except as may be required by applicable law) or terminate any EUA Employee Benefit Plan, or other agreement, arrangement, plan or policy between EUA or one of its Subsidiaries and one or more of its trustees, directors, officers, employees or former employees, or, except for normal increases in the ordinary course of business, (a) increase in any manner the compensation or fringe benefits of any trustee, director or executive officer, (b) increase in any manner the compensation or fringe benefits of any employee, (c) pay any benefit not required by any plan or arrangement in effect as of the date hereof or, (d) cause any trustee, director, officer, employee or former employee of EUA to accrue or receive additional benefits, accelerate vesting or accelerate the payment of any benefits under any EUA Employee Benefit Plan, or other agreement, arrangement, plan or policy. EUA, prior to the Closing Date, shall take all necessary action and make all necessary amendments to its stock-based plans so that all such plans will be in a form that allows the plans to function after the Effective Time and after any merger of EUA and its Subsidiaries into NEES or its Subsidiaries. EUA, prior to the Closing Date, shall take all necessary actions, in a manner satisfactory to NEES, so that on or after the Closing Date, neither EUA, the Surviving Entity nor their affiliates' stock or securities will be required to be held in, or distributed pursuant to, any EUA Employee Benefit Plan.

               (j) Labor Matters. Notwithstanding any other provision of this Agreement to the contrary, EUA or its Subsidiaries may negotiate successor collective bargaining agreements to those referenced in Section 4.12 hereof, and may negotiate other collective bargaining agreements or arrangements as required by law or for the purpose of implementing the agreements referenced in Section
4.12 hereof. EUA will keep NEES informed as to the status of, and will consult with NEES as to the strategy for, all negotiations with collective bargaining representatives. EUA and its Subsidiaries shall act prudently and reasonably and consistent with their obligation under applicable law in such negotiations.

               (k) Discharge of Liabilities. EUA shall not, nor shall it permit its Subsidiaries to, pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice (which includes the payment of final and unappealable judgments) or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of such party included in EUA SEC Reports, or incurred in the ordinary course of business consistent with past practice.

               (l) Contracts. EUA shall not, nor shall it permit its Subsidiaries, except in the ordinary course of business consistent with past practice or as set forth in Section 6.01(l) of the EUA Disclosure Letter, (i) to modify, amend, terminate or fail to use commercially reasonable efforts to renew any material Contract to which EUA or any of its Subsidiaries is a party or waive, release or assign any material rights or claims or (ii) to enter into any new material Contracts except as expressly permitted by Sections 6.01 (f), (g) or (i) and 7.06 hereof.

               (m) Equity Investments. EUA shall not, nor shall it permit its Subsidiaries or affiliates to, make equity contributions to non-affiliates or to its non-utility Subsidiaries.

               (n) Loans. EUA shall not, nor shall it permit its Subsidiaries or affiliates to, loan money to non-affiliates or to its non-utility Subsidiaries.

               (o) Year 2000. EUA, within 15 days of the date of this Agreement, shall engage a qualified third party ("Y2K Consultant") to conduct a detailed assessment of the adequacy and state of completion of its Year 2000 Program, including but not limited to assessment and testing of its customer, accounting, and operational systems. The Y2K Consultant and scope of work of the Y2K Consultant shall be acceptable to NEES. Such assessment and testing shall be completed as soon thereafter as practicable. EUA shall have such assessment updated by the Y2K Consultant at the end of each fiscal quarter of 1999. EUA shall allow designated NEES personnel and representatives access to the Y2K Consultant's personnel, reports and recommendations and access to EUA's personnel, documents, and information related to the Y2K issue. EUA and the third party shall meet with such designated NEES personnel and representatives on a periodic basis (but not less frequently than monthly) to update NEES on EUA's Year 2000 Program. If this Agreement is terminated pursuant to Section
9.01 hereof, NEES shall reimburse EUA for the costs and expenses of the Y2K Consultant.

               (p) Insurance. EUA shall, and shall cause its Subsidiaries to, maintain with financially responsible insurance companies (or through self-insurance, consistent with past practice) insurance in such amounts and against such risks and losses as are customary for companies engaged in their respective businesses.

               (q) 1935 Act. EUA shall not, nor shall it permit any of its Subsidiaries to, engage in any activities which would cause a change in its status, or that of its Subsidiaries, under the 1935 Act.

               (r) Regulatory Matters. Subject to applicable law and except for non-material filings in the ordinary course of business consistent with past practice, EUA shall consult with NEES prior to implementing any changes in its or any of its Subsidiaries' rates or charges, standards of service or accounting or executing any agreement with respect thereto that is otherwise permitted under this Agreement and shall, and shall cause its Subsidiaries to, deliver to NEES a copy of each such filing or agreement at least four (4) business days prior to the filing or execution thereof so that NEES may comment thereon. EUA shall, and shall cause its Subsidiaries to, make all such filings (i) only in the ordinary course of business consistent with past practice or (ii) as required by a Governmental Authority or regulatory agency with appropriate jurisdiction.

               (s) Accounting. EUA shall not, nor shall it permit any of its Subsidiaries to make any changes in their accounting methods, policies or procedures, except as required by law, rule, regulation or applicable generally accepted accounting principles;

               (t)  Tax Status. Neither EUA nor any of its Subsidiaries shall
(i) make or rescind any material express or deemed election relating to Taxes,
(ii) make a request for a Tax Ruling or enter into a Closing Agreement, (iii) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit, or controversy relating to Taxes or (iv) change in any material respect any of its methods of reporting income, deductions or accounting for federal income tax purposes from those employed in the preparation of its federal income Tax Return for the taxable year ending December 31, 1997, except as may be required by applicable law.

               (u) No Breach. EUA shall not, nor shall it permit any of its Subsidiaries to willfully take or fail to take any action that would or is reasonably likely to result in (i) a material breach of any provision of this Agreement or (ii) its representations and warranties set forth in this Agreement being untrue in any material respect on and as of the Closing Date.

               (v) Advice of Changes. EUA shall confer with NEES on a regular and frequent basis with respect to EUA's business and operations and other matters relevant to the Merger to the extent permitted by law, and shall promptly advise NEES, orally and in writing, of any material change or event, including, without limitation, any complaint, investigation or hearing by any Governmental Authority (or communication indicating the same may be contemplated) or the institution or threat of material litigation; provided that EUA shall not be required to make any disclosure to the extent such disclosure would constitute a violation of any applicable law or regulation.

               (w) Notice and Cure. EUA will notify NEES in writing of, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practical after it becomes known to EUA, that causes or will or may be likely to cause any covenant or agreement of EUA under this Agreement to be breached or that renders or will render untrue in any material respect any representation or warranty of EUA contained in this Agreement. EUA also will notify NEES in writing of, and will use all commercially reasonable efforts to cure, before the Closing, any material violation or breach, as soon as practical after it becomes known to EUA, of any representation, warranty, covenant or agreement made by EUA. No notice given pursuant to this paragraph shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

               (x) Fulfillment of Conditions. Subject to the terms and conditions of this Agreement, EUA will take or cause to be taken all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the other's obligations contained in this Agreement and to consummate and make effective the Merger and other transactions contemplated by this Agreement, and EUA will not, nor will it permit any of its Subsidiaries to, take or fail to take any action that could be reasonably expected to result in the nonfulfillment of any such condition.

               (y)  Third Party Standstill Agreements. Except as provided in
Section 7.08 hereto, during the period from the date of this Agreement through the Effective Time, neither EUA nor any of its Subsidiaries shall terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it is a party. During such period, EUA shall take all steps necessary to enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement.

          6.02 Covenants of NEES. At all times from and after the date hereof until the Effective Time, NEES covenants and agrees that (except as expressly contemplated or permitted by this Agreement or to the extent that EUA shall otherwise previously consent in writing):

               (a) No Breach. NEES shall not, nor shall it permit any of its Subsidiaries to, except as otherwise expressly provided for in this Agreement, willfully take or fail to take any action that would or is reasonably likely to result in (i) a material breach of any of its covenants or agreements contained in this Agreement or (ii) any of its representations and warranties set forth in Sections 5.01, 5.02, 5.03, 5.04, 5.05, 5.06, 5.07, 5.08 and 5.09 of this
Agreement being untrue in any material respect on and as of the Closing Date.

               (b) Advice of Changes. NEES shall confer with EUA on a regular and frequent basis with respect to any matter having, or which, insofar as can be reasonably foreseen, could reasonably be expected to have, a NEES Material Adverse Effect or materially impair the ability of NEES to consummate the Merger and other transactions contemplated hereby; provided that NEES shall not be required to make any disclosure to the extent such disclosure would constitute a violation of any applicable law or regulation.

               (c) Notice and Cure. NEES will notify EUA in writing of, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practical after it becomes known to NEES, that causes or will or may be likely to cause any covenant or agreement of NEES under this Agreement to be breached or that renders or will render untrue in any material respect any representation or warranty of NEES contained in this Agreement. NEES also will notify EUA in writing of, and will use all commercially reasonable efforts to cure before the Closing, any material violation or breach, as soon as practical after it becomes known to such party, of any representation, warranty, covenant or agreement made by NEES. No notice given pursuant to this paragraph shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

               (d) Fulfillment of Conditions. Subject to the terms and conditions of this Agreement, NEES will take or cause to be taken all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to its obligations contained in this Agreement and to consummate and make effective the Merger and other transactions contemplated by this Agreement, and NEES will not, nor will it permit any of its Subsidiaries to, take or fail to take any action that could be reasonably expected to result in the nonfulfillment of any such condition.

               (e) Conduct of Business of LLC. Prior to the Effective Time, except as may be required by applicable law and subject to the other provisions of this Agreement, NEES shall cause LLC to (i) perform its obligations under this Agreement in accordance with its terms, and (ii) not engage directly or indirectly in any business or activities of any type or kind and not enter into any agreements or arrangements with any person, or be subject to or bound by any obligation or undertaking, which is inconsistent with this Agreement.

               (f) Certain Mergers. NEES shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets if the entering into of a definitive agreement relating to or the consummation of such acquisition, merger or consolidation could reasonably be expected to (i) impose any material delay in the obtaining of, or significantly increase the risk of not obtaining, any authorizations, consents, orders, declarations or approvals of any Governmental Authority necessary to consummate the Merger or the expiration or termination of any applicable waiting period, (ii) significantly increase the risk of any Governmental Authority entering an order prohibiting the consummation of the Merger, (iii) significantly increase the risk of not being able to remove any such order on appeal or otherwise or (iv) materially delay the consummation of the Merger.

          6.03  Additional Covenants by NEES and EUA.

               (a) Control of Other Party's Business. Nothing contained in this Agreement shall give NEES, directly or indirectly, the right to control or direct EUA's operations prior to the Effective Time. Nothing contained in this Agreement shall give EUA, directly or indirectly, the right to control or direct NEES' operations prior to the Effective Time. Prior to the Effective Time, each of EUA and NEES shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

               (b) Transition Steering Team. As soon as reasonably practicable after the date hereof, NEES and EUA shall create a special transition steering team, with representation from EUA and NEES, that will develop recommendations concerning the future structure and operations of EUA after the Effective Time, subject to applicable law. The members of the transition steering team shall be appointed by the Chief Executive Officers of NEES and EUA. The functions of the transition steering team shall include (i) to direct the exchange of information and documents between the parties and their Subsidiaries as contemplated by
Section 7.01 and (ii) the development of regulatory plans and proposals, corporate organizational and management plans, workforce combination proposals, and such other matters as they deem appropriate.


                                   ARTICLE VII
                              ADDITIONAL AGREEMENTS

          7.01 Access to Information. EUA shall, and shall cause each of its Subsidiaries to, and shall use commercially reasonable efforts to cause EUA Associates to, throughout the period from the date hereof to the Effective Time to the extent permitted by law, (i) provide NEES and its Representatives with full access, upon reasonable prior notice and during normal business hours, to all facilities, operations, officers (including EUA's environmental, health and safety personnel), employees, agents and accountants of EUA and its Subsidiaries and Associates and their respective assets, properties, books and records, to the extent EUA or any Subsidiary of EUA or EUA Associate is not under a legal obligation not to provide access or to the extent that such access would not constitute a waiver of the attorney client privilege and does not unreasonably interfere with the business and operations of EUA and its Subsidiaries and Associates and (ii) furnish promptly to such persons (x) a copy of each report, statement, schedule and other document filed or received by EUA or any of its Subsidiaries pursuant to the requirements of federal or state securities laws and each material report, statement, schedule and other document filed with any other Governmental Authority, and (y) all other information and data (including, without limitation, copies of Contracts, EUA Employee Benefit Plans, and other books and records) concerning the business and operations of EUA and its Subsidiaries as NEES or any of its Representatives reasonably may request. No review pursuant to this Section 7.01 or otherwise shall affect any representation or warranty contained in this Agreement or any condition to the obligations of the parties hereto. Any such information or material obtained pursuant to this Section 7.01 that constitutes "Evaluation Material" (as such term is defined in the letter agreement dated as of December 18, 1998 between EUA and NEES (the "Confidentiality Agreement")) shall be governed by the terms of the Confidentiality Agreement. NEES may provide information or materials that it obtains relating to EUA or any EUA Subsidiary pursuant to this Section 7.01 to National Grid Group; the treatment by National Grid Group of such information or material shall be governed by the terms of the letter agreement dated as of December 21, 1998 between EUA and National Grid Group.

          7.02 Proxy Statement. As soon as reasonably practicable after the date of this Agreement, EUA shall prepare and file the Proxy Statement with the

SEC. NEES and EUA shall cooperate with each other in the preparation of the Proxy Statement and any amendment or supplement thereto, and EUA shall promptly notify NEES of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information, and shall promptly provide to NEES copies of all correspondence between EUA or any of its Representatives and the SEC with respect to the Proxy Statement (except reports from financial advisors other than with the consent of such financial advisors). Each of the parties hereto shall furnish all information concerning itself which is required or customary for inclusion in the Proxy Statement. EUA shall consult with NEES regarding the Proxy Statement and have due regard to any comments NEES may make in relation to the Proxy Statement. EUA shall give NEES and its counsel the opportunity to review the Proxy Statement and all responses to requests for additional information by and replies to comments of the SEC before their being filed with, or sent to, the SEC. Each of EUA and NEES agrees to use its reasonable best efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC. After obtaining the consent of EUA, which consent shall not be unreasonably withheld, NEES may provide information supplied to NEES by EUA to National Grid Group for inclusion of such information in the Super Class 1 circular ("NGG Circular") to be issued to shareholders of National Grid Group in connection with approval by such shareholders of the National Grid Merger Agreement. NEES shall use its best efforts to provide EUA with a draft of any portion of the NGG Circular with information relating to EUA prior to the issuance of the NGG Circular.

          7.03 Approval of Shareholders. EUA shall, through its Board of Trustees, duly call, give notice of, convene and hold a meeting of its shareholders (the "EUA Shareholders' Meeting") for the purpose of voting on the approval of the Merger and other transactions contemplated hereby (the "EUA Shareholders' Approval") as soon as reasonably practicable after the date hereof; provided, however, subject to the fiduciary duties of its Board of Trustees and the requirements of applicable law, EUA shall include in the Proxy Statement the recommendation of the Board of Trustees of EUA that the Shareholders of EUA approve the Merger and the other transactions contemplated hereby, and shall use its reasonable best efforts to obtain such approval.

          7.04 Regulatory and Other Approvals. (a) HSR Filings. Each party hereto shall file or cause to be filed with the Federal Trade Commission and the Department of Justice any notifications required to be filed by its respective "ultimate parent" company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules and regulations promulgated thereunder with respect to the Merger and other transactions contemplated hereby. Such parties will use all commercially reasonable efforts to make such filings in a timely manner and to respond on a timely basis to any requests for additional information made by either of such agencies.

               (b) Other Regulatory Approvals. Each party shall cooperate and use its best efforts to promptly prepare and file all necessary applications, notices, petitions, filings and other documents with, and to use all commercially reasonable efforts to obtain all necessary permits, consents, approvals and authorizations of, all Governmental Authorities necessary or advisable to obtain the EUA Required Statutory Approvals, the NEES Required Statutory Approvals and the approvals of the state utility commissions referred to in Section 8.01(d) (collectively, the "NEES-EUA Regulatory Approvals"). The parties agree that they will consult with each other with respect to obtaining the NEES-EUA Regulatory Approvals; provided, however, that NEES shall have primary responsibility for the preparation and filing of any related applications, filings or other material with the SEC, the FERC, the NRC and state utility commissions. EUA shall have the right to review and approve in advance drafts of and final applications, filings and other material (including material with respect to proposed settlements) submitted to or filed with the SEC, the FERC, the NRC and state utility commissions or parties to such proceedings before such Governmental Authority, which approval shall not be unreasonably withheld or delayed.

               (c) NEES-NGG Regulatory Proceedings. EUA and NEES acknowledge that, at the same time EUA and NEES will be seeking to obtain the NEES-EUA Regulatory Approvals, National Grid Group and NEES will be seeking to obtain the regulatory approvals (the "NEES-NGG Regulatory Approvals") required to consummate the transactions contemplated by the National Grid Merger Agreement. NEES and EUA agree to seek to prosecute the proceedings relating to the NEES-EUA Regulatory Approvals (the "NEES-EUA Regulatory Proceedings") separately from the prosecution by National Grid Group and NEES of the proceedings relating to the NEES-NGG Regulatory Approvals (the "NEES-NGG Regulatory Proceedings"), but recognize that one or more of the NEES-EUA Regulatory Proceedings may be consolidated with one or more of the NEES-NGG Regulatory Proceedings by the relevant Governmental Authority. Upon the request of EUA, NEES will keep EUA reasonably apprised of the status of the NEES-NGG Regulatory Proceedings.

          7.05  Employee Benefit Plans.

               (a) For a period of twelve (12) months immediately following the Closing Date, the compensation, benefits and coverage provided to those non-union individuals who continue to be employees of the Surviving Entity (the "Affected Employees") pursuant to employee benefit plans or arrangements maintained by NEES or the Surviving Entity shall be, in the aggregate, not less favorable (as determined by NEES and the Surviving Entity using reasonable assumptions and benefit valuation methods) than those provided, in the aggregate, to such Affected Employees immediately prior to the Closing Date. In addition to the foregoing, NEES shall, or shall cause the Surviving Entity to, pay any Affected Employee whose employment is terminated by NEES or the Surviving Entity within twelve (12) months of the Closing Date a severance benefit package equivalent to the severance benefit package that would be provided under the NEES Standard Severance Plan as in effect on the date hereof.

               (b) NEES shall, or shall cause the Surviving Entity to, give the Affected Employees full credit for purposes of eligibility, vesting, benefit accrual (including, without limitation, benefit accrual under any defined benefit pension plans) and determination of the level of benefits under any employee benefit plans or arrangements maintained by NEES or the Surviving Entity in effect as of the Closing Date for such Affected Employees' service with EUA or any Subsidiary of EUA (or any prior employer) to the same extent recognized by EUA or such Subsidiary immediately prior to the Closing Date. With respect to any employee benefit plan or arrangement established by NEES, EUA or the Surviving Entity after the Closing Date (the "Post Closing Plans"), service shall be credited in accordance with the terms of such Post Closing Plans.

               (c) NEES shall, or shall cause the Surviving Entity to, (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Affected Employees under any welfare benefit plan established to replace any EUA welfare benefit plans in which such Affected Employees may be eligible to participate after the Closing Date, other than limitations or waiting periods that are already in effect with respect to such Affected Employees and that have not been satisfied as of the Closing Date under any welfare plan maintained for the Affected Employees immediately prior to the Closing Date, and (ii) provide each Affected Employee with credit for any co-payments and deductibles paid prior to the Closing Date in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such Affected Employees are eligible to participate in after the Closing Date.

               (d)(i) NEES shall, or shall cause the Surviving Entity and its Subsidiaries to, honor, and shall guarantee the obligations of the Surviving Entity and its Subsidiaries under, all EUA Employee Benefit Plans as in effect on the date hereof; provided, however, that this Section 7.05(d)(i) is not intended to prevent NEES or the Surviving Entity from exercising their rights with respect to all EUA Employee Benefit Plans solely in accordance with their terms, including but not limited to the right to alter, terminate or otherwise amend such EUA Employee Benefit Plans.

                    (ii) NEES shall, or shall cause the Surviving Entity and its Subsidiaries to, honor, and shall guarantee the obligations of the Surviving Entity and its Subsidiaries under, (A) all employment severance, consulting and retention agreements or arrangements as in effect on the date hereof, as set forth in Section 7.05(d)(ii) of the EUA Disclosure Letter, or as modified in accordance with Section 6.01(i) of the EUA Disclosure Letter (such agreements or arrangements, the "EUA Employee Agreements" and the individuals who are parties to such EUA Employee Agreements, the "EUA Executives") and (B) all EUA Employee Benefit Plans in which such EUA Executives participate; provided, however, that this Section 7.05(d)(i) is not intended to prevent NEES or the Surviving Entity from exercising their rights with respect to the EUA Employee Agreements and the EUA Employee Benefit Plans in which such EUA Executives participate, in each case solely in accordance with their terms, including but not limited to the right to alter, terminate or otherwise amend such EUA Employee Agreements and EUA Employee Benefit Plans.

               (e) Notwithstanding the foregoing, NEES and the Surviving Entity and its subsidiaries shall neither be required to or prevented from merging EUA's benefit plans, agreements, or arrangements into NEES or the Surviving Entity and its subsidiaries benefit plans, agreements, or arrangements or from replacing EUA's benefit plans, agreements or arrangements with NEES or the Surviving Entity and its subsidiaries benefit plans, agreements or arrangements.

          7.06  Labor Agreements and Workforce Matters.

               (a) Labor Agreements. NEES shall honor, or shall cause the appropriate subsidiaries of the Surviving Entity to honor, all collective bargaining agreements of EUA or its subsidiaries in effect as of the Effective Time until their expiration; provided, however, that this undertaking is not intended to prevent NEES or the Surviving Entity and its subsidiaries from exercising their rights with respect to such collective bargaining agreements and in accordance with their terms, including any right to amend, modify, suspend, revoke or terminate any such contract, agreement, collective bargaining agreement or commitment or portion thereof.

               (b) Workforce Matters. Subject to applicable law and obligations under applicable collective bargaining agreements, for a period of 2 years following the Effective Time, any reductions in workforce in respect of employees of the Surviving Entity and its Subsidiaries shall be made on a fair and equitable basis as determined by the Surviving Entity, with due consideration to prior experience and skills, and any employee whose employment is terminated or job is eliminated during such period shall be entitled to participate on a fair and equitable basis as determined by NEES or the Surviving Entity in the job opportunity and employment placement programs offered by NEES or the Surviving Entity or any of their Subsidiaries for which they are eligible. Any workforce reductions carried out following the Effective Time by the Surviving Entity and its Subsidiaries shall be done in accordance with all applicable collective bargaining agreements and all laws and regulations governing the employment relationship and termination thereof including, without limitation, the Worker Adjustment and Retraining Notification Act, and the regulations promulgated thereunder, and any comparable state or local law.

          7.07  Post Merger Operations.

               (a) NEES Advisory Board. If the Merger is consummated, then, promptly following the closing of the merger contemplated by the National Grid Merger Agreement, NEES shall take such action as is necessary to cause all of the members of the Board of Directors of EUA to be appointed to serve on the advisory board to be formed pursuant to Section 7.07(e) of the National Grid Merger Agreement.

               (b) Charities. The parties agree that provision of charitable contribution and community support within the New England region serves a number of important goals. After the Effective Time, NEES intends to cause the Surviving Entity to provide charitable contributions and community support within the New England region at annual levels substantially comparable to the annual level of charitable contributions and community support provided, directly or indirectly, by EUA and its public utility subsidiaries within the New England region during 1998.

          7.08 No Solicitations. Prior to the Effective Time, EUA agrees: (a) that neither it nor any of its Subsidiaries shall, and it shall use its best efforts to cause its Representatives (as defined in Section 10.10) not to, knowingly initiate, solicit or encourage, directly or indirectly, any inquiries or any proposal or offer (including, without limitation, any proposal or offer to its Shareholders) with respect to a merger, consolidation or other business combination including EUA or any of its significant Subsidiaries (as defined in Rule 1-02(W) of Regulation S-X promulgated under the Exchange Act) other than EUA Cogenex Corporation (an "EUA Significant Subsidiary"), or any acquisition or similar transaction (including, without limitation, a tender or exchange offer) involving the purchase of (i) all or any significant portion of the assets of EUA and its Subsidiaries taken as a whole, (ii) ten percent or more of the outstanding EUA Shares or (iii) 50% or more of the outstanding shares of the capital stock of any EUA Significant Subsidiary (any such proposal or offer being hereinafter referred to as an "Alternative Proposal"), or engage in any negotiations concerning, or provide any confidential information or data to, or have any other discussions with, any person or group relating to an Alternative Proposal, or otherwise knowingly facilitate any effort or attempt to make or implement an Alternative Proposal other than from NEES and its affiliates; (b) that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties with respect to any Alternative Proposal; and (c) that it will notify NEES immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it or any of such persons; provided, however, that, prior to receipt of the EUA Shareholders' Approval, nothing contained in this
Section 7.08 shall prohibit the Board of Trustees of EUA from (i) furnishing information to (but only pursuant to a confidentiality agreement in customary form and having terms and conditions no less favorable to EUA than the Confidentiality Agreement (as defined in Section 7.01)) or entering into discussions or negotiations with any person or group that makes an unsolicited Alternative Proposal, if, and only to the extent that, (A) the Board of Trustees of EUA, based upon advice of outside counsel with respect to fiduciary duties, determines in good faith that such action is necessary for the Board of Trustees to act in a manner consistent with its fiduciary duties to Shareholders under applicable law, (B) the Board of Trustees of EUA has reasonably concluded in good faith (after consultation with its financial advisors) that the person or group making such Alternative Proposal will have adequate sources of financing to consummate such Alternative Proposal and that such Alternative Proposal is likely to be more favorable to EUA's shareholders than the Merger, (C) prior to furnishing such information to, or entering into discussions or negotiations with, such person or group, EUA provides written notice to NEES to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or group, which notice shall identify such person or group and the material terms of the Alternative Proposal in reasonable detail, and (D) EUA keeps NEES promptly informed of the status and all material information with respect to any such discussions or negotiations; and (ii) to the extent required, complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Alternative Proposal. Nothing in this Section 7.08 shall
(x) permit EUA to terminate this Agreement (except as specifically provided in Article IX), (y) permit EUA to enter into any agreement with respect to an Alternative Proposal for so long as this Agreement remains in effect (it being agreed that for so long as this Agreement remains in effect, EUA shall not enter into any agreement with any person or group that provides for, or in any way knowingly facilitates, an Alternative Proposal (other than a confidentiality agreement under the circumstances described above)), or (z) affect any other obligation of EUA under this Agreement.

          7.09  Directors' and Officers' Indemnification and Insurance.

               (a) Indemnification. To the extent, if any, not provided by an existing right of indemnification or other agreement or policy, from and after the Effective Time, NEES shall, or shall cause the Surviving Entity to, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, (x) an officer, trustee or director or (y) an employee covered as of the date hereof (to the extent of the coverage extended as of the date hereof) of EUA or any Subsidiary of EUA (each an "Indemnified Party," and collectively, the "Indemnified Parties") against (i) all losses, expenses (including reasonable attorney's fees and expenses), claims, damages or liabilities or, subject to the first proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time (and whether asserted or claimed prior to, at or after the Effective Time) that are, in whole or in part, based on or arising out of the fact that such person is or was a director, trustee, officer or employee of EUA or any Subsidiary of EUA (the "Indemnified Liabilities"), and (ii) all Indemnified Liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated by this Agreement, in each case, to the extent permitted by the EUA Trust Agreement or the indemnification agreements set forth in Section 7.09 of the EUA Disclosure Letter. In the event of any such loss, expense, claim, damage or liability (whether or not arising before the Effective Time), (i) NEES shall, or shall cause the Surviving Entity to, pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to NEES or the Surviving Entity, as appropriate, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request, reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by the EUA Trust Agreement or the indemnification agreements set forth in Section 7.09 of the EUA Disclosure Letter upon receipt of an undertaking by or on behalf of such director, trustee or officer to repay such amounts as and to the extent required by the EUA Trust Agreement or the indemnification agreements set forth in Section 7.09 of the EUA Disclosure Letter, (ii) the Surviving Entity shall cooperate in the defense of any such matter and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under the EUA Trust Agreement or the indemnification agreements set forth in
Section 7.09 of the EUA Disclosure Letter and the certificate of incorporation or by-laws or similar governing documents of the Surviving Entity shall be made by independent counsel mutually acceptable to the Surviving Entity and the Indemnified Party; provided, however, that the Surviving Entity shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld) and provided further that no indemnification shall be made if such indemnification is prohibited by the EUA Trust Agreement or the indemnification agreements set forth in Section 7.09 of the EUA Disclosure Letter.

               (b) Insurance. For a period of six years after the Effective Time, NEES and the Surviving Entity at NEES's election, (i) shall cause to be maintained in effect an extended reporting period for current policies of directors' and officers' liability insurance for the benefit of such persons who are currently covered by such policies of EUA on terms no less favorable than the terms of such current insurance coverage or (ii) shall provide tail coverage for such persons which provides such persons with coverage for a period of six years for acts prior to the Effective Time on terms no less favorable than the terms of such current insurance coverage.

               (c) Successors. In the event the Surviving Entity or any of its successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person or entity, then and in either such case, proper provisions shall be made so that the successors and assigns of the Surviving Entity, as applicable, shall assume the obligations set forth in this
Section 7.09.

               (d) Survival of Indemnification. To the fullest extent permitted by law, from and after the Effective Time, all rights to indemnification as of the date hereof in favor of the employees, agents, directors, trustees and officers of EUA and EUA's Subsidiaries with respect to their activities as such prior to the Effective Time, as provided in the EUA Trust Agreement or the respective certificates of incorporation and by-laws or similar governing documents in effect on the date hereof, or otherwise in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time.

               (e) Benefit. The provisions of this Section 7.09 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

               (f) Amendment of the EUA Trust Agreement. NEES shall not, and shall ensure that the Surviving Entity shall not, amend the EUA Trust Agreement to in any way limit the indemnification provided to the Indemnified Parties under this Section 7.09.

          7.10 Expenses. Except as set forth in Section 9.03, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger and other transactions contemplated hereby shall be paid by the party incurring such cost or expense, except that the filing fees in connection with the filings required under the HSR Act and the 1935 Act shall be paid by NEES.

          7.11 Brokers or Finders. EUA represents, as to itself and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's, finder's or investment banker's fee or any other commission or similar fee in connection with the Merger and other transactions contemplated by this Agreement except Salomon Smith Barney Inc., whose fees and expenses will be paid by EUA in accordance with EUA's agreement with such firm, and EUA shall indemnify and hold NEES harmless from and against any and all claims, liabilities or obligations with respect to any other such fee or commission or expenses related thereto asserted by any person on the basis of any act or statement alleged to have been made by EUA or its affiliates.

          7.12 Anti-Takeover Statutes. If any "fair price", "moratorium", "business combination", "control share acquisition" or other form of anti-takeover statute or regulation shall become applicable to the Merger or other transactions contemplated hereby, EUA and the members of the Board of Trustees of EUA shall grant such approvals and take such actions consistent with their fiduciary duties and in accordance with applicable law as are reasonably necessary so that the Merger and other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the Merger and other transactions contemplated hereby.

          7.13 Public Announcements. Except as otherwise required by law or the rules of any applicable securities exchange or national market system or any other Regulatory Authority, so long as this Agreement is in effect, NEES and EUA will not, and will not permit any of their respective Subsidiaries or Representatives to, issue or cause the publication of any press release or make any other public announcement with respect to the Merger and other transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld. NEES and EUA will cooperate with each other in the development and distribution of all press releases and other public announcements with respect to the Merger and other transactions contemplated hereby, and will furnish the other with drafts of any such releases and announcements as far in advance as practicable.

          7.14 Restructuring of the Merger. It may be preferable to effectuate a business combination between NEES and EUA by means of an alternative structure to the Merger. Accordingly, if, prior to satisfaction of the conditions contained in Article VIII hereto, NEES proposes the adoption of an alternative structure that otherwise substantially preserves for NEES and EUA the economic benefits of the Merger and will not materially delay the consummation thereof, then the parties shall use their respective best efforts to effect a business combination among themselves by means of a mutually agreed upon structure other than the Merger that so preserves such benefits; provided, however, that prior to closing any such restructured transaction, all material third party and Governmental Authority declarations, filings, registrations, notices, authorizations, consents or approvals necessary for the effectuation of such alternative business combination shall have been obtained and all other conditions to the parties' obligations to consummate the Merger and other transactions contemplated hereby, as applied to such alternative business combination, shall have been satisfied or waived.

                                  ARTICLE VIII
                                   CONDITIONS

          8.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger and other transactions contemplated hereby is subject to the satisfaction or waiver, at or prior to the Closing, of each of the following conditions:

               (a) Shareholder Approval. EUA Shareholders' Approval shall have been obtained.

               (b) HSR Act. Any waiting period (and any extension thereof) applicable to the consummation of the Merger under HSR shall have expired or been terminated.

               (c) Injunctions or Restraints. No court of competent jurisdiction or other competent Governmental Authority shall have enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making illegal or otherwise restricting, preventing or prohibiting consummation of the Merger or other transactions contemplated hereby.

               (d) Governmental and Regulatory and Other Consents and Approvals. The NEES Required Statutory Approvals and EUA Required Statutory Approvals shall have been obtained prior to the Effective Time, and shall have become Final Orders (as hereinafter defined). The Final Orders shall not, individually or in the aggregate, impose terms and conditions that (i) could reasonably be expected to have an EUA Material Adverse Effect; (ii) could reasonably be expected to have a NEES Material Adverse Effect; or (iii) materially impair the ability of the parties to complete the Merger. The parties shall have received Final Orders from the Massachusetts Department of Telecommunications and Energy and the Rhode Island Public Utilities Commission pertaining to the recovery of costs (including, without limitation, transaction premium and integration costs) associated with the Merger that are materially consistent with existing policy and previous orders of such agencies. "Final Order" for all purposes of this Agreement means action by the relevant regulatory authority which has not been reversed, stayed, enjoined, set aside, annulled or suspended with respect to which any waiting period prescribed by law before the Merger and other transactions contemplated hereby may be consummated has expired, and as to which all conditions to be satisfied before the consummation of such transactions prescribed by law, regulation or order have been satisfied.

          8.02 Conditions to Obligation of NEES and LLC to Effect the Merger. The obligation of NEES and LLC to effect the Merger and other transactions contemplated hereby is further subject to the satisfaction or waiver at or prior to the Closing, of each of the following additional conditions (all or any of which may be waived in whole or in part by NEES and LLC in the sole discretion):

               (a) Representations and Warranties. The representations and warranties made by EUA in this Agreement, in each case made as if none of such representations or warranties contained any qualification or limitation as to "materiality" or "EUA Material Adverse Effect", shall be true and correct as so made as of the Closing Date as though so made on and as of the Closing Date, except to the extent expressly given as of a specified date, except where the failure of such representations and warranties to be true and correct as so made does not have and could not reasonably be expected to have, individually or in the aggregate, an EUA Material Adverse Effect, and EUA shall have delivered to NEES a certificate, dated the Closing Date and executed in the name and on behalf of EUA by its Chairman of the Board, President or any Executive or Senior Vice President, to such effect.

               (b) Performance of Obligations. EUA shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by EUA at or prior to the Closing, and EUA shall have delivered to NEES a certificate, dated the Closing Date and executed in the name and on behalf of EUA by its Chairman of the Board, President or any Executive or Senior Vice President, to such effect.

               (c) Material Adverse Effect. No EUA Material Adverse Effect shall have occurred and there shall exist no facts or circumstances which in the aggregate could reasonably be expected to have an EUA Material Adverse Effect.

               (d) EUA Required Consents. All EUA Required Consents shall have been obtained by EUA, except where the failure to receive such EUA Required Consents could not reasonably be expected to (i) have an EUA Material Adverse Effect, or (ii) delay or prevent the consummation of the Merger and other transactions contemplated hereby.

          8.03 Conditions to Obligation of EUA to Effect the Merger. The obligation of EUA to effect the Merger and other transactions contemplated hereby is further subject to the satisfaction or waiver, at or prior to the Closing, of each of the following additional conditions (all or any of which may be waived in whole or in part by EUA in its sole discretion):

               (a) Representations and Warranties. The representations and warranties made by NEES and LLC in Sections 5.01, 5.02, 5.03, 5.04, 5.05, 5.07,
5.08 and 5.09 of this Agreement, in each case made as if none of such representations or warranties contained any qualification or limitation as to "materiality" or "NEES Material Adverse Effect," shall be true and correct as so made as of the Closing Date, except to the extent expressly given as of a specified date and except where the failure of such representations and warranties to be so true and correct as so made does not have and could not reasonably be expected to have, individually or in the aggregate, a NEES Material Adverse Effect or a material adverse effect on LLC, and NEES and LLC shall each have delivered to EUA a certificate, dated the Closing Date and executed in the name and on behalf of NEES by any director of NEES and in the name and on behalf of LLC by a member of its management committee its Chairman of the Board, President or any Executive or Senior Vice President to such effect.

               (b) NEES Required Consents. All NEES Required Consents shall have been obtained by NEES, except where the failure to receive such NEES Required Consents could not reasonably be expected to (i) have a NEES Material Adverse Effect or (ii) delay or prevent the consummation of the Merger and other transactions contemplated hereby.

               (c) Performance of Obligations. NEES and LLC shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by NEES or LLC at or prior to the Closing, and NEES and LLC shall each have delivered to EUA a certificate, dated the Closing Date and executed in the name and on behalf of NEES by its Chairman of the Board, President or any Executive or Senior Vice President, or on behalf of LLC by a member of its management committee to such effect.


                                   ARTICLE IX
                        TERMINATION, AMENDMENT AND WAIVER

          9.01 Termination. This Agreement may be terminated, and the Merger and other transactions contemplated hereby may be abandoned, at any time prior to the Effective Time, whether prior to or after EUA Shareholders' Approval (except as otherwise provided in Section 9.01(c) below):

               (a) By mutual written agreement of the Board of Directors of NEES and Board of Trustees of EUA, respectively;

               (b) By EUA or NEES, by written notice to the other, if the Closing Date shall not have occurred on or before December 31, 1999 (the "Initial Termination Date"); provided, however, that the right to terminate the Agreement under this Section 9.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; and provided, further, that if on the Initial Termination Date the conditions to the Closing set forth in Section 8.01(d) shall not have been fulfilled but all other conditions to the Closing shall be fulfilled or shall be capable of being fulfilled, then the Initial Termination Date shall be extended for four (4) months beyond the Initial Termination Date (the "Extended Termination Date");

               (c) By NEES, by written notice to EUA, if EUA Shareholders' Approval shall not have been obtained at a duly held meeting of such Shareholders, including any adjournments thereof;

               (d) By EUA or NEES, if any applicable state or federal law or applicable law of a foreign jurisdiction or any order, rule or regulation is adopted or issued that has the effect, as supported by the written opinion of outside counsel for such party, of prohibiting the Merger or other transactions contemplated hereby, or if any court of competent jurisdiction or any Governmental Authority shall have issued a nonappealable final order, judgment or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger or other transactions contemplated hereby (provided that the right to terminate this Agreement under this Section 9.01(d) shall not be available to any party that has not defended such lawsuit or other legal proceeding (including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed)).

               (e) By EUA upon ten (10) days' prior notice to NEES if the Board of Trustees of EUA determines in good faith, that termination of this Agreement is necessary for the Board of Trustees of EUA to act in a manner consistent with its fiduciary duties to Shareholders under applicable law by reason of an unsolicited Alternative Proposal meeting the requirements of clauses (A) and (B) of Section 7.08 having been made; provided that

                         (A) The Board of Trustees of EUA shall determine based on advice of outside counsel with respect to the Board of Trustees' fiduciary duties that notwithstanding a binding commitment to consummate an agreement of the nature of this Agreement entered into in the proper exercise of its applicable fiduciary duties, and notwithstanding all concessions which may be offered by NEES in negotiation entered into pursuant to clause
               (B) below, it is necessary pursuant to such fiduciary duties that the trustees reconsider such commitment as a result of such Alternative Proposal, and

                         (B) prior to any such termination, EUA shall, and shall cause its respective financial and legal advisors to, negotiate with NEES to make such adjustments in the terms and conditions of this Agreement as would enable EUA to proceed with the Merger or other transactions contemplated hereby on such adjusted terms;

and provided further that EUA's ability to terminate this Agreement pursuant to this Section 9.01(e) is conditioned upon the concurrent payment by EUA to NEES of any amounts owed by it pursuant to Section 9.03(a);

               (f) By EUA, by written notice to NEES, if (i) there shall have been any material breach of any representation or warranty, or any material breach of any covenant or agreement, of NEES hereunder (other than a breach described in clause (ii)), and such breach shall not have been remedied within twenty (20) days after receipt by NEES of notice in writing from EUA, specifying the nature of such breach and requesting that it be remedied; or (ii) NEES shall fail to deliver or cause to be delivered the amount of cash to the Paying Agent required pursuant to Section 2.02(a) at a time when all conditions to NEES's obligation to close have been satisfied or otherwise waived in writing by NEES.

               (g) By NEES, by written notice to EUA, if (i) there shall have been any material breach of any representation or warranty, or any material breach of any covenant or agreement, of EUA hereunder, and such breach shall not have been remedied within twenty (20) days after receipt by EUA of notice in writing from NEES, specifying the nature of such breach and requesting that it be remedied; or (ii) the Board of Trustees of EUA (A) shall withdraw or modify in any manner adverse to NEES its approval of the Merger and other transactions contemplated hereby or its recommendation to its shareholders regarding the approval of this Agreement, the Merger and other transactions contemplated hereby, (B) shall approve or recommend or take no position with respect to an Alternative Proposal or (C) shall resolve to take any of the actions specified in clause (A) or (B).

          9.02 Effect of Termination. If this Agreement is validly terminated by either EUA or NEES pursuant to Section 9.01, this Agreement shall forthwith become null and void and there shall be no liability or obligation on the part of either EUA or NEES (or any of their respective Representatives or affiliates), except that the provisions of this Section 9.02, Sections 7.10,
7.11 and 7.13, Section 9.03 and Sections 10.09 and 10.10 shall continue to apply following any such termination.

          9.03 Termination Fees. (a) In the event that (i) this Agreement is terminated by EUA pursuant to Section 9.01(e) or (ii) any person or group shall have made an Alternative Proposal that has not been withdrawn and this Agreement is terminated by (A) NEES pursuant to Section 9.01(c) or Section 9.01(g) or (B) by EUA pursuant to Section 9.01(b) and, in the case of this clause (ii) only, a definitive agreement with respect to such Alternative Proposal is executed within two years after such termination, then EUA shall pay to NEES, by wire transfer of same day funds, either on the date contemplated in Section 9.01(e) if applicable, or otherwise, within five (5) business days after such termination, a termination fee of $20 million, plus an amount equal to all documented out-of-pocket expenses and fees incurred by NEES arising out of, or in connection with or related to, the Merger and other transactions contemplated hereby, not in excess of $5 million in the aggregate.

               (b) In the event that this Agreement is terminated by either NEES or EUA pursuant to Section 9.01(b) and at the time of such termination (i) the conditions to the Closing set forth in Section 8.01(d) shall not have been fulfilled, (ii) if the date of termination is any date other than a date which is on or after the Extended Termination Date, all conditions contained in
Article VIII other than Sections 8.01(d) or 8.03(c) shall have been fulfilled or are capable of being fulfilled as of such date, and (iii) the merger contemplated by the National Grid Merger Agreement has not yet been consummated, then NEES shall pay to EUA, by wire transfer of same day funds, within five (5) business days after such termination, a termination fee of $10 million, plus an amount equal to all documented out-of-pocket expenses and fees incurred by EUA arising out of, or in connection with or related to, the Merger and other transactions contemplated hereby, not in excess of $5 million in the aggregate.

               (c) Nature of Fees. The parties agree that the agreements contained in this Section 9.03 are an integral part of the Merger and the other transactions contemplated hereby and constitute liquidated damages and not a penalty. The parties further agree that if any party is or becomes obligated to pay a termination fee pursuant to Sections 9.03(a) or (b), the right to receive such termination fee shall be the sole remedy of the other party with respect to the facts and circumstances giving rise to such payment obligation. If this Agreement is terminated by a party as a result of a willful breach of a representation, warranty, covenant or agreement by the other party, including a termination pursuant to Section 9.01(f)(ii), the non-breaching party may pursue any remedies available to it at law or in equity and shall be entitled to recover any additional amounts thereunder. Notwithstanding anything to the contrary contained in this Section 9.03, if one party fails to promptly pay to the other any fee or expense due under this Section 9.03, in addition to any amounts paid or payable pursuant to such Section, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A. from the date such fee was required to be paid.

          9.04 Amendment. This Agreement may be amended, supplemented or modified by action taken by or on behalf of the Board of Directors of NEES or the Board of Trustees of EUA at any time prior to the Effective Time, whether prior to or after EUA Shareholders' Approval shall have been obtained, but after such adoption and approval only to the extent permitted by applicable law. No such amendment, supplement or modification shall be effective unless set forth in a written instrument duly executed and delivered by or on behalf of each party hereto.

          9.05 Waiver. At any time prior to the Effective Time, NEES or EUA, by action taken by or on behalf of its Board of Directors or Board of Trustees, respectively, may to the extent permitted by applicable law (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the covenants, agreements or conditions of the other parties hereto contained herein. No such extension or waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party extending the time of performance or waiving any such inaccuracy or non-compliance. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.


                                    ARTICLE X
                               GENERAL PROVISIONS

          10.01 Non-Survival of Representations, Warranties, Covenants and Agreements. The representations, warranties, covenants and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Merger but shall terminate at the Effective Time, except for the agreements contained in Article I and Article II, in Sections 7.05, 7.06, 7.08, 7.09 and 7.10, this Article X which shall survive the Effective Time.

          10.02 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or sent by overnight courier (providing proof of delivery) to the parties at the following addresses or facsimile numbers:

               If to NEES or LLC, to:

               New England Electric System
               25 Research Drive
               Westborough, MA  01582
               Attn:  Richard P. Sergel
                      President and Chief Executive Officer
               Telephone: (508) 389-2764
               Facsimile: (508) 366-5498

               with a copy to:

               Skadden, Arps, Slate, Meagher & Flom LLP
               919 Third Avenue
               New York, NY 10022
               Attn:  Sheldon S. Adler, Esq.
               Telephone:  (212) 735-3000
               Facsimile:  (212) 735-2000

               If to EUA, to:

               Eastern Utilities Associates
               One Liberty Square
               Boston, MA  02109
               Attn:    Donald G. Pardus
                        Chairman and Chief Executive Officer
               Telephone:  (617) 357-9590
               Facsimile:  (617) 357-7320

               with a copy to:

               Winthrop, Stimson, Putnam & Roberts
               1 Battery Park Plaza
               New York, NY 10004
               Attn:  David P. Falck
               Telephone:  (212) 858-1000
               Facsimile:  (212) 858-1500

          All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given when sent, provided that the facsimile is promptly confirmed by telephone confirmation thereof, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given one business day after delivery (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

          10.03 Entire Agreement; Incorporation of Exhibits. (a) This Agreement supersedes all prior discussions and agreements, both written and oral, among the parties hereto with respect to the subject matter hereof, other than the Confidentiality Agreement, which shall survive the execution and delivery of this Agreement in accordance with its terms, and contains, together with the Confidentiality Agreement, the sole and entire agreement among the parties hereto with respect to the subject matter hereof.

               (b) The EUA Disclosure Letter, the NEES Disclosure Letter and any Exhibit attached to this Agreement and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

          10.04 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and except as provided in Article II and Sections 7.04, 7.05(d)(ii) and 7.09 (which is intended to be for the benefit of the persons entitled to therein, and may be enforced by any of such persons), it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

          10.05 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned, in whole or in part, by operation of law or otherwise, by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void, except that LLC may assign any or all of its rights, interests and obligations hereunder to another direct or indirect wholly owned Subsidiary of NEES, provided that any such Subsidiary agrees in writing to be bound by all of the terms, conditions and provisions contained herein and provided further that such assignment (i) does not require a greater vote for EUA's Shareholder Approval,
(ii) does not require a subsequent vote following EUA's Shareholders Meeting, or
(iii) is not reasonably likely to materially delay or prevent EUA, LLC and NEES, as appropriate, from obtaining EUA Required Statutory Approvals, EUA Required Consents, EUA Shareholders' Approval, the NEES Required Shareholders' Approvals, or the NEES Required Consents. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

          10.06 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define, modify or limit the provisions hereof.

          10.07 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law or order, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

          10.08 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

          10.09 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specified terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

          10.10  Certain Definitions.  As used in this Agreement:

               (a) except as provided in Section 4.14, the term "affiliate," as applied to any person, shall mean any other person directly or indirectly controlling, controlled by, or under common control with, that person; for purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities, by contract or otherwise;

               (b) a person will be deemed to "beneficially" own securities if such person would be the beneficial owner of such securities under Rule 13d-3 under the Exchange Act, including securities which such person has the right to acquire (whether such right is exercisable immediately or only after the passage of time);

               (c) the term "business day" means a day other than Saturday, Sunday or any day on which banks located in the Massachusetts are authorized or obligated to close;

               (d) the term "knowledge" or any similar formulation of "knowledge" shall mean, with respect to any party hereto, the actual knowledge after due inquiry of the executive officers of NEES and its Subsidiaries or EUA and its Subsidiaries, respectively, set forth in Section 10.11(d) of the NEES Disclosure Letter or Section 10.11(d) of the EUA Disclosure Letter; provided that as used in Section 4.13 the term "knowledge" shall also include the knowledge of the environmental, health and safety personnel of EUA;

               (e) the term "person" shall include individuals, corporations, partnerships, trusts, limited liability companies, other entities and groups (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Exchange Act);

               (f) the "Representatives" of any entity shall have the same meaning as set forth in the Confidentiality Agreement;

               (g) the term "Subsidiary" means any corporation or other entity, whether incorporated or unincorporated, in which such party directly or indirectly owns at least a majority of the voting power represented by the outstanding capital stock or other voting securities or interests having voting power under ordinary circumstances to elect a majority of the directors or similar members of the governing body, or otherwise to direct the management and policies, or such corporation or entity.

          10.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument and will become effective when one or more counterparts have been signed by each party and delivered to the other parties.

          10.12 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTION CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed by its officer thereunto duly authorized as of the date first above written.

                                        NEW ENGLAND ELECTRIC SYSTEM


                                        By:  /s/ Richard P. Sergel
                                             -----------------------------------
                                             Name:  Richard P. Sergel
                                             Title: President and CEO


The name "New England Electric System" means the trustee or trustees for the time being (as trustee or trustees but not personally) under an Agreement and Declaration of Trust dated January 2, 1926, as amended, which is hereby referred to, and a copy of which, as amended, has been filed with the Secretary of the Commonwealth of Massachusetts. Any agreement, obligation, or liability made, entered into, or incurred by or on behalf of New England Electric System binds only its trust estate, and no shareholder, director, trustee, officer, or agent thereof assumes or shall be held to any liability therefor.


                                        EASTERN UTILITIES ASSOCIATES


                                        By:  /s/ Donald G. Pardus
                                             -----------------------------------
                                             Name:  Donald G. Pardus
                                             Title: Chairman

The name "Eastern Utilities Associates" is the designation of the Trustees of EUA for the time being in their collective capacity but not personally, under a Declaration of Trust dated April 2, 1928, as amended, a copy of which amended Declaration of Trust has been filed in the office of the Secretary of The Commonwealth of Massachusetts and elsewhere as required by law; and all persons dealing with EUA must look solely to the trust property for the enforcement of any claim against EUA, as neither the Trustees nor the officers or shareholders of EUA assume any personal liability for obligations entered into on behalf of EUA.

                                        RESEARCH DRIVE LLC


                                        By:  /s/ John G. Cochrane
                                             -----------------------------------
                                             Name:   John G. Cochrane
                                             Title:  Manager

                                                                           Tab 2




                                CONSENT AGREEMENT

                          dated as of February 1, 1999

                                CONSENT AGREEMENT

          This Consent Agreement (the "Agreement") is entered into as of February 1, 1999 between The National Grid Group, p1c, a public limited company incorporated under the laws of England and Wales ("NGG") and New England Electric System, a Massachusetts business trust ("NEES").

          WHEREAS, NGG, NEES and NGG Holdings LLC (formerly Iosta LLC), a wholly owned subsidiary of NGG, entered into an Agreement and Plan of Merger dated as of December 11, 1998 (the"Merger Agreement") pursuant to which NGG Holdings LLC will merge (the "Merger") with and into NEES with NEES being the surviving entity and becoming a wholly owned subsidiary of NGG;

          WHEREAS, NEES, Eastern Utilities Associates, a Massachusetts Business Trust ("EUA") and Research Drive LLC are proposing to enter into an Agreement and Plan of Merger in the form attached hereto as Exhibit A (the "EUA Merger Agreement") providing for the merger (the "EUA Merger") of Research Drive LLC with and into EUA with EUA being the surviving entity and becoming a wholly owned subsidiary of NEES; and

          WHEREAS, pursuant to the provisions of the Merger Agreement, NEES is required to obtain the consent of NGG before entering into the EUA Merger Agreement and with respect to certain actions relating to the consummation of the transactions set forth therein.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

          1. Consent to EUA Merger Agreement. Subject to the terms and conditions of this Consent, NGG hereby consents to NEES entering into the EUA Merger Agreement with EUA in the form set forth in Exhibit A and agrees that, subject to the immediately following sentence, the consummation by NEES of the transactions contemplated by the EUA Merger Agreement in accordance with the term thereof shall not constitute a breach by NEES of the terms of the Merger Agreement. NEES and NGG acknowledge that the financing necessary to consummate the EUA Merger was not contemplated when NEES and NGG agreed to the limitations set forth in Article VI of the Merger Agreement and NGG consents to such financing provided that such financing is consistent with the financing parameters set forth on Exhibit B hereto. NGG also consents to the formation and capitalization of Research Drive LLC by NEES for the purpose of effecting the EUA Merger as contemplated in the EUA Merger Agreement.

          2. Access to Information. Subject to the following sentence, NEES hereby agrees to provide NGG with reasonable access to any information it receives regarding EUA pursuant to the terms of the EUA Merger Agreement and to consult with NGG on a regular basis concerning the status of EUA and the EUA Merger. NGG hereby acknowledges that any such material that is "Evaluation Material" (as such term is defined in the letter agreement dated as of December 21, 1998 between NGG and NEES (the "Confidentiality Agreement") shall be governed by the terms of the Confidentiality Agreement.

          3. Regulatory Filings. NEES hereby agrees that NGG shall have the right to review in advance, and that NEES will consult with NGG and give due regard to NGG's views concerning, any applications, notices, petitions, filings and other documents filed with any Governmental Authority (as defined in the EUA Merger Agreement) in connection with the EUA Merger which could reasonably be expected to have a material adverse effect on NGG's or NEES' ability to consummate the Merger or which could reasonably be expected to adversely affect in any material manner any material benefit of the Merger to NGG or NEES.

          4. Amendments to EUA Merger Agreement. NEES hereby agrees that it will not, without the prior written consent of NGG, amend or modify the EUA Merger Agreement in any material respect, including, without limitation, amend or otherwise modify any provision of the EUA Merger Agreement providing for or relating to the amount, type or structure of the Merger Consideration (as defined in the EUA Merger Agreement) or agree to any additional or different amount, type or structure for the Merger Consideration (as so defined).

          5. Acknowledgment. NGG and NEES acknowledge and agree that the covenants set forth in Article VI of the Merger Agreement do not reflect the operations of EUA if the EUA Merger is consummated prior to the Effective Time (as defined in the Merger Agreement). In the event that the EUA Merger is consummated prior to the Effective Time, NGG and NEES hereby agree to negotiate in good faith to make appropriate modifications to such covenants set forth in
Section 6.01 of the Merger Agreement to reflect the operations of EUA.

          6. Termination and Amendment. This Consent Agreement and the obligations of NEES hereunder shall terminate upon the earlier to occur of (i) the termination of the Merger Agreement, (ii) the EUA Merger and (iii) the Merger, in each case without any further action by the parties hereto. Except as provided in the preceding sentence, this Consent can not be terminated or amended in any material respect prior to the termination of the EUA Merger Agreement without the prior written consent of EUA. The foregoing sentence is intended for the benefit of EUA and may be enforced by EUA.

          7. Notices. NEES hereby agrees to provide NGG with copies of all notices and other communications it sends to EUA and all notices and other communications it receives from EUA under the EUA Merger Agreement. All notices and other communications provided under this Agreement must be in writing and shall be given in the same manner and to the same parties as set forth in
Section 10.02 of the Merger Agreement.

          8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          9. Governing Law and Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          IN WITNESS WHEREOF, each of NGG and NEES has duly executed this Agreement as of the date first above written.

                                        THE NATIONAL GRID GROUP, PLC

                                         By: /s/ Fiona B. Smith
                                             -----------------------------------
                                             Name:   Fiona B. Smith
                                             Title:  Company Secretary


                                         NEW ENGLAND ELECTRIC SYSTEM



                                         By:      ___________________________
                                                  Name:
                                                  Title:

The name "New England Electric System" means the trustee or trustees for the time being (as trustee or trustees but not personally) under an Agreement and Declaration of Trust dated January 2, 1926, as amended, which is hereby referred to, and a copy of which, as amended, has been filed with the Secretary of the Commonwealth of Massachusetts. Any agreement, obligation, or liability made, entered into, or incurred by or on behalf of New England Electric System binds only its trust estate, and no shareholder, director, trustee, officer or agent thereof assumes or shall be held to any liability therefor.

          IN WITNESS WHEREOF, each of NGG and NEES has duly executed this Agreement as of the date first above written.

                                        THE NATIONAL GRID GROUP, PLC


                                        By:  ______________________________
                                             Name:
                                             Title:



                                        NEW ENGLAND ELECTRIC SYSTEM

                                        By:  /s/ Richard P. Sergel
                                             -----------------------------------
                                             Name:  Richard P. Sergel
                                             Title:  President and CEO

The name "New England Electric System" means the trustee or trustees for the time being (as trustee or trustees but not personally) under an Agreement and Declaration of Trust dated January 2, 1926, as amended, which is hereby referred to, and a copy of which, as amended, has been filed with the Secretary of the Commonwealth of Massachusetts. Any agreement, obligation, or liability made, entered into, or incurred by or on behalf of New England Electric System binds only its trust estate, and no shareholder, director, trustee, officer or agent thereof assumes or shall be held to any liability therefor.

                 ACKNOWLEDGMENT OF EASTERN UTILITIES ASSOCIATES




                                  (not legible)

                        EXHIBIT B - Financing Parameters

          Financing will be in an amount of up to $630 M provided through a group of banks. The financing (i) will be prepayable, (ii) will have a term not to exceed seven years, (iii) will have a LIBOR-based borrowing option and (iv) will have other terms and conditions usual and customary for transactions of this nature.

                            UNITED STATES OF AMERICA
                                   BEFORE THE
                      FEDERAL ENERGY REGULATORY COMMISSION

NEW ENGLAND POWER COMPANY                              )
MASSACHUSETTS ELECTRIC COMPANY                         )
THE NARRAGANSETT ELECTRIC COMPANY                      )
NEW ENGLAND ELECTRIC TRANSMISSION                      )
   CORPORATION                                         )    Docket No. EC99-70
NEW ENGLAND HYDRO-TRANSMISSION                         )
   CORPORATION                                         )
NEW ENGLAND HYDRO-TRANSMISSION                         )
   ELECTRIC COMPANY, INC.                              )
ALLENERGY MARKETING COMPANY, L.L.C.                    )
MONTAUP ELECTRIC COMPANY                               )
BLACKSTONE VALLEY ELECTRIC COMPANY                     )
EASTERN EDISON COMPANY                                 )
NEWPORT ELECTRIC CORPORATION                           )
RESEARCH DRIVE LLC                                     )

                            SUPPLEMENT TO APPLICATION
                              TO ADD DESCRIPTION OF
                             CORPORATE RESTRUCTURING
                                       AND
                   FILING OF ADDITIONAL MATERIAL FOR EXHIBIT G


Edward Berlin, Esq.                     David A. Fazzone, Esq. of
Kenneth G. Jaffe, Esq.                  David A. Fazzone, P.C., and
Scott P. Klurfeld, Esq.                 McDermott, Will & Emery
Swidler Berlin Shereff Friedman, LLP    28 State Street
3000 K Street, N.W., Suite 300          Boston, Massachusetts 02109-1775
Washington, D.C.  20007-5116            (617) 535-4000
(202) 424-7500                          Attorneys for Montaup Electric Company
                                        and Affiliated Applicants
Thomas G. Robinson, Esq.
New England Power Company
25 Research Drive
Westborough, MA 01582
(508) 389-2877
Attorneys for New England Power
   Company and Affiliated Applicants

July 1, 1999

                            UNITED STATES OF AMERICA
                                   BEFORE THE
                      FEDERAL ENERGY REGULATORY COMMISSION

                                                       )
NEW ENGLAND POWER COMPANY, et al.                      )
     and                                               )    Docket No. EC99-70
MONTAUP ELECTRIC COMPANY, et al.                       )
                                                       )

                            SUPPLEMENT TO APPLICATION
                              TO ADD DESCRIPTION OF
                             CORPORATE RESTRUCTURING
                                       AND
                   FILING OF ADDITIONAL MATERIAL FOR EXHIBIT G

         Pursuant to Section 203 of the Federal Power Act ("FPA"),1/ and Part 33 of the Commission's Regulations,2/ New England Power Company ("NEP") and its affiliates holding jurisdictional assets ("NEES Companies"),3/ Montaup Electric Company ("Montaup") and its affiliates holding jurisdictional assets ("EUA Companies"),4/ and Research Drive LLC5/ submit this supplement to the

---------------

1/   16 U.S.C. section 824b (1994).

2/   18 C.F. R. sections 33.1 et seq. (1998).

3/   These include the following: Massachusetts Electric Company; The
Narragansett Electric Company; New England Electric Transmission Corporation; New England Hydro-Transmission Corporation; New England Hydro-Transmission Electric Company, Inc.; and AllEnergy Marketing Company, L.L.C. (which holds no physical facilities for the generation or transmission of electricity but does hold a power marketing certificate (see 82 FERC paragraph 61,179 (1998))).

4/   These include the following: Blackstone Valley Electric Company, Eastern
Edison Company ("Eastern Edison"), and Newport Electric Corporation.

5/   Research Drive LLC, a Massachusetts limited liability company, is jointly-owned by NEES and EUA and was formed for the express purpose of effectuating the merger that is the subject of this proceeding.

Application filed on May 5, 1999, in this docket. This proceeding involves the request for approval of the merger ("Merger") of New England Electric System ("NEES"), the existing holding company for the NEES Companies, and Eastern Utilities Associates ("EUA"), the existing holding company for the EUA Companies. Through the Merger, EUA and the EUA Companies will become subsidiaries of NEES and will ultimately be consolidated into their NEES counterparts.

          The filing of this Supplement has three purposes: (1) to describe a change in the corporate structure of Montaup that will be implemented prior to and independent of the closing of the Merger; (2) to the extent required, to obtain approval from the Commission of this planned corporate restructuring of Montaup; and (3) to file, in accordance with the commitment made in the original Application, additional material that should be made part of Exhibit G to the Application.

                                   DISCUSSION

Corporate Restructuring

          As explained in the original Application, currently 100% of the common stock of Montaup is held by Eastern Edison, which in turn is wholly owned by EUA. This means that EUA is the existing ultimate parent company of Montaup. Independent of and prior to the closing of the Merger, Eastern Edison will transfer all of the common stock of Montaup to EUA so that EUA will become the direct parent of Montaup. This corporate restructuring is planned for organizational and financial reasons unrelated to the Merger. Among other things, this internal restructuring will: (i) complete the functional unbundling of EUA's remaining generation business from its distribution business through the complete corporate separation of Eastern Edison and Montaup; (ii) isolate

Eastern Edison's capital structure so it applies to distribution ratemaking only; and (iii) simplify EUA's corporate structure.

          The corporate restructuring of Montaup's parent companies has no impact on the Merger transaction. As a result of the Merger, Montaup will become a subsidiary of NEES and then will be consolidated into NEP; those steps will still occur as originally described. The only change is that Montaup will no longer have an intermediate parent company at the time of the Merger closing. This Supplement is being filed to make certain that the discussion of Montaup's corporate structure in the original Application is accurate in light of the planned restructuring.

Request for Approval of Restructuring (If Required)

          In addition, to the extent the Commission determines that this corporate restructuring of Montaup's parent companies qualifies as a disposition of control of a jurisdictional entity requiring Commission approval under
Section 203 of the FPA, Montaup requests such approval.6/ If such approval is required, Montaup, Eastern Edison and EUA believe that the most efficient means of granting it would be for the Commission to do so in connection with the processing of the Merger Application because all relevant materials are already included in this docket.7/ Approval under Section 203 is in the public interest

---------------

6/   Applicants have or will inform and, if required, have or will request approval of the proposed corporate restructuring from the following federal and state regulatory authorities: the Nuclear Regulatory Commission, the Connecticut Department of Public Utility Control, and the Massachusetts Department of Telecommunications and Energy.

7/   Applicants do not foresee any reason that there would be a delay in approving the Merger Application itself. Accordingly, processing the request for approval of the independent restructuring of Montaup's parent companies (if any is required) in conjunction with the Merger Application should provide timely approval of the restructuring. If, however, there is a delay in granting approval of the Merger beyond the 60-90 day post-comment time frame established in the Merger Policy Statement, Applicants request the Commission grant separate approval of the restructuring of Montaup's parent companies so that the restructuring may be completed by the beginning of the fourth quarter of this year.

because the change in the structure of the parent companies of Montaup has no effect on competition, rates or regulation. The existing ultimate parent company of Montaup, EUA, will remain as the ultimate parent company and, other than eliminating the intermediate holding company, there is no change in the structure or operation of any jurisdictional company. In analogous circumstances, the Commission has approved a restructuring of a company.8/

Submission of Additional Material for Exhibit G

          Finally, Applicants submit for filing copies of the following material that should be made part of Exhibit G to the Application in this proceeding:
Application of Montaup Electric Company and New England Power Company for Transfer of Licenses and Ownership Interests before the Nuclear Regulatory Commission (consisting of three volumes).9/

---------------

8/   See Doswell Limited Partnership,, 60 FERC paragraph 62,086 (1992)
(approving conversion of partnership interests); Commonwealth Atlantic Limited Partnership, 57 FERC paragraph 61,193 (1991) (disclaiming jurisdiction under
Section 203 resulting from elimination of intermediate layers of control where existing ultimate parent remained as such, and approving other changes in control); see also Citizens Utilities Company, 84 FERC paragraph 61,158 (1998) (approving spin-off involving distribution of stock of company). The Citizens Utilities case also directly determined that the payment of a stock dividend to effectuate the restructuring was not in violation of Section 305(a) of the FPA. The same is true in this situation with respect to Eastern Edison's transfer of 100% of the common stock of Montaup to EUA. That transfer is merely the vehicle to effectuate the corporate restructuring and is fully consistent with Section 305(a) of the FPA.

9/   Copies of this filing and all attachments are being filed with the state commissions of Connecticut, Massachusetts, New Hampshire, Rhode Island, and Vermont, all parties on the service list in Docket No. EC99-70, and all parties on the service list in Docket No. ER99-2832.

                                   CONCLUSION

          In conclusion, Applicants respectfully request that the Commission approve the Merger Application, as supplemented, without condition, modification or evidentiary trial-type hearing. Also, to the extent approval is required, Applicants request that the Commission approve without condition, modification or evidentiary trial-type hearing, the independent corporate restructuring of Montaup described above.

Respectfully submitted,


/s/ Scott P. Klurfeld                   /s/ David A. Fazzone
------------------------------------    ----------------------------------------
Edward Berlin, Esq.                     David A. Fazzone, Esq. of
Kenneth G. Jaffe, Esq.                  David A. Fazzone, P.C., and
Scott P. Klurfeld, Esq.                 McDermott, Will & Emery
Swidler Berlin Shereff Friedman, LLP    28 State Street
3000 K Street, N.W., Suite 300          Boston, Massachusetts 02109-1775
Washington, D.C.  20007-5116            (617) 535-4000
(202) 424-7500                          Attorney for Montaup Electric Company
                                        and Affiliated Applicants
Thomas G. Robinson, Esq.
New England Power Company
25 Research Drive
Westborough, MA 01582
(508) 389-2877
Attorneys for New England Power
   Company and Affiliated Applicants

July 1, 1999

                                [FORM OF NOTICE]

                            UNITED STATES OF AMERICA
                                   BEFORE THE
                      FEDERAL ENERGY REGULATORY COMMISSION

NEW ENGLAND POWER COMPANY                              )
MASSACHUSETTS ELECTRIC COMPANY                         )
THE NARRAGANSETT ELECTRIC COMPANY                      )
NEW ENGLAND ELECTRIC TRANSMISSION                      )
   CORPORATION                                         )   Docket No. EC99-70
NEW ENGLAND HYDRO-TRANSMISSION                         )
   CORPORATION                                         )
NEW ENGLAND HYDRO-TRANSMISSION                         )
   ELECTRIC COMPANY, INC.                              )
ALLENERGY MARKETING COMPANY, L.L.C.                    )
MONTAUP ELECTRIC COMPANY                               )
BLACKSTONE VALLEY ELECTRIC COMPANY                     )
EASTERN EDISON COMPANY                                 )
NEWPORT ELECTRIC CORPORATION                           )
RESEARCH DRIVE LLC                                     )

                               NOTICE OF FILING OF
                            SUPPLEMENT TO APPLICATION
                              TO ADD DESCRIPTION OF
                             CORPORATE RESTRUCTURING
                                       AND
                   FILING OF ADDITIONAL MATERIAL FOR EXHIBIT G


          Take notice that on July 1, 1999, New England Power Company ("NEP") and its affiliates holding jurisdictional assets (Massachusetts Electric Company, The Narragansett Electric Company, New England Electric Transmission Corporation, New England Hydro-Transmission Corporation, New England Hydro-Transmission Electric Company, Inc., and AllEnergy Marketing Company, L.L.C.) (collectively, the "NEES Companies"), Montaup Electric Company and its affiliates holding jurisdictional assets (Blackstone Valley Electric Company, Eastern Edison Company ("Eastern Edison"), Newport Electric Corporation) (collectively, the "EUA Companies"), and Research Drive LLC submitted a Supplement to their Application in the above referenced docket. The proceeding in the above-referenced docket seeks the Commission's approval and related authorizations to effectuate the merger involving New England Electric System ("NEES"), the parent company of the NEES Companies, and Eastern Utilities Associates ("EUA"), the parent company of the EUA Companies ("Merger").

          The Supplement explains that currently 100% of the common stock of Montaup is held by Eastern Edison, which in turn is wholly owned by EUA. Independent of and prior to the closing of the Merger, Eastern Edison will transfer all of the common stock of Montaup to EUA so that EUA will become the direct parent of Montaup. The Supplement states that this independent internal corporate restructuring of Montaup's parent companies has no impact on the Merger, but is being filed to make certain that the discussion of Montaup's corporate structure in the original Application remains accurate.

          In addition, the Supplement states that to the extent the Commission determines that this internal corporate restructuring of Montaup's parent companies qualifies as a disposition of control of a jurisdictional entity that requires Commission approval under Section 203 of the FPA, the Applicants request such approval.

          Finally, the Applicants included for filing copies of the following material that the Applicants request be made part of Exhibit G to the
Application: Application of Montaup Electric Company and New England Power Company for Transfer of Licenses and Ownership Interests before the Nuclear Regulatory Commission (consisting of three volumes).

          The Applicants have served copies of the filing on the state commissions of Connecticut, Massachusetts, New Hampshire, Rhode Island, and Vermont, all parties on the service list of EC99-70, and all parties on the service list on Docket No. ER99-2832.

          Any person desiring to be heard or to protest said amendment should file a motion to intervene or protest with the Federal Energy Regulatory Commission, 888 First Street, N.E., Washington, D.C. 20426 in accordance with Rules 211 and 214 of the Commission's Rules of Practice and Procedure (18 C.F.R.
385.211 and 18 C.F.R. 385.214). All such motions or protests should be filed on or before __________. Protests will be considered by the Commission in determining the appropriate action to be taken, but will not serve to make the protestants parties to the proceeding. Any person wishing to become a party must file a motion to intervene. Copies of this filing are on file with the Commission and are available for public inspection.

                             CERTIFICATE OF SERVICE

          I hereby certify that I have this day served the foregoing document upon each person designated on the official service list compiled by the Secretary in this proceeding.

          Dated at Washington, D.C., this 1st day of July, 1999.



/s/ Sara C. Weinberg
---------------------------
Sara C. Weinberg
Swidler Berlin Shereff Friedman, LLP
3000 K Street, N.W., #300
Washington, D.C.  20007
Tel:  (202) 424-7500
Fax: (202) 424-7643

                            UNITED STATES OF AMERICA
                                   BEFORE THE
                      FEDERAL ENERGY REGULATORY COMMISSION

NEW ENGLAND POWER COMPANY                              )
MASSACHUSETTS ELECTRIC COMPANY                         )
THE NARRAGANSETT ELECTRIC COMPANY                      )
NEW ENGLAND ELECTRIC TRANSMISSION                      )
   CORPORATION                                         )    Docket No. EC99-70
NEW ENGLAND HYDRO-TRANSMISSION                         )
   CORPORATION                                         )
NEW ENGLAND HYDRO-TRANSMISSION                         )
   ELECTRIC COMPANY, INC.                              )
ALLENERGY MARKETING COMPANY, L.L.C.                    )
MONTAUP ELECTRIC COMPANY                               )
BLACKSTONE VALLEY ELECTRIC COMPANY                     )
EASTERN EDISON COMPANY                                 )
NEWPORT ELECTRIC CORPORATION                           )
RESEARCH DRIVE LLC                                     )

                                  VERIFICATION

          Robert G. Powderly, being duly sworn upon oath, states that he is Executive Vice-President of Montaup Electric Company, Blackstone Valley Electric Company, Eastern Edison Company and Newport Electric Corporation and has read the attached Supplement to Application to Add Description of Corporate Restructuring and Filing of Additional Material for Exhibit G; that he knows the contents thereof; that the statements made therein are true and correct to the best of his knowledge, information and belief; and that he has full power and authority to sign this document on behalf of Montaup Electric Company, Blackstone Valley Electric Company, Eastern Edison Company and Newport Electric Corporation.


                                        /s/ Robert G. Powderly
                                        ----------------------------------------
                                        Robert G. Powderly
                                        Executive Vice-President


Subscribed and sworn to before me this 28th day of June, 1999.
                                       ----        ----



                                        /s/ Barbara L. Dontono
                                        ----------------------------------------
                                                     Notary Public

My Commission expires March 30, 2001
                      --------------

                            UNITED STATES OF AMERICA
                                   BEFORE THE
                      FEDERAL ENERGY REGULATORY COMMISSION

NEW ENGLAND POWER COMPANY                              )
MASSACHUSETTS ELECTRIC COMPANY                         )
THE NARRAGANSETT ELECTRIC COMPANY                      )
NEW ENGLAND ELECTRIC TRANSMISSION                      )
   CORPORATION                                         )   Docket No. EC99-70
NEW ENGLAND HYDRO-TRANSMISSION                         )
   CORPORATION                                         )
NEW ENGLAND HYDRO-TRANSMISSION                         )
   ELECTRIC COMPANY, INC.                              )
ALLENERGY MARKETING COMPANY, L.L.C.                    )
MONTAUP ELECTRIC COMPANY                               )
BLACKSTONE VALLEY ELECTRIC COMPANY                     )
EASTERN EDISON COMPANY                                 )
NEWPORT ELECTRIC CORPORATION                           )
RESEARCH DRIVE LLC                                     )

                                  VERIFICATION

          Jennifer Zschokke being duly sworn upon oath, states that she is Manager of Finance of New England Power Service Company (which provides financial services to all New England Electric System companies, including New England Power Company) and has read the attached Supplement to Application to Add Description of Corporate Restructuring and Filing of Additional Material for Exhibit G; that she knows the contents thereof; that the statements made therein are true and correct to the best of her knowledge, information and belief; and that she has full power and authority to sign this document on behalf of the Applicants that are New England Electric System companies.



                                        /s/ Jennifer Zschokke
                                        ----------------------------------------
                                        Jennifer Zschokke
                                        Manager of Finance


Subscribed and sworn to before me this 30th day of June, 1999.
                                       ----        ----



                                        /s/ Celia S. Byler
                                        ----------------------------------------
                                                     Notary Public

My Commission expires April 5, 2002.
                      -------------